UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ROAN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A common stock, par value $0.001 per share, of Roan Resources, Inc. (which we refer to as “Company Common Stock”)
(2)

Aggregate number of securities to which transaction applies:

155,452,872 shares of Company Common Stock, which consists of (a) 154,333,746 shares of Company Common Stock outstanding as of October 1, 2019 and (b) 1,119,126 unvested Company Restricted Stock Units outstanding, as of October 1, 2019, and which are entitled to receive the per share merger consideration.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11, the filing fee of $30,670.23 was determined by multiplying 0.0001298 by the proposed maximum aggregate value of the transaction. The proposed maximum aggregate value of the transaction was calculated as the sum of (a) 154,333,746 shares of Company Common Stock outstanding multiplied by $1.52, the maximum per share Merger Consideration contemplated by the Merger Agreement and (b) 1,119,126 Company Restricted Stock Units, multiplied by $1.52, the maximum per share Merger Consideration contemplated by the Merger Agreement.

	(4)	Proposed maximum aggregate value of transaction: $236,288,365.44
	(5)	Total fee paid: $30,670.23

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED OCTOBER 25, 2019

ROAN RESOURCES, INC.

    , 2019

Dear Stockholder:

A special meeting of stockholders of Roan Resources, Inc., a Delaware corporation (which we refer to as the “Company”), will be held on             , 2019 at              local time, at             . You are cordially invited to attend. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of the Company by Citizen Energy Operating, LLC, a Delaware limited liability company (which we refer to as “Citizen”), for $1.52 in cash per share, without interest thereon, subject to any applicable withholding taxes. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet by following the procedures outlined below.

On October 1, 2019, the Company, Citizen and Citizen Energy Pressburg Inc., a Delaware corporation and a wholly-owned subsidiary of Citizen (which we refer to as “Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Citizen at a price of $1.52 per share in cash, without interest thereon, subject to any applicable withholding taxes. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (which we refer to as the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Citizen. At the special meeting, the Company will ask you to adopt the Merger Agreement, to approve, on a non-binding basis, the compensation that will or may become payable to the Company’s named executive officers that relates to the Merger and to approve the adjournment of the special meeting if necessary or appropriate.

At the effective time of the Merger (which we refer to as the “effective time”), each share of Class A common stock, $0.001 par value per share, of the Company (which we refer to as “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares of Company Common Stock that are owned by the Company or its wholly-owned subsidiaries (other than shares held in a fiduciary capacity) or by Citizen or its wholly-owned subsidiaries, in each case immediately prior to the effective time and (ii) shares of Company Common Stock held by stockholders who have not voted in favor of, or consented to the adoption of, the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $1.52 in cash per share, without interest thereon, subject to any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A to the proxy statement.

The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement, and, subject to receiving the Company stockholder approval, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) directed that the Merger Agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the Merger Agreement and the other proposals set forth in the accompanying proxy statement.

In connection with the execution of the Merger Agreement, certain significant Company stockholders entered into voting agreements with Citizen, Merger Sub and the Company (the “Voting Agreements”) wherein such holders agreed to vote all of the shares of Company Common Stock owned by them in favor of the approval and adoption of the Merger Agreement, subject to certain exceptions. As of the date of this proxy statement, the shares obligated to vote in favor of the adoption of the Merger Agreement pursuant to the Voting Agreements constitute approximately 77% of the issued and outstanding shares of Company Common Stock entitled to vote at the special meeting. Accordingly, unless the Merger Agreement is terminated or unless the Board changes its recommendation that the stockholders approve the adoption of the Merger Agreement, approval of the adoption of the Merger Agreement at the special meeting is assured. For more information, please see the section entitled “The Merger—Voting Agreements.”

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the Merger Agreement is important, and we encourage you to vote promptly. The Merger cannot be completed unless the Merger Agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company Common Stock entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Richard A. Gideon

Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated             , 2019 and is being mailed to Company stockholders on             , 2019.

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy, Oklahoma City, OK 73134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on             , 2019

To the Stockholders of Roan Resources, Inc.:

A special meeting of the stockholders of Roan Resources, Inc. (which we refer to as the “Company”) will be held on             , 2019 at              local time, at             , for the following purposes:

1.

To consider and vote on a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of October 1, 2019 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, Citizen Energy Operating, LLC, a Delaware limited liability company (which we refer to as “Citizen”), and Citizen Energy Pressburg Inc., a Delaware corporation and a wholly-owned subsidiary of Citizen (which we refer to as “Merger Sub”);

2.

To consider and vote on a proposal (the “Non-Binding, Advisory Compensation Proposal”) to approve, by a non-binding advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the merger of Merger Sub with and into the Company, as contemplated by the Merger Agreement (which we refer to as the “Merger”); and

3.

To consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

Stockholders of record at the close of business on             , 2019 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

For more information concerning the special meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A to the proxy statement.

The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement, and, subject to receiving the Company stockholder approval, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) directed that the Merger Agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company.

The Board unanimously recommends that at the special meeting you vote “FOR” the Merger Proposal, “FOR” the Non-Binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. If your shares are held in “street name” through a bank, broker, trust or other nominee, please instruct your bank, broker, trust or other nominee on how to vote your shares using the voting instructions furnished by your bank, broker, trust or other nominee as soon as possible. Your proxy is being solicited by the Board.

If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please call our Corporate Secretary at (405) 896-8131.

If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

By order of the Board,

Richard A. Gideon

Chief Executive Officer

Oklahoma City, Oklahoma

            , 2019

Please Vote—Your Vote is Important

i

ii

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Roan Resources, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 120. Unless the context otherwise indicates, we refer to Roan Resources, Inc. as “Roan,” the “Company,” “we,” “us” or “our.”

The Parties

Roan Resources, Inc., a Delaware corporation, is an independent oil and natural gas company focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. Our executive office is located at 14701 Hertz Quail Pkwy, Oklahoma City, Oklahoma 73134. Our telephone number is (405) 896-8131.

Citizen Energy Operating, LLC, a Delaware limited liability company (which we refer to as “Citizen”), a wholly-owned subsidiary of Citizen Energy Holdings, LLC (which we refer to as “Citizen Holdings”) and an affiliate of Warburg Pincus LLC (which we refer to as “Warburg”), is a privately funded company focused on developing horizontal play concepts in the onshore region of the United States. Its executive office is located at 320 South Boston Avenue, Suite 900, Tulsa, Oklahoma 74103. Its telephone number is (918) 949-4680.

Citizen Energy Pressburg Inc., a Delaware corporation (which we refer to as “Merger Sub”), is a wholly-owned subsidiary of Citizen, formed on September 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Citizen’s proposed acquisition of the Company. Merger Sub’s principal executive offices are located at 320 South Boston Avenue, Suite 900, Tulsa, Oklahoma 74103. Its telephone number is (918) 949-4680.

The Merger

On October 1, 2019, the Company, Citizen and Merger Sub entered into an Agreement and Plan of Merger (which we refer to as the “Merger Agreement”) as may be amended from time to time.

Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (which we refer to as the “Merger”), whereupon the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation (which we refer to as the “surviving corporation”) and a wholly-owned subsidiary of Citizen.

At the effective time of the Merger (which we refer to as the “effective time”) each share of Class A common stock, par value $0.001 per share, of the Company (which we refer to as “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares of Company Common Stock that are owned by the Company or its wholly-owned subsidiaries (other than shares held in a fiduciary capacity) or by Citizen or its wholly-owned subsidiaries, in each case immediately prior to the effective time and (ii) shares of Company Common Stock held by stockholders who have not voted in favor of, or consented to the adoption of, the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law (which we refer to as the “DGCL”) concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $1.52 per share in cash, without interest thereon, subject to any applicable withholding taxes. The consideration to be paid by Citizen in the Merger as described in this paragraph is referred to herein as the “Merger Consideration.”

Following the completion of the Merger, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Citizen.

The Special Meeting

The special meeting will be held on             , 2019 at              local time, at             . At the special meeting, you will be asked to:

1.	consider and vote on a proposal to adopt the Merger Agreement (which we refer to as the “Merger Proposal”);

2.

consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger of Merger Sub with and into the Company, as contemplated by the Merger Agreement (which we refer to as the “Non-Binding, Advisory Compensation Proposal”); and

3.

consider and vote on a proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement (which we refer to as the “Adjournment Proposal”).

See the section entitled “The Special Meeting,” beginning on page 27, for additional information on the special meeting, including how to vote your shares of Company Common Stock.

Stockholders Entitled to Vote; Vote Required for Approval

You may vote at the special meeting if you were a holder of record of shares of Company Common Stock as of the close of business on             , 2019, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one vote for each share of Company Common Stock that you owned on the record date. As of the record date, there were              shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter.

How to Vote

Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company Common Stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from such bank, broker or other holder of record authorizing you to vote at the special meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Company Common Stock will be mailed to stockholders if the Merger is completed.

For additional information regarding the procedure for delivering your proxy, see the section entitled “The Special Meeting—How to Vote,” beginning on page 29. If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Corporate Secretary at (405) 896-8131.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement

After careful consideration, the board of directors of the Company (the “Board”) unanimously declared the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable and in the best interests of the Company and its stockholders. Accordingly, the Board unanimously recommends that at the special meeting you vote “FOR” the Merger Proposal, “FOR” the Non-Binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 50. In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that members of the Board and our executive officers have certain interests in the Merger that may be in addition to, or different from, the interests of Company stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70.

Opinions of Our Financial Advisors

Opinion of Citigroup Global Markets Inc.

The Company has engaged Citigroup Global Markets Inc. (which we refer to as “Citi”) as a financial advisor in connection with the proposed Merger. In connection with this engagement, Citi delivered a written opinion, dated October 1, 2019, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. The full text of Citi’s written opinion, dated October 1, 2019, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction which the Company might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger or otherwise.

Opinion of Jefferies LLC

The Company also has engaged Jefferies LLC (which we refer to as “Jefferies” and, together with Citi, as the “Financial Advisors”) as a financial advisor in connection with the proposed Merger. In connection with this engagement, Jefferies delivered a written opinion, dated October 1, 2019, to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex D to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger. Jefferies’ opinion did not constitute a recommendation as to how the Board, and does not constitute a recommendation as to how any securityholder, should vote or act with respect to the Merger or any other matter. The summary of Jefferies’ opinion set forth herein is qualified in its entirety by reference to the full text of Jefferies’ opinion.

Certain Effects of the Merger

Upon completion of the Merger, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement, whereby the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger. The Company will continue to exist following the Merger as a wholly-owned subsidiary of Citizen.

Following the completion of the Merger, shares of Company Common Stock will no longer be traded on the New York Stock Exchange (the “NYSE”) or any other public market. In addition, the registration of shares of Company Common Stock under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) will be terminated.

Consequences if the Merger is Not Completed

If the proposal to adopt the Merger Agreement does not receive the required approval from Company stockholders, or if the Merger is not completed for any other reason, you will not receive any consideration from Citizen or Merger Sub for your shares of Company Common Stock. Instead, the Company will remain a public company and Company Common Stock will continue to be listed and traded on the NYSE.

In addition, if the Merger Agreement is terminated under specified circumstances, the Company is required to pay Citizen a termination fee of $25 million (which we refer to as the “Company Termination Fee”). Upon termination of the Merger Agreement under certain specified circumstances, Citizen is obligated to pay the Company a termination fee of $35 million (which we refer to as the “Citizen Termination Fee”) and may also be obligated to pay the Company a cash amount equal to the unwinding costs of certain specified hedging agreements (which we refer to as the “Unwind Reimbursement”), up to an aggregate maximum amount equal to $15 million, if certain conditions and notice requirements are met. See the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 108.

Treatment of Outstanding Equity Awards and Equity Plans

The Merger Agreement provides that, as of immediately prior to the effective time:

•

each award of Company restricted stock units relating to shares of Company Common Stock (the “Company Restricted Stock Units”) granted pursuant the Roan Resources, Inc. Amended and Restated Management Incentive Plan and any other employee or director stock plan pursuant to which any restricted stock unit, performance share unit or other equity compensation award is outstanding, each as amended or amended and restated from time to time (a “Company Stock Plan”) that is outstanding immediately prior to the effective time (other than any Company Restricted Stock Units held by the Company’s Chief Executive Officer, Richard Gideon) will automatically, and without any required action of the holder thereof, become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award and (ii) the Merger Consideration;

•

each award of Company performance share units relating to shares of Company Common Stock (the “Company Performance Share Units”) granted pursuant to a Company Stock Plan, that is outstanding immediately prior to the effective time (other than any Company Performance Share Units held by Mr. Gideon) will automatically, and without any required action of the holder thereof, be cancelled without consideration;

•

if the Merger closes on or prior to March 29, 2020, each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the merger closes after March 29, 2020, (i) each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will automatically, and without any required action of the holder thereof, become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the number of Company Restricted Stock Units subject to such award and (b) the Merger Consideration. Based on the assumed closing date of the Merger, the Company Restricted Stock Units held by Mr. Gideon will be forfeited without consideration; and

•

if the Merger closes on or prior to March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the merger closes after March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will vest based on actual achievement of the applicable performance metrics through the date of the Merger and will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (a) the number of Company Performance Share Units that vested and (b) the Merger Consideration. Based on the assumed closing date, the Company Performance Share Units held by Mr. Gideon will be forfeited without consideration. Further, assuming that actual achievement of the applicable performance metrics through the date of the Merger is based on $1.52 per share (the Merger Consideration), no Company Performance Share Units held by Mr. Gideon would vest, even if the closing occurs after March 29, 2020.

The Merger Agreement provides that as of the effective time, the Roan Resources, Inc. Amended and Restated Management Incentive Plan and any other Company Stock Plan will have been terminated.

Interests of Directors and Executive Officers in the Merger

Members of the Board and the Company’s executive officers have various interests in the Merger described in this section that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board that you vote “FOR” the proposal to adopt the Merger Agreement. The members of the Board were aware of these interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Company stockholders vote “FOR” the proposal to adopt the Merger Agreement. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70.

Voting Agreements

As of the record date, members of the Board, the Company’s executive officers, Roan Holdings, LLC (“Roan Holdings”), Asklepios Energy Fund, LP, Hephaestus Energy Fund, LP, Luxiver WI, LP, LVPU, LP, Navitas Fund, LP, Blackbird 1846 Energy Fund, LP, Children’s Energy Fund, LP, Panakeia Energy Fund, LP, Elliott Associates, L.P., The Liverpool Limited Partnership, Spraberry Investments Inc., Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC, FT COF(E) Holdings, LLC, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., Exuma Capital, L.P., and York Select Strategy Master Fund, L.P.

(collectively, the “Holders”), beneficially owned and were entitled to vote an aggregate of 118,805,418 shares of Company Common Stock (collectively, the “Voting Agreement Shares”), representing approximately 77% of the outstanding shares of Company Common Stock.

The Holders, Citizen, Merger Sub and the Company entered into Voting Agreements pursuant to which the Holders agreed, among other things, to vote their shares of Company Common Stock in favor of the Merger and the adoption of the Merger Agreement, as described in “The Merger—Voting Agreements,” “The Agreement and Plan of Merger—Covenants Regarding Conduct of Business by the Company Prior to the Merger” and “The Agreement and Plan of Merger—Other Covenants and Agreements” on pages 82, 92 and 103 of this proxy statement, respectively. The form of Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.

Conditions to the Merger

The Company’s, Citizen’s and Merger Sub’s respective obligations to complete the Merger are subject to the satisfaction (or mutual waiver by each of Citizen and the Company where permitted under applicable law) of the following conditions:

•

receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon to adopt the Merger Agreement (which we refer to as the “Company Stockholder Approval”);

•

any applicable waiting period (or any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”) having expired or been terminated (which condition was satisfied on October 17, 2019); and

•

no court of competent jurisdiction or other governmental entity having issued, enacted, promulgated, entered or enforced any law, order, judgment or injunction (whether preliminary or permanent) that is in effect and renders the consummation of the transactions contemplated by the Merger Agreement illegal, or prohibits or restrains the consummation of the Merger.

The obligations of Citizen and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Citizen at or prior to the effective time of the following additional conditions:

•	subject to materiality qualifiers in certain instances, the accuracy of the representations and warranties of the Company contained in the Merger Agreement;

•

the Company having performed or complied in all material respects with all agreements and covenants as required to be performed or complied with by the Company under the Merger Agreement at or prior to the effective time;

•	Citizen having received a certificate signed on behalf of the Company by the chief executive officer of the Company as to the satisfaction of the conditions described above;

•

Citizen having received, in form and substance reasonably acceptable to Citizen and the debt financing sources, (i) evidence that all indebtedness for borrowed money of the Company and each of its subsidiaries have been paid in full, all commitments to lend terminated and all liens encumbering any of their assets released with duly executed recordable releases and terminations, together with customary payoff letters or similar documentation and (ii) recordable releases and terminations of any security interests or liens in respect of hedging obligations and cash management obligations;

•	the “test indebtedness” (as defined in the Merger Agreement) of the Company and its subsidiaries immediately prior to the effective time shall be less than or equal to $760,000,000;

•

the second amendment to the term loan facility remaining in full force and effect and having not been amended, rescinded, modified or superseded in any respect, and no Repayment Premium (as defined in the second amendment to the term loan facility) being due on account of any Additional Loan (as defined in the second amendment to the term loan facility); and

•

the absence of any Company material adverse effect since the date of the Merger Agreement (as described in the section entitled “The Agreement and Plan of Merger—Representations and Warranties—Representations and Warranties of the Company,” beginning on page 89).

The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

•	subject to materiality qualifiers in certain instances, the accuracy of the representations and warranties of Citizen and Merger Sub contained in the Merger Agreement;

•

each of Citizen and Merger Sub having performed or complied in all material respects with all of the agreements and covenants as required to be performed or complied with by Citizen or Merger Sub under the Merger Agreement at or prior to the effective time; and

•	the Company having received a certificate signed by the chief executive officer of Citizen, dated as of the Closing Date, as to the satisfaction of the conditions described above.

Regulatory Approvals

Under the Merger Agreement, the respective obligations of the Company, Citizen and Merger Sub to complete the Merger are subject to, among other things, (i) the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the Merger under the HSR Act and (ii) the absence of any law order, judgment or injunction (whether preliminary or permanent) issued, enacted, promulgated, entered or enforced by a court of competent jurisdiction or other governmental entity restraining, prohibiting or rendering illegal the consummation of the transactions contemplated by the Merger Agreement. On October 17, 2019, the Company was notified that the Federal Trade Commission granted early termination of the waiting period under the HSR Act. For a description of the Company’s and Citizen’s respective obligations under the Merger Agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page 99.

Financing of the Merger

Citizen has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement (which we refer to as the “Equity Financing” and the “Debt Financing,” respectively, and together the “Financing”), the proceeds of which will be used by Citizen to pay the Merger Consideration and related fees and expenses. Pursuant to the terms and conditions set forth in an equity commitment letter dated October 1, 2019 (the “Equity Commitment Letter”), between Citizen and certain funds affiliated with Warburg (collectively, the “Sponsors”), the Sponsors have committed to capitalize Citizen with an equity contribution for an aggregate amount equal to $515 million. Citizen will, and will cause its affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter as promptly as possible following the date of the Merger Agreement.

Pursuant to the terms and conditions set forth in a debt commitment letter dated October 1, 2019 (the “Debt Commitment Letter”), certain parties identified therein as the “Commitment Parties” (collectively, the “Lenders”) have committed to provide Citizen with debt financing consisting of a $1.5 billion senior secured reserve based revolving credit facility with an initial borrowing base of $725 million. The obligation of the Lenders under the Debt Commitment Letter is subject to a number of customary conditions including without limitation: (i) the consummation of the Merger; (ii) no amendments to the Merger Agreement that are materially adverse to the Lenders without the consent of the Lenders; (iii) minimum availability of $108.75 million; (iv) the making of certain limited specified representations; (v) delivery of certain financial information and projections, including certain historical monthly production information and lease operating statements, unaudited quarterly financial statements and audited annual financial statements; (vi) delivery of “know-your-customer” information;

and (vii) the consummation of certain specified equity contributions. Citizen will use its reasonable best efforts to arrange the Debt Financing on terms and conditions not less favorable to Citizen than those described in the Debt Commitment Letter and the fee letters described therein. The Company will use its reasonable best efforts to cooperate with Citizen as reasonably requested by Citizen in connection with Citizen’s arrangement of the Financing at Citizen’s sole cost and expense, subject to certain exceptions.

Limited Guarantee

To induce the Company to enter into the Merger Agreement, the Sponsors executed the limited guarantee, dated as of October 1, 2019 (the “Limited Guarantee”), in favor of the Company. Under the Limited Guarantee, subject to the limitations described therein, the Sponsors have guaranteed Citizen’s obligations to pay the Citizen Termination Fee, the Unwind Reimbursement and the expenses and interest payable, if any, due to late payment or failure to pay termination fees, but only up to $4.5 million, in each case, subject to the terms and conditions set forth in the Limited Guarantee and the Merger Agreement. For more information, see the section entitled “The Agreement and Plan of Merger—Limited Guarantee,” beginning on page 103.

Restriction on Solicitation of Alternative Proposals

The Company will not, and will cause its subsidiaries and its and their respective directors, officers and employees, and will use reasonable best efforts to cause their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly:

•

initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal (as described in the section entitled “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals,” beginning on page 95);

•

participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any person any information or data relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to any person, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal;

•	approve, endorse or recommend (or propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal;

•

enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement; or

•	resolve or agree to do any of the actions described above.

Notwithstanding the non-solicitation provisions described above, under certain limited circumstances and prior to the receipt of the Company Stockholder Approval, if the Company receives a bona fide written Alternative Proposal from any person that did not result from a breach of the non-solicitation provisions described above and the Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal (as defined in “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals”) then the Company may (i) furnish information with respect to the Company and its subsidiaries to the person making such Alternative Proposal and (ii) participate in discussions or negotiations regarding such Alternative Proposal subject to certain exceptions. For more information, see the section entitled “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals,” beginning on page 95.

The Board is required to recommend that the Company stockholders adopt the Merger Agreement (which, such recommendation, we refer to as the “Board Recommendation”). However, at any time prior to obtaining Company Stockholder Approval, the Board or any committee thereof may change its recommendation in favor of the Merger if and only if an Alternative Proposal that did not result from a breach of the non-solicitation provisions described above is made to the Company by a third person and the Board or any committee thereof determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Alternative Proposal constitutes a Superior Proposal (as described in the section entitled “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals,” beginning on page 95) and after consultation with the Company’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law. The Company is required to notify Citizen in writing of such determination and Citizen has three business days, during which the Company must negotiate with Citizen in good faith (to the extent Citizen desires to negotiate), to adjust the terms and conditions of the Merger Agreement, such that the Superior Proposal ceases to constitute a Superior Proposal. If after three business days, the Board concludes in good faith, taking into account any adjustment or modification to the terms and conditions of the Merger Agreement proposed by Citizen in writing, that such Alternative Proposal continues to constitute a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law the Board can terminate the Merger Agreement to accept the Superior Proposal and pay Citizen the Company Termination Fee. Note that if the party making the Alternative Proposal makes any material amendment to its proposal, prior to termination of the Merger Agreement, the Company must give Citizen an additional two business days, during which the Company must negotiate with Citizen in good faith (to the extent Citizen desires to negotiate), to adjust the terms and conditions of the Merger Agreement, such that the Superior Proposal ceases to constitute a Superior Proposal.

The Board may also change its recommendation in response to certain other limited Intervening Events, as described in the section entitled “The Agreement and Plan of Merger—Obligations of the Board with Respect to Its Recommendation,” beginning on page 97.

Termination of the Merger Agreement

Termination Rights Exercisable by the Company and Citizen

The Merger Agreement may be terminated prior to the effective time, whether before or, except as otherwise provided below, after the Company Stockholder Approval has been obtained by either the Company or Citizen:

•	by mutual written consent of the Company and Citizen;

•

if there is in effect a final nonappealable order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation the Merger or the other transactions contemplated by the Merger Agreement, or if there shall be adopted any law that permanently makes consummation of the Merger or the other transactions contemplated by the Merger Agreement illegal or otherwise prohibited; provided, that this right to terminate the Merger Agreement is not available to the Company, on the one hand, or Citizen, on the other hand, if such order was primarily due to the failure of the Company, on the one hand, or Citizen or Merger Sub, on the other hand, to perform any of its obligations under the Merger Agreement;

•

if either the Company or Citizen has breached any representation, warranty, covenant or other agreement which (i) would give rise to the failure of a closing condition, if it was continuing on the date on which the closing of the Merger and the other transactions contemplated in the Merger Agreement (the “Closing”) occurs (the “Closing Date”), or (ii) cannot be or has not been cured by the earlier of (a) March 17, 2020 (the “Outside Date”) and (b) 30 days following receipt by Citizen of notice of such breach from the Company (which we refer to as a “terminable breach”);

•

if the Closing does not occur on or before the Outside Date; provided, that such failure of the Closing to occur is not due to the failure of such party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such party prior to Closing; provided, further, that if the Marketing Period, which began on October 4, 2019, (as defined in “The Agreement and Plan of Merger—Closing; Effective Time of the Merger”) shall have begun but not been completed by the Outside Date, then either Citizen or the Company may elect to extend the Outside Date to five (5) business days following the expiration of the Marketing Period; or

•

if the special meeting of Company stockholders held for the purpose of adopting the Merger Agreement and approving the Merger (including any adjournment or postponement thereof) has concluded and the Company Stockholder Approval has not been obtained.

Termination Rights Exercisable by the Company

The Company may also terminate the Merger Agreement:

•

to enter into a definitive agreement relating to a Superior Proposal; but only if the Company has complied in all respects with its non-solicitation obligations and obligations with respect to accepting a Superior Proposal under the Merger Agreement and pays Citizen the Company Termination Fee simultaneously with such termination; and

•

if (i) the Marketing Period, which began on October 4, 2019, has ended and all the applicable conditions to the Merger (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) have been satisfied, waived or waivable by the Company at the time when the Closing would have occurred in accordance with the Merger Agreement, (ii) the Company has irrevocably confirmed in writing to Citizen (and the Company shall not have delivered written notice purporting to revoke such notice) that (a) all applicable conditions to the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) or that the Company is willing to waive such condition and (b) the Company stands ready, willing and able to consummate the Closing and (iii) Citizen fails to consummate the Closing by 5:00 p.m. ET on the second (2nd) business day following the receipt of such written notice from the Company (or on the Outside Date, if earlier) and the Company has continuously remained ready, willing and able to consummate the Closing throughout such period.

Termination Rights Exercisable by Citizen

Citizen may also terminate the Merger Agreement:

•

if, at any time prior to the Company obtaining the Company Stockholder Approval, a Change in Recommendation (as defined in “The Agreement and Plan of Merger—Obligations of the Board with Respect to Its Recommendation”) has occurred; and

•

if, at any time prior to the Company obtaining the Company Stockholder Approval, any of the directors or executive officers of the Company breach (including authorizing other persons to take actions that would constitute a breach if undertaken by directors or executive officers of the Company) in any material respect their obligations in receiving Alternative Proposals or effecting a Change in Recommendation.

Termination Fees

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Citizen the Company Termination Fee of $25 million. Upon termination of the Merger Agreement under certain specified circumstances, Citizen will be obligated to pay the Company the Citizen Termination Fee of $35 million. Additionally, under the terms of the Merger Agreement, Citizen may be obligated reimburse the Company for unwinding costs of certain specified hedging agreements, solely to the extent such amount exceeds the Citizen Termination Fee and up to a cap of $15 million. For more information, see the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 108.

Appraisal Rights

Under Delaware law, holders of shares of Company Common Stock are entitled to appraisal rights in connection with the Merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. A holder of Company Common Stock who properly seeks appraisal and complies with the applicable requirements under Delaware law, and does not thereafter lose his, her or its right to, or properly withdraw his, her or its demand for, appraisal rights (which we refer to as “dissenting stockholders”) will forego the Merger Consideration and instead receive a cash payment equal to the fair value of his, her or its shares of Company Common Stock in connection with the Merger. Fair value will be determined by the Court of Chancery of the State of Delaware (which we refer to as the “Court of Chancery”) following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the Merger Agreement. A detailed description of the appraisal rights available to holders of Company Common Stock and procedures required to exercise statutory appraisal rights is included in the section entitled “Appraisal Rights,” beginning on page 110.

To seek appraisal, a Company stockholder of record must deliver a written demand for appraisal to the Company before the vote on the Merger Agreement at the special meeting, not vote in favor of the proposal to adopt the Merger Agreement, continuously hold the shares of Company Common Stock through the effective time and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law may result in the loss of appraisal rights. Pursuant to Section 262 of the DGCL, assuming that immediately prior to the Merger shares of Company Common Stock continue to be listed on the NYSE, the Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal, or (ii) the value of the Merger Consideration provided in the Merger for such total number of shares exceeds $1,000,000.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a fully taxable transaction for U.S. federal income tax purposes.

In general, a U.S. holder (as described in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79) who receives cash in exchange for shares of Company Common Stock in the Merger will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the Merger (including any cash required to be withheld for tax purposes) and (ii) such U.S. holder’s adjusted tax basis in its shares of Company Common Stock.

A non-U.S. holder (as described in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79) is not expected to be subject to U.S. federal income tax as a result of its exchange of Company Common Stock for cash in the Merger unless such non-U.S. holder (i) is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year of the Merger and certain other conditions are met, (ii) is engaged in a trade or business in the United States (and, if required by an applicable tax treaty, maintains a permanent establishment in the United States) or (iii) actually or constructively owns, or owned at any time during the five-year period ending on the date of the Merger or, if shorter, the non-U.S. holder’s holding period for the Company Common Stock, more than 5% of the shares of Company Common Stock.

For a more detailed discussion of the material U.S. federal income tax consequences of the Merger to holders of Company Common Stock, see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79. Holders of Company Common Stock are encouraged to consult their own tax advisors to determine the specific U.S. federal, state, local and non-U.S. tax consequences to them of the Merger.

Where You Can Find More Information

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the Merger. These questions and answers do not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On October 1, 2019, the Company, Citizen and Merger Sub entered into the Merger Agreement. You are receiving this proxy statement in connection with the special meeting of the Company to vote on the proposal to adopt the Merger Agreement and the other proposals described in this proxy statement.

Q:	As a stockholder, what will I receive in the Merger?

A:

At the effective time, except as described below, each share of Company Common Stock issued and outstanding immediately prior to the effective time (other than (i) shares of Company Common Stock that are owned by the Company or its wholly-owned subsidiaries (other than shares held in a fiduciary capacity) or by Citizen or its wholly-owned subsidiaries, in each case immediately prior to the effective time and (ii) shares of Company Common Stock held by stockholders who have not voted in favor of, or consented to the adoption of, the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to request appraisal of their shares) will be cancelled and automatically converted into the right to receive $1.52 in cash, without interest thereon, subject to any applicable withholding taxes.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Company Common Stock for cash pursuant to the Merger?

A:

The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as described in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79) who receives cash in exchange for shares of Company Common Stock in the Merger will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the Merger (including any cash required to be withheld for tax purposes) and (ii) such U.S. holder’s adjusted tax basis in its shares of Company Common Stock. A non-U.S. holder (as described in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79) is not expected to be subject to U.S. federal income tax as a result of its exchange of Company Common Stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or actually or constructively owns, or owned at any time during the five-year period ending on the date of the Merger or, if shorter, the non-U.S. holder’s holding period for the Company Common Stock, more than 5% of the shares of Company Common Stock. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger to holders of Company Common Stock, see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 79. Holders of Company Common Stock are encouraged to consult their own tax advisors to determine the specific U.S. federal, state, local and non-U.S. tax consequences to them of the Merger.

Q:	What will happen to outstanding Company equity awards and the Company’s equity plans in the Merger?

A:

For information regarding the treatment of outstanding Company equity awards and the Company’s equity plans, see the section entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans,” beginning on page 87.

Q:	Where and when will the special meeting of stockholders be held?

A:	The special meeting of Company stockholders will be held at , on , 2019, at local time.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Company Common Stock as of the close of business on             , 2019, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Company Common Stock that you held on the record date.

Q:	What proposals will be considered at the special meeting?

At the special meeting, you will be asked to consider and vote on:

•	a proposal (the “Merger Proposal”) to adopt the Merger Agreement;

•

a proposal (the “Non-Binding, Advisory Compensation Proposal”) to approve, by a non-binding advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70; and

•

a proposal (the “Adjournment Proposal”) to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

Q:	What vote is required to approve each of the proposals?

A:

The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter. Abstentions and failures to vote will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Non-Binding, Advisory Compensation Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on the Company or Citizen or any of their respective subsidiaries, and, if the Merger Agreement is adopted by Company stockholders and the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved. The abstention from voting will have the same effect as a vote “AGAINST” the Non-Binding, Advisory Compensation Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, either the chairman of the Board or the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q:	How does the Board recommend that I vote on the proposals?

A:

Upon careful consideration, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, and unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Non-Binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors the Board considered in determining to recommend the adoption of the Merger Agreement, please see the section entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 50. In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that members of the Board and our executive officers have various interests in the Merger that may be in addition to, or different from, the interests of Company stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70.

Q:	Do I need to attend the special meeting in person?

A:

No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail in the section entitled “The Special Meeting—How to Vote,” beginning on page 29.

Q:	Are there any requirements if I plan on attending the special meeting?

A:

If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that if your shares of Company Common Stock are held in the name of a bank, broker, trust or other nominee, you are considered the “beneficial holder” of such shares held for you in what we refer to as “street name.” If you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your Company Common Stock ownership as of the record date and check in at the registration desk at the special meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the special meeting without the approval of the Company.

Q:	How many shares need to be represented at the special meeting?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were              shares of Company Common Stock outstanding. If you are a Company stockholder of record (i.e., your shares of Company Common Stock are registered in your name with the Company’s transfer agent) as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Company Common Stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee and these proxy materials are being forwarded to you by that entity) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

All shares of Company Common Stock held by stockholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q:

Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger?

A:

In 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that will or may become payable to their named executive officers that is based on or otherwise relates to corporate transactions, such as the Merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. For additional information, see the section entitled “Proposal 2: Non-Binding, Advisory Compensation Proposal,” on page 33.

Q:	What will happen if Company stockholders do not approve the Non-Binding, Advisory Compensation Proposal?

A:

The vote to approve the Non-Binding, Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Approval of the Non-Binding, Advisory Compensation Proposal is not a condition to completion of the Merger, and it is advisory in nature only, meaning that it will not be binding on the Company or Citizen or any of their respective subsidiaries. Accordingly, if the Merger Agreement is adopted by the Company stockholders and the Merger is completed, the compensation subject to the Non-Binding, Advisory Compensation Proposal will be paid to our named executive officers even if the proposal is not approved.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Company Common Stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Company Common Stock that you owned on the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of Company Common Stock are represented at the special meeting. If you vote in person at the special meeting, such vote will automatically revoke any proxy you previously submitted.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares of Company Common Stock will be voted “FOR” the Merger Proposal, “FOR” the approval of the Non-Binding, Advisory Compensation Proposal and “FOR” the approval of the Adjournment Proposal.

Q:

What if my shares of Company Common Stock are held for me in “street name” by a bank, broker, trust or other nominee; will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals without my direction?

A:

No. If your shares of Company Common Stock are held in “street name,” you are not the “stockholder of record” of such shares. If this is the case, this proxy statement has been forwarded to you by your bank, broker, trust or other nominee. You, as the beneficial holder, generally have the right to direct your bank, broker, trust or other nominee as to how to vote your shares of Company Common Stock. Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Company Common Stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:

Your bank, broker, trust or other nominee will NOT be able to vote your shares of Company Common Stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers, trusts and other nominees have the discretion to vote your shares of Company Common Stock on routine matters if you fail to instruct your bank, broker, trust or other nominee on how to vote your shares of Company Common Stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers, trusts and other nominees therefore cannot vote on these proposals without your instructions. It is important that you instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options. You are invited to attend the special meeting even if you are not a stockholder of record; however, if you are not a stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a legal proxy, executed in your favor, from such bank, broker or other holder of record authorizing you to vote at the special meeting.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:

Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to our Corporate Secretary at Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Company Common Stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy.

“Street name” holders of shares of Company Common Stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of Company Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of Company Common Stock are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control numbers on each proxy card.

Q:

What happens if I sell or otherwise transfer my shares of Company Common Stock after the record date but before the special meeting? What happens if I sell or otherwise transfer my shares of Company Common Stock after the special meeting but before the effective time?

A:

The record date for the special meeting is earlier than the date of the special meeting and earlier than the expected date of the Merger. If you own shares of Company Common Stock as of the close of business on the record date, but transfer your shares prior to the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares, you will retain your right to vote at the special meeting, but the right to receive the Merger Consideration will pass to the person who holds your shares as of immediately prior to the effective time. If you sell or transfer your shares of Company Common Stock after the special meeting but before the effective time, the right to receive the Merger Consideration will pass to the person who holds your shares as of immediately prior to the effective time. In order to receive the Merger Consideration, you must hold your shares of Company Common Stock through the completion of the Merger.

Even if you sell or otherwise transfer your shares of Company Common Stock after the record date, we encourage you to sign, date and return the enclosed proxy or submit your proxy to vote via the Internet or by telephone, or, if your shares are held in “street name” through a bank, broker, trust or other nominee, instruct your bank, broker, trust or other nominee on how to vote your shares using the instructions provided by your bank, broker, trust or other nominee.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of record of Company Common Stock who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery if the Merger is completed. Appraisal rights will only be available to holders of shares of Company Common Stock who properly deliver, and do not properly withdraw, a written demand for an appraisal to the Company prior to the vote on the proposal to adopt the Merger Agreement at the special meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL is included as Annex E to this proxy statement. For additional information, see the section entitled “Appraisal Rights,” beginning on page 110.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:

No. Shortly after the Merger is completed, stockholders holding certificated shares of Company Common Stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the Merger Consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	Should I do anything with respect to my Company Restricted Stock Unit or Company Performance Share Unit awards now?

A:

No. There is no need for you to do anything with respect to your Company Restricted Stock Unit or Company Performance Share Unit awards at this time. Shortly after the Merger is completed, your Company Restricted Stock Unit awards will be automatically exchanged for the applicable consideration and your Company Performance Share Unit will be automatically cancelled for no consideration.

Q:	When is the Merger expected to be completed?

A:

We and Citizen are working toward completing the Merger as quickly as possible. We currently anticipate that the Merger will be completed during the fourth quarter of 2019, subject to the receipt of required regulatory approvals and the satisfaction of other closing conditions, but we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived. The Merger cannot be completed until the conditions to Closing are satisfied (or, to the extent permitted, waived), including the adoption of the Merger Agreement by Company stockholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 104.

Q:	What happens if the Merger is not completed?

A:

If the proposal to adopt the Merger Agreement is not approved by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter or if the Merger is not completed for any other reason, you will not receive any consideration from Citizen or Merger Sub for your shares of Company Common Stock. Instead, the Company will remain a public company, and Company Common Stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. We expect that holders of shares of Company Common Stock would continue to be subject to the same risks to which they are currently subject with respect to their ownership of Company Common Stock. Under certain circumstances, if the Merger is not completed, we may be obligated to pay Citizen the Company Termination Fee. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” on page 77.

Q:	Who will count the votes?

A:	The votes will be counted by the inspector of elections appointed for the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:

The Company intends to announce preliminary results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that the Company files with the SEC are publicly available when filed. See “Summary Term Sheet—Where You Can Find More Information,” on page 12.

Q:	Where can I find more information about the Company?

A:

The Company files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Summary Term Sheet—Where You Can Find More Information,” on page 12.

Q:	Who can help answer my questions?

A:

For additional questions about the Merger, assistance in submitting proxies or voting shares of Company Common Stock, or additional copies of the proxy statement or the enclosed proxy card(s), please call our Corporate Secretary at (405) 896-8050.

If your shares of Company Common Stock are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this proxy statement includes “forward-looking statements.” All statements, other than statements of historical fact included in this proxy statement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and that the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation:

•	the satisfaction of the conditions precedent to the consummation of the proposed Merger, including, without limitation, the receipt of stockholder and regulatory approvals;

•	unanticipated difficulties or expenditures relating to the proposed Merger;

•

legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board, the Company’s executive officers and others following the announcement of the proposed Merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed Merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed Merger;

•	the response of customers, distributors, suppliers, business partners and regulators to the announcement of the proposed Merger; and

•

other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019 and amended on April 30, 2019, the Company’s quarterly reports on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 15, 2019, and for the quarterly period ended June 30, 2019, which was filed with the SEC on August 7, 2019 and Current Reports on Form 8-K filed with the SEC (see the section entitled “Summary Term Sheet—Where You Can Find More Information,” on page 12).

Forward-looking statements may include statements about:

•	our business strategy;

•	our reserves;

•	our drilling plans, prospects, inventories, projects and programs;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•	our financial strategy, liquidity and capital required for our drilling program and timing related thereto;

•	our realized oil, natural gas and NGL prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties;

•	our hedging strategy and results;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results including initial production values and liquid yields in our type curve areas;

•	the costs, terms and availability of gathering, processing, fractionation and other midstream services; and

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and other risks described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 under the section titled “Risk Factors.” The forward-looking statements are made as of the date of this proxy statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. You should also read and carefully consider the risks associated with the Company and its business. These risks can be found in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019 and amended on April 30, 2019, the Company’s quarterly reports on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 15, 2019, and for the quarterly period ended June 30, 2019, which was filed with the SEC on August 7, 2019, which are incorporated by reference into this proxy statement. For further information regarding the documents incorporated into this proxy statement by reference, please see the section titled “Summary Term Sheet—Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on the Company’s business, financial condition and results of operations and could result in a decline in the trading prices of the Company Common Stock.

Risk Factors Relating to the Merger

The announcement and pendency of the proposed Merger may adversely affect our business, financial condition and results of operations, and, whether or not the Merger is consummated, we have incurred and will continue to incur significant costs, fees and expenses relating to professional services and transaction fees.

The Merger Agreement generally requires us to use commercially reasonable efforts to, and cause each of our subsidiaries to use commercially reasonable efforts to, conduct our operations within the Company Operations Plan pending consummation of the proposed Merger and restricts us, without Citizen’s consent, from taking certain specified actions until the proposed Merger is completed. These restrictions may affect our ability to execute our business strategies, respond effectively to competitive pressures and industry developments, pursue alternative business opportunities or strategic transactions, undertake significant capital projects, undertake significant financing transactions, modify our lease arrangements and otherwise pursue other actions that are not within the Company Operations Plan, even if such actions would constitute appropriate changes to our business and help us attain our financial and other goals, and, as a result, these restrictions may impact our financial condition and results of operations.

Employee retention, motivation and recruitment may be challenging before the completion of the proposed Merger, as employees and prospective employees may experience uncertainty about their future roles with the Company following the consummation of the proposed Merger. If, despite our retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the Company following the consummation of the proposed Merger, or if an insufficient number of employees are retained to maintain effective operations, our business, financial condition and results of operations could be adversely affected.

The proposed Merger could also cause disruptions to our business or business relationships, which could have an adverse impact on our business, financial condition and results of operations. Parties with which we have business relationships, including customers and suppliers, may experience uncertainty as to the future of such relationships and may delay or defer certain business decisions concerning our products or services, seek alternative relationships with third parties or seek to alter their present business relationships with us. Parties with whom we otherwise may have sought to establish business relationships may seek alternative relationships with third parties. Customers, suppliers, vendors, lenders and other business partners may also seek to change existing agreements with us as a result of the proposed Merger. Any such delay or deferral of those decisions or changes in existing agreements could adversely impact our business, regardless of whether the proposed Merger is ultimately consummated. The consummation of the proposed Merger may adversely affect our relationship with our customers, vendors, suppliers, lenders or other business partners.

The pursuit of the proposed Merger and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s time, efforts, resources and attention away from day-to-day business concerns that could have been otherwise beneficial to us could adversely affect our business, financial condition and results of operations.

We could also be subject to litigation related to the proposed Merger, which could prevent or delay the consummation of the proposed Merger or result in significant costs and expenses. It is possible that stockholders may file lawsuits challenging the proposed Merger or the other transactions contemplated by the Merger Agreement, which may name us and/or our Board as defendants. We cannot assure you as to the outcome of such lawsuits, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the proposed Merger on the agreed-upon terms, such an injunction may delay the consummation of the proposed Merger in the expected timeframe, or may prevent the proposed Merger from being consummated altogether. Whether or not any plaintiff’s claim is successful, this type of litigation may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of our business.

In addition to potential litigation-related expenses, we have incurred and will continue to incur other significant costs, expenses and fees for professional services and other transaction costs in connection with the proposed Merger, and many of these fees and costs are payable regardless of whether or not the proposed Merger is consummated. Payment of these costs, fees and expenses could adversely affect our business, financial condition and results of operations.

Our inability to complete the Merger, or to complete the Merger in a timely manner, including as a result of the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger could negatively affect our business, financial condition and results of operations.

The Merger is subject to various closing conditions such as the approval of our stockholders, as well as certain regulatory approvals in the United States and other jurisdictions, among other customary closing conditions. It is possible that our stockholders will not approve the Merger or that a governmental authority may prohibit, enjoin or refuse to grant approval for the consummation of the Merger. If any condition to the closing of the Merger is not satisfied or, if permissible, not waived, the Merger will not be completed. In addition, satisfying the conditions to the closing of the Merger may take longer than we expect. There can be no assurance that any of the conditions to closing will be satisfied or waived or that other events will not intervene to delay or result in the failure to consummate the Merger.

If the Merger is not completed for any reason, our stockholders would not receive any payment for their shares in connection with the Merger, and we would remain an independent public company, with our shares continuing to be traded on the NYSE. Depending on the circumstances that would have caused the Merger not to be completed, the price of the Company Common Stock may decline materially. If that were to occur, it is uncertain when, if ever, the Company Common Stock would return to the price levels at which the shares currently trade.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of the Company, including the payment of a termination fee.

The Merger Agreement contains provisions that, subject to limited exceptions, restrict our ability to (i) continue to engage in discussions, solicitations or negotiations regarding an Alternative Proposal, (ii) initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) an Alternative Proposal, (iii) participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any person any information or date relating to us or any of our subsidiaries, in connection with an Alternative Proposal, (iv) approve, endorse or recommend an Alternative Proposal or (v) enter into any letter of intent, term sheet, memorandum of understating, merger agreement, acquisition agreement, exchange agreement or any other agreement with respect to an Alternative Proposal or requiring us to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. In addition, before our Board withdraws, qualifies or modifies its recommendation of the proposed Merger or terminates the Merger Agreement to enter into a definitive agreement with respect to a competing transaction, Citizen generally has an opportunity to offer to modify the terms of the proposed Merger. In some circumstances, upon termination of the Merger Agreement, we will be required to pay a termination fee equal to $25 million.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of us from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the per share consideration payable upon consummation of the proposed Merger, or might otherwise result in a potential third-party acquirer proposing to pay a lower price to our stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

If the Merger Agreement is terminated and we decide to seek another business combination, we may not be able to negotiate or consummate a transaction with another party on terms comparable to, or better than, the terms of the Merger Agreement.

Risks Related to Our Business

You should read and consider the risk factors specific to our business. These risks are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019 and amended on April 30, 2019, the Company’s quarterly reports on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 15, 2019, and for the quarterly period ended June 30, 2019, which was filed with the SEC on August 7, 2019, which are incorporated by reference into this proxy statement, and in other documents that are incorporated by reference into this proxy statement. See “Summary Term Sheet—Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

PARTIES TO THE MERGER

Roan

Roan Resources, Inc., a Delaware corporation, is an independent oil and natural gas company focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP, and STACK plays of the Anadarko Basin in Oklahoma. The Company became a publicly traded company on November 9, 2018. Shares of Company Common Stock are listed on the NYSE and trade under the symbol “ROAN.”

The Company’s executive offices are located at 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 896-8050. Our website address is www.roanresources.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about the Company is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Summary Term Sheet—Where You Can Find More Information,” on page 12, for more information.

Citizen Energy Operating

Citizen Energy Operating, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Citizen Holdings and an affiliate of Warburg, is a privately funded company focused on developing horizontal play concepts in the onshore region of the United States. Its executive office is located at 320 South Boston Avenue, Suite 900, Tulsa, Oklahoma 74103. Its telephone number is (918) 949-4680.

Citizen Energy Pressburg Inc.

Citizen Energy Pressburg Inc., a Delaware corporation, is a wholly-owned subsidiary of Citizen, formed on September 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Citizen’s proposed acquisition of the Company. Upon completion of the Merger, Merger Sub will have been merged with and into the Company, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 320 South Boston Avenue, Suite 900, Tulsa, Oklahoma 74103. Its telephone number is (918) 949-4680.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Company for use at the special meeting of the Company stockholders, any postponement thereof, and at any properly reconvened meeting following an adjournment of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on             , 2019, at      local time, at     .

Company stockholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Company Common Stock in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of the Company.

Purpose of the Special Meeting

At the special meeting, Company stockholders of record will be asked to consider and vote on:

•

a proposal (the “Merger Proposal”) to adopt the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation;

•

a proposal (the “Non-Binding, Advisory Compensation Proposal”) to approve, by a non-binding advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70; and

•

a proposal (the “Adjournment Proposal”) to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement, and, subject to receiving the Company Stockholder Approval, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) directed that the Merger Agreement be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company. Accordingly, the Board unanimously recommends a vote “FOR” the Merger Proposal.

The Board also unanimously recommends a vote “FOR” the Non-Binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Record Date and Quorum

Each holder of record of shares of Company Common Stock as of the close of business on                 , 2019, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Company Common Stock that you owned on the record date. If you sell or transfer your shares of Company Common Stock after the record date but before the special meeting, you will transfer the right to receive Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares at the special meeting. As of the record date, there were              shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of              shares of Company Common Stock (a majority of the shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting) constitutes a quorum for the special meeting.

If you are a Company stockholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of Company Common Stock will be counted as part of the quorum. If you are a “street name” holder of shares of Company Common Stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

All shares of Company Common Stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter.

The approval of the Non-Binding, Advisory Compensation Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. The vote is advisory only and, therefore, is not binding on the Company or Citizen or any of their respective subsidiaries, and, if the Merger Agreement is adopted by Company stockholders and the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, either the chairman of the Board or the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time.

Certain Company stockholders entered into Voting Agreements with Citizen, Merger Sub and the Company wherein such holders agreed to vote all of the shares of Company Common Stock owned by them in favor of the approval and adoption of the Merger Agreement. As of the date of this proxy statement, the shares obligated to vote in favor of the adoption of the Merger Agreement pursuant to the Voting Agreements constitute 77% of the issued and outstanding shares of the Company Common Stock entitled to vote at the special meeting. Accordingly, unless the Merger Agreement is terminated or unless the Board changes its recommendation that the stockholders approve the adoption of the Merger Agreement, approval of the adoption of the Merger Agreement at the special meeting is assured.

Effect of Abstentions and Broker Non-Votes

The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

The approval of the Non-Binding, Advisory Compensation Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. Consequently, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.

The proposal to adjourn the Adjournment Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. Consequently, the abstention from voting will have the same effect as a vote “AGAINST” the proposal. In addition, even if a quorum is not present at the special meeting, either the chairman of the Board or the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.

Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal, but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your shares of Company Common Stock on any of the proposals, and your shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Company Common Stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of each of (i) the Non-Binding Advisory Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of each such proposal.

How to Vote

Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting. If your shares are held in “street name,” please refer to the information forwarded by your bank, broker, trust or other nominee to see which voting options are available to you.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Company Common Stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” that proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company Common Stock, your bank, broker, trust or other nominee will NOT be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise vote your shares of Company Common Stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on approval of the Non-Binding, Advisory Compensation Proposal or the Adjournment Proposal.

If you have any questions about how to vote or direct a vote in respect of your shares of Company Common Stock, you may contact our Corporate Secretary at (405) 896-8131.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Company Common Stock will be mailed to those stockholders who hold certificated shares if the Merger is completed.

Revocation of Proxies

Any proxy given by a Company stockholder of record may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

•

by delivering a signed written notice of revocation bearing a date later than the date of the proxy to the Company’s Corporate Secretary at Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of Company Common Stock; or

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

“Street name” holders of shares of Company Common Stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed from time to time to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. Your shares will be voted on any adjournment proposal submitted to stockholders in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, either the chairman of the Board or the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting, unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, then the Company may seek to adjourn the special meeting from time to time. In addition, the Board may, after consultation with Citizen, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the Merger Agreement.

Solicitation of Proxies

The Company is soliciting the enclosed proxy card on behalf of the Board, and the Company will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

The Company will ask banks, brokers, trusts and other nominees to forward the Company’s proxy solicitation materials to the beneficial owners of shares of Company Common Stock held of record by such banks, brokers, trusts or other nominees. The Company will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Stockholder List

A list of Company stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder at the special meeting. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by Company stockholders, subject to compliance with applicable provisions of Delaware law, in accordance with Delaware law and the Company’s amended and restated bylaws.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Corporate Secretary at (405) 896-8131.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, Company stockholders will consider and vote on a proposal to adopt the Merger Agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 35, and “The Agreement and Plan of Merger,” beginning on page 84.

The Board unanimously recommends that Company stockholders vote “FOR” the proposal to adopt the Merger Agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company Common Stock represented by such proxy card will be voted “FOR” the proposal to adopt the Merger Agreement.

The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING, ADVISORY COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Non-Binding, Advisory Compensation Proposal”), as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70, including the table entitled “Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger” and accompanying footnotes. Accordingly, Company stockholders are being provided with the opportunity to cast a non-binding advisory vote on such payments.

As an advisory vote, this proposal is not binding upon the Company or the Board, approval of this proposal is not a condition to completion of the Merger, and the Merger-related named executive officer compensation subject to this non-binding advisory vote will not be affected by the outcome of this non-binding advisory vote. However, the Company seeks your support and believes that your support is appropriate because the Company has a comprehensive executive compensation program designed to link the compensation of the Company’s executive officers with the Company’s performance and the interests of Company stockholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the stockholders of Roan Resources, Inc. approve, on an advisory, non-binding basis, the compensation that will or may become payable to the named executive officers of Roan Resources, Inc. that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70 of its proxy statement (which disclosure includes the table entitled “Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger” required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that Company stockholders vote “FOR” the Non-Binding, Advisory Compensation Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company Common Stock represented by such proxy card will be voted “FOR” the Non-Binding, Advisory Compensation Proposal.

The approval of the Non-Binding, Advisory Compensation Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. The approval of the Non-Binding, Advisory Compensation Proposal is a vote separate and apart from the vote to approve the proposal to adopt the Merger Agreement, and does not affect whether the proposal to adopt the Merger Agreement is approved. The vote is advisory only and, therefore, is not binding on the Company or Citizen or any of their respective subsidiaries, and, if the Merger Agreement is adopted by Company stockholders and the Merger is completed, the compensation subject to this non-binding advisory vote will be payable, subject to the terms of the Merger Agreement and underlying agreements and plans, to the Company’s named executive officers even if this proposal is not approved.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

The Company may seek to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

The Board unanimously recommends that stockholders vote “FOR” the Adjournment Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Company Common Stock represented by such proxy card will be voted “FOR” the Adjournment Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, either the chairman of the Board or the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time.

THE MERGER

Overview

The Company is seeking the adoption by Company stockholders of the Merger Agreement. Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will be merged with and into the Company. The Company will continue as the surviving corporation and will succeed to and assume all the rights and obligations of Merger Sub and the Company in accordance with the DGCL, and will continue in existence as a wholly-owned subsidiary of Citizen. The Board has unanimously approved the Merger Agreement and unanimously recommends that Company stockholders vote “FOR” the proposal to adopt the Merger Agreement.

Upon the effective time, each share of Company Common Stock issued and outstanding immediately prior to the effective time will be cancelled and cease to exist and will be automatically converted into the right to receive the Merger Consideration, subject to any applicable withholding taxes, other than (i) shares of Company Common Stock that are owned by the Company or its wholly-owned subsidiaries (other than shares held in a fiduciary capacity) or by Citizen or its wholly-owned subsidiaries, in each case immediately prior to the effective time, (ii) shares owned by Citizen or its wholly-owned subsidiaries and (iii) shares of Company Common Stock held by stockholders who have not voted in favor of, or consented to the adoption of, the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to require appraisal of their shares.

Following the completion of the Merger, the Company will cease to be a publicly traded company.

Background of the Merger

The Company was formed in September 2018 as part of a reorganization of Roan Resources LLC and Linn Energy, Inc. (“Linn Energy”) and began trading on the NYSE on November 6, 2018. The Company is a single basin exploration and production company with a strategic focus on increasing production and reserves through the development of its assets in the Anadarko Basin and evaluating opportunities to efficiently consolidate asset positions throughout the basin.

During the fourth quarter of 2018, the Company’s stock price declined amid falling oil prices, as well as concerns related to down spacing and the overall disappointing operational performance of Mid-Continent companies. Investor concerns continued into the first quarter of 2019, which further negatively weighed on the performance of Company Common Stock.

On April 1, 2019, the chief executive officer of a private equity-backed upstream company (“Company A”) contacted John V. Lovoi, a director of the Company, to discuss opportunities in the Anadarko Basin. During this discussion, Company A’s chief executive officer advised Mr. Lovoi that Company A had been studying the basin for some time and had a potential interest in acquiring the Company. Mr. Lovoi advised Company A’s chief executive officer to speak directly with Joseph A. Mills, a director of the Company.

On April 11, 2019, a board member of a publicly traded oil and gas producer (“Company B”), contacted Mr. Mills, a director of the Company, to inquire if the Company was willing to engage in preliminary discussions regarding a potential merger of the two companies. The next day, Mr. Mills informed the Board of Company B’s inquiry. The Board deliberated a response that day.

On April 15, 2019, Tony Maranto resigned as President and Chief Executive Officer of the Company. Mr. Mills was appointed as the Executive Chairman and interim Principal Executive Officer.

Also, on April 15, 2019, Mr. Mills contacted the Company B board member and, based on the Board’s direction, suggested to the Company B board member that the two companies hold discussions to determine if there was merit to a combination. Over the next several days, Mr. Mills had similar conversations with Company B’s chairman and, separately, its chief executive officer.

Also on April 15, 2019, a representative from Warburg approached Mr. Lovoi to request a meeting.

On April 16, 2019, Company A’s chief executive officer contacted Mr. Mills regarding Company A’s interest in acquiring the Company and indicated that Company A had evaluated publicly available information on the Company, but needed more detailed information in order to submit a definitive proposal. Mr. Mills informed the Board of Company A’s outreach and had a series of discussions with the Board over the next few days as to a potential response to Company A.

On April 17, 2019, Mr. Mills and Company B’s chief executive officer met to discuss the merits of a potential combination, and agreed to a meeting between the management teams on April 24, 2019, and to exchange data.

Also, on April 17, 2019, a representative from Warburg spoke with Mr. Lovoi to express Warburg’s and Citizen’s interest in pursuing a transaction with the Company. Mr. Lovoi instructed the Warburg representative to speak directly with Mr. Mills.

On April 18, 2019, Citizen delivered to the Board an unsolicited, non-binding proposal to acquire the Company for $6.75 per share in cash, which constituted a 52% premium over the Company closing stock price of $4.43 per share on April 18, 2019. Citizen’s non-binding proposal was based on publicly available information, including the Company’s balance sheet as of December 31, 2018, and the Company’s outstanding funded net debt (as used herein, consisting of outstanding borrowings under the Company’s revolving credit facility and term loan facility, exclusive of any discounts or fees and less available cash) of $507.8 million as of December 31, 2018. Citizen’s proposal was also subject to further additional technical information and due diligence. The WTI spot price for oil was $64.00 per barrel at that time.

Following receipt of Citizen’s proposal, Mr. Mills, at the Board’s request, advised Company A’s chief executive officer that a written indication of interest would be required before further discussions or information were held or supplied. In addition, the Board conferred and decided the Company should engage one or more financial advisors to assist the Company in evaluating the multiple inquiries received and overall strategic direction of the Company. The Board instructed Mr. Mills to contact various well-known financial advisory firms and schedule calls with such firms to assist in determining which financial advisor(s) should be chosen.

On April 19, 2019, Mr. Mills contacted Citizen’s management and discussed potential next steps, which included the negotiation and execution of a mutually acceptable non-disclosure agreement. On the same day, Company A delivered a letter to Mr. Mills indicating its interest in pursuing a transaction, but the letter did not include a proposed purchase price.

Also, on April 19, 2019, the Company also entered into a mutual confidentiality agreement with Company B.

On April 22, 2019, the chief executive officer of another private equity-backed upstream company (“Company C”) called Mr. Mills and inquired if the Company would entertain discussions about a potential combination of the Company and Company C. Mr. Mills informed the Board of Company C’s inquiry and the Board instructed Mr. Mills to host a meeting with Company C. The Company and Company C thereafter entered into a confidentiality agreement to facilitate discussions.

On April 23, 2019, the chief executive officer of a publicly traded upstream company (“Company D”) met with Mr. Lovoi to discuss Company D’s interest in acquiring the Company. Mr. Lovoi instructed Company D’s chief executive officer to contact Mr. Mills to discuss a potential transaction.

Also, on April 23, 2019, the Board and the Company’s management team interviewed several leading investment banking firms, including the Financial Advisors, to assist the Company in a review of the indications of interest that the Company had received and related matters. Taking into consideration, among other things, the Financial Advisors’ respective experience, reputation and familiarity with the Company’s business and industry, the Company subsequently engaged Citi and Jefferies as financial advisors to assist the Company in any strategic initiative. The Board then decided it would be prudent for Mr. Mills to approach a publicly traded upstream company (“Company E”), which had acreage and assets complementary to those of the Company, and engage in some preliminary in-basin merger discussions.

On April 24, 2019, the Company and Company B management teams met, exchanged technical information and evaluated the economic and strategic merits of a combination.

On April 25, 2019, Mr. Mills contacted the chief executive officer of Company E to inquire as to Company E’s interest in a strategic combination with the Company. Company E’s chief executive officer indicated an interest in further discussions, but not for several weeks as Company E was completing a company strategic review. Mr. Mills and Company E’s chief executive officer agreed to revisit discussions in a few weeks.

On April 29, 2019, the Company publicly announced that it had received multiple unsolicited indications of interest to acquire the Company and that the Company had also received separate indications of interest for in-basin consolidation opportunities. The Company announced that it formed a transaction committee of the Board to evaluate a potential sale or merger of the Company.

Later on April 29, 2019, the chief executive officer of a publicly traded upstream company (“Company F”) contacted Mr. Mills to request a meeting on May 1, 2019, to which Mr. Mills agreed.

On April 30, 2019, the Company and Company C management teams met, exchanged technical information and evaluated the economic and strategic merits of a combination.

On May 1, 2019, Mr. Mills met with the chief executive officer of Company F. Company F’s chief executive officer indicated preliminary interest in having additional discussions and evaluating the Company. Mr. Mills advised that the Company was engaging advisors and would be in contact with Company F regarding next steps after the execution of a mutually acceptable non-disclosure agreement. A non-disclosure agreement was subsequently executed and technical and financial information shared with Company F.

On May 3, 2019, Citizen sent the Board a letter reiterating its non-binding proposal to acquire the Company for an equity valuation of $6.75 per share in cash based on the Company’s December 31, 2018 balance sheet, while indicating that Citizen was open to allowing certain qualified Company stockholders to roll over a portion of their equity interests, provided Citizen’s equity holders would own at least two-thirds of the combined company. The proposal was based on the assumptions set forth in Citizen’s April 18, 2019 proposal and the assumption that the Company would not incur new debt prior to consummation of the proposed transaction. At this time, the Company’s closing stock price was $5.49 per share and the WTI spot price for oil was $61.94 per barrel.

On May 6, 2019, the Board held a meeting to consider a potential financing transaction, attended by the Company’s management, representatives of Vinson & Elkins L.L.P., outside legal counsel to the Company (“V&E”), and representatives of Jefferies. At the meeting, Jefferies provided the Board with an overview, based on publicly available information and information provided by the Company’s management, of the Company’s asset base, near-term liquidity and long-term capital structure, as well as potential financing options, key in-basin counterparties and merger and acquisition opportunities. The Company’s management presented the Company’s first quarter 2019 financial results, updated financial projections and various other business updates. The Board then considered potential strategic alternatives for the Company, including the feasibility of combinations with in-basin public and private companies or a sale of the Company.

On May 14, 2019, the Company reported its first quarter 2019 financial results, which were negatively impacted by disappointing results related to the Company’s spacing tests. Moreover, the Company’s funded net debt as of the end of the first quarter 2019 had increased to $600.5 million.

On May 20, 2019, the Company publicly announced that it had engaged the Financial Advisors to assist the Company in evaluating strategic alternatives. The Company’s management began working with the Financial Advisors to identify additional potential counterparties.

Also, on May 20, 2019, Mr. Mills met with the chief executive officer of Company E to discuss Company E’s completion of its company strategic review and next steps in furthering discussions regarding a possible combination of Company E and the Company. The parties agreed to a non-disclosure agreement and to exchange relevant data for evaluating the economic and strategic merits of a combination.

On May 24, 2019, Mr. Mills and the chief executive officer of Company B had a follow-up conversation on the status of the technical review and preliminary due diligence. Mr. Mills informed his counterparty that the Company was still evaluating a possible combination with Company B in comparison with other alternatives and would await the conclusion of the Company’s strategic review process before making a decision regarding any transaction.

Over the course of the next two months, in accordance with the Board’s directives, representatives of the Financial Advisors or the Company contacted a total of 44 separate potential counterparties regarding a potential transaction and the Company entered into 20 confidentiality agreements, including confidentiality agreements with each of the Companies identified in this “—Background of the Merger.” Each potential counterparty was requested to submit an initial indication of interest by July 24, 2019 specifying, among other things, proposed transaction structure and valuation, key assumptions and sources of funding.

In the first half of 2019, the Company’s management and the Board had become increasingly concerned about the Company’s forecasted liquidity position. The Company predominantly utilized its revolving credit facility to fund capital expenditures and to maintain adequate liquidity. The Company anticipated that the ability to increase the borrowing base on its revolving credit facility and maintain adequate liquidity would become more challenging in light of the Company’s operational performance and the lower commodity price environment. The Company’s management also began planning for operational changes, including reducing drilling and completion activity and reducing overall general and administrative levels and expenses, to preserve liquidity.

During this time, the Company engaged in conversations with various lenders to consider debt financings to reduce amounts outstanding under the Company’s revolving credit facility. The Company concluded that any potential financing should be aligned with the Company’s ongoing strategic alternatives review and focused on raising competitively priced capital with limited redemption costs.

On June 19, 2019, the Company received commitments for a $100 million term loan facility from funds affiliated with JVL Advisors, LLC (“JVL”) Elliott Management Corporation (“Elliott”), and York Capital Management Global Advisors, LLC (“York”). In exchange for these commitments, the Company agreed to issue to the lending parties shares of Company Common Stock equal to 1% of the then-outstanding shares of Company Common Stock. The Company had the right to pursue up to an additional $50 million in term loan commitments from third parties but, despite its efforts, was unable to find any third parties willing to commit to fund on the same terms as JVL, Elliott and York. A special committee of the Board was established to approve the term loan facility and Messrs. Tripodo and Lederman were appointed to serve on the special committee. The special committee engaged Hunton Andrews Kurth LLP as its special legal advisor and Simmons & Company International as its special financial advisor. The special committee reviewed and deliberated upon the term loan facility with the advice of counsel. That same day, the Company also announced that its bank group reaffirmed the borrowing base for the Company’s revolving credit facility at $750 million.

Also, on June 19, 2019, the Board held a regularly scheduled meeting attended by the Company’s management and, for a portion of the meeting, representatives of the Financial Advisors. At this meeting, the Financial Advisors updated the Board regarding the Company’s strategic review process, the number of participants attending management presentations and accessing data rooms and provided the Board, based on publicly available information and information provided by the Company’s management or the counterparty, with an overview of the businesses of Company B and Company E, an illustrative preliminary overview of a merger with each of Company B and Company E and illustrative timing for such potential transactions.

Also, on June 19, 2019, the Company entered into a mutual confidentiality agreement with Citizen.

On June 24, 2019, the special committee unanimously approved the term loan facility.

On June 26, 2019, the Company borrowed $50 million under the term loan, and received proceeds of $47.8 million, which were primarily used to repay amounts outstanding under the Company’s revolving credit facility. On the same day, the Company held an additional management presentation with a private independent oil and gas company (“Company G”) to review and answer detailed questions from Company G’s management team regarding the Company’s assets and development plans.

As of June 30, 2019, the Company’s funded net debt had increased to approximately $704.2 million.

On July 13, 2019, Mr. Mills and the chief executive officer of Company E had a telephonic conversation in which Company E expressed interest in conducting discussions and exchanging information between the Company and Company E in respect of a possible business combination. Subsequent to this call, information was exchanged between the companies to evaluate a possible business combination.

On July 24, 2019, three potential counterparties—Citizen, Company B and Company G—submitted indications of interest. Company A, Company C and Company F each declined to make a proposal.

Citizen submitted a proposal to acquire the Company for $2.50 per share in cash, which represented a 107% premium over the Company’s closing stock price of $1.21 per share on July 23, 2019. Citizen indicated that its original proposal was based on the Company’s public financial and debt information as of December 31, 2018 and the revised proposal was based on further due diligence performed following the original proposal, an assumed forward production base and balance sheet information consistent with the information that had been made available to Citizen in the Company’s virtual data room. In addition to decreases in the Company’s stock trading price, the Company had announced first quarter results that were lower than expected and its outstanding funded net debt had increased since Citizen first submitted its $6.75 per share proposal. The proposal was additionally made subject to the completion of Citizen’s additional due diligence review.

Company B proposed an all-stock, merger of equals transaction in which the Company’s stockholders would receive shares of Company B’s common stock. Company B indicated it would propose an equity split early the following week. Company B subsequently delivered a verbal message that it proposed a 50/50 equity split.

Company G delivered a letter proposing a framework for a merger between the Company and Company G, with the combined company continuing as a publicly traded company led by Company G management. The Company G proposal was not specific on an equity split but stated Company G’s view that the combined company would have to issue approximately $400 million of new equity to reduce the combined company’s debt as a condition to any merger.

On July 25, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Financial Advisors updated the Board on the proposals received to date in the Company’s third-party solicitation process from Citizen, Company B and Company G, including proposed financial and structural terms and remaining open items with respect to each proposal. The Board, management and representatives of V&E then discussed the Board’s strategy related to each proposal and a number of other considerations, including (i) the need for more information from Company G to evaluate its proposal, (ii) information regarding Citizen’s reduced purchase price and Citizen’s potential interest in allowing some existing Company equityholders to retain equity in a combination of Citizen and the Company (and the procedural safeguards that would be required in such event) , (iii) the proposed structures and other elements of each proposal and (iv) if there was potential for a three-party transaction among the Company, Company E and Company G. The Board also discussed a number of other potential bidders that had not submitted proposals as of the time of the Board meeting, including Company E. The Board decided to propose a business combination with Company E, to continue to engage in discussions with Company B, Company G and Citizen, and to contact other potential bidders for any indications of interest.

On July 31, 2019, members of the Company management team met with representatives of Company G to evaluate a potential combination, to review the assets and financial information of Company G in order to better assess the merits of a possible combination of the two companies and to consider the ability to raise $400 million in equity financing in order to pay down debt of the combined enterprise.

At July 31, 2019, the Company’s funded net debt had increased to $746.2 million.

On August 1, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Company’s management presented the Company’s second quarter 2019 performance and financials. The Financial Advisors updated the Board on the status of the Company’s third-party solicitation process, including the latest negotiations with Citizen, Company B, Company E and Company G, and the status of discussions with two other potential bidders, Company D and a separate publicly traded upstream company (“Company H”). Ultimately, neither Company D nor Company H submitted a proposal to the Company. The Financial Advisors also provided an illustrative comparative overview of certain financial data of the Company and Company B, Company E and Company G, both on a standalone basis and in the context of a combination, and relative to selected public companies based on Company management’s estimates, estimates provided by the managements of the potential counterparties and publicly available information. A representative of V&E then summarized various structures for a potential transaction and explained to the members of the Board their fiduciary duties in considering proposals. After both V&E and the Financial Advisors left the meeting, the Board and Company management further discussed operational changes, including a meaningful reduction in staff by late August and in its drilling activity beginning in the fourth quarter of 2019 in order to preserve liquidity and remain a going concern.

Following this meeting, the Company made a counterproposal to Company B, proposing a combination in which the Company stockholders would own 75% of the combined company. Company B agreed to review the counterproposal with its board and advise the Company of its response in the near future. In accordance with directives from the Board, the Financial Advisors also conveyed the Company’s proposal for an all-stock combination between the Company and Company E to Company E’s financial advisors at a 60/40 equity split, with the Company owning 60% and Company E owning 40% of the combined company. Company E subsequently advised that it planned to pursue other strategic alternatives.

On August 3, 2019, Mr. Mills had a telephonic conversation with the chief executive officer of Company B to discuss a possible combination. Company B’s chief executive officer expressed that the Company’s counterproposal was unacceptable to Company B’s board but made a counterproposal in which the Company stockholders would own 60% of the combined company. Company B also indicated that its proposal assumed that the combined company would raise approximately $300 million of new equity to repay combined debt. Mr. Mills informed the Board of Company B’s updated proposal and debt reduction requirement. After deliberation by the Board, Mr. Mills was instructed to advise Company B that its proposed 60/40 combination was unacceptable with the additional condition requiring a $300 million equity raise to repay combined debt.

Over the course of the next two weeks, discussions were suspended as the Company focused on reporting earnings for the second quarter of 2019.

On August 15, 2019, Company B’s chief executive officer contacted Mr. Mills and advised that Company B had determined not to proceed with a transaction with the Company.

On August 16, 2019, Citizen submitted an updated indication of interest with a reduced purchase price of $1.75 per share in cash, which was a 72% premium over the Company’s closing stock price of $1.02 per share on August 15, 2019. Citizen’s proposal remained subject to additional requests for more information on the Company’s assets and financial condition and completion of Citizen’s due diligence. Citizen’s financial advisor, BofA Securities, Inc. (“BofA Merrill Lynch”), informed the Financial Advisors that the reduced bid resulted from Citizen’s continued due diligence, the Company’s increased outstanding indebtedness and interim operational performance.

On August 19, 2019, the Board held a meeting attended by representatives of V&E and the Financial Advisors. The Board was informed that there had been no progress in discussions with Company D, Company G or Company H. The Financial Advisors updated the Board that Citizen’s most recent proposal contemplated an acquisition of the Company at a reduced purchase price of $1.75 per share in cash, including the reasons for a purchase price reduction as conveyed by BofA Merrill Lynch. The Financial Advisors summarized the negotiations with Citizen, including that Citizen had stated a goal of targeting early September for execution of a merger agreement. The Financial Advisors then updated the Board on discussions held with Company G. The Board instructed the Financial Advisors to continue to pursue negotiations on both proposals. Finally, the Board discussed the Company’s outlook on a standalone basis in the absence of a transaction, including concerns about the substantial increase in the Company’s debt balance, the Company’s upcoming borrowing base redetermination in October 2019 and the Company’s ability to meet its future liquidity needs.

Following the meeting, as instructed by the Board, the Financial Advisors contacted BofA Merrill Lynch. BofA Merrill Lynch reiterated that Citizen desired to proceed with the transaction quickly and preferred to purchase 100% of the equity of the Company for cash to facilitate the timing of the transaction. However, BofA Merrill Lynch advised that Citizen was unwilling to make a new proposal and advised that any counterproposal should be made by the Company.

On August 20, 2019, members of the Company’s management team, together with the Financial Advisors, held a telephonic conference call with members of Company G’s management team to discuss Company G’s proposal and pursue negotiations on a potential structure and combination that would be advantageous for both parties.

On August 22, 2019, the Board held a meeting attended by the Company’s management and representatives of V&E and the Financial Advisors. The Financial Advisors updated the Board regarding their discussions with BofA Merrill Lynch, including Citizen’s request for a formal counterproposal from the Company. The Board discussed concerns that Citizen’s proposed purchase price could be further reduced in light of recent market conditions, including continued weakness in the price of oil and NGLs, and the Company’s recent well results and deteriorating financial condition. Following discussions, the Board instructed the Financial Advisors to deliver to Citizen a counterproposal from the Company of $2.50 per share of Company Common Stock in cash. A representative of V&E then summarized the draft merger agreement prepared by the Company for the potential cash transaction.

Following the Board meeting, in accordance with the directives of the Board, representatives of Citi contacted representatives of BofA Merrill Lynch to relay the Company’s $2.50 per share counterproposal.

On August 23, 2019, representatives of BofA Merrill Lynch contacted representatives of Citi and advised that Citizen and Warburg were willing to pay $1.85 per share, but not any higher, and further conveyed the view of Citizen and Warburg that time was of the essence and that the parties should target a signing by mid-September.

On August 25, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Board was informed that Citizen had proposed a purchase price of $1.85 per share of Company Common Stock in cash and sought to sign a definitive agreement by mid-September. The Board discussed the current macroeconomic environment and the potential consequences of trends in commodity prices on the valuation of the Company. The Board then evaluated and discussed the Company’s prospects for improving performance in the near-to-medium term. The Board determined to proceed with negotiations with Citizen on the basis of its $1.85 per share proposal. A representative of V&E provided an overview of the process and proposed structure of the transaction for the Board. The Board also instructed the Financial Advisors to continue working with Company G to encourage Company G to provide the Company with a substantive proposal that could be an alternative to the proposed Citizen transaction.

On August 26, 2019, in accordance with the directives of the Board, a representative of Citi contacted representatives of BofA Merrill Lynch and a representative of the Board contacted a representative of Warburg to convey the Board’s decision to proceed with negotiations with Citizen on the basis of Citizen’s $1.85 per share proposal, subject to finalizing due diligence and the negotiation of definitive documentation, and provided BofA Merrill Lynch with a draft of the merger agreement prepared by the Company and V&E. The draft merger agreement contemplated a two-step merger in which Citizen would commence a tender offer for all outstanding shares of Company Common Stock followed by a subsequent short-form merger.

On August 27, 2019, the Board held a meeting attended by representatives of V&E and the Financial Advisors. The Board discussed the potential hiring of a new chief executive officer and its potential impact on a transaction and related timing. The Board evaluated the qualifications of the proposed candidate, Richard Gideon, and concluded, after a lengthy discussion, to proceed with hiring Mr. Gideon as chief executive officer contingent on executing an acceptable employment agreement and the consummation of the proposed transaction with Citizen.

As of August 31, 2019, the Company’s funded net debt had increased to approximately $779.8 million.

On September 1, 2019, Latham & Watkins LLP, outside legal counsel to Citizen (“Latham”), provided a high-level issues list to V&E that indicated, among other things, Citizen’s expectation that (i) the transaction would be structured as a one-step merger requiring a stockholder vote, (ii) there would be no sponsor guarantee, (iii) there would be certain hedging transaction requirements, (iv) there would be a limitation on the Company’s incurrence of debt to a specified amount and restrictions on its working capital fluctuations, and (v) there would be a Company termination fee equal to 4% of the Company’s enterprise value (or approximately $40 million).

That afternoon, a representative of V&E contacted a representative of Latham to better understand the issues list, including, in particular, Citizen’s reluctance to agree to a two-step merger with a tender offer structure.

On September 2, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Board was informed that Citizen and Warburg preferred a one-step merger structure. The Financial Advisors then updated the Board on the discussions with BofA Merrill Lynch, in which BofA Merrill Lynch relayed (i) Citizen’s view of, and concern regarding, the Company’s drilling and completion operations, (ii) Citizen’s proposed insertion of an ongoing debt incurrence cap during the period between signing and closing and (iii) Citizen’s proposed insertion of a requirement to implement specific hedging arrangements immediately after signing a definitive agreement. The Board discussed each of these requests, the proposed transaction structure, estimated timing for closing of the transaction and potential effects of these and other terms requested by Citizen on the Company’s revolving credit facility. A representative from V&E outlined the Board’s fiduciary duties in the context of the transaction. The Board then reviewed management’s financial projections and, after significant discussion, determined that the projections set forth in the section entitled “Certain Unaudited Prospective Financial and Operating Information” reflected the best estimates and judgments of the future financial performance of the Company.

On the evening of September 3, 2019, in accordance with the directives of the Board, V&E delivered a revised draft of the merger agreement, which set forth, among other things, a one-step merger structure, a hedging covenant that required the Company to enter into additional hedging arrangements after signing, but that would permit the Company to unwind the hedges at Citizen’s cost if the transaction failed to close, and a Company termination fee equal to 3% of the Company’s equity value.

On September 4, 2019, in accordance with the directives of the Board, V&E delivered to Latham a draft of a proposed sponsor guarantee to be delivered by Warburg in favor of the Company and an initial draft of the Company’s disclosure schedule for the merger agreement. The draft of the sponsor guarantee proposed that Warburg would guarantee damages awarded to the Company in actions relating to the Merger Agreement, the HSR Act filing fee and certain payment and indemnification obligations arising out of the Merger Agreement.

On September 5, 2019, representatives of V&E and Latham had a teleconference to discuss the Company’s intended operational changes, which remained subject to Board approval.

On September 6, 2019, in accordance with the directives of the Board, V&E delivered a draft of the proposed form of voting agreement to Latham.

On the evening of September 7, 2019, Latham delivered a revised draft of the merger agreement to V&E, which included: (i) the insertion of an ongoing debt incurrence limit for the Company of no more than

$745 million during the period between signing and closing, (ii) limitations on the Board’s ability to change its recommendation for reasons other than a superior proposal, (iii) Citizen’s rejection of a provision that would have obligated Citizen to be responsible for the unwinding of incremental hedges in the event the transaction failed to close, (iv) the insertion of additional termination events that would trigger a payment of a Company termination fee, (v) the insertion of a provision that Citizen would pay a reverse termination fee if it failed to obtain the necessary financing for the transaction as the Company’s sole and exclusive remedy, and (vi) Citizen’s proposal that both the Company’s termination fee and Citizen’s reverse termination fee would be equal to 3% of the Company’s enterprise value.

On September 9, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. A representative of V&E summarized certain key points and the related implications reflected in the draft merger agreement previously delivered by Latham on September 7, 2019. Members of the Board provided feedback on each of these key points and instructed management, V&E and the Financial Advisors to engage in negotiations with Citizen, Warburg and their advisors on these points. The Board also directed the Financial Advisors to request a formal response from Company G on its proposed combination terms. Following this, as instructed, Citi held a call with Company G’s chief executive officer and requested a formal response. Company G advised that it was planning to hold a board meeting the following week and would provide a formal response after that meeting.

On September 10, 2019, in accordance with the directives of the Board, V&E distributed an issues list to Latham that highlighted the key points discussed with the Board, and V&E and Latham had a conference call later that afternoon to discuss these points.

On September 11, 2019, in accordance with the directives of the Board, V&E delivered a revised draft of the merger agreement to Latham. Among other things, the draft proposed (i) eliminating the Company’s covenant regarding debt incurrence but providing that the Company would not draw on the term loan until its revolving credit facility was fully drawn, (ii) an overall indebtedness cap (with the amount undefined) as a condition to closing, (iii) a cap on hedging unwind costs (with the amount undefined) but requiring Citizen to pay for such unwind costs in the event the merger agreement were terminated for any reason, (iv) a right of the Board to change its recommendation for reasons other than a superior proposal but providing in such circumstances that the Company termination fee would be equal to 4.5% of the Company’s equity value, (v) limiting Citizen’s termination right for a breach of the Company’s non-solicitation covenant to material breaches by directors and officers, (vi) eliminating Citizen’s right to terminate for a Company material adverse effect after signing, (vii) a Company termination fee equal to 3.5% of the Company’s equity value and (viii) a Citizen termination fee equal to 5% of the Company’s enterprise value.

Later that afternoon, Latham delivered to V&E a proposed draft of the equity commitment letter between Warburg and Citizen, and a proposed draft of the limited guarantee of Warburg in favor of the Company. The draft of the limited guarantee replaced the draft of the sponsor guarantee previously delivered to Latham by V&E and proposed that Warburg’s guarantee would be limited to the amount of the Citizen termination fee.

On September 12, 2019, Company G advised the Financial Advisors that it had decided not to pursue a business combination with the Company.

On the evening of September 13, 2019, Latham delivered to V&E a draft of the proposed debt commitment letter among Citizen, JPMorgan Chase Bank, N.A., BMO Harris Bank N.A., BMO Capital Markets Corp., The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, Bank of America, N.A. and BofA Securities, Inc. Latham was working with Sidley Austin LLP (“Sidley”), who represented Citizen in connection with primary negotiation of the proposed debt commitment letter.

On September 14, 2019, Latham delivered a revised draft of the merger agreement to V&E. Among other items, the draft (i) eliminated the Board’s ability to change its recommendation for reasons other than a superior proposal (and rejected the Company’s proposed compromise that the Company pay a higher termination fee for a change in the Board’s recommendation in such circumstance), (ii) provided that Citizen would only pay the cost to unwind hedges (capped at an unspecified amount) when termination of the transaction was due to Citizen’s breach or financing failure, (iii) reinserted a termination right of Citizen upon a Company material adverse effect, and (iv) proposed a termination fee equal to 3% of the Company’s enterprise value (approximately $30 million) applicable to both Citizen and the Company.

In the evening of September 15, 2019, V&E and Latham held a conference call to discuss the merger agreement. As part of the call, in accordance with the directives of the Board, V&E requested an all-hands meeting among the Company’s, Citizen’s and Warburg’s representatives.

On September 16, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Board was informed of continued efforts to negotiate with Citizen the outstanding material points in the merger agreement. The Board instructed both the Financial Advisors and representatives from V&E to contact Citizen’s financial advisor and outside counsel, respectively, to request an in-person meeting to expedite negotiations among the Company, Citizen and Warburg. A representative of V&E updated the Board on certain key points and the related implications of such points reflected in the latest draft of the merger agreement delivered by Latham, including the implications of the proposed higher termination fee by Citizen and limitations on the Board’s right to change its recommendation. The Board discussed the Company’s current financial position, with particular regard to liquidity, the Company’s ability to continue as a going concern, debt levels, the upcoming borrowing base redetermination under the Company’s revolving credit facility, Company valuation and the process undertaken to explore potential strategic alternatives. The Board agreed to reject the higher termination fee proposed by Citizen and propose a lower termination fee.

That evening, a representative of BofA Merrill Lynch contacted a representative of Citi and advised that Citizen and Warburg would only continue to negotiate the proposed transaction and agree to meet with the Company and its advisors if the Company conceded three material points: (i) the Board’s ability to change its recommendation absent a superior proposal would be limited to the occurrence of an Intervening Event (defined as an event occurring after signing that was not reasonably foreseeable by the Board or, if occurring prior to signing, the consequences of which were not known or reasonably foreseeable by the Board) and expressly noting that changes in commodity prices would not be an Intervening Event, (ii) the Company would establish specified hedges prior to closing and (iii) Citizen would only be responsible for the costs of unwinding such hedges under certain limited circumstances and, in those limited circumstances, only to the extent the cost to unwind the hedges exceeds the Citizen termination fee, with Citizen’s and Warburg’s liability capped at an agreed upon amount.

On September 17, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Board was informed of Citizen’s and Warburg’s three requirements as a prerequisite to continuing negotiations of the proposed transaction. After discussions, the Board concluded that it was in the best interests of the Company to continue negotiations of the proposed transaction. The Board noted that given the limited impact of the hedging requirement in relation to the Company’s existing hedging plans and the Company’s current financial outlook, the Company was willing to concede on the hedging covenant. Additionally, the Board decided to concede Citizen’s and Warburg’s insertion of the Intervening Event limitation in light of the Board’s maintained ability to change its recommendation in connection with a superior proposal. The Board was largely willing to concede the hedge unwind provision if Citizen agreed to a reasonable cap and that such reimbursement was in addition to the payment of the Citizen termination fee. The Board determined that its concession on these points should be traded for concessions by Citizen and Warburg on other material terms in the Company’s favor and discussed which other terms to propose. The Board instructed V&E and the Financial Advisors to convey to Citizen and Warburg the Board’s position on these concessions and other material terms requested by the Company.

That afternoon, in accordance with the directives of the Board, Citi relayed to BofA Merrill Lynch the Board’s position regarding Citizen’s Intervening Event and hedging covenant proposals. With respect to the hedging unwind issue, the Board proposed a cap amount of $25 million in addition to any Citizen termination fee. The Company’s position was conditioned on Citizen agreeing to, among other things, the following: (a) a Company termination fee of $14 million, (b) a Citizen termination fee of $35 million that would only be liquidated damages with respect to Warburg, and (c) an indebtedness cap of $765 million. Citi also reiterated the Company’s request for an in-person meeting to resolve the remaining key open points and to proceed toward signing.

On September 18, 2019, in accordance with the directives of the Board, a representative of V&E contacted a representative of Latham to coordinate on timing and to press for an in-person principals’ meeting. Latham advised that Warburg and Citizen were unwilling to meet in person until Warburg and Citizen were able to review the actual language reflecting changes in the various agreements. That morning, in accordance with the directives of the Board, V&E delivered a revised draft of the merger agreement consistent with the Company’s proposal. That afternoon, V&E also provided revised drafts of the equity commitment letter and limited guarantee. The revised draft of the limited guarantee proposed that Warburg would guarantee the Citizen termination fee, the unwind reimbursement and certain other fees and obligations of Citizen.

Also, on September 18, 2019, V&E delivered a revised draft of the proposed debt commitment letter to Latham, which in turn provided the comments to Sidley for negotiation with the applicable commitment parties.

On the morning of September 20, 2019, Latham delivered a revised merger agreement to V&E. This draft agreement (i) expanded the exceptions to the definition of Intervening Event, (ii) reduced the hedge unwind reimbursement to $15 million and provided that it was payable only to the extent the Citizen termination fee was insufficient to cover the unwind costs, (iii) provided that the Citizen termination fee (and hedge unwind reimbursement) was the Company’s sole and exclusive remedy and (iv) increased the Company’s termination fee to $25 million.

Also on September 20, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. Representatives from V&E then detailed Citizen and Warburg’s proposals as reflected in the revised draft of the merger agreement. The Board discussed the basis for determining the termination fee, taking into account that (i) the Company had been widely and publicly shopped, (ii) the Company was a relatively small company with relatively high debt levels, (iii) any alternative buyer would have to refinance the Company’s debt, (iv) Citizen’s fees and expenses were approximately the same size as the proposed termination fee and (v) with input from the Financial Advisors, that the proposed termination fee of $25 million was not expected to deter a topping bid. Given Citizen and Warburg’s insistence on maintaining the above proposals, the Board again discussed potential strategic alternatives for the Company, including remaining independent. After determining that continued negotiations were in the best interests of the Company’s stockholders, the Board instructed V&E to (i) accept Citizen’s revised Intervening Event definition, (ii) push back on Citizen’s hedge unwind proposal, and (iii) propose a revised Company termination fee of $17.5 million.

That evening, in accordance with the directives of the Board, V&E delivered a revised draft of the merger agreement and an updated version of the Company disclosure schedule to Latham consistent with the Board’s instruction and requested a call the following morning with appropriate principals from each side to resolve the remaining open points. Late that evening, Latham advised V&E that it would respond to the merger agreement draft in writing prior to any such principals’ call.

On the afternoon of September 21, 2019, Latham delivered a revised draft of the merger agreement to V&E. This draft proposed (i) a hedging provision that capped Citizen’s obligation to pay for unwind costs at $15 million, (ii) the Citizen termination fee and unwind reimbursement (if applicable) as the Company’s sole remedy if the transaction failed to close and (iii) a Company termination fee of $25 million. The draft suggested that the proposed indebtedness cap of $765 million was not yet resolved.

Representatives of BofA Merrill Lynch contacted representatives of Citi and advised that the revised merger agreement distributed by Latham was a “take it or leave it” draft and Citizen and Warburg were unwilling to engage in any further negotiations on these points or in-person meetings.

On September 22, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. The Board was informed that Latham sent a revised draft of the merger agreement rejecting many of the Company’s proposals and noted that Citizen’s financial advisor had indicated that Citizen and Warburg considered this revised draft to be “take it or leave it.” The Board was further informed that, despite attempts to discuss details of the revised draft, Citizen and Warburg refused to engage in any direct communications. A representative of V&E then summarized the remaining material open points, the implications to the Company of conceding such points, and certain mitigating factors. Taking all of this into consideration, as well as the Company’s operational issues and liquidity concerns, the Board determined that the transaction remained in the best interests of the Company’s stockholders and the Board agreed to largely accept Citizen’s draft merger agreement, while pushing to retain the Company’s indebtedness cap at $765 million. The Board also instructed V&E to insert the proposed $1.85 per share purchase price into the draft merger agreement. The Board also considered and discussed a revised operations plan for the remainder of 2019 and the first quarter of 2020 that would curtail drilling and suspend completion activity in an effort to preserve liquidity and enhance the outlook for meeting the indebtedness cap.

On September 23, 2019, in accordance with the directives of the Board, V&E delivered a revised merger agreement consistent with the Board’s instructions.

Also on September 23, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. V&E discussed with the Board the Company’s revised draft merger agreement sent to Latham and the Financial Advisors separately reviewed with the Board their respective preliminary financial analyses relating to the Company. As the Board awaited Citizen’s final approval of the transaction documents, it instructed V&E to be prepared to review the merger agreement and ancillary documents when delivered by Latham.

Between September 23, 2019 and September 26, 2019, the Company also delivered multiple updates to the Company disclosure schedule to Citizen and answered due diligence questions from Citizen and its advisors. During this period, Latham delivered several sets of comments to the Company disclosure schedule to V&E.

On September 25, 2019, Latham provided V&E revised drafts of the form of voting agreement, equity commitment letter and limited guarantee. The revised draft of the limited guarantee proposed that Warburg would guarantee the Citizen termination fee (up to a specified cap) and the unwind reimbursement (up to a specified cap).

Early in the afternoon on September 26, 2019, the Board held a brief meeting attended by the Company’s management, representatives of V&E and the Financial Advisors to provide the Board with a status update on the transaction.

Later that afternoon, a representative of BofA Merrill Lynch contacted a representative of Citi and advised that Citizen remained willing to acquire the Company but, based on its additional due diligence findings, Citizen was only willing to pay $1.50 per share and proposed a reduction in the Company’s indebtedness cap to $755 million.

Following this discussion, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. A representative of Citi summarized for the Board the recent conversation with representatives of BofA Merrill Lynch, and the Board discussed potential responses. After discussion, the Board determined to not respond until it received a revised draft of the merger agreement from Citizen.

Shortly after the Board meeting, Latham delivered a revised draft of the merger agreement to V&E. The draft included a $1.50 per share purchase price and $755 million indebtedness cap. The revised draft did not reduce the termination fee that would be payable by the Company in certain circumstances.

Later that evening, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors to discuss Citizen’s revised proposal and the draft merger agreement. The Board instructed V&E to attempt to resolve all remaining points other than price prior to delivering any counterproposal. That evening, V&E distributed revised drafts of the form of voting agreement, equity commitment letter, limited guarantee and the Company disclosure schedule to Latham. The revised draft of the limited guarantee proposed that Warburg would guarantee the Citizen termination fee (up to a specified cap) and the unwind reimbursement (up to a specified cap) as well as certain expenses (up to a specified cap).

During the morning of September 27, 2019, Mr. Mills separately conferred with each Board member and obtained a Board directive to make a counterproposal of $1.65 per share, an indebtedness cap for the Company of $765 million and a reduced Company termination fee of $15 million.

In the afternoon of September 27, 2019, in accordance with the Board’s directives, representatives of Citi conveyed to BofA Merrill Lynch the Company’s counterproposal of $1.65 per share with an indebtedness cap of $765 million. V&E also provided Latham with a revised draft of the merger agreement, in accordance with the directives of the Board, reflecting this counterproposal and a reduction in the size of the Company termination fee to $15 million.

Later that afternoon, a representative of BofA Merrill Lynch contacted a representative of Citi and advised that Citizen would be willing to pay $1.52 per share with a $760 million indebtedness cap. The representative of BofA Merrill Lynch characterized this proposal as Citizen’s best and final offer.

Shortly thereafter, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. A representative of Citi updated the Board regarding Citizen’s $1.52 per share purchase price and $760 million indebtedness cap proposal, noting that BofA Merrill Lynch had characterized such proposal as Citizen’s best and final offer. During the meeting, a representative of Latham contacted a representative of V&E and relayed that Citizen was also unwilling to transact unless the Company termination fee was $25 million, which the representative of V&E advised the Board. Following discussion, the Board determined to accept Citizen’s proposed price and termination fee proposals but instructed Citi to negotiate with BofA Merrill Lynch to attempt to increase the Company’s indebtedness cap to $765 million.

Following the Board meeting, in accordance with the Board’s directives, a representative of Citi contacted a representative of BofA Merrill Lynch to seek an increase in the Company’s indebtedness cap to $765 million. That evening, BofA Merrill Lynch responded to Citi that Citizen was unwilling to agree to an indebtedness cap of greater than $760 million.

That afternoon, representatives of Latham contacted representatives of V&E and sought to revise the description of the Company operations plan to include a requirement that the Company not incur any additional indebtedness under the Company’s term loan agreement.

On the morning of September 28, 2019, in accordance with the Board’s directives, representatives of Citi and V&E had separate conversations with BofA Merrill Lynch and Latham, respectively, to better understand Citizen’s desire for the Company’s commitment to not make additional borrowings under the Company’s term loan agreement. Citizen had been provided with due diligence materials that indicated, based on the Company’s projections, that the term loan would likely not need to be drawn under the Company operations plan. Citizen indicated that it believed that such due diligence material was part of the terms of the transaction. Citizen’s stated concern was that if additional borrowings were made, the provisions of the term loan provided for an additional change-of-control payment to the lenders, thereby increasing the cost of the transaction to the combined company. The Company, on the other hand, believed that the agreement between the parties was that the Company would operate in accordance with the operations plan recently approved by the Board in terms of reduced drilling activity and a suspension of completion activity. The Company believed that the fact that such a plan was expected to result in no additional borrowings under the term loan was merely an outcome, not an agreement to deprive itself of a source of liquidity in certain circumstances.

That afternoon, Mr. Mills contacted members of the Board to obtain their authority to attempt to resolve the term loan issue by agreeing that any change-of-control payment payable as a result of additional borrowings would count in the calculation of the Company’s indebtedness cap. Each member of the Board agreed to propose this concept to Citizen as a compromise.

Also, that afternoon, Latham distributed revised drafts of the merger agreement, form of voting agreement, equity commitment letter and limited guarantee to V&E. The merger agreement reflected Citizen’s position on the purchase price ($1.52 per share), indebtedness cap ($760 million) and termination fee ($25 million). The limited guarantee contained a cap on interest and other expenses at $2 million.

On the morning of September 29, 2019, in accordance with the directives of the Board, V&E sent revised drafts of the merger agreement, form of voting agreement, equity commitment letter and limited guarantee to Latham. In accordance with the Board’s instruction, the draft merger agreement made clear that any such change-of-control payment on additional borrowings under the term loan would count against the $760 million cap on indebtedness. With respect to the limited guarantee, the Company revised the cap on interest and expenses to $4.5 million.

That afternoon, Latham sent a further revised version of the merger agreement back to V&E deleting the Company’s proposed compromise on the term loan. Latham also sent a revised draft of the form of voting agreement. Thereafter, a representative of V&E contacted a representative of Latham to discuss the merger agreement. The representative of Latham explained that Citizen was not willing to accept a payment of any change-of-control payment in connection with additional borrowings under the term loan, even if the Company was under the agreed upon indebtedness cap because Citizen viewed the change-of-control payment as value leakage. Latham proposed that the Company (i) agree to not draw on the term loan, (ii) obtain a waiver of the change-of-control payment from the lenders under the term loan or (iii) retain the flexibility to make additional borrowings under the term loan but reduce the purchase price to $1.48 per share.

In the afternoon of September 29, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. A representative of V&E summarized for the Board Citizen’s rejection of the Company’s proposed solution on the term loan given its stated view that any change-of-control premium in connection with additional borrowings under the term loan was value leakage. The V&E representative further informed the Board that Citizen’s proposal was that the Company (i) agree not to draw on the term loan, (ii) obtain a waiver of the change-of-control payment from the lenders under the term loan or (iii) if the Company wished to retain the flexibility to make additional borrowings under the term loan, the purchase price would be reduced to $1.48 per share. The Board discussed the unattractiveness of each of the options proposed by Citizen, in particular the notion that the Company forego the $50 million of liquidity available under the term loan if needed in the future or agree to reduce the merger consideration. The Board discussed other potential mechanisms to resolve Citizen’s concern, including instructing V&E to advise Latham that the Company would be willing to explore assigning the lending obligation (and the right to a change-of-control premium) to Warburg, which V&E did. The Board further discussed having Messrs. Bonanno and Taylor speak with Warburg to discuss the Board’s concerns with Citizen’s position on the term loan. The Financial Advisors then separately discussed with the Board their respective updated preliminary financial analyses relating to the Company. A representative of V&E then gave an updated presentation summarizing the proposed terms of the merger agreement.

Following the meeting, Latham confirmed to V&E that Warburg was uninterested in being assigned the term loan lending obligation. Representatives of the Board had discussions with a representative of Warburg but were unable to convince Warburg and Citizen to change their position.

Between September 29, 2019 and September 30, 2019, the Company also delivered multiple updates to the Company disclosure schedule to Citizen and answered due diligence questions from Citizen and its advisors. During this period, Latham delivered several sets of comments to the Company disclosure schedule to V&E.

On the morning of September 30, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors to discuss ways to alleviate the term loan issue.

Following the Board meeting, representatives of the Board conferred and instructed their counsel to work with V&E to prepare the second amendment to the term loan facility to provide that if the Company were to draw on additional funds available under the term loan while the merger was pending, the Company would not be obligated to pay the lenders the change-of-control payment on such additional amounts if the merger with Citizen were consummated.

That afternoon, following agreement between the Company, the administrative agent and each of the lenders under the term loan to the provisions of the second amendment to the term loan facility, V&E, in accordance with the directives of the Board, advised Latham of this proposed solution to Citizen’s concern and delivered a draft of the second amendment to the term loan facility. Latham responded later that afternoon that the proposal was acceptable to Citizen so long as a condition was added to the merger agreement that the second amendment to the term loan facility remain in full force and effect and not be amended, rescinded, modified or superseded in any respect.

In the early evening of September 30, 2019, a representative of BofA Merrill Lynch contacted a representative of Citi to advise that Citizen was prepared to execute the merger agreement but it would not do so until it had an opportunity the following morning to confer with its hedging consultant, Mobius Risk Group, on the status of commodity prices.

On the evening of September 30, 2019, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. Mr. Mills advised the Board of Citizen’s position that it was not willing to sign the merger agreement until the following morning after Citizen’s consultation with Mobius Risk Group (Citizen’s hedging advisor). Representatives of V&E and Citi summarized for the Board their respective discussions with Latham and BofA Merrill Lynch on this matter and the Board, V&E and the Financial Advisors discussed the risks associated with Citizen’s position. A representative of V&E also advised the Board that affiliates of JVL, Elliott and York had agreed to amend the term loan facility to waive their contractual right to a change-of-control payment on any additional borrowings drawn by the Company after September 30, 2019, if the transactions contemplated by the merger agreement were consummated. The Board concluded the meeting by agreeing to be on standby the following morning for a board call once the Company heard back from Citizen.

That evening, representatives of V&E and Latham confirmed the terms of the merger agreement, the voting agreements, the debt commitment letter, the equity commitment letter and the limited guarantee. Each of these agreements were confirmed to be on the terms previously presented to the Board. Later that evening, the parties to the second amendment to the term loan facility executed such amendment.

Early on the morning of October 1, 2019, representatives of BofA Merrill Lynch contacted a representative of Citi, and representatives of Latham contacted a representative of V&E, each conveying that Citizen was prepared to enter into the transaction agreements on the terms previously reviewed by the Board.

Later on the morning of October 1, 2019 and prior to the opening of the U.S. stock markets, the Board held a meeting attended by the Company’s management, representatives of V&E and the Financial Advisors. A representative of V&E advised the Board that representatives of Latham had confirmed that Citizen was prepared to execute the merger agreement on the same terms previously reviewed by the Board. Also at this meeting, Citi and Jefferies separately reviewed with the Board their respective financial analyses of the Merger Consideration, and each rendered an oral opinion, confirmed by delivery by each of a written opinion dated October 1, 2019, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger

Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Prior to the end of the meeting, the Board unanimously approved the Merger Agreement, voting agreements and determined that the Merger Agreement and the voting agreements and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of the Company and its stockholders and the Board members present, representing all of the directors of the Company, unanimously voted to approve the Merger Agreement, the voting agreements and the transactions contemplated thereby. In addition, the Board unanimously approved the hiring of Rick Gideon as Chief Executive Officer effective as of September 29, 2019. Mr. Gideon was also approved as an additional director of the Company.

Immediately following the Board meeting, the respective parties to the Merger Agreement, the voting agreements, the debt commitment letter, the equity commitment letter and the limited guarantee executed such agreements.

Prior to the opening of the U.S. stock markets on October 1, 2019, Citizen and the Company issued a joint press release announcing the proposed Merger.

Recommendation of the Board

At the meeting of the Board on October 1, 2019, after careful consideration, the Board unanimously:

•	determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders;

•

approved and declared advisable the execution, delivery and performance of the Merger Agreement, and, subject to Company Stockholder Approval, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger;

•	directed that the Merger Agreement be submitted to a vote of the stockholders of the Company to be adopted; and

•	resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company.

Reasons for Recommending the Adoption of the Merger Agreement

On October 1, 2019, the Board unanimously determined (i) that it is in the best interests of the Company and the holders of shares of Company Common Stock to enter into the Merger Agreement, (ii) to approve the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, (iii) to submit the Merger Agreement to a vote of the holders of shares of Company Common Stock and (iv) to recommend adoption of the Merger Agreement by the holders of shares of Company Common Stock. The Board unanimously recommends that holders of shares of Company Common Stock vote “FOR” the Merger Proposal and “FOR” the Non-Binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

In the course of evaluating the Merger, the Board consulted with the Company’s senior management, its outside legal counsel and the Financial Advisors and, in the course of reaching its recommendation, considered several potentially positive factors that weighed in favor of the Merger, including the following (not necessarily presented in order of relative importance):

•

The Board’s belief that, after a thorough review, the Merger was more favorable to the holders of shares of Company Common Stock than the potential value that might result from other alternatives available, including remaining an independent company and pursuing the current strategic plan, or pursuing a significant acquisition or other business combination.

•

The fact that the Merger Consideration of $1.52 per share of Company Common Stock represented a premium of approximately 24% to the Company’s closing stock price on September 30, 2019, the last day of trading prior to the press release announcing the Merger.

•	The fact that the Merger Consideration is all cash, providing holders of shares of Company Common Stock with certainty of value for their shares.

•	The fact that the holders of 77% of the outstanding Company Common Stock were willing to enter into voting agreements committing such holders to vote to approve the Merger.

•

The Board’s determination that entering into the Merger Agreement with Citizen was preferable to continuing to operate on a standalone basis in light of certain risks associated with continuing to operate as a standalone company, such as:

•

the risk that it will become increasingly difficult for the Company to create stockholder value through the growth of its production, reserves and inventory of drilling locations and that other avenues, such as acquiring or merging with other third party operators or financing growth through capital markets, had become more limited recently for exploration and production companies with the Company’s business profile;

•	the fact that recent well results had been disappointing and that paths to improvements in operational results were uncertain and may take a long time;

•	the fact that the Company’s liquidity sources were limited and the Company was continuing to outspend its cash flow;

•

the risk that the lenders under the revolving credit facility would reduce the borrowing base of the revolving credit facility to a level below the amount of outstanding borrowings and the belief that alternative sources of liquidity may not be available to the Company;

•	the fact that deterioration in commodity prices, particularly mid-continent gas and NGL prices, weakened the Company’s cash flows and anticipated development economics; and

•	the current headwinds in the oil and gas exploration and production industry, particularly for smaller scale companies such as the Company.

•

The fact that from May 2019 through September 2019, a total of 44 potentially interested parties were contacted to determine their interest in an acquisition of, or a business combination transaction with, the Company. Twenty parties (including Citizen) entered into confidentiality agreements with the Company and three parties submitted proposals. The Board determined that Citizen’s proposal provided the highest reasonably attainable value because of, among other things, the reasons described in this section.

•

The financial and other terms and conditions of the Merger Agreement as reviewed by the Board, including the fact that the Merger would not be subject to a financing condition, and the fact that such terms and conditions were the result of arms-length negotiations between the parties.

•

The nature of Citizen’s financing commitments received with respect to the Merger, including the identity of the institutions providing such commitments, the limited conditions to the obligations of such institutions to fund such commitments and the duration of such commitments.

•	The level of effort that Citizen must use under the Merger Agreement to obtain the proceeds of the financing on the terms and conditions described in the commitment letters.

•	The terms of the Merger Agreement relating to the Company’s ability to respond to unsolicited acquisition proposals, and the other terms of the Merger Agreement, including:

•

the fact that the Company has the right, subject to certain conditions, to provide non-public information in response to, and to discuss and negotiate, certain unsolicited Alternative Proposals made before Company stockholders approve of the transaction (see the section entitled “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals” beginning on page 95);

•

the provision of the Merger Agreement allowing the Board, prior to obtaining Company Stockholder Approval, to change its recommendation to holders of Company Common Stock with respect to the adoption of the Merger Agreement or to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) if it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties; and

•

the belief of the Board that the Company Termination Fee of $25 million, which may be payable by the Company in certain circumstances, was reasonable under the circumstances and would not be preclusive to other offers (see the sections entitled “The Agreement and Plan of Merger—Termination of the Merger Agreement” and “The Agreement and Plan of Merger —Expenses; Termination Fees” beginning on pages 106 and 108, respectively).

•

The availability of appraisal rights to holders of Company Common Stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

•

The fact that the Company would not have to establish damages in the event of a failure of the Merger to be consummated under certain circumstances to obtain the $35 million Citizen Termination Fee payable by Citizen.

•

The fact that Citizen would be required to pay the Company the Unwind Reimbursement equal to the cost to unwind certain specified hedging arrangements to the extent such amount exceeded the Citizen Termination Fee, subject to a cap of $15 million.

•	The Board’s belief that all of the conditions to closing, including the limitation on “test indebtedness”, (as defined in the Merger Agreement) would be satisfied.

•

The Board’s belief that given the additional hedging arrangements entered into immediately following the execution of the Merger Agreement, Citizen’s financing is less susceptible to a downturn in commodity prices.

•

The separate opinions of Citi and Jefferies, each dated October 1, 2019, to the Board as to the fairness, from a financial point of view and as of the date of the opinions, of the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement, which opinions were based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described below in the section entitled “The Merger—Opinions of Our Financial Advisors” beginning on page 54.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the Merger and the Merger Agreement, including the following (not necessarily in order of relative importance):

•

The risks and contingencies relating to the announcement and pendency of the Merger, including the potential for diversion of the Company’s management and employee attention and the potential effect of the restrictions on the conduct of the Company’s business during the period between the execution of the Merger Agreement and the Closing, as set forth in the Merger Agreement.

•

The fact that the restrictions on the Company’s conduct of business prior to completion of the transaction could delay or prevent the Company from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the Merger.

•

The fact that there are restrictions in the Merger Agreement on the Company’s ability to solicit competing bids to acquire it and to entertain other acquisition proposals unless certain conditions are satisfied.

•

The requirement that the Company pay Citizen the Company Termination Fee of $25 million if the Board were to terminate the Merger Agreement in order for the Company to enter into a Superior Proposal, should one be made, or if the Merger Agreement were to be terminated by Citizen in connection with a change in the Board’s recommendation to the holders of Company Common Stock with respect to approval of the Merger Agreement. In addition, if the Merger Agreement is terminated, the Company generally will be required to pay its own expenses associated with the transaction.

•

The fact that the market price of Company Common Stock could be adversely affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting the Company; (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirors may consider the Company to be an unattractive acquisition candidate; and (iii) the possible sale of Company Common Stock by short-term investors following an announcement that the Merger Agreement was terminated.

•

The risk of a deterioration in the financial markets over the period necessary to obtain the required Company Stockholder Approval and the possibility that Citizen will be unable to obtain the necessary financing proceeds, including obtaining the debt financing proceeds from its lenders.

•

The fact that if Citizen is unable to obtain its financing or breaches the Merger Agreement, the Company’s only recourse is its right to specific performance under the Merger Agreement or its right to be paid a $35 million Citizen Termination Fee by Citizen (and, in certain circumstances, the cost to unwind hedging arrangements subject to a cap of $15 million).

•

The fact that Company stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to its operations.

•	The fact that if the Merger Agreement is terminated, the Company’s production is meaningfully hedged until 2024, which could limit the Company’s future financial performance if commodity prices rise.

•	The fact that an all-cash transaction would be taxable to our stockholders that are U.S. persons for U.S. federal income tax purposes.

•

The Board considered other risks of the type and nature described under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 21 and 23, respectively.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the transaction were outweighed by the potential benefits of the transaction to Company stockholders.

The foregoing discussion of factors considered by the Company is not intended to be exhaustive but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the transactions contemplated thereby, the Company did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his own personal business judgment to the process and may have given different weight to different factors. The Board based its recommendation on the totality of the information presented, including discussions with the Company’s senior management, outside legal counsel and the Financial Advisors.

In considering the recommendation of the Board to approve the Merger Agreement, holders of Company Common Stock should be aware that the executive officers and directors of the Company have certain interests in the transaction that may be different from, or in addition to, the interests of the Company stockholders generally. See the section entitled “—Interests of Directors and Executive Officers in the Merger” beginning on page 70.

It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

Opinions of Our Financial Advisors

Opinion of Citigroup Global Markets Inc.

The Company has engaged Citi as a financial advisor in connection with the proposed Merger. In connection with Citi’s engagement, the Board requested that Citi evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. On October 1, 2019, at a meeting of the Board held to evaluate the proposed Merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated October 1, 2019, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Citi’s written opinion, dated October 1, 2019, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction which the Company might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger or otherwise.

In arriving at its opinion, Citi:

•	reviewed an execution version, provided to Citi on September 30, 2019, of the Merger Agreement;

•	held discussions with certain senior officers, directors and other representatives of the Company concerning the business, operations and prospects of the Company;

•

reviewed certain publicly available and other business and financial information provided to and/or discussed with Citi by the management of the Company, including certain financial forecasts and other information and data relating to the Company provided to and/or discussed with Citi by the management of the Company and certain publicly available future commodity price estimates and assumptions reviewed and discussed with the management of the Company;

•

reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of Company Common Stock, the financial condition and certain historical and projected financial and operating data of the Company, the capitalization of the Company and the capital resources available to the Company;

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of the Company; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management and other representatives of the Company that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data that Citi was directed to utilize in its analyses, Citi was advised by the management of the Company, and Citi assumed, with the Company’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to, and were a reasonable basis upon which to evaluate, the future financial performance of the Company and the other matters covered thereby. With respect to the future commodity price estimates and assumptions that Citi was directed to utilize in its analyses, Citi assumed, with the Company’s consent, that they were a reasonable and appropriate basis upon which to evaluate the matters covered thereby. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi.

Citi relied, at the Company’s direction, upon the assessments of the management of the Company as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, and acquisition, drilling, completion, production, and development activities and exploration projects, of the Company and related expenditures, and capital funding requirements for the Company’s operations, (ii) the potential impact on the Company of macroeconomic, geopolitical, market, competitive, seasonal, cyclical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which the Company operates, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi’s analyses or opinion, and (iii) the Company’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships. Citi assumed, with the Company’s consent, that there would be no developments with respect to any such matters that would be meaningful in any respect to Citi’s analyses or opinion.

Citi did not make and, except for certain reserve reports relating to the Company, was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of the Company or any other entity nor did Citi make any physical inspection of the properties or assets of the Company or any other entity. Citi did not conduct or provide geological, environmental or other technical assessments and Citi is not an expert in the evaluation of oil, natural gas liquids or natural gas reserves or properties and Citi expressed no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of the Company or any other entity. Citi did not evaluate the solvency or fair value of the Company or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to the potential impact on the Company or any other entity of any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations. Citi assumed, with the Company’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi did not express any view or opinion as to the prices at which Company Common Stock would trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Representatives of the Company advised Citi, and Citi also assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the execution version reviewed by Citi. Citi did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger, and Citi relied, with the Company’s consent, upon the assessments of representatives of the Company as to such matters.

Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration (to the extent expressly specified therein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of the Company held by such holders, and Citi’s opinion did not in any way address proportionate allocation or relative fairness. Citi’s opinion did not address any terms (other than the Merger Consideration to the extent expressly specified therein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any voting agreements, derivatives arrangements or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Board was aware, the credit, financial and stock markets, and the industries in which the Company operates, have experienced and may continue to experience volatility and Citi expressed no view or opinion as to any potential effects of such volatility on the Company or the Merger. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. No company or business reviewed is identical or directly comparable to the Company and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or businesses reviewed or the results from any particular analysis.

The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between the Company and Citizen and the decision on behalf of the Company to enter into the Merger Agreement was solely that of the Board. Citi’s opinion was only one of many factors considered by the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Merger or the Merger Consideration.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses reviewed with the Board and performed by Citi in connection with its opinion, dated October 1, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Approximate implied per share equity value reference ranges derived from the financial analyses described below were rounded to the nearest $0.10. For purposes of the financial analyses described below, (i) the term “adjusted EBITDAX” generally refers to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses, adjusted for, as applicable, certain non-recurring, non-cash and other items, and (ii) the term “CFPS” refers to cash flow per share. Except as otherwise noted, financial data utilized for the Company in the financial analyses described below was based on certain financial forecasts and other information and data relating to the Company provided to and/or discussed with Citi by the management of the Company, referred to as the Company forecasts.

Selected Public Companies Analysis. Citi performed a selected public companies analysis of the Company in which Citi reviewed certain financial and stock market information relating to the Company and the following seven selected companies that Citi considered generally relevant as publicly traded oil and gas exploration and production companies, collectively referred to as the selected companies:

•	Bonanza Creek Energy, Inc.

•	Centennial Resource Development, Inc.

•	Chaparral Energy, Inc.

•	Extraction Oil & Gas, Inc.

•	HighPoint Resources Corporation

•	Laredo Petroleum, Inc.

•	Unit Corporation

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on September 30, 2019 plus total debt, preferred equity and non-controlling interests (as applicable) and less cash and cash equivalents, as a multiple of calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX and closing stock prices on September 30, 2019 as a multiple of calendar year 2019 and calendar year 2020 estimated CFPS. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on the Company forecasts reflecting publicly available Wall Street consensus commodity price estimates as of September 18, 2019, referred to as “Wall Street Consensus Pricing,” publicly available Wall Street research analysts’ estimates, public filings and other publicly available information.

The overall low to high calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples and calendar year 2019 and calendar year 2020 estimated CFPS multiples observed for the selected companies were as follows:

•	calendar year 2019 estimated adjusted EBITDAX multiples: 2.6x to 4.2x (with a median of 3.3x);

•	calendar year 2020 estimated adjusted EBITDAX multiples: 2.1x to 3.1x (with a median of 2.9x);

•	calendar year 2019 estimated CFPS multiples: 0.5x to 2.2x (with a median of 1.1x); and

•	calendar year 2020 estimated CFPS multiples: 0.4x to 1.9x (with a median of 1.0x).

Citi noted that the calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples observed for the Company were 2.7x and 2.7x, respectively, and the calendar year 2019 and calendar year 2020 estimated CFPS multiples observed for the Company were 0.7x and 0.7x, respectively, in each case based on publicly available Wall Street research analysts’ estimates. Citi then applied selected ranges of calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples of 2.7x to 3.7x and 2.6x to 3.2x, respectively, and calendar year 2019 and calendar year 2020 estimated CFPS multiples of 0.7x to 1.2x and 0.7x to 1.1x, respectively, to corresponding data of the Company based on the Company forecasts reflecting Wall Street Consensus Pricing. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges Based On:				Merger Consideration
CY2019E Adj. EBITDAX	CY2020E Adj. EBITDAX	CY2019E CFPS	CY2020E CFPS
$0.80 – $2.70	$0.70 – $1.90	$1.20 – $2.20	$1.20 – $1.90	$1.52

Net Asset Value Analysis. Citi performed a net asset value analysis of the Company based on the Company forecasts (reflecting both Wall Street Consensus Pricing and publicly available New York Mercantile Exchange Strip Pricing as of September 18, 2019, referred to as NYMEX Strip Pricing), public filings and other publicly available information. For purposes of this analysis, the utilization of net operating loss carryforwards expected by the Company’s management during the forecast period was taken into account. An implied aggregate reference range was derived based on the Company forecasts (reflecting both Wall Street Consensus Pricing and NYMEX Strip Pricing), public filings and other publicly available information, as applicable, from (i) the after-tax net present values (as of June 30, 2019 and using a selected range of discount rates of 12.2% to 13.5%) of (a) the unlevered, after-tax free cash flows that the Company was projected to generate from the Company’s proved developed producing reserves and currently undeveloped resources (including, in the case of currently undeveloped resources, projected unlevered, after-tax free cash flows related to changes in projected net working capital) and (b) the Company’s estimated non-drilling and completion capital expenditures, corporate expenses and net hedge gains and losses and (ii) the Company’s net debt as of June 30, 2019. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Merger Consideration
Wall Street Consensus Pricing	NYMEX Strip Pricing
$1.00 – $1.50	$0.10 – $0.50	$1.52

Certain Additional Information

Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

•

historical closing prices of Company Common Stock during the 52-week period ended September 30, 2019, which indicated low and high closing prices of Company Common Stock of $1.01 per share and $18.49 per share, respectively;

•

publicly available Wall Street research analysts’ price targets for Company Common Stock (excluding such analysts’ price targets made publicly available prior to the Company’s earnings release for the second quarter of calendar year 2019 that were not subsequently reaffirmed), which indicated an overall low to high target price range for Company Common Stock of $2.00 per share to $8.00 per share, implying a range of approximately $1.70 per share to $6.90 per share on a discounted basis; and

•

implied premiums paid in selected transactions involving all-cash consideration announced between January 1, 2014 and September 30, 2019 with transaction values of $500 million to $2 billion involving U.S. publicly traded companies, which indicated, after applying to the closing price of Company Common Stock on September 30, 2019 a selected range of one-day unaffected premiums of 19% to 47% (representing the first to third quartile of the implied premiums paid in the selected transactions), an approximate implied per share equity value reference range for the Company of $1.50 per share to $1.80 per share.

Miscellaneous

The Company has agreed to pay Citi for its services in connection with the proposed Merger an aggregate fee currently estimated to be approximately $8 million, of which a portion was payable upon delivery of Citi’s opinion and approximately $6 million is payable contingent upon consummation of the Merger. In addition, the Company agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from the Company’s engagement.

As the Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to the Company and/or certain of its affiliates unrelated to the proposed Merger, for which services Citi and its affiliates received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as administrative agent and/or letter of credit issuer for, and as a lender under, certain credit facilities of the Company, for which services in connection with certain credit facilities of the Company described above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $500,000 from the Company. As the Board also was aware, Citi in the past acted as financial advisor to Citizen Energy II, LLC, referred to as Citizen II, to which the Company’s significant stockholder, Roan Holdings, is the successor-in-interest, in connection with certain reorganization transactions that resulted in the formation of the Company, for which services Citi and its affiliates received aggregate fees of approximately $12 million from Citizen II. Although Citi and its affiliates did not provide investment banking, commercial banking or other similar financial services to Citizen Holdings during the two-year period prior to the date of Citi’s opinion for which Citi and its affiliates received compensation, Citi and its affiliates in the future may provide such services to Citizen Holdings and/or its affiliates for which services Citi and its affiliates would expect to receive compensation. In addition, as the Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Warburg and/or certain of its affiliates and portfolio companies, as applicable, for which services Citi and its affiliates received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) financial advisor to Warburg in connection with acquisition and combination transactions involving certain portfolio companies of Warburg, (ii) joint bookrunner, co-manager or administrative agent for equity and debt offerings of certain portfolio companies of Warburg and (iii) lead or joint arranger, sole bookrunner, lead structuring advisor and/or facility agent for, and/or as a lender under, credit facilities of certain portfolio companies of Warburg, for which services described in clauses (i) through (iii) above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $40 million from Warburg and certain of its portfolio companies. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of the Company, Citizen Holdings and certain portfolio companies of Warburg and/or their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Citizen Holdings, Citizen, Warburg and certain of its portfolio companies and/or their respective affiliates.

The Company selected Citi to act as a financial advisor in connection with the proposed Merger based on Citi’s reputation, experience and familiarity with the Company and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinion of Jefferies LLC

The Company also has engaged Jefferies as a financial advisor in connection with the proposed Merger. In connection with this engagement, the Board requested that Jefferies evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Board held on October 1, 2019 to evaluate the Merger, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated October 1, 2019, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex D to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger. Jefferies’ opinion did not constitute a recommendation as to how the Board, and does not constitute a recommendation as to how any securityholder, should vote or act with respect to the Merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed an execution version, provided to Jefferies on September 30, 2019, of the Merger Agreement;

•	reviewed certain publicly available financial and other information regarding the Company and certain publicly available future commodity price estimates and assumptions;

•

reviewed certain information furnished to Jefferies by the management of the Company relating to the business, operations and prospects of the Company, including financial forecasts and estimates provided by the management of the Company;

•

held discussions with members of the senior management of the Company concerning the matters described in the second and third bullets immediately above and the capital resources available to the Company;

•

considered the fact that the Company publicly announced that it was reviewing strategic alternatives and also considered that discussions were undertaken at the direction of the Company with selected third parties to solicit indications of interest in the possible acquisition of, or combination involving, the Company;

•

reviewed the stock trading price history and implied trading multiples for the Company and compared them with those of certain publicly traded companies that Jefferies deemed relevant in evaluating the Company;

•	compared the proposed financial terms of the Merger with publicly available financial terms of certain other transactions that Jefferies deemed relevant in evaluating the Merger; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of the management and other representatives of the Company that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of the Company or any other entity and, except for certain reserve reports relating to the Company, Jefferies was not furnished with, and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of the Company or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Jefferies’ analyses and opinion also did not consider any actual or potential arbitration, litigation, claims, audits, investigations or other proceedings to which the Company is or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the financial forecasts and estimates relating to the Company that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. With respect to the publicly available future commodity price estimates and assumptions that Jefferies was directed to utilize for purposes of its analyses and opinion, Jefferies was advised, and Jefferies assumed, that they were reasonable and appropriate for purposes of its analyses or opinion. Jefferies expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based.

Jefferies relied upon the assessments of the management of the Company as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, and acquisition, drilling, completion, production and development activities and exploration projects, of the Company and related expenditures, and capital funding requirements for the Company’s operations, (ii) the potential impact on the Company of market, competitive, seasonal, cyclical, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which the Company operates, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Jefferies’ analyses or opinion, and (iii) the Company’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the Board was aware, the credit, financial and stock markets, and the industry in which the Company operates, have experienced and may continue to experience volatility and Jefferies expressed no view or opinion as to any potential effects of such volatility on the Company or the Merger.

Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company or the Merger and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and/or the Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences to the Company or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. Jefferies expressed no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of the Company or any other entity. Jefferies assumed that the Merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final Merger Agreement, when signed by the parties thereto, would not differ from the execution version reviewed by Jefferies in any respect meaningful to Jefferies’ analyses or opinion.

Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any voting agreements, derivatives arrangements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to holders of Company Common Stock (to the extent expressly specified in such opinion), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of the Company held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness. Jefferies was not asked to, and its opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of the Company or any other party. Jefferies expressed no view or opinion as to the prices at which shares of Company Common Stock may trade or otherwise be transferable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. The issuance of Jefferies’ opinion was authorized by Jefferies’ fairness committee.

In connection with rendering its opinion to the Board, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to the Company or the Merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of the Company in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of the Company or its businesses or securities.

The Merger Consideration payable in the Merger was determined through negotiations between the Company and Citizen, and the decision on behalf of the Company to enter into the Merger Agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Merger or the consideration payable in the Merger.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses reviewed with the Board and performed by Jefferies in connection with its opinion, dated October 1, 2019. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. For purposes of the financial analyses described below, the term “adjusted EBITDAX” generally refers to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses, adjusted for, as applicable, certain non-recurring, non-cash items and other items. Except as otherwise noted, financial data utilized for the Company in the financial analyses described below was based on financial forecasts and estimates provided by the management of the Company, referred to as the Company forecasts.

Selected Public Companies Analysis. Jefferies reviewed publicly available financial, stock market and operating information of the Company and the following six selected publicly traded oil and gas exploration and production companies that Jefferies considered generally relevant for purposes of analysis, collectively referred to as the selected companies:

•	Chaparral Energy, Inc.

•	Extraction Oil & Gas, Inc.

•	HighPoint Resources Corporation

•	Laredo Petroleum, Inc.

•	Penn Virginia Corporation

•	Unit Corporation

Jefferies reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on September 30, 2019 plus total debt, preferred equity and non-controlling interests (as applicable) less cash and cash equivalents, as a multiple of calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX, proved reserves (as of December 31, 2018), referred to as YE 2018A 1P reserves, and average daily total production volume (for the three-month period ended June 30, 2019), referred to as Q2 2019A production. Financial data (pro forma, as applicable, for recent acquisitions) of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on certain reserve reports relating to the Company, the Company forecasts reflecting both publicly available New York Mercantile Exchange Strip Pricing as of September 18, 2019, referred to as NYMEX Strip Pricing, publicly available Wall Street consensus commodity price estimates as of September 18, 2019, referred to as Wall Street Consensus Pricing, public filings and other publicly available information.

The overall low to high calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples, YE 2018A 1P reserves multiples and Q2 2019A production multiples observed for the selected companies were as follows:

•	calendar year 2019 estimated adjusted EBITDAX multiples: 1.6x to 3.6x (with a mean of 2.9x and a median of 3.0x);

•	calendar year 2020 estimated adjusted EBITDAX multiples: 1.2x to 2.7x (with a mean of 2.4x and a median of 2.7x);

•	YE 2018A 1P reserves multiples: $2.68/Boe to $10.01/Boe (with a mean of $6.52/Boe and a median of $6.35/Boe); and

•	Q2 2019A production multiples: $8,997/Boe/d to $35,429/Boe/d (with a mean of $23,772/Boe/d and a median of $23,152/Boe/d).

Jefferies noted that the calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples observed for the Company were 2.9x and 2.9x (based on the Company forecasts reflecting NYMEX Strip Pricing), respectively, and 2.9x and 2.8x (based on the Company forecasts reflecting Wall Street Consensus Pricing), respectively, and the YE 2018A 1P reserves multiple and the Q2 2019A production multiple observed for the Company were $2.93/Boe (based on certain reserve reports relating to the Company and estimates of the Company’s management) and $17,606/Boe/d (based on public filings), respectively. Jefferies then applied selected ranges of calendar year 2019 and calendar year 2020 estimated adjusted EBITDAX multiples of 2.5x to 3.5x and 2.0x to 3.0x, respectively, derived from the selected companies to corresponding data of the Company based on the Company forecasts reflecting both NYMEX Strip Pricing and Wall Street Consensus Pricing and selected ranges of YE 2018A 1P reserves multiples and Q2 2019A production multiples of $3.00/Boe to $4.00/Boe and $17,500/Boe/d to $22,500/Boe/d, respectively, derived from the selected companies to corresponding data of the Company based on certain reserve reports relating to the Company and estimates of the Company’s management (in the case of YE 2018A 1P reserves) and public filings (in the case of Q2 2019A production). This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges Based On:						Merger Consideration
CY2019E Adj. EBITDAX		CY2020E Adj. EBITDAX		YE 2018A 1P Reserves	Q2 2019A Production
NYMEX Strip Pricing	Wall Street Consensus Pricing	NYMEX Strip Pricing	Wall Street Consensus Pricing
$0.39 – $2.36	$0.38 – $2.35	$(0.59) – $1.39	$(0.46) – $1.58	$1.38 – $3.35	$1.20 – $2.83	$1.52

Selected Precedent Transactions Analysis. Jefferies reviewed, among other things, financial information for the following nine selected transactions with transaction values of approximately $500 million to $10 billion involving on-shore oil and gas exploration and production target companies with operations outside the Permian basin that produce greater than 50% natural gas liquids that Jefferies considered generally relevant for purposes of analysis, collectively referred to as the selected transactions:

Announced	Acquiror	Target
August 2019	• PDC Energy, Inc.	• SRC Energy Inc.
July 2019	• Callon Petroleum Company	• Carrizo Oil & Gas, Inc.
November 2018	• Encana Corporation	• Newfield Exploration Company
October 2018	• Chesapeake Energy Corporation	• WildHorse Resource Development Corporation
December 2017	• Bill Barrett Corporation	• Fifth Creek Energy Company, LLC
August 2017	• Silver Run Acquisition Corporation II	• Alta Mesa Holdings, LP/Kingfisher Midstream, LLC
May 2015	• Vanguard Natural Resources, LLC	• Eagle Rock Energy Partners, L.P.
May 2015	• Noble Energy, Inc.	• Rosetta Resources Inc.
April 2015	• Vanguard Natural Resources, LLC	• LRR Energy, L.P.

Jefferies reviewed transaction values of the selected transactions, calculated as the enterprise values implied for the target companies based on the consideration paid or proposed to be paid in the selected transactions, as a multiple of, to the extent publicly available, such target companies’ latest 12 months adjusted EBITDAX as reported prior to or as of the applicable announcement dates of such transactions. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of the Company was based on public filings.

The overall low to high latest 12 months adjusted EBITDAX multiples observed for the selected transactions were 3.0x to 22.1x (with a mean of 7.4x and a median of 5.7x). Jefferies then applied a selected range of latest 12 months adjusted EBITDAX multiples of 3.0x to 4.5x derived from the selected transactions to the Company’s latest 12 months adjusted EBITDAX as of June 30, 2019. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$1.57 – $4.63	$1.52

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the second half of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2023 based on the Company forecasts reflecting NYMEX Strip Pricing. For purposes of this analysis, the present value (as of July 1, 2019) of the Company’s net operating loss carryforwards as estimated by the Company’s management was taken into account. The implied terminal value of the Company was derived by applying to the Company’s fiscal year 2023 estimated adjusted EBITDAX a selected range of adjusted EBITDAX multiples of 2.5x to 3.5x. The present values (as of July 1, 2019) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.3% to 12.3%. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$0.49 – $2.50	$1.52

Net Asset Value Analysis. Jefferies performed a net asset value analysis of the Company based on the Company forecasts reflecting NYMEX Strip Pricing, public filings and other publicly available information. An implied aggregate reference range for the Company’s proved developed producing reserves and currently undeveloped resources was derived by calculating the net present values (as of July 1, 2019) of the unlevered, after-tax free cash flows that the Company was projected to generate from such assets using a selected range of discount rates of 10.3% to 12.3%. For purposes of this analysis, Jefferies utilized the Company forecasts reflecting NYMEX Strip Pricing and took into account, based on the Company forecasts, public filings and other publicly available information, as applicable, (i) the net present value (as of July 1, 2019) of the Company’s net hedge gains and losses, corporate expenses and other capital expenditures and the Company’s net operating loss carryforwards as estimated by the Company’s management and (ii) the Company’s net debt as of June 30, 2019. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$0.55 – $1.30	$1.52

Miscellaneous

The Company has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $8 million, of which a portion was payable upon delivery of Jefferies’ opinion to the Board and approximately $6.5 million is payable contingent upon consummation of the Merger. In addition, the Company agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

Although Jefferies and its affiliates did not provide financial advisory or financing services to the Company unrelated to the Merger or to Citizen Holdings during the two-year period prior to the date of Jefferies’ opinion for which Jefferies and its affiliates received compensation, Jefferies and its affiliates may in the future provide such services to the Company, Citizen Holdings or their respective affiliates, for which services Jefferies and its affiliates would expect to receive compensation. As the Board was aware, Jefferies in the past acted as financial advisor to Linn Energy in connection with certain reorganization transactions that resulted in the formation of the Company, for which services Jefferies received aggregate fees of approximately $26 million from Linn Energy. As the Board also was aware, Jefferies and its affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to Warburg and/or certain of its affiliates and portfolio companies, as applicable, for which services Jefferies and its affiliates have received and would expect to receive compensation, including, during the approximately two-year period prior to the date of Jefferies’ opinion, having acted or acting as (i) financial advisor to certain portfolio companies of Warburg in connection with disposition transactions, (ii) sole or joint lead arranger for credit facilities of certain portfolio companies of Warburg and (iii) joint bookrunner for a debt offering of a portfolio company of Warburg, for which services described in clauses (i) through (iii) above Jefferies and its affiliates received during such approximately two-year period aggregate fees of approximately $27 million from Warburg and certain of its portfolio companies. In addition, in the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company, Citizen Holdings and certain portfolio companies of Warburg and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.

Jefferies was selected as the Company’s financial advisor in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with the Company’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Unaudited Prospective Financial and Operating Information

Given the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, the Company does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results in its regularly-scheduled earnings press releases and other investor materials.

In connection with the Company’s evaluation of strategic alternatives, the Company’s management prepared forward-looking financial information with respect to the second half of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2024 assuming the Company’s continued operation on a standalone basis. In September 2019, the Company’s management reviewed these financial projections with the Board (we refer to these projections as the “financial projections”). As noted in “—Background of the Merger,” the Board determined that the financial projections reflected the best estimates and judgments of the future financial performance of the Company. The financial projections were reviewed and approved by the Board and also were provided to the Financial Advisors for their use and reliance in connection with their respective financial analyses and opinions as described in the section entitled “The Merger—Opinions of Our Financial Advisors.”

None of the financial projections were intended for public disclosure. A summary of the financial projections is included in this proxy statement only because such financial projections or certain portions thereof were made available to the Board and the Financial Advisors. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the financial projections or the information contained therein is material.

The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles as applied in the U.S. (which we refer to as “GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither the Company’s independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the financial projections or expressed any opinion or any other form of assurance on the financial projections or their achievability. The Company’s independent registered public accounting firm assumes no responsibility for, and disclaims any association with, the financial projections.

In the view of the Company’s management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial and operational performance at the time of their preparation. The financial projections are not facts and should not be relied upon as necessarily predictive of actual future results. You are cautioned not to place undue reliance upon the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company or any of their respective affiliates, advisors or other representatives makes any representation to any Company stockholder regarding the validity, reasonableness, accuracy or completeness of the financial projections or the ultimate performance of the Company relative to the financial projections. Except as required by applicable law, neither the Company nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the financial projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in the Company’s business or its prospects or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or necessarily predictive of actual future performance, which may be significantly more favorable or less favorable than as set forth therein and should not be regarded as a representation that the financial forecasts, projected results or other estimates and assumptions therein will be achieved.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” set forth elsewhere in this proxy statement and the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019 and amended on April 30, 2019, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, which was filed with the SEC on May 15, 2019, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, which was filed with the SEC on August 7, 2019, the Company’s Current Reports on Form 8-K filed with the SEC and in the Company’s other public filings with the SEC. For additional information on factors that may cause the Company’s future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by the Company or any of its affiliates, advisors or other representatives or any other person to any Company stockholder or any other person regarding the actual performance of the Company compared to the results included in the financial projections or otherwise.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” on page 120. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the Merger and related matters. Further, the financial projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed in any manner in that context.

The financial projections reflect various estimates, assumptions and methodologies of the Company, all of which are difficult to predict and many of which are beyond the Company’s control, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company’s business.

In addition, certain of the financial projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled financial measures used by other companies. Furthermore, the non-GAAP metrics are not reconciled to GAAP metrics.

In preparing the prospective financial and operating information described below, the Company’s management used the following oil and natural gas prices, based on NYMEX strip pricing as of September 18, 2019 and Wall Street consensus pricing as of September 18, 2019.

NYMEX Strip Pricing as of September 18, 2019

	2H 2019E	2020E	2021E	2022E	2023E	2024E
Oil ($/Bbl)	$57.38	$54.54	$51.77	$51.11	$51.30	$51.77
Gas ($/MMbtu)	$2.53	$2.55	$2.47	$2.51	$2.58	$2.66

Wall Street Consensus Pricing as of September 18, 2019

	2H 2019E	2020E	2021E	2022E	2023E	2024E
Oil ($/Bbl)	$58.23	$59.12	$60.00	$59.50	$59.00	$59.00
Gas ($/MMbtu)	$2.56	$2.68	$2.69	$2.73	$2.80	$2.80

Financial Projections

The following table summarizes the financial projections:

Financial Projections Based on NYMEX Strip Pricing

($ in millions)

	For 12-Month Period Ended December 31,
	2H 2019E	2020E	2021E	2022E	2023E	2024E
Production (MBoe/d)	50.5	53.9	60.9	67.2	72.3	75.1
Total Revenues	$210	$402	$428	$453	$487	$504
Operating Cash Flow (1)	$136	$270	$284	$306	$339	$362
Adjusted EBITDAX (2)	$154	$307	$333	$356	$389	$408
Capital Expenditures	$142	$280	$308	$310	$294	$172

(1)	The Company defines operating cash flow as Adjusted EBITDAX less cash paid for interest, excluding interest capitalized to oil and natural gas properties.

(2)

The Company defines Adjusted EBITDAX as net income (loss) adjusted for interest expense, income tax expense (benefit), depreciation, depletion, amortization and accretion, exploration expense, non-cash equity-based compensation expense, aborted offering costs, severance and employee matter expenses, expense for allowance for doubtful accounts, (gain) loss on derivative contracts, and cash (paid) received upon settlement of derivative contracts, excluding amounts on contracts settled prior to contract maturity.

Financial Projections Based on Wall Street Consensus Pricing

($ in millions)

	For 12-Month Period Ended December 31,
	2H 2019E	2020E	2021E	2022E	2023E	2024E
Production (MBoe/d)	50.5	53.9	60.9	67.2	72.3	75.1
Total Revenues	$210	$414	$473	$516	$550	$559
Operating Cash Flow (1)	$136	$280	$326	$370	$405	$421
Adjusted EBITDAX (2)	$153	$316	$374	$416	$448	$459
Capital Expenditures	$142	$280	$308	$309	$293	$171

(1)	The Company defines operating cash flow as Adjusted EBITDAX less cash paid for interest, excluding interest capitalized to oil and natural gas properties.
(2)

The Company defines Adjusted EBITDAX as net income (loss) adjusted for interest expense, income tax expense (benefit), depreciation, depletion, amortization and accretion, exploration expense, non-cash equity-based compensation expense, aborted offering costs, severance and employee matter expenses, expense for allowance for doubtful accounts, (gain) loss on derivative contracts, and cash (paid) received upon settlement of derivative contracts, excluding amounts on contracts settled prior to contract maturity.

NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES INTENDS TO, AND EACH OF THEM DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR EVENTS OCCURRING AFTER THE RESPECTIVE DATES WHEN THE FINANCIAL PROJECTIONS WERE PREPARED OR TO REFLECT THE EXISTENCE OF FUTURE CIRCUMSTANCES OR THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE OR BECOME NO LONGER APPROPRIATE.

Interests of Directors and Executive Officers in the Merger

Members of the Board and the Company’s executive officers have various interests in the Merger described in this section that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board “FOR” the adoption of the Merger Agreement. The members of the Board were aware of these interests and considered them at the time they approved the Merger Agreement and in making their recommendation that Company stockholders adopt the Merger Agreement. These interests are described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “ —Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger” below were used:

•

the relevant price per share of Company Common Stock is $1.52 per share, which is the fixed price per share to be received by our stockholders in respect of their shares of Company Common Stock in connection with the Merger (which we refer to as the “Merger Consideration”);

•

the effective time of the Merger (which we refer to as the “effective time”) is December 31, 2019, which is the assumed date of the effective time of the Merger solely for purposes of the disclosure in this section (the “assumed effective time”); and

•

the employment of each executive officer of the Company is terminated without “cause” or due to the executive officer’s resignation for “good reason”, in each case, immediately following the assumed effective time.

Consideration Payable for Common Stock Held Pursuant to the Merger Agreement

The executive officers and directors of the Company who hold Company Common Stock at the closing of the Merger will be eligible to receive the same Merger Consideration as all of our other stockholders with respect to each outstanding share of Company Common Stock held. The table below sets forth the number of shares expected to be held by the executive officers and directors of the Company as of the assumed effective time, excluding Company Restricted Stock Units and Company Performance Share Units, and the value (at $1.52 per share, the Merger Consideration) they would receive for those shares upon consummation of the Merger.

Name	Number of Shares Owned	Consideration for Shares Owned
Executive Officers
Tony C. Maranto	0	$—
Richard Gideon	0	$—
Joel L. Pettit	42,154	$64,074
Greg T. Condray	42,154	$64,074
David M. Edwards	42,154	$64,074
Amber N. Bonney	14,050	$21,356
Directors
Joseph A. Mills	0	$—
Matthew Bonanno	0	$—
Evan Lederman	0	$—
John V. Lovoi (1)	78,367,634	$119,118,804
Paul B. Loyd Jr. (2)	76,269,766	$115,930,044
Michael Raleigh (2)	76,269,766	$115,930,044
Andrew Taylor	0	$—
Anthony Tripodo	0	$—

(1)

In addition to being a director of the Company, Mr. Lovoi is the sole member and manager of, and exercises investment management control over, JVL Advisors, LLC (“JVL”) and is also a member of the board of managers of Roan Holdings, LLC (“Roan Holdings”). JVL indirectly and beneficially owns approximately a 74.14% interest in Roan Holdings and has a contractual right to appoint a majority of the members of the board of managers of Roan Holdings. Mr. Lovoi may be deemed to share dispositive power over the securities held directly and indirectly by JVL, Roan Holdings and other entities managed by JVL and may therefore be deemed to be the beneficial owner of these shares of Company Common Stock. Mr. Lovoi is not directly receiving any consideration for shares of Company Common Stock.

(2)

In addition to being directors of the Company, Messrs. Loyd and Raleigh are members of the board of managers of Roan Holdings, appointed to such position by JVL pursuant to JVL’s contractual right to appoint a majority of the members of the board of managers of Roan Holdings. Messrs. Loyd and Raleigh may be deemed to share dispositive power over the securities held by Roan Holdings and may therefore be deemed to be beneficial owners of these shares of Company Common Stock. Messrs. Loyd and Raleigh are not directly receiving any consideration for shares of Company Common Stock.

Treatment of Outstanding Equity Awards

Company Performance Share Units

The Merger Agreement provides that, with respect to all outstanding Company Performance Share Units under the Company Stock Plan, as a result of the Merger:

•

each Company Performance Share Unit that is outstanding immediately prior to the effective time (other than any Company Performance Share Units held by Mr. Gideon) will automatically, and without any required action of the holder thereof, be cancelled without consideration; and

•

if the Merger closes on or prior to March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the merger closes after March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will vest based on actual achievement of the applicable performance metrics through the date of the merger and will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Performance Share Units that vested and (ii) the Merger Consideration. Assuming that actual achievement of the applicable performance metrics through the date of the merger is based on $1.52 per share (the Merger Consideration), no Company Performance Share Units held by Mr. Gideon would vest.

No directors of the Company currently hold any outstanding Company Performance Share Units.

Company Restricted Stock Units

The Merger Agreement provides that, with respect to all outstanding Company Restricted Stock Units under the Company Stock Plan, as a result of the Merger:

•

each Company Restricted Stock Unit that is outstanding immediately prior to the effective time (other than any Company Restricted Stock Units held by Mr. Gideon) will automatically, and without any required action of the holder thereof, become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award and (ii) the Merger Consideration;

•

if the Merger closes on or prior to March 29, 2020, each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the Merger closes after March 29, 2020, each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award and (ii) the Merger Consideration. Based on the assumed closing date of the Merger, the Company Restricted Stock Units held by Mr. Gideon will be forfeited without consideration.

The following table sets forth for each of the Company’s directors and executive officers the number of Company Restricted Stock Units held by such individual as of the effective time and the estimated value of the acceleration of the vesting of such Company Restricted Stock Units as a result of the Merger. For purposes of this table, the value of the Company Restricted Stock Units was calculated by multiplying (i) the number of Company Restricted Stock Units that could be accelerated as a result of the merger by (ii) the Merger Consideration. As noted above, for purposes of Mr. Gideon’s Company Restricted Stock Units, it has also been assumed that all Company Restricted Stock Units held by Mr. Gideon will be forfeited without consideration. Of the Company’s directors, only Joseph A. Mills and Anthony Tripodo hold Company Restricted Stock Units.

Name	Number of Outstanding Company Restricted Stock Units	Value of Accelerated Company Restricted Stock Units
Executive Officers
Tony C. Maranto(1)	—	$—
Richard Gideon (2)	381,679	$—
Joel L. Pettit	119,332	$181,385
Greg T. Condray	119,332	$181,385
David M. Edwards	119,332	$181,385
Amber N. Bonney	39,778	$60,463
Directors
Joseph A. Mills	5,900	$8,968
Matthew Bonanno	0	$—
Evan Lederman	0	$—
John V. Lovoi	0	$—
Paul B. Loyd Jr.	0	$—
Michael Raleigh	0	$—
Andrew Taylor	0	$—
Anthony Tripodo	5,900	$8,968

(1)	Mr. Maranto resigned as President and Chief Executive Officer of the Company on April 12, 2019. Upon his resignation, he forfeited all outstanding equity awards.
(2)	If the Outside Date (as defined below) is extended such that the effective time occurs following March 29, 2020, Mr. Gideon’s 381,679 RSUs will fully accelerate with a value of $580,152.

Employment Agreements

Applicable Defined Terms

Certain terms applicable to the employment agreements with the executive officers are generally defined as follows:

•

“cause” means the executive officer’s: (i) material breach of the employment agreement or any other agreement with the Company or any of its affiliates; (ii) violation of any workplace-related law or policy or code of conduct established by the Company or any of its affiliates and applicable to such executive officer; (iii) commission of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iv) commission of, conviction or indictment for or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude; or (v) willful failure or refusal to perform his or her obligations under the employment agreement or to follow any lawful directive from the Board.

•

“change in control” means: (i) the acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of Class A common stock or the combined voting power of the Company’s outstanding voting securities; (ii) the incumbent directors cease to constitute at least a majority of the Board; (iii) consummation of a business combination unless following such business combination ownership or effective control has not been sufficiently changed; or (iv) complete liquidation or dissolution of the Company.

•

“good reason” means: (i) a material diminution in the executive officer’s base salary, title or duties; (ii) a material breach by the Company of any of its covenants or agreements pursuant to the employment agreement or other written agreement; or (iii) a change in the executive officer’s principal place of employment to a location more than 50 miles from the executive officer’s principal place of employment on the effective date of the employment agreement.

Employment Agreement with Richard Gideon

Mr. Gideon entered into an employment agreement with the Company and Roan Resources LLC, effective as of September 29, 2019 (the “Gideon Employment Agreement”). Upon termination of Mr. Gideon’s employment by the Company without cause or his resignation for good reason, in each case, following a change in control, Mr. Gideon is eligible to receive cash severance equal to either (i) if the termination date occurs on or prior to March 29, 2020, two times the sum of (a) his then-current annualized base salary and (b) one-half of his target annual bonus for the year of the termination (or, if such termination occurs in 2019, 60% of the annualized base salary) or (ii) if the termination date occurs following March 29, 2020, two and one-half times the sum of his (a) then-current annualized base salary and (b) target annual bonus for the year of termination. The Gideon Employment Agreement provides for such severance payments to be paid in equal installments over the 24-month period following the termination (or, if the termination is after March 29, 2020, the 30-month period following termination). The Gideon Employment Agreement contains a perpetual confidentiality covenant and a 24-month post-termination non-competition and non-solicitation covenant. All severance payments are contingent upon Mr. Gideon signing a release in favor of the Company and its affiliates and continued compliance with the applicable restrictive covenants; provided, however, that the non-competition covenant shall be waived if Mr. Gideon’s employment is terminated by the Company without cause or due to his resignation for good reason, in each case, due to a change in control on or prior to March 29, 2020. Using the assumption that Mr. Gideon is terminated without cause or resigns for good reason following a change in control that is effective on or before March 29, 2020, he could receive severance payments equal to $1,600,000. If Mr. Gideon is terminated without “cause” or resigns with “good reason” following a “change in control” that is effective after March 29, 2020, then he could receive severance payments equal to $2,750,000.

Employment Agreement with Executive Officers Other than Mr. Gideon

Each of Joel L. Pettit, Greg T. Condray, David M. Edwards and Amber N. Bonney have employment agreements with Roan Resources LLC that provide for cash severance equal to 24 months of his or her then-current annualized base salary upon his or her termination of employment by the Company for cause or his or her resignation for good reason. The employment agreements provide for such severance payments to be paid in equal installments over the 12-month period following the termination. In addition, the employment agreements contain a perpetual confidentiality covenant and a 12-month post-termination non-competition and non-solicitation covenant. All severance payments are contingent upon the applicable executive officer signing a release in favor of the Company and its affiliates and continued compliance with the restrictive covenants.

Using the assumption that the applicable executive officer is terminated without cause or resigns with good reason in connection with the Merger, Mr. Pettit could receive severance payments equal to $800,000, Messrs. Condray and Edwards could each receive severance payments equal to $820,000 and Ms. Bonney could receive severance payments equal to $540,000. None of these payments are directly conditioned upon the Merger, but they could become payable if the executive officers are terminated without cause or resign for good reason in connection with the Merger.

Indemnification and Insurance

The Second Amended and Restated Bylaws of the Company and certain other supplemental indemnification agreements require the Company, among other things, to indemnify the directors and executive officers of the Company against certain liabilities that may arise by reason of their service as directors or officers of the

Company or in his or her capacity as a director, officer, employee, member, trustee or agent of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any of its subsidiaries.

In addition, the Merger Agreement provides that, for a period of six years from the effective time, Citizen and the surviving corporation shall indemnify, defend and hold harmless each officer and director of the Company or any of its subsidiaries and also with respect to any person serving at the request of or on behalf of the Company or any of its subsidiaries against any losses, claims, damages, liabilities, costs, reasonable expenses (including reasonable attorneys’ fees), judgments, fines, penalties, losses and amounts paid in settlement in connection with any threatened, asserted, pending or completed action or proceeding arising out of or pertaining to matters that relate to such person’s duties or service as a director or officer of the Company or any of its subsidiaries or as a trustee of (or in similar capacity with) any compensation and benefit plan of any thereof.

In addition, pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from Citizen or the surviving corporation and coverage under certain directors’ and officers’ liability insurance policies for a period of six years following the effective time. Such indemnification and insurance coverage is further described in the section entitled “The Agreement and Plan of Merger—Director and Officer Indemnification and Insurance Information.”

Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger which the named executive officers of the Company for calendar year 2018 (as determined pursuant to Item 402(t) of Regulation S-K) could receive in connection with the Merger. Since Messrs. Mills and Gideon did not begin serving as executive officers of the Company until 2019, they are not considered named executive officers of the Company for purposes of Item 402(t) of Regulation S-K and, as a result, are not included in the table below.

The amounts in the table were calculated using the following assumptions: (i) the effective time of the Merger occurred on the assumed effective time, (ii) the relevant price per share of the Company common stock is $1.52, (iii) the employment of each of the Company’s named executive officers will be assumed to be terminated without “cause” at the effective of the Merger and (iv) that with respect to any agreements that require the named executive officer to execute a release agreement or to comply with restrictive covenants, the named executive officer has properly and timely executed that agreement and complied with all requirements necessary in order to receive the benefits noted below. Some of the assumptions used in the table below are based upon information not currently available, and as a result, the actual amounts to be received by any of the named executive officers may differ from the amounts set forth below.

For definitions and detailed descriptions of the agreements noted below, see the descriptions above within the section titled “Interests of the Company’s Directors and Executive Officers in the Merger.”

Named Executive Officer	Cash ($) (2)	Equity ($) (3)	Total ($)
Tony C. Maranto (1)	$—	$—	$—
Joel L. Pettit	$760,000	$181,385	$941,385
Greg T. Condray	$820,000	$181,385	$1,001,385
David M. Edwards	$820,000	$181,385	$1,001,385
Amber N. Bonney	$540,000	$60,463	$600,463

(1)	Mr. Maranto resigned as President and Chief Executive Officer of the Company on April 12, 2019. He is no longer party to any agreement that provides for compensation in connection with the Merger.

(2)

The amount shown for each named executive officer reflects the severance payment that the named executive officer would be eligible to receive pursuant to his or employment agreement. The severance payment for each of Messrs. Pettit, Condray and Edwards and Ms. Bonney are not directly conditioned upon the occurrence of the Merger and are thus not considered to be double-trigger payments, but could become payable if the named executive officer is terminated without “cause” or resigns for “good reason” under his or her applicable employment agreement in connection with the Merger.

(3)

The amounts shown in this column reflect the value of the acceleration of outstanding and unvested equity awards that each named executive officer could receive in connection with the Merger. The number of Company Restricted Stock Units that each named executive officer is deemed to hold as of the date of this filing has been multiplied by $1.52, the Merger Consideration. As described above, all Company Performance Share Units held by named executive officers will be cancelled for no consideration. The amount of Company Restricted Stock Units held by each individual has been disclosed within the tables above under the heading “Treatment of Outstanding Equity Awards—Company Restricted Stock Units.” Payments shown in this column are considered to be “single-trigger” payments.

Other Agreements

Voting Agreements

As of the record date, members of the Board, the Company’s executive officers and the Holders, beneficially owned and were entitled to vote an aggregate of 118,805,418 shares of Company Common Stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Company Restricted Stock Units or Company Performance Share Units), representing approximately 77% of the outstanding shares of Company Common Stock.

The Holders, and, solely for the purpose of certain specified sections, the Company, have entered into Voting Agreements pursuant to which the Holders agreed, among other things, to vote their shares of Company Common Stock in favor of the Merger and the adoption of the Merger Agreement, as described in “The Merger—Voting Agreements,” “The Agreement and Plan of Merger—Covenants Regarding Conduct of Business by the Company Prior to the Merger” and “The Agreement and Plan of Merger—Other Covenants and Agreements” on pages 82, 92 and 103 of this proxy statement, respectively. The form of Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.

Term Loan Facility

On June 27, 2019, the Company entered into a term loan facility pursuant to a credit agreement among the Company, as borrower, Cortland Capital Market Services LLC, as administrative agent, and affiliates of certain of the Company’s significant stockholders party thereto as lenders, including affiliates of JVL, Elliott and York (the “Term Loan Lenders”). Prior to entering into such term loan facility, the terms and provisions of the term loan facility were reviewed and approved by a special committee of disinterested Board members that had engaged its own financial advisor and legal counsel. Under the term loan facility, the consummation of the Merger constitutes a change of control, entitling the Term Loan Lenders to the repayment of all outstanding borrowings, plus any accrued but unpaid interest, as well as a Repayment Premium equal to 1.00% of the outstanding borrowings, plus the amount of interest that would have accrued if the amount borrowed had been outstanding for one year. Assuming the merger is consummated on December 31, 2019, this would result in repayment of the $50,000,000 outstanding under the term loan facility plus a Repayment Premium of $6,550,807.41. To facilitate the execution of the Merger Agreement, the Term Loan Lenders agreed to waive their contractual rights to a Repayment Premium on any additional amounts that the Company borrows under the term loan facility after September 30, 2019. Such waiver terminates if the Merger Agreement is terminated. The Company expects the term loan facility will be repaid and terminated in connection with the closing of the Merger.

Certain Effects of the Merger

If the proposal to adopt the Merger Agreement is approved by the holders of shares of Company Common Stock representing a majority of the outstanding shares of Company Common Stock entitled to vote on such matter and the other conditions to the Closing of the Merger are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, the Company will continue to exist following the Merger as a wholly-owned subsidiary of Citizen.

Following the completion of the Merger, all of the Company’s equity interests will be beneficially owned by Citizen, and, by virtue of the Merger, none of the Company’s current stockholders will have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Citizen. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company Common Stock. Following the Merger, Citizen will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the effective time, except as described below, each share of Company Common Stock issued and outstanding immediately prior to the effective time (other than (i) shares of Company Common Stock that are owned by the Company or its wholly-owned subsidiaries (other than shares held in a fiduciary capacity) or by Citizen or its wholly-owned subsidiaries, in each case immediately prior to the effective time and (ii) shares of Company Common Stock held by stockholders who have not voted in favor of, or consented to the adoption of, the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the DGCL concerning the right of holders of shares to request appraisal of their shares) will be cancelled and automatically converted into the right to receive $1.52 in cash, without interest thereon, subject to any applicable withholding taxes.

For information regarding the effects of the Merger on the Company’s outstanding equity awards and the Company’s equity plans, please see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 70, and the section entitled “The Agreement and Plan of Merger—Treatment of Outstanding Equity Awards and Equity Plans,” beginning on page 87.

Company Common Stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “ROAN.” Following the completion of the Merger, shares of Company Common Stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company Common Stock under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to Company Common Stock. Termination of registration of Company Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company, to the extent that such provisions apply solely as a result of the registration of Company Common Stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the proposal to adopt the Merger Agreement is not approved by the holders of shares representing a majority of the outstanding shares of Company Common Stock entitled to vote on such matter or if the Merger is not completed for any other reason, holders of shares of Company Common Stock will not receive any consideration from Citizen or Merger Sub for such holder’s shares of Company Common Stock. Instead, the Company will remain a public company, and Company Common Stock will continue to be listed and traded on the NYSE. We expect that holders of shares of Company Common Stock would continue to be subject to the same risks to which they are currently subject with respect to their ownership of Company Common Stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. If the proposal to adopt the Merger Agreement is not approved by the holders of shares representing a majority of the outstanding shares of Company Common Stock entitled to vote on such matter, or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that the Company’s business, prospects or results of operations will not be adversely impacted.

In addition, if the Merger Agreement is terminated under specified circumstances, the Company is required to pay Citizen the Company Termination Fee. Upon termination of the Merger Agreement under certain circumstances, Citizen will be obligated to pay the Company the Citizen Termination Fee. See the section entitled “The Agreement and Plan of Merger—Expenses; Termination Fees,” beginning on page 108.

Financing of the Merger

Citizen has obtained Financing for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Citizen to pay the Merger Consideration and fees and expenses related to the Merger and the Financing and to refinance the Company’s revolving credit facility and term loan facility and Citizen’s existing revolving credit facility. Pursuant to the terms and conditions set forth in the Equity Commitment Letter, the Sponsors have committed to capitalize Citizen with an equity contribution for an aggregate amount equal to $515 million. Citizen will, and will cause its affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter as promptly as possible following the date of the Merger Agreement.

Pursuant to the terms and conditions set forth in the Debt Commitment Letter, the Lenders have committed to provide Citizen with debt financing consisting of a $1.5 billion senior secured reserve based revolving credit facility with an initial borrowing base of $725 million. The obligation of the Lenders under the Debt Commitment Letter to provide such debt financing is subject to a number of conditions customary for committed acquisition financings including without limitation: (i) the consummation of the Merger; (ii) no amendments, waivers or modifications or consents given by Citizen to the Merger Agreement that are materially adverse to the Lenders without the consent of the Lenders; (iii) minimum availability under such credit facility of $108.75 million after giving effect to the Merger and related transactions; (iv) the making of certain limited specified representations; (v) delivery of certain financial information and projections, including historical monthly production information and lease operating statements, unaudited quarterly financial statements and audited annual financial statements; (vi) delivery of “know-your-customer” information; and (vii) execution of satisfactory documentation. Citizen will use its reasonable best efforts to arrange the Debt Financing on terms and conditions not less favorable to Citizen than those described in the Debt Commitment Letter and the fee letters described therein. The Company will use its reasonable best efforts to cooperate with Citizen as reasonably requested by Citizen in connection with Citizen’s arrangement of the Financing at Citizen’s sole cost and expense, subject to certain exceptions.

In lieu of financing described under the Debt Commitment Letter, Citizen may also seek alternative debt financing, subject to certain termination fees.

Limited Guarantee

To induce the Company to enter into the Merger Agreement, the Sponsors executed the Limited Guarantee, dated as of October 1, 2019, in favor of the Company. Under the Limited Guarantee, subject to the limitations described therein, the Sponsors have guaranteed Citizen’s obligations to pay the Citizen Termination Fee, the

Unwind Reimbursement and the expenses and interest payable, if any, due to late payment or failure to pay termination fees, but only up to $4.5 million, in each case, subject to the terms and conditions set forth in the Limited Guarantee and the Merger Agreement. The guarantee terminates automatically and immediately upon the earlier of:

•	the Closing;

•	payment in full of the guaranteed obligation; and

•	the termination of the Merger Agreement (other than a qualified termination as specified in the Limited Guarantee).

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (each as defined below) of Company Common Stock who exchange their shares of Company Common Stock for cash in the Merger. This discussion is limited to holders of shares of Company Common Stock who hold such shares as “capital assets” (generally, property held for investment). This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, judicial interpretations thereof and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (which we refer to as the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Company Common Stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial owner of Company Common Stock that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, persons that, for U.S. federal income tax purposes, are treated as a partner in a partnership holding shares of Company Common Stock should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

This discussion is for general information only and does not purport to address all aspects of U.S. federal taxation that may be relevant to a holder of Company Common Stock in light of that holder’s particular circumstances (including the impact of the Medicare contribution tax on net investment income and the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Section 262 of the DGCL) or to holders subject to special rules under the U.S. federal income tax laws (such as, for example, dealers or brokers in stocks, securities, or currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; governmental organizations; holders subject to the alternative minimum tax provisions of the Code; partnerships, S corporations or other passthrough entities (or investors in such partnerships, S corporations or such other passthrough entities); regulated investment companies; real estate investment trusts; certain former citizens or long-term residents of the United States; holders whose functional currency is not the U.S. dollar; holders who hold shares of Company Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquired Company Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation; or “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax; or holders who actually or constructively own more than 5% of Company Common Stock). This discussion does not address any tax consequences of the Merger under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax laws.

HOLDERS OF SHARES OF COMPANY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS OR ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

General. A U.S. holder’s receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a fully taxable transaction for U.S. federal income tax purposes, and, in general, a U.S. holder who receives cash in exchange for shares of Company Common Stock in the Merger will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the Merger (including any cash required to be withheld for tax purposes) and (ii) such U.S. holder’s adjusted tax basis in its shares of Company Common Stock. If a U.S. holder’s holding period in the shares of Company Common Stock it surrenders in the Merger is greater than one year as of the effective time, such gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at reduced preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Common Stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Common Stock.

Information Reporting and Backup Withholding. Payments of cash made to a U.S. holder pursuant to the Merger generally will be subject to information reporting and may, under certain circumstances, be subject to backup withholding (at the applicable rate) unless the U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year of the Merger and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

shares of Company Common Stock constitute a United States real property interest by reason of the Company’s status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Company believes that it currently is, and expects to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided shares of Company Common Stock are “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) at the effective time, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the effective date or the non-U.S. holder’s holding period for the Company Common Stock, more than 5% of the shares of Company Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized pursuant to the Merger as a result of the Company’s status as a USRPHC. If shares of Company Common Stock were not considered to be regularly traded on an established securities market at the effective time, a non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax upon receipt of cash for its shares of Company Common Stock pursuant to the Merger, and a 15% withholding tax would apply to the gross proceeds received. The Company believes that shares of Company Common Stock are considered to be regularly traded on an established securities market for purposes of the foregoing rules.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding. Payments of cash to a non-U.S. holder pursuant to the Merger that are effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of cash to a non-U.S. holder pursuant to the Merger that is effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability (if any), provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF COMPANY COMMON STOCK. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF COMPANY COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals

Hart-Scott-Rodino Antitrust Improvements Act of 1976

On October 4, 2019, the Company and Citizen filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the United States Federal Trade Commission (which we refer to as the “FTC”), which triggered the start of the HSR Act waiting period. On October 17, 2019, the Company and Citizen received notification from the FTC that early termination of the HSR Act waiting period had been granted (the “Early Termination Notice”).

Regulatory Conditions to Completion of the Merger

At any time before or after the effective time, the DOJ, the FTC, antitrust authorities outside of the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the Merger, conditionally approving the Merger upon the divestiture of the Company’s or Citizen’s assets, subjecting the completion of the Merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Completion of the Merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Merger.

The waiting period under the HSR Act was terminated on October 17, 2019 upon receipt of the Early Termination Notice and, as a result, the related condition has been satisfied.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Citizen, the Holders and, solely for the purpose of certain specified sections, the Company, entered into the Voting Agreements with respect to certain shares of Company Common Stock beneficially owned by such persons, as set forth in the respective Voting Agreements, which represent approximately 77% of the outstanding shares of Company Common Stock.

Pursuant to the Voting Agreements, the Holders agreed to vote all Voting Agreement Shares held by them in favor of the Merger and the adoption of the Merger Agreement at any meeting of the Company’s stockholders called for such purpose and against any Alternative Proposal or any proposal made in opposition to the adoption of the Merger Agreement, without regard to the terms of any Alternative Proposal.

The Voting Agreements will terminate on the earliest to occur of (i) the effective time, (ii) the termination of the Merger Agreement, (iii) the date of any modification or amendment to, or the waiver of any provision of, the Merger Agreement that reduces the amount, changes the form of consideration payable, or otherwise adversely affects the Holders in any material respect, (iv) a Change in Recommendation, (v) the effectiveness of a written agreement executed by the parties to the Voting Agreements to terminate the Voting Agreements and (vi) the election of any Holder to terminate a Voting Agreement if the effective time has not occurred on or before the April 7, 2020 (the earliest of such times, the “Expiration Date”).

Among other things, the Holders further agreed (i) not to initiate, solicit, knowingly encourage or knowingly facilitate any third person to make a third party proposal or to participate in any discussions or negotiations in connection therewith and (ii) not to (a) sell, transfer, assign, tender in any tender or exchange offer, pledge encumber, hypothecate or similarly dispose of Company Common Stock owned by the Holders or (b) deposit any Company Common Stock into a voting trust or enter into a voting agreement or grant any proxy, consent or power of attorney that is inconsistent with the Voting Agreements at any time prior to the Expiration Date.

The form of Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully in its entirety.

The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Citizen or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” on page 120.

The representations, warranties and covenants made in the Merger Agreement by the Company, Citizen and Merger Sub are qualified and subject to important limitations agreed to by the Company, Citizen and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures made by the Company to Citizen and Merger Sub in the disclosure letter delivered by the Company in connection with the Merger Agreement (which we refer to as the “Company disclosure letter”), which such disclosures are not reflected in the text of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may or may not have been included in this proxy statement.

Date of the Merger Agreement

The Merger Agreement was executed by the Company, Citizen and Merger Sub on October 1, 2019 (the “date of the Merger Agreement”).

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, at the effective time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger. As a result of the Merger, the Company, as the surviving corporation, will succeed to and assume all of the rights and obligations of Merger Sub and the Company in accordance with the DGCL, as a wholly-owned subsidiary of Citizen.

Closing; Effective Time of the Merger

The Closing of the Merger will take place on the second business day after the day on which the last of each of the conditions set forth in the Merger Agreement are satisfied, or waived in accordance with the Merger

Agreement (other than those conditions that, by their nature, are only capable of being satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions by the party entitled to waive such conditions) or another date agreed to in writing by Citizen and the Company. However, the parties are not required to consummate the Closing prior to the earlier of (i) the second business day after the end of the Marketing Period (as described below) and (ii) the date during the Marketing Period specified by Citizen on no less than three business days’ notice to the Company.

The “Marketing Period” is the first period of fifteen consecutive calendar days following the later of (i) receipt by the debt financing sources of the Required Information (as described below) and (ii) the date of execution of the Debt Commitment Letter. Notwithstanding the foregoing, the Marketing Period will end on any earlier date that is the date on which the debt financing is consummated. The Marketing Period commenced on October 4, 2019.

“Required information” means (i) the provision by Citizen of the following information to the debt financing sources: (a) GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Citizen Holdings for the fiscal years 2017 and 2018, (b) a cash flow forecast and budget model for each fiscal quarter ending after the date of the Merger Agreement and prior to December 31, 2020, (c) an updated and final financial model of Citizen credit parties in a customary confidential information memoranda to be used in connection with the syndication of the senior secured reserve based revolving credit facility described in the Debt Commitment Letter in a form customarily delivered in connection with senior secured bank financings of the type described in the Debt Commitment Letter and customary engineering information in a form customarily delivered in connection with senior secured bank financings of, prepared by the investors on a pro forma basis after giving effect to the transactions, and (d) monthly production and accounting lease operating statements for the 14 months ended June 30, 2019 for Citizen and (ii) the provision by the Company of its monthly production and accounting lease operating statements for the 14 months ended June 30, 2019 for the Company.

The Company will cause a certificate of Merger with respect to the Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and at the time when the properly executed certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as may be agreed upon by Citizen and Company and set forth in the certificate of Merger in accordance with the DGCL.

Organizational Documents; Directors and Officers

The Merger Agreement provides that, at the effective time, (i) the second amended and restated certificate of incorporation of the surviving corporation, as in effect immediately prior to the effective time, will be amended and restated in its entirety in the form attached to the Merger Agreement until thereafter amended, subject to the terms of the Merger Agreement, in accordance with the terms thereof and applicable law, and (ii) the second amended and restated bylaws of the surviving corporation, as in effect immediately prior to the effective time, will be amended and restated in its entirety as of the effective time in a form acceptable to Citizen until thereafter amended, subject to the terms of the Merger Agreement, in accordance with the terms thereof and applicable law.

Additionally, the Merger Agreement provides that the board of directors of Merger Sub immediately prior to the effective time, will, from and after the effective time, be the directors of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. Prior to the effective time, the Company will use its reasonable best efforts to deliver to Citizen the resignation of each member of the Board. Each resignation deliverable pursuant to the Merger Agreement will be effective as of, and contingent upon the occurrence of, the Closing. Furthermore, the officers of Merger Sub immediately prior to the effective time will, from and after the effective time, be the initial officers of the surviving corporation and will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation.

Merger Consideration

Outstanding Company Common Stock

At the effective time, except as described below, each share of Company Common Stock issued and outstanding immediately prior to the effective time, other than any shares of Company Common Stock that are outstanding immediately prior to the effective time (if any) owned by (i) the Company or its wholly owned subsidiaries, other than those held in a fiduciary capacity, or (ii) Citizen or its wholly owned subsidiaries and any shares of Company Common Stock that are outstanding immediately prior to the effective time as to which the holder thereof will have properly complied in all respects with the previous provisions of Section 262 of the DGCL as to appraisal rights (the “Dissenting Shares”), will be converted into the right to receive $1.52 in cash, without interest (such amount, the “Merger Consideration”).

Citizen Company Common Stock

Each share of common stock of Citizen issued and outstanding immediately prior to the effective time will remain issued and outstanding and will not be affected by the Merger.

Merger Sub Capital Stock

At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will automatically be converted into one share of validly issued, fully paid and nonassessable Class A common stock, par value $0.001, of the surviving corporation. From and after the effective time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the surviving corporation into which they were converted. Each certificate or book entry evidencing ownership of such shares of common stock of Merger Sub will thereafter evidence ownership of shares of common stock of the surviving corporation.

Dissenting Shares

Each Dissenting Share will not be converted into the right to receive the Merger Consideration but instead will be cancelled and will represent the right to receive only the payment, solely from the surviving corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL. However, if any such person fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such person to receive those rights under Section 262 of the DGCL will cease and such shares of Company Common Stock will be deemed to have been converted as of the effective time into, and will represent only the right to receive the Merger Consideration, without interest thereon.

The Merger Agreement provides that the Company will give Citizen prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, any written withdrawal or purported withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the effective time that relates to such demand, and Citizen will have the right to control all negotiations and proceedings with respect to such demands. The Company will not make any payment with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Citizen, in Citizen’s sole discretion. Any portion of the Merger Consideration made available to the Payment Agent (as defined below) pursuant to the terms set forth in the Merger Agreement to pay for Company Common Stock for which appraisal rights have been perfected will be returned to Citizen upon demand.

Treatment of Outstanding Equity Awards and Equity Plans

Restricted Stock Unit Awards

The Merger Agreement provides that, as of the effective time, each Company Restricted Stock Unit award that is outstanding immediately prior to the effective time (other than the Company Restricted Stock Units held by Richard Gideon) will automatically, and without any required action of the holder thereof, become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award and (ii) the Merger Consideration. Based on the assumed closing date of the Merger, the Company Restricted Stock Units held by Mr. Gideon will be forfeited without consideration.

If the merger closes on or prior to March 29, 2020, each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the merger closes after March 29, 2020, each Company Restricted Stock Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will become fully vested and non-forfeitable and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award and (ii) the Merger Consideration. Based on the assumed closing date of the Merger, the Company Restricted Stock Units held by Mr. Gideon will be forfeited without consideration.

Performance Share Unit Awards

The Merger Agreement provides that, effective as of the effective time, each award of Company Performance Share Units that is outstanding immediately prior to the effective time (other than any Company Performance Share Units held by Richard Gideon) will automatically, and without any required action of the holder thereof, be cancelled without consideration.

If the Merger closes on or prior to March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will be forfeited without consideration, and if the Merger closes after March 29, 2020, each Company Performance Share Unit held by Mr. Gideon that is outstanding immediately prior to the effective time will vest based on actual achievement of the applicable performance metrics through the date of the Merger and will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Performance Share Units that vested and (ii) the Merger Consideration. Based on the assumed closing date, the Company Performance Share Units held by Mr. Gideon will be forfeited without consideration. Further, assuming that actual achievement of the applicable performance metrics through the date of the Merger is based on $1.52 per share (the Merger Consideration), no Company Performance Share Units held by Mr. Gideon would vest, even if the closing occurs after March 29, 2020.

Company Stock Plans

The Merger Agreement provides that no later than the effective time, the Company will have terminated each Company Stock Plan and no further Company Restricted Stock Units, Company Performance Share Units or other rights with respect to Company Common Stock will be granted thereunder. Prior to the effective time, the Board will adopt such resolutions that are necessary for the treatment of the Company Restricted Stock Units or Company Performance Share Units pursuant to the terms of the Merger Agreement, which resolutions will also provide that such Company Restricted Stock Units or Company Performance Share Units will terminate conditioned upon, and effective immediately after, the effective time.

Exchange Procedures

The Merger Agreement provides that prior to the effective time, Citizen will appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent for the purpose of exchanging shares of Company Common Stock for the Merger Consideration as required by the Merger Agreement (the

“Payment Agent”). Promptly after the effective time, Citizen will deposit, or cause to be deposited, with the Payment Agent for the benefit of the holders of the applicable shares of Company Common Stock, for payment in accordance with the Merger Agreement, through the Payment Agent, cash in an amount necessary to pay the aggregate Merger Consideration. Any funds deposited with the Payment Agent for payment of the Merger Consideration is referred to as the “Exchange Fund.” The Payment Agent will, pursuant to irrevocable instructions from Citizen and the Company, deliver the Merger Consideration contemplated to be paid for shares of Company Common Stock pursuant to the Merger Agreement out of the Exchange Fund.

As promptly as practicable after the effective time, Citizen will instruct the Payment Agent to mail to each record holder of shares of Company Common Stock as of the effective time (other than the Company and its subsidiaries and Citizen and its subsidiaries): (i) a letter of transmittal (specifying that in respect of certificates, delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Payment Agent, and which will be in customary form agreed to by Citizen and the Company prior to the effective time); and (ii) instructions (in customary form and agreed to by Citizen and the Company prior to the effective time) for use in effecting the surrender of the certificates or Book-Entry Shares in exchange for the Merger Consideration payable in respect of shares of Company Common Stock represented by such certificates or Book-Entry Shares, as applicable. Promptly after the effective time, upon surrender of certificates, if any, for cancellation to the Payment Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Shares) as may be reasonably required pursuant to such instructions, each holder who held shares of Company Common Stock immediately prior to the effective time (other than the Company and its wholly owned subsidiaries and Citizen and its wholly owned subsidiaries) will be entitled to receive, upon surrender of the certificates or Book-Entry Shares therefor, the Merger Consideration that such holder has the right to receive pursuant to the Merger Agreement. No interest will be paid or accrued on any Merger Consideration.

In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such shares of Company Common Stock may be paid to a transferee, if the Certificate representing such Company Common Stock or evidence of ownership of the Book-Entry Shares is presented to the Payment Agent, and in the case of both certificates and Book-Entry Shares of Company Common Stock, accompanied by all documents reasonably required to evidence and effect such transfer and the person requesting such exchange will pay to the Payment Agent in advance any transfer or other taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such shares of Company Common Stock, or will establish to the satisfaction of the Payment Agent that such taxes have been paid or are not payable.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE MAILED TO STOCKHOLDERS HOLDING CERTIFICATED SHARES OF COMMON STOCK IF THE MERGER IS COMPLETED.

Lost, Stolen and Destroyed Certificates

If any certificate will have been lost, stolen or destroyed, upon the making of an affidavit by the person claiming such certificate to be lost, stolen or destroyed, the posting by such person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such certificate, the Payment Agent will pay in exchange for such lost, stolen or destroyed certificate the Merger Consideration payable in respect of shares of Company Common Stock represented by such Certificate.

Representations and Warranties

The Company, on the one hand, and Citizen and Sub, on the other hand, have each made representations and warranties to each other in the Merger Agreement. The representations and warranties referenced below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to Company stockholders and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the Company to Citizen and Merger Sub in the Company disclosure letter. The representations and warranties contained in the Merger Agreement should not be relied upon as characterizations of the actual state of facts or conditions of the Company, Citizen, Merger Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the Merger Agreement will expire at the effective time.

Representations and Warranties of the Company

The Company has made customary representations and warranties to Citizen and Merger Sub in the Merger Agreement regarding aspects of the Company’s business and various other matters pertinent to the Merger. The topics covered by the Company’s representations and warranties include the following:

•	the organization, qualification to do business and good standing of the Company;

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the Company’s subsidiaries, including, among other things, the organization, qualification to do business, good standing, capital structure and absence of restrictions with respect to the capital stock of such subsidiaries;

•	the capital structure, and the absence of restrictions with respect to the capital stock and other securities, of the Company;

•	each of the Company’s subsidiaries is, directly or indirectly, wholly owned by the Company;

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the absence of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind beneficially owned, directly or indirectly, by the Company or any of its subsidiaries;

•	the Company’s authority to enter into, and, subject to receipt of the Company Stockholder Approval, consummate the transactions contemplated by the Merger Agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or contracts, in each case as a result of the Company’s execution or delivery of the Merger Agreement or the performance by the Company of its covenants under, or the consummation by the Company of the transactions contemplated by, the Merger Agreement;

•	the Company stockholders, governmental and regulatory approvals required to complete the Merger;

•	the Company’s and its subsidiaries’ governmental permits and compliance with law;

•	the Company’s SEC filings since September 24, 2018, the financial statements contained in such filings and off-balance sheet arrangements;

•	the Company’s and its subsidiaries’ systems of internal control over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities;

•

the absence of any Company material adverse effect since June 30, 2019 and the absence of certain other changes or events since June 30, 2019 that are described in the absence of certain changes or events representation and warranty in the Merger Agreement;

•	the Company’s and its subsidiaries’ compliance with applicable laws and possession of all Company permits necessary under applicable law;

•

contracts that would be required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, and other contracts related to the Company and its subsidiaries that are described in the material contracts representation and warranty in the Merger Agreement (which we refer to as “Company Material Agreements”);

•	environmental matters related to the Company and its subsidiaries;

•	oil and gas matters related to the Company and its subsidiaries;

•	the Company’s and its subsidiaries’ rights-of-way, including consents, easements, permits and licenses;

•	the absence of pending or threatened civil, criminal or administrative actions, suits, litigation, claims, causes of action, arbitrations, mediations or other proceedings;

•	the information contained in this proxy statement;

•	tax matters related to the Company and its subsidiaries;

•	employee benefits matters related to the Company and its subsidiaries;

•	labor matters related to the Company and its subsidiaries;

•	the Company’s and its subsidiaries’ intellectual property;

•	insurance coverage related to the Company and its subsidiaries;

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the absence of financial advisor’s, broker’s, finder’s or investment banker’s fees, other than those payable to the Company’s Financial Advisors, in connection with the transactions contemplated by the Merger Agreement; and

•	the opinions of the Company’s Financial Advisors.

Some of the Company’s representations and warranties are qualified by the concept of a “Company material adverse effect.” Under the terms of the Merger Agreement, a Company material adverse effect means any change, event, development, circumstance, condition, occurrence or effect, or combination of the foregoing (each of which, we refer to as an “effect”) that, individually or in the aggregate, together with all other effects (i) prevents, impairs or materially delays or impedes the ability of the Company to perform its obligations under the Merger Agreement or consummate the transactions contemplated therein or (ii) has a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries taken as a whole. However, none of the following or any effect resulting from or arising from the following, alone or in combination, will be taken into account in determining whether a Company material adverse effect has occurred:

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general economic, regulatory, legal or tax conditions, including conditions in the financial, credit or securities markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets);

•	changes in oil, natural gas, condensate or natural gas liquids prices or prices of other commodities, including changes in price differentials;

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changes in the general economic conditions in the (i) oil and gas exploration and production industry, (ii) oil and natural gas gathering, compressing, treating, processing and transportation industry generally, (iii) natural gas liquids fractionating and transportation industry, (iv) crude oil and condensate logistics and marketing industry generally and (v) natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

•

general political or geopolitical conditions or changes therein (including the outbreak or escalation of hostilities or acts of war or such events, the declaration of a national emergency or war, civil unrest or similar disorder, cyber-attacks or the occurrence of any other calamity or crisis, including acts of terrorism);

•	weather conditions, including any hurricane, tornado, flood, earthquake or other natural disaster;

•

the identity of, or any facts or circumstances relating specifically to, Citizen, Merger Sub, the Sponsors or their respective affiliates, or any action taken pursuant to or in accordance with the Merger Agreement or at the written request of or with the written consent of Citizen, or any actions omitted to be taken by the Company that were expressly prohibited by the Merger Agreement;

•

the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement (however this does not apply to any representation or warranty related to the Company’s power, authority and approvals of transactions and the absence of violations or defaults by the Company, to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby);

•

any change in the market price or trading volume of Company Common Stock (it being understood and agreed that the exception in this bullet shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company material adverse effect);

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any failure by the Company to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this bullet shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company material adverse effect);

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any downgrade in rating of any indebtedness or debt securities of the Company or any of its subsidiaries (it being understood and agreed that the exception in this bullet shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company material adverse effect);

•	changes in any laws or regulations applicable to the Company;

•	changes in applicable accounting regulations or the interpretations thereof;

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any legal proceedings commenced by or involving any current or former member, director, partner or stockholder of the Company (on their own behalf or on behalf of the Company) arising out of or related to the Merger Agreement or the Merger or other transactions contemplated hereby; and

•	the availability or cost of financing on the terms set forth in the Commitment Letters (including the exercise of any flex provisions applicable thereto).

Provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the first, second, third, fourth, fifth and eleventh bullets above, will, unless otherwise excluded, be taken into account for purposes of determining whether or not a Company material adverse effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately adversely affects the Company, as compared to other similarly situated persons operating in the industries in which the Company operates.

Representations and Warranties of Citizen and Merger Sub

Citizen and Merger Sub made customary representations and warranties to the Company in the Merger Agreement, in each case, subject to customary qualifications and limitations, including representations and warranties relating to the following:

•	the organization and good standing of Citizen and Merger Sub;

•	each of Citizen’s and Merger Sub’s authority to enter into and consummate the transactions contemplated by the Merger Agreement;

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the absence of conflicts with, or violations of, laws, organizational documents or certain material contracts and instruments to which Citizen or Merger Sub is a party, in each case as a result of Citizen’s and Merger Sub’s execution or delivery of the Merger Agreement or the performance by Citizen and Merger Sub of their respective covenants under, or the consummation by Citizen and Merger Sub of the transactions contemplated by, the Merger Agreement;

•	the governmental and regulatory approvals required to complete the Merger;

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the absence of pending or threatened civil, criminal or administrative actions, suits, litigation, claims, causes of action, arbitrations, mediations or other proceedings which would reasonably be expected to have a Citizen material adverse effect;

•	the information contained in this proxy statement;

•	the formation and operations of Merger Sub;

•	the Equity Commitment Letter and the Equity Financing;

•	the Debt Commitment Letter and the Debt Financing;

•	the Limited Guarantee; and

•

the absence of certain contracts or commitments to enter into a contract between Citizen, Merger Sub, the Sponsors or any of their respective affiliates, on the one hand, and any Company stockholder or its affiliates, or any director, officer, employee or affiliate of the Company or any of its subsidiaries, on the other hand.

Covenants Regarding Conduct of Business by the Company Prior to the Merger

Under the Merger Agreement, the Company agreed that, until the earlier of the effective time and the termination of the Merger Agreement in accordance with its terms, the Company will, and will cause each of its subsidiaries to, conduct its business and the business of its subsidiaries consistent with the Company Operations Plan (as defined below) in all material respects and, except (i) as expressly contemplated or permitted by the Merger Agreement, (ii) as required by applicable law, (iii) as set forth in the Company disclosure letter, (iv) as specifically contemplated by any Company Material Agreement in effect as of October 1, 2019 or (v) with the prior written consent of Citizen (which consent will not be unreasonably withheld, delayed or conditioned), the Company will, and will cause each of its subsidiaries to, conduct its business and the business of its subsidiaries in compliance with all applicable laws and use commercially reasonable efforts to, and will cause each of its subsidiaries to use commercially reasonable efforts to preserve intact its business organizations, goodwill, assets and advantageous business relationships and maintain its rights, franchises and existing relations with customers, directors, suppliers, employees, officers, business associates, governmental authorities, lessors, creditors and any agents of the Company or any of its subsidiaries in all material respects.

Further, the Company agreed that, until the earlier of the effective time and the termination of the Merger Agreement in accordance with its terms, except (i) as expressly contemplated or permitted by the Merger Agreement (including for matters expressly contemplated or permitted by the Company Operations Plan), (ii) as required by applicable law, (iii) as set forth in the Company disclosure letter or (iv) with the prior written consent of Citizen (which consent will not be unreasonably withheld, delayed or conditioned), the Company will not, and will not permit its subsidiaries to:

•

(1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional rights (other than issuances of shares of Company Common Stock upon the exercise or settlement of outstanding Company Restricted Stock Units and Company Performance Share Units) or (2) enter into any agreement with respect to the foregoing;

•

(1) split, combine, subdivide or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests or (2) repurchase, redeem or otherwise acquire, directly or indirectly, or permit any of its subsidiaries to repurchase, redeem or otherwise acquire, directly or indirectly, any capital stock, membership, partnership or other equity interests or rights, except upon the forfeiture of Company Restricted Stock Units and Company Performance Share Units in connection with the terms thereof or to satisfy the exercise price or any tax withholding obligations of the holder of such Company Restricted Stock Units and Company Performance Share Units;

•

(1) transfer, sell, lease, dispose of or discontinue all or any portion of its assets, business or properties, (2) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity, (3) merge, consolidate or enter into any other business combination transaction with any person or (4) convert from a corporation, limited partnership or limited liability company, as the case may be, to any other business entity;

•

(1) make, declare, set aside or pay dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of Company Common Stock or the equity securities of any of the Company’s subsidiaries, other than dividends and distributions paid by any wholly owned subsidiary of the Company to the Company or its wholly owned subsidiaries or (2) enter into any agreement with respect to the voting of its voting securities or rights (other than the Voting Agreements (as defined in “The Agreement and Plan of Merger—Other Covenants and Agreements”));

•

amend or adopt or propose any amendment to the Company Charter or Company Bylaws or any organizational document of the Company’s subsidiaries as in effect on the date of the Merger Agreement (whether by merger, consolidation, acquisition of stock or assets or otherwise);

•

enter into (1) any contract that would have been a Company Material Agreement had it been entered into prior to the execution date or (2) any contract with respect to which, based on the Company Operations Plan, would reasonably be expected to make payments associated with any production burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $1,000,000 per year;

•	modify, amend, terminate, waive, release or assign, or waive, release or assign any rights under, any Company Material Agreement;

•

commence, waive, release, assign, settle or modify, amend, terminate, or compromise any claim, action or proceeding (excluding any proceeding relating to taxes), including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would, individually or in the aggregate, have an out of pocket cost to the Company in excess of $100,000; provided, however, that neither the Company nor any of its subsidiaries shall settle or compromise any claim, action or proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves the admission of criminal wrongdoing by the Company or any of its subsidiaries or (3) has the effect of restricting the conduct of the business of the Company and its subsidiaries;

•

implement or adopt any material change in the Company or its subsidiaries’ GAAP accounting principles, practices or methods, other than as may be required by GAAP, or applicable law, including SEC rules and regulations;

•	fail to use reasonable best efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;

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(1) change any material tax election of the Company or any of its subsidiaries, (2) change the tax entity classification of the Company or any of its subsidiaries, (3) change any material annual tax accounting period or adopt or change any material tax accounting method, (4) settle or compromise any material claim, audit or other proceeding relating to taxes, (5) fail to duly and timely pay (or cause to be paid)

any material taxes owed by the Company and its subsidiaries due before the Closing, or timely file (or cause to be timely filed) any material tax returns with respect thereto, (6) amend any material tax return or file any material tax return that is inconsistent in any material respect with the information provided by the Company to Citizen relating to the tax basis of the assets of the Company and its subsidiaries, (7) enter into any material tax allocation, sharing or indemnity agreement or any closing agreement with respect to any material amount of tax, (8) surrender any right to claim a material tax refund or (9) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

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other than (1) changes to or renewals of group healthcare benefits in the ordinary course of business or (2) as required on a non-discretionary basis by a Company employee benefit plan existing on the date hereof, (A) adopt, enter into, renew, terminate or amend any employee benefit plan or any plan, program, policy, agreement, or arrangement that would be an employee benefit plan; (B) increase the amount (or accelerate the vesting or timing of payment of) base salary, wages, bonus, or other benefits and compensation under any employee benefit plan or otherwise payable to or to become payable to any employee, except in the case of non-officer employees whose annual base salary is less than $100,000, increases in base salary in the ordinary course of business consistent with past practice (but in any event not to exceed 2% in the aggregate); (C) hire, promote or change the employment status or title of any employee, officer, director or other consultant who shall be entitled to receive annual salary in excess of $100,000; (D) enter into any employment, retention, change of control, transaction or severance agreement with any employee (or otherwise grant or pay any equity or equity-based compensation or any short- or long-term incentive bonus, severance, retention or change in control, transaction or similar payments to any employee, consultant or other individual service provider); or (E) enter into, adopt, amend or terminate any collective bargaining agreement, or other agreement or union contract with any labor organization or union;

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other than in the ordinary course of business consistent with past practice (1) enter into any material lease (whether operating or capital (or finance)) or incur or assume any purchase money debt obligation, (2) create any lien except for “permitted encumbrances” permitted by clause (l) of the Merger Agreement’s definition of “permitted encumbrances” or any other lien related to preceding clause (1), on its property or the property of its subsidiaries in connection with any pre-existing indebtedness, new indebtedness or lease or (3) make or commit to make any material expenditure or payment other than such expenditures or payments as are contemplated in the Company’s operational plan described on Schedule 6.1(b)(M) of the Company disclosure letter (the “Company Operations Plan”);

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incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than (1) indebtedness described in clause (1) of the immediately preceding paragraph above, (2) indebtedness arising under all accrued and unpaid interest and debt prepayment penalties or premiums in connection with any Indebtedness (as defined in the Merger Agreement) with respect to any pre-existing indebtedness, (3) borrowings or other extensions of credit under the revolving credit facility and the term loan (the “Existing Credit Facilities”) as such Existing Credit Facilities are in effect on the date of the Merger Agreement or (4) any interest paid-in-kind under the terms of the term loan as in effect on the date of the Merger Agreement; provided, however, that in the event the Company or its subsidiaries incurs indebtedness under its Existing Credit Facilities, they shall exhaust the availability under the revolving credit facility before incurring any additional indebtedness under the term loan;

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enter into any contract or transaction with (including the making of any payment to) a director or officer of the Company or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the Exchange Act) (other than the Company or one of its subsidiaries) or an affiliate of a director or officer of the Company or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the Exchange Act) (other than the Company or one of its subsidiaries), in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC;

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authorize, recommend, consummate, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation of the Company or any of its subsidiaries or subject the Company or any of its subsidiaries to any bankruptcy, receivership, insolvency or similar proceedings;

•	enter into any new line of business outside of its existing business;

•	fail to pay, or delay payment of, accounts payable and other obligations in the ordinary course of business consistent with past practice;

•	fail to (1) keep current and in full force and effect or (2) to apply for or renew, any material Company permit;

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enter into any material hedging arrangements or derivative instruments other than for the purpose of ordinary course risk management directly related to the business of the Company and any of its subsidiaries or as specifically contemplated by the hedging covenant in the Merger Agreement; and

•	agree or commit to do anything prohibited by the bullet points listed above.

Restriction on Solicitation of Alternative Proposals

The Company has agreed that it will, and will cause the Company Representatives, the Company’s subsidiaries and the Company’s subsidiaries’ representatives to, immediately cease and cause to be terminated any discussions or negotiations with any persons that may be ongoing with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to an Alternative Proposal (as described below), and request the return or destruction from such persons of all confidential information previously provided to such persons by or behalf of the Company and its subsidiaries. In addition, until the earlier of the effective time or termination of the Merger Agreement (if any), the Company has agreed that it will not, and will cause its subsidiaries and its and their respective directors, officers and employees not to, and will use reasonable best efforts to cause the other Company Representatives not to:

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initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal;

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participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any person any information or data relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to any person, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal;

•	approve, endorse or recommend (or propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal;

•

enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement; or

•	resolve or agree to do any of the foregoing.

An “Alternative Proposal” is defined in the Merger Agreement to mean any proposal or offer from any person or “group” (as defined in Section 13(d) of the Exchange Act), other than Citizen and its subsidiaries, relating to or would reasonably be expected to lead to any:

•

direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of (i) assets of the Company and its subsidiaries equal to 20% or more of the consolidated assets of the Company and its subsidiaries or to which 20% or more of the consolidated revenues, net income, assets or earnings of the Company and its subsidiaries, taken as a whole, are attributable, or (ii) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its subsidiaries, taken as a whole;

•

any tender offer or exchange offer that, if consummated, would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its subsidiaries, taken as a whole; or

•

any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit such person or group to acquire beneficial ownership of at least 20% of the consolidated assets of the Company and its subsidiaries, taken as a whole, or at least 20% of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its subsidiaries, taken as a whole.

Notwithstanding the non-solicitation provisions described above, if, at any time following the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval, (i) the Company receives a bona fide written Alternative Proposal from any person that did not result from a breach of the non-solicitation provisions described above, which Alternative Proposal was made on or after the date of the Merger Agreement, and (ii) the Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal (as described below), then the Company may (a) furnish information with respect to the Company and its subsidiaries to the person making such Alternative Proposal and (b) participate in discussions or negotiations regarding such Alternative Proposal; provided, that (x) the Company provides Citizen the required notice, (y) the Company will not, and will not permit its subsidiaries or representatives to, disclose any non-public information regarding the Company to such person without the Company first entering into an acceptable confidentiality agreement with such person that are not materially less restrictive to such person than the provisions of the confidentiality agreement, dated June 19, 2019, between Citizen Holdings and the Company (the “Confidentiality Agreement”) are to Citizen and (z) prior to or substantially concurrent with providing or making available to such other person any non-public information about the Company and its subsidiaries that was not previously provided or made available to Citizen, the Company will provide such non-public information to Citizen. The Company has agreed that it will promptly (and in any event within 24 hours) advise Citizen of the receipt of any Alternative Proposal or any offer, proposal or request for discussions or negotiations regarding an Alternative Proposal or non-public information relating to the Company or any of its subsidiaries that could reasonably be expected to lead to or in connection with an Alternative Proposal, including the identity of the person making the Alternative Proposal or offer, proposal, inquiry or request and (i) if it is in writing, a copy of any such Alternative Proposal or inquiry, request, offer or proposal and any related draft agreements or (ii) if not made in writing, the material terms and conditions of any such Alternative Proposal. The Company will keep Citizen reasonably informed on a prompt basis of material developments with respect to any such Alternative Proposal, including material changes to the status and materials terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof).

A “Superior Proposal” is defined in the Merger Agreement to mean a written offer obtained after the date of the Merger Agreement that did not result from or arise in connection with a material breach of the provisions above, to acquire, directly or indirectly, more than 50% of the outstanding shares of Company Common Stock or more than 50% of the consolidated assets of the Company and its subsidiaries, made by a third party, which is on terms and conditions which the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) to be more favorable from a financial point of view to the Company’s stockholders (in their capacities as stockholders) than the transactions contemplated by the Merger Agreement, taking into account at the time of determination all financial, legal and regulatory terms and conditions of the alternative proposal and the Merger Agreement, including any changes to the terms of the Merger Agreement that as of that time had been committed to by Citizen in writing in response to such Superior Proposal, including any conditions to and expected timing of consummation, any risks of non-consummation, of such proposal and, to the extent third-party financing is required and the Board determines in good faith that such financing is reasonably likely to be obtained.

Obligations of the Board with Respect to Its Recommendation

The Merger Agreement provides that, subject to certain exceptions described below, neither the Board nor any committee thereof will directly or indirectly: (i)(a) withhold, withdraw, modify, qualify or fail to make, or, except in accordance with the procedures set forth in the Merger Agreement, authorize or resolve to or propose or announce its intention to withhold, withdraw, modify or qualify, in any manner adverse to Citizen, the Board Recommendation, (b) publicly approve or recommend, or publicly propose to approve or recommend any Alternative Proposal or (c) fail to publicly reaffirm the Board Recommendation within five (5) business days after Citizen so requests in writing, which request is transmitted within five (5) business days after any public disclosure of an Alternative Proposal (provided that the Company shall have no obligation to make such reaffirmation on more than one occasion other than following a material modification of such Alternative Proposal); (ii) approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, any Alternative Proposal; (iii) approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow the Company or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Alternative Proposal; or (iv) fail to publicly announce, within ten (10) business days after a tender offer or exchange relating to the securities of the Company shall have been commenced, a statement disclosing that the Board recommends rejection of such tender offer or exchange offer and affirms the Board Recommendation (any action described in the preceding clauses (i) through (iv) being referred to as a “Change in Recommendation”).

Notwithstanding the obligations of the Board and its committees described above, at any time prior to the receipt of the Company Stockholder Approval, if the Company receives a bona fide written Alternative Proposal from any person that did not result from or arise in connection with a breach of the non-solicitation provisions described above, the Board may after (i) determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Alternative Proposal constitutes a Superior Proposal and (ii) determining in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (a) make a Change in Recommendation or (b) terminate the Merger Agreement in order to enter into a definitive agreement relating to such Superior Proposal; provided, however, that the Board may not take any such action pursuant to the foregoing clauses (a) or (b) unless: (i) the Company has provided prior written notice (which notice must state that the Board has made the determinations contemplated by the foregoing clauses (i) and (ii) above) to Citizen specifying in reasonable detail the reasons for such action (including a description of the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal) and has contemporaneously delivered to Citizen a copy of the proposed definitive agreement providing for the Alternative Proposal for such Superior Proposal in the form to be entered into (and any other relevant proposed transaction agreements) at least three (3) business days in advance of its intention to take such action, unless at the time such notice is otherwise required to be given there are less than three (3) business days prior to the special meeting, in which case the Company will provide as much notice as is reasonably practicable (the period inclusive of all such days, the “Superior Proposal Notice Period”) (it being understood and agreed that any material amendment to the terms of a Superior Proposal shall require a new notice and a new Superior Proposal Notice Period, except that such new Superior Proposal Notice Period in connection with any such amendment shall be for two (2) business days from the time Citizen receives such notice (as opposed to three (3) business days)); (ii) during the Superior Proposal Notice Period, the Company has negotiated with Citizen in good faith (to the extent Citizen desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (iii) at the end of the Superior Proposal Notice Period, the Board concludes in good faith, taking into account any adjustment or modification to the terms and conditions of the Merger Agreement proposed by Citizen in writing, that (a) after consultation with its financial advisors and outside legal counsel, such Alternative Proposal continues to constitute a Superior Proposal if the amended terms proposed by Citizen were to be given effect and (b) after consultation with its outside legal counsel, the failure of the Board to effect a Change in Recommendation or to terminate the Merger Agreement with respect to such Superior Proposal in order to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding anything to the contrary, the Board is permitted, at any time prior to obtaining the Company Stockholder Approval to make a Change in Recommendation in connection with an Intervening Event but only if prior to taking such action, the Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Board to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; provided, however, that the Board may not make such a Change in Recommendation unless: (i) the Company has provided prior written notice (which notice must specify in reasonable detail the reasons for such Change in Recommendation) at least three (3) business days in advance of its intention to make such Change in Recommendation, unless at the time such notice is otherwise required to be given there are less than three (3) business days prior to the special meeting, in which case the Company will provide as much notice as is reasonably practicable (the period inclusive of all such days, the “Intervening Event Notice Period”); (ii) during the Intervening Event Notice Period, the Company has negotiated with Citizen in good faith (to the extent Citizen desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Board to determine that the failure of the Board to make a Change in Recommendation would not reasonably be expected to be inconsistent with its fiduciary duties under applicable law; and (iii) at the end of the Intervening Event Notice Period, the Board concludes in good faith, after consultation with its outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of the Merger Agreement proposed by Citizen in writing, that the failure of the Board to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” is defined in the Merger Agreement to mean any material event, fact, circumstance, development or occurrence that is not known by or reasonably foreseeable to the Board as of the date of the Merger Agreement (or if known, the magnitude or material consequences of which were not known by the Board as of the date of the Merger Agreement), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known) to or by the Board prior to the Company Stockholder Approval; provided, however, that in no event shall the following events, facts, circumstances, developments or occurrences constitute an Intervening Event: (i) the receipt, existence or terms of an actual Alternative Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an Alternative Proposal, (ii) any event, fact, circumstance, development or occurrence resulting from any action taken or omitted by the Company or any of its subsidiaries that is required to be taken or omitted by the Company or any of its subsidiaries pursuant to the Merger Agreement, (iii) any Company stockholder who has executed and delivered a Voting Agreement breaches or threatens to breach such Voting Agreement, (iv) any effect relating to Citizen or any of its subsidiaries that does not amount to a Citizen material adverse effect, (v) changes in the market price or trading volume of Company Common Stock or any other securities of the Company or its subsidiaries, or any change in credit rating or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred), (vi) changes after the date hereof in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world, or (vii) changes after the date hereof in general economic or business conditions (including, without limitation, the price of oil, natural gas, natural gas liquids and other commodities) in the United States or elsewhere in the world.

Efforts to Complete the Merger

The Merger Agreement provides that subject to the terms and conditions of the Merger Agreement, Citizen and Merger Sub, on the one hand, and the Company, on the other hand, will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to: (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable antitrust laws); (ii) obtain promptly (and in any event no later than the Outside Date) all governmental approvals and expirations or terminations of any applicable waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; and (iv) obtain all necessary consents, approvals or waivers from third parties. In furtherance and not in limitation of the foregoing, each party to the Merger Agreement agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated thereby as promptly as practicable and in any event within ten (10) business days after the date of the Merger Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act or any other antitrust law and use its reasonable best efforts to take, or cause to be taken (including by their respective subsidiaries), all other actions consistent with the consummation of the Merger covenant in the Merger Agreement necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date). On October 4, 2019, the Company and Citizen filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division of the DOJ and the FTC, which triggered the start of the HSR Act waiting period. Additionally, Citizen paid the HSR Act filing fee. On October 17, 2019, the Company and Citizen received the Early Termination Notice, which terminated the waiting period under the HSR Act.

Each of the parties to the Merger Agreement will use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the transactions contemplated in the Merger Agreement and in connection with any investigation or other inquiry by or before a governmental authority relating to the Merger and the other transactions contemplated by the Merger Agreement, including any proceeding initiated by a private person; (ii) promptly inform the other party of (and supply to the other party) any communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other governmental authority and any material communication received or given in connection with any proceeding by a private person, in each case regarding the Merger and the other transactions contemplated by the Merger Agreement; (iii) permit the other party to review in advance and incorporate the other party’s reasonable comments in any communication to be given by it to any governmental authority with respect to obtaining any clearances required under any antitrust law in connection with the transactions contemplated in the Merger Agreement; and (iv) consult with the other party in advance of any meeting or teleconference with any governmental authority or, in connection with any proceeding by a private person, with any other person, and, to the extent not prohibited by the governmental authority or other person, give the other party the opportunity to attend and participate in such meetings and teleconferences. Subject to the access to information and confidentiality covenant in the Merger Agreement, the parties will take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege in a manner so as to preserve the applicable privilege.

Citizen agrees to take, or cause to be taken (including by its subsidiaries), any all steps and to make, or cause to be made (including by its subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a governmental authority may assert under any antitrust law with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each impediment under any antitrust law that may be asserted by any governmental authority with respect to the Merger and the other transactions contemplated by the Merger Agreement, in each case, so as to enable the Closing to occur as promptly as practicable, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Citizen or the Company (or any of their respective subsidiaries), or the surviving corporation or any equity interest in any joint venture held by Citizen (or any of its subsidiaries) or the surviving corporation, (ii) creating, terminating or divesting relationships, ventures, contractual rights or obligations of Citizen or the Company (or and of their respective subsidiaries) or the surviving corporation and (iii) otherwise taking or committing to take any action that would limit Citizen’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Citizen or the Company (including any of their respective subsidiaries) or the surviving corporation or any equity interest in any joint venture held by Citizen (or any of its subsidiaries) or the surviving corporation, in each case as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any antitrust law or to avoid the commencement of any action to prohibit the transactions contemplated by the Merger Agreement under any antitrust law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Merger or delay the Closing. To assist Citizen in complying with these obligations, the Company will enter into one or more agreements requested by Citizen to be entered into prior to the effective time with respect to any transaction to divest, hold separate or otherwise take any action that limits the surviving corporation’s freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the surviving corporation or any equity interest in any joint venture held by the surviving corporation (each a “Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action will be conditioned upon the Closing.

In furtherance and not in limitation of the covenants of the parties contained in the consummation of the Merger covenant in the Merger Agreement, if any administrative or judicial proceeding, including any proceeding by a private person, is instituted (or threatened to be instituted) challenging the Merger as violative of any antitrust law, each of Citizen and the Company will use reasonable best efforts to contest and resist any such proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

Obligations with Respect to this Proxy Statement and the Special Meeting

The Company agreed to, as soon as practicable following the date of the Merger Agreement, prepare and file with the SEC a preliminary proxy statement containing the Board Recommendation to be sent to the Company stockholders relating to the matters to be submitted to the Company stockholders at the special meeting of such holders for the purpose of adopting the Merger Agreement and approving the Merger (including any adjournments or postponements thereof). The Company, Citizen and Merger Sub are required to cooperate with each other in the preparation of such proxy statement, among other things. The Company is required to use reasonable best efforts to cause the proxy statement to be mailed to the Company stockholders as promptly as practicable following the clearance of the proxy statement by the SEC.

The Company is further required to, as soon as reasonably practicable after the date of the Merger Agreement, establish a record date for, and as soon as reasonably practicable following the clearance of the proxy statement by the SEC, duly call, give notice of, convene and hold the special meeting. Pursuant to the terms of the Merger Agreement, the Company agreed that the Board would recommend that Company stockholders adopt the Merger Agreement.

Access to Information

From the date of the Merger Agreement until the earlier of the effective time and the termination of the Merger Agreement in accordance with its terms, upon reasonable notice, the Company will, and will cause each of its subsidiaries to, provide Citizen and its representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of its and its subsidiaries’ properties (including for purposes of environmental assessment, which may include subsurface or other invasive testing or sampling only upon the Company’s express prior written approval, such approval not be unreasonably withheld, delayed or conditioned), commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other representatives. Each party will promptly provide the other party (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities laws and a copy of any communication (including “comment letters”) received by such party from the SEC concerning compliance with securities laws and (ii) all other information concerning its and its subsidiaries’ businesses, properties and personnel as the other party may reasonably request (including information necessary to prepare the proxy statement).

However, both parties will not be required to permit any access, or to disclose any information, that in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of such party would reasonably be expected to result in (i) any violation of any contract to which such party or its subsidiaries is a party or law applicable to such party or its subsidiaries or (ii) the potential waiver of any privilege (including attorney-client privilege) that such party or any of its subsidiaries would be entitled to assert with respect to such information and such potential waiver could in such party’s good faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect such party’s position in any pending or, what such party believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation. Nor shall any party be required to permit access to any information reasonably pertinent to any litigation in which the other party or any of its subsidiaries, are adverse to each other. Provided that the parties will reasonably cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (i) would not (in the good faith belief of the party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such contract or applicable law or reasonably be likely to cause a potential waiver of privilege with respect to such information or (ii) could reasonably (in the good faith belief of the party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee representatives of the other party shall be provided access to such information. In addition, the party being requested to disclose the information shall (i) notify the other party that such disclosures are reasonably likely to violate its or its subsidiaries’ obligations under any such contract or applicable law or are reasonably likely to cause a potential waiver of privilege, (ii) communicate to the other party in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the Merger Agreement) and (iii) in the case where such disclosures are reasonably likely to violate its or its subsidiaries’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable third party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).

Director and Officer Indemnification and Insurance Information

Pursuant to the Merger Agreement, from and after the effective time, Citizen is obligated to cause the surviving corporation to, to the fullest extent permitted by applicable law, indemnify and hold harmless each current or former director or officer of the Company or any of the subsidiaries of the Company and each person who performed services at the request of the Company or any of its subsidiaries (we refer to each as an “indemnified party”), against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, penalties, claims, damages or liabilities or amounts paid in settlement, arising out of or pertaining to matters that relate to such indemnified party’s duties or service as a director or officer of the Company or any of its subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan thereof (which we refer to as “indemnified liabilities”), and (ii) pay on behalf of or advance to each of the indemnified parties any expenses incurred in defending, serving as a witness or otherwise participating with respect to claims or actions arising out of or pertaining to matters that relate to such indemnified party’s duties or service as a director or officer of the Company or any of its subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan thereof, and including any expenses incurred in enforcing such person’s rights to indemnification or advancement.

Also, Citizen or the surviving corporation will maintain in effect the directors’ and officers’ liability insurance policies covering the indemnified parties with respect to matters occurring prior to the effective time; provided, that Citizen or the surviving corporation may fulfill this obligation by maintaining the “tail” directors’ and officers’ liability insurance policies for which the Company agreed to prepay in conjunction with the extension of the policy period for the directors’ and officers’ liability insurance policies of the Company.

In addition, for a period of six years following the effective time, Citizen and the surviving corporation must maintain provisions in the organizational documents of the surviving corporation and its subsidiaries with respect to exculpation, indemnification and advancement of expenses that are no less favorable than the analogous provisions contained in the organizational documents of the Company and its subsidiaries in effect immediately prior to the effective time. The contractual indemnification rights of the directors and officers of the Company will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time.

Financing

Citizen has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Citizen to pay the Merger Consideration and fees and expenses related to the Merger and the Financing and to refinance the Company’s revolving credit facility and term loan facility and Citizen’s existing revolving credit facility. Pursuant to the terms and conditions set forth in the Equity Commitment Letter, the Sponsors have committed to capitalize Citizen with an equity contribution for an aggregate amount equal to $515 million. Citizen will, and will cause its affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter as promptly as possible following the date of the Merger Agreement.

Pursuant to the terms and conditions set forth in the Debt Commitment Letter, the Lenders have committed to provide Citizen with debt financing consisting of a $1.5 billion senior secured reserve based revolving credit facility with an initial borrowing base of $725 million. The obligation of the Lenders under the Debt Commitment Letter to provide such debt financing is subject to a number of conditions customary for committed acquisition financing including without limitation: (i) the consummation of the Merger; (ii) no amendments, waivers or modifications or consents given by Citizen to the Merger Agreement that are materially adverse to the Lenders without the consent of the Lenders; (iii) minimum availability under such credit facility of $108.75 million after giving effect to the Merger and related transactions; (iv) the making of certain limited specified representations; (v) delivery of certain financial information and projections, including historical monthly production information and lease operating statements, unaudited quarterly financial statements and audited annual financial statements; (vi) delivery of “know-your-customer” information; and (vii) execution of satisfactory documentation. Citizen will use its reasonable best efforts to arrange the Debt Financing on terms and conditions not less favorable to Citizen than those described in the Debt Commitment Letter and the fee letters described therein. The Company will use its reasonable best efforts to cooperate with Citizen as reasonably requested by Citizen in connection with Citizen’s arrangement of the Financing at Citizen’s sole cost and expense, subject to certain exceptions.

In lieu of financing described under the Debt Commitment Letter, Citizen may also seek alternative debt financing, subject to certain termination fees.

Limited Guarantee

To induce the Company to enter into the Merger Agreement, the Sponsors executed the Limited Guarantee, dated as of October 1, 2019, in favor of the Company. Under the Limited Guarantee, subject to the limitations described therein, the Sponsors have guaranteed Citizen’s obligations to pay the Citizen Termination Fee, the Unwind Reimbursement and the expenses and interest payable, if any, due to late payment or failure to pay termination fees, but only up to $4.5 million, in each case, subject to the terms and conditions set forth in the Limited Guarantee and the Merger Agreement. The guarantee terminates automatically and immediately upon the earlier of:

•	the Closing;

•	payment in full of the guaranteed obligation; and

•	the termination of the Merger Agreement (other than a qualified termination as specified in the Limited Guarantee).

Other Covenants and Agreements

Under the Merger Agreement, the Company and Citizen have made certain other covenants to, and agreements with, each other regarding various other matters, including:

•	preparation of this proxy statement;

•	consummation of the Merger;

•	public statements and disclosure concerning the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	confidentiality obligations of Citizen and the Company under the Confidentiality Agreement;

•	any action that would cause the transactions contemplated by the Merger Agreement or the Voting Agreements to be subject to requirements imposed by any takeover laws;

•

all such steps as may be required (to the extent permitted under applicable law) or appropriate to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to the surviving corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	control of the defense of litigation brought by Company stockholders and any other third party litigation against the Company or its directors or officers arising out of or relating to the Merger;

•	the Company’s hedging arrangements; and

•	director resignations.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Citizen has entered into the Voting Agreements with each of the Holders, and, solely for the purpose of certain specified sections, the Company, dated as of October 1, 2019. Pursuant to the Voting Agreements, the Holders agreed to vote all Company Common Stock owned by the Holders in favor of the Merger and the adoption of the Merger Agreement at any meeting of the Company’s stockholders called for such purpose and against any Alternative Proposal or any proposal made in opposition to the adoption of the Merger Agreement, without regard to the terms of any Alternative Proposal.

The Voting Agreements will terminate on the earliest to occur of (i) the effective time; (ii) the termination of the Merger Agreement; (iii) the date of any modification or amendment to, or the waiver of any provision of, the Merger Agreement that reduces the amount, changes the form of consideration payable, or otherwise adversely affects the Holders in any material respect, (iv) a Change in Recommendation, (v) the effectiveness of a written agreement executed by the parties to the Voting Agreements to terminate the Voting Agreements and (vi) the election of any Holder to terminate a Voting Agreement if the effective time has not occurred on or before the April 7, 2020.

Among other things, the Holders further agreed (i) not to initiate, solicit, knowingly encourage or knowingly facilitate any third person to make a third party proposal or to participate in any discussions or negotiations in connection therewith and (ii) not to (a) sell, transfer, assign, tender in any tender or exchange offer, pledge encumber, hypothecate or similarly dispose of Company Common Stock owned by the Holders or (b) deposit any Company Common Stock into a voting trust or enter into a voting agreement or grant any proxy, consent or power of attorney that is inconsistent with the Voting Agreements at any time prior to the Expiration Date.

The form of Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.

Conditions to the Merger

Conditions to Each Party’s Obligations

The Company’s, Citizen’s and Merger Sub’s respective obligations to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, mutual waiver by the Company and Citizen) of the following conditions:

•	the Company having received the Company Stockholder Approval;

•	any applicable waiting period (or any extensions thereof) applicable to the Merger under the HSR Act having expired or terminated; and

•

no law, order, judgment or injunction (whether preliminary or permanent) issued, enacted, promulgated, issued, entered or enforced by a court of competent jurisdiction or other governmental authority restraining, prohibiting or rendering illegal the consummation of the transactions contemplated by the Merger Agreement is in effect.

Conditions to the Company’s Obligations

The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver by the Company at or prior to the effective time of each of the following additional conditions:

•

(i) the representations and warranties of Citizen and Merger Sub contained in the Merger Agreement being true and correct in all respects, other than those related to the power and authority of Citizen and Merger Sub to consummate the Merger, without giving effect to any limitation or qualification as to the “materiality” or “Citizen material adverse effect” set forth within, except where failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Citizen material adverse effect and (ii) the representations and warranties of Citizen and Merger Sub related to the power and authority of Citizen and Merger Sub to consummate the Merger transaction shall be true and correct in all material respects at and as of the Closing Date;

•

each of Citizen and Merger Sub having performed or complied in all material respects with all of the agreements and covenants as required to be performed or complied with by Citizen or Merger Sub under the Merger Agreement on or prior to the effective time; and

•	the Company having received a certificate signed by the chief executive officer of Citizen, dated as of the Closing Date, as to the satisfaction of the conditions described above.

Conditions to Citizen’s and Merger Sub’s Obligations

The obligations of Citizen and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Citizen at or prior to the effective time of the following additional conditions:

•

each of the Company’s representations and warranties contained in the Merger Agreement (other than those representations and warranties related to (i) the organization, general authority and good standing of the Company, to the extent addressed below; (ii) the capitalization of the Company to the extent addressed below; (iii) the Company’s equity interests in its subsidiaries; (iv) the Company’s authority to enter into, and, subject to Company Stockholder Approval, consummate the transactions contemplated by the Merger Agreement; (v) consents or approvals of any governmental authority; (vi) the absence of a Company material adverse effect on the Company; and (vii) Company employee benefit plans) being true and correct, without giving effect to any limitation or qualification as to the “materiality” or “Company material adverse effect” qualifiers contained within such representations and warranties, except for the failure of such representations and warranties to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect as of the date of the Merger Agreement and as of the effective time as though made on and as of the effective time (except to the extent expressly made as of a specific date or expressly covering a specified period, in which case as of such specific date or such specified period);

•

each of the Company’s representations and warranties contained in the Merger Agreement related to (i) the organization, qualification to do business and good standing of the Company’s subsidiaries which are significant subsidiaries (excluding the organization and good standing of the Company); and (ii) Company employee benefit plans, being true and correct in all material respects as of the date of the Merger Agreement and as of the effective time as though made on and as of the effective time (except to the extent expressly made as of a specific date or expressly covering a specified period, in which case as of such specific date or such specified period);

•

the Company’s representation and warranty contained in the Merger Agreement related to the capital structure of the Company (solely with respect to the capitalization of the Company (and not any of its subsidiaries)) being true and correct in all respects as of the date of the Merger Agreement and as of the effective time as though made on and as of the effective time (other than de minimus inaccuracies);

•	each of the Company’s representations and warranties contained in the Merger Agreement related to (i) the organization and good standing of the Company; (ii) the Company’s equity interests in its subsidiaries; (iii) the Company’s authority to enter into, and, subject to Company Stockholder Approval, consummate the transactions contemplated by the Merger Agreement; (iv) consents or approvals of any governmental authority; and (v) the absence of a Company material adverse effect on the Company, being true and correct in all respects as of the date of the Merger Agreement and as of the effective time as though made on and as of the effective time;

•

the Company having performed or complied in all material respects with all agreements and covenants as required to be performed or complied with by the Company under the Merger Agreement at or prior to the effective time;

•	Citizen having received a certificate signed on behalf of the Company by the chief executive officer of the Company as to the satisfaction of the conditions described above;

•

Citizen having received, in form and substance reasonably acceptable to Citizen and the debt financing sources, (i) evidence that all indebtedness for borrowed money of the Company and each of its subsidiaries have been paid in full, all commitments to lend terminated and all liens encumbering any of their assets released with duly executed recordable releases and terminations, together with customary payoff letters or similar documentation and (ii) recordable releases and terminations of any security interests or liens in respect of hedging obligations and cash management obligations;

•	the “test indebtedness” (as defined in the Merger Agreement) of the Company and its subsidiaries immediately prior to the effective time shall be less than or equal to $760,000,000;

•

the second amendment to the term loan facility remaining in full force and effect and having not been amended, rescinded, modified or superseded in any respect, and no Repayment Premium (as defined in the second amendment to the term loan facility) being due on account of any Additional Loan (as defined in the second amendment to the term loan facility); and

•	there having not occurred a Company material adverse effect since the date of the Merger Agreement.

Termination of the Merger Agreement

Termination Rights Exercisable by the Company and Citizen

The Merger Agreement may be terminated prior to the effective time, whether before or, except as otherwise provided below, after the Company Stockholder Approval has been obtained by either the Company or Citizen:

•	by mutual written consent of the Company and Citizen;

•

if there is in effect a final nonappealable order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation the Merger or the other transactions contemplated by the Merger Agreement, or if there shall be adopted any law that permanently makes consummation of the Merger or the other transactions contemplated by the Merger Agreement illegal or otherwise prohibited; provided, that this right to terminate the Merger Agreement is not available to the Company, on the one hand, or Citizen, on the other hand, if such order was primarily due to the failure of the Company, on the one hand, or Citizen or Merger Sub, on the other hand, to perform any of its obligations under the Merger Agreement;

•	if either the Company or Citizen has committed a terminable breach;

•

if the Closing does not occur on or before the Outside Date; provided, that such failure of the Closing to occur is not due to the failure of such party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such party prior to Closing; provided, further, that if the Marketing Period, which began on October 4, 2019, shall have begun but not been completed by the Outside Date, then either Citizen or the Company may elect to extend the Outside Date to five (5) business days following the expiration of the Marketing Period; or

•	if the special meeting has concluded and the Company Stockholder Approval has not been obtained.

Termination Rights Exercisable by the Company

The Company may also terminate the Merger Agreement:

•

to enter into a definitive agreement relating to a Superior Proposal; but only if the Company has complied in all respects with its non-solicitation obligations and obligations with respect to accepting a Superior Proposal under the Merger Agreement and pays Citizen the Company Termination Fee simultaneously with such termination; and

•

if (i) the Marketing Period, which began on October 4, 2019, has ended and all the applicable conditions to the Merger (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) have been satisfied, waived or waivable by the Company at the time when the Closing would have occurred in accordance with the Merger Agreement, (ii) the Company has irrevocably confirmed in writing to Citizen (and the Company shall not have delivered written notice purporting to revoke such notice) that (a) all applicable conditions to the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) or that the Company is willing to waive such condition and (b) the Company stands ready, willing and able to consummate the Closing and (iii) Citizen fails to consummate the Closing by 5:00 p.m. ET on the second (2nd) business day following the receipt of such written notice from the Company (or on the Outside Date, if earlier) and the Company has continuously remained, ready willing and able to consummate the Closing throughout such period.

Termination Rights Exercisable by Citizen

Citizen may also terminate the Merger Agreement:

•	if, at any time prior to the Company obtaining the Company Stockholder Approval, a Change in Recommendation has occurred; and

•

if, at any time prior to the Company obtaining the Company Stockholder Approval, any of the directors or executive officers of the Company breach (including authorizing other persons to take actions that would constitute a breach if undertaken by directors or executive officers of the Company) in any material respect their obligations in receiving Alternative Proposals or effecting a Change in Recommendation.

Effect of Termination

If the Merger Agreement is validly terminated by the Company or Citizen, then each of the parties will be relieved of its duties and obligations arising under the Merger Agreement after the date of such termination and such termination will be without liability to Citizen or the Company, except that the following obligations would survive such termination:

•	the parties’ agreement regarding costs and expenses incurred in connection with the Merger Agreement and the Merger;

•	the respective obligations of Company and Citizen to pay a termination fee (as applicable);

•

the Company’s or Citizen’s liability for fraud or any willful breach of any covenant or agreement contained in the Merger Agreement occurring prior to termination, or as provided in the Confidentiality Agreement;

•	the Confidentiality Agreement; and

•	the terms of certain miscellaneous provisions.

Expenses; Termination Fees

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such expense.

The Company has agreed to pay Citizen the Company Termination Fee if:

•	Citizen validly terminates the Merger Agreement as described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination Rights Exercisable by Citizen,” above;

•

the Company validly terminates the Merger Agreement as described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination Rights Exercisable by the Company,” above; or

•

(i) Citizen validly terminates the Merger Agreement as described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination Rights Exercisable by the Company and Citizen,” above; or (ii) Citizen validly terminates the Merger Agreement as described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination Rights Exercisable by Citizen,” above if (a) following the execution of the Merger Agreement an Alternative Proposal was publicly disclosed or publicly disclosed prior to, and not withdrawn without qualification at least five business days prior to the date of the special meeting (or, if the special meeting has not occurred, prior to the termination of the Merger Agreement) and (b) within 12 months after such termination of the Merger Agreement, the Company has entered into a definitive agreement with respect to, or consummates, an Alternative Proposal; provided that for purposes of this bullet, all percentages in the definition of “Alternative Proposal” as defined in “The Agreement and Plan of Merger—Restriction on Solicitation of Alternative Proposals” are increased to “more than 50%.”

Citizen has agreed to pay the Company the Citizen Termination Fee if the Company validly terminates the Merger Agreement as described in the second or third bullets in the section entitled “—Termination of the Merger Agreement—Termination Rights Exercisable by the Company,” above.

Hedge Unwind Reimbursement

Under the terms of the Merger Agreement, the Company was required to enter into certain specified hedging arrangements and Citizen must pay to the Company a cash amount equal to the unwinding costs of such agreements, solely to the extent such amount exceeds the Citizen Termination Fee and up to a cap of $15 million if:

•

the Merger Agreement is terminated (i) by the Company due to Citizen’s terminable breach or the Financing failure or (ii) by either the Company or Citizen due to the Merger not being consummated by the Outside Date; and

•

the Company provides notice to Citizen that it wishes to unwind the Elected Unwind Hedges, concurrently with the Company’s termination notice or within one business day following receipt of Citizen’s termination notice, and four business days later provides a Claim Notice to Citizen, which includes the Claimed Amount.

If the Claimed Amount exceeds the Citizen Termination Fee, then Citizen must pay the Claimed Amount (not to exceed $15 million) upon request by the Company. The Company must unwind or terminate the Elected Unwind Hedges within eight business days.

Miscellaneous

Specific Performance

The parties are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in each case, in the Court of

Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided in the Merger Agreement on the basis that (i) either party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party has further agreed that no party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy in the Merger Agreement, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. However, the Company is only entitled to specific performance of Citizen’s obligations to cause the Equity Financing to be funded and to consummate the Merger in the event that each of the following conditions has been satisfied: (i) all of the applicable conditions to the Merger (other than those conditions that by their terms are to be satisfied at the Closing of the Merger, provided, that such conditions would have been satisfied if the Closing were to occur) have been satisfied or waived; (ii) the Company has irrevocably confirmed in writing that it is ready, willing and able to consummate the transactions contemplated by the Merger Agreement; (iii) the Debt Financing has been funded or will be funded at the Closing of the Merger if the Equity Financing is funded at the Closing of the Merger; and (iv) the Marketing Period, which began on October 4, 2019, has ended and Citizen and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to the Merger Agreement.

Amendment of the Merger Agreement

At any time prior to the effective time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective boards of directors. However, following receipt of the Company Stockholder Approval, there will be no amendment or change to the provisions of the Merger Agreement that by law would require further approval by the Company stockholders without such approval.

Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury

The Merger Agreement is governed by Delaware law. Each of the parties has irrevocably and unconditionally agreed that any and all claims arising under or with respect to the Merger Agreement will be exclusively heard and determined in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware). The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties to the Merger Agreement has irrevocably waived any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Merger Agreement or the Merger.

APPRAISAL RIGHTS

Under Delaware law, holders of shares of Company Common Stock are entitled to appraisal rights in connection with the Merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. If the Merger is completed, holders of record of shares of Company Common Stock who continuously hold shares through the effective time who did not vote in favor of the Merger and who otherwise complied with the applicable statutory procedures under Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex E. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of Company Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to demand and perfect appraisal rights. Stockholders should carefully review the full text of Section 262 of the DGCL as well as the information discussed below.

Under the DGCL, if the Merger is effected, holders of shares of Company Common Stock who (i) did not cast their vote in favor of the Merger, (ii) follow the procedures set forth in Section 262 of the DGCL and (iii) do not thereafter properly withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL, will be entitled to have such shares appraised by the Court of Chancery and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by such court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” could be greater than, less than or the same as the Merger Consideration of $1.52 per share.

Under Section 262 of the DGCL, the Company is required not less than 20 days before the special meeting to vote on the Merger to notify each of the holders of Company Common Stock who are entitled to appraisal rights that appraisal rights are available for any or all of such shares, and is required to include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. Any holder of shares of Company Common Stock who wishes to exercise such appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex E carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

Any stockholder wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.

If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL set forth in Annex E to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Section 262 of the DGCL, your appraisal rights may be lost. To exercise appraisal rights with respect to your shares of Company Common Stock, you must:

•	NOT vote your shares of Company Common Stock in favor of the Merger;

•

deliver to the Company a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the Merger Agreement at the special meeting, as described further below under “—Written Demand by the Record Holder”;

•	continuously hold your shares of Company Common Stock through the effective time; and

•	otherwise comply with the procedures set forth in Section 262 of the DGCL.

Written Demand by the Record Holder

All written demands for appraisal should be addressed to Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134, Attention: Corporate Secretary. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of such stockholder’s shares. Under Section 262 of the DGCL, a proxy or vote against the Merger does not constitute such a demand.

The written demand for appraisal must be executed by or for the record holder of shares, fully and correctly, as such holder’s name appears on the stock records of the Company. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

A beneficial owner of shares of Company Common Stock held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If the shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record stockholder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation (which, in this case, will be the Company), or any holder of shares of Company Common Stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all holders who did not adopt the Merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all dissenting stockholders. The Company is under no obligation to, and has no present intention to, file a petition, and holders should not assume that the Company will file a petition or that it will initiate any negotiations with respect to the fair value of shares of Company Common Stock. Accordingly, it is the obligation of the holders of shares of Company Common Stock to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, any holder of shares of Company Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Register in Chancery of the Court of Chancery (which we refer to as the “Delaware Register in Chancery”) a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the verified list. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Court of Chancery. The costs of these notices are borne by the surviving corporation.

After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal for their shares of Company Common Stock and who hold shares represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any such stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder. Pursuant to Section 262 of the DGCL, assuming that immediately prior to the Merger shares of Company Common Stock continue to be listed on the NYSE, the Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal rights exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal, or (ii) the value of the Merger Consideration provided in the Merger for such total number of shares exceeds $1,000,000.

Determination of Fair Value

After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware

Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering appraisal should be aware that the fair value of their shares of Company Common Stock as so determined could be more than, the same as or less than the Merger Consideration of $1.52 per share and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery. Neither Citizen nor the Company anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and Citizen and the Company reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Company Common Stock is less than the Merger Consideration.

Upon application by the surviving corporation or by any holder of shares of Company Common Stock entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares of Company Common Stock whose name appears on the verified list and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares of Company Common Stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and, in the case of holders of shares represented by certificates, upon the surrender to the surviving corporation of such stockholder’s certificates. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of Company Common Stock entitled to appraisal. In the absence of an order, each party bears its own expenses.

Any stockholder who has duly demanded appraisal rights for shares of Company Common Stock in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company Common Stock as of a date or time prior to the effective time.

At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time, stockholders’ rights to appraisal shall cease, and all holders of shares of Company Common Stock will be entitled to receive the Merger Consideration. Inasmuch as the Company has no obligation to file such a petition and has no present intention to do so, any holder of shares of Company Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to the Company a written withdrawal of its demand for appraisal and acceptance of the Merger Consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time will require written approval of the Company and (ii) no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. Notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the effective time.

If you wish to exercise your appraisal rights, you must not vote your shares of Company Common Stock in favor of the Merger, and you must comply with the procedures set forth in Section 262 of the DGCL. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of your appraisal rights.

The foregoing summary of the rights of Company stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by Company stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex E to this proxy statement.

STOCK OWNERSHIP

We have listed below, as of October 1, 2019 (except as otherwise indicated), the beneficial ownership of Company Common Stock by (i) each of our directors, (ii) each of our “named executive officers,” (iii) all of our directors and executive officers as a group and (iv) each person known by us to be the beneficial owner of more than five percent of the number of outstanding shares of Company Common Stock. The table is based on information we received from the directors and executive officers and filings made with the SEC. We are not aware of any other beneficial owner of more than five percent of the number of outstanding shares of Company Common Stock as of October 1, 2019. Unless otherwise indicated, each of our directors and “named executive officers” has the same business address as the Company. All share numbers have been rounded to the nearest whole number.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of Company Common Stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 154,333,746 shares of Company Common Stock issued and outstanding as of October 1, 2019. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding any shares of Company Common Stock as to which the person has the right to acquire beneficial ownership within 60 days of October 1, 2019, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership of Company Common Stock (1)	Percent of Class
5% Shareholders:
Roan Holdings (2)	76,269,766	49.7%
Elliot funds (3)	16,328,020	10.6%
Fir Tree funds (4)	14,712,070	9.5%
York Capital funds (5)	9,257,182	6.0%
Directors and Named Executive Officers
Richard A. Gideon	—	—
Joel L. Pettit	42,154	*
Greg T. Condray	42,154	*
Matthew Bonanno	—	—
Evan Lederman	—	—
John V. Lovoi (2)(6)	78,367,634	50.8%
Paul B. Loyd Jr. (2)	76,269,766	49.7%
Michael P. Raleigh (2)	76,269,766	49.7%
Andrew Taylor	—	—
Anthony Tripodo (7)	—	—
Joseph A. Mills	—	—
David M. Edwards	42,154	*
Amber N. Bonney	14,050	*
All directors and executive officers as a group (13 persons)	78,508,146	50.9%

*	Less than 1%.
(1)

The amounts and percentages of Class A common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Class A common stock, except to the extent this power may be shared with a spouse.
(2)

JVL, indirectly through its investment management arrangements with Asklepios Energy Fund, LP, Hephaestus Energy Fund, LP, Luxiver WI, LP, LVPU, LP, Midenergy Partners II, LP, Navitas Fund, LP, Blackbird 1846 Energy Fund, L.P., Children’s Energy Fund, LP, SPQR Energy, LP, Panakeia Energy Fund, LP and RH Debt Fund, L.P. (collectively, the “JVL Funds”), beneficially owns an approximate 74.14% interest in Roan Holdings and has the contractual right to nominate a majority of the members of the board of managers of Roan Holdings, which board of managers exercises voting and dispositive power over all securities held by Roan Holdings. The board of managers of Roan Holdings consists of four managers, of which JVL has nominated three, Paul B. Loyd Jr., Michael P. Raleigh and Kelly Loyd. JVL may be deemed to beneficially own all of the reported securities held by Roan Holdings. Each of the JVL Funds is controlled indirectly by John V. Lovoi. Mr. Lovoi is the sole member of, and exercises investment management control over, JVL. Messrs. Lovoi, P. Loyd, Raleigh, K. Loyd, JVL and the JVL Funds may be deemed to share dispositive power over the securities held by Roan Holdings; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Lovoi, P. Loyd, Raleigh, K. Loyd, JVL and the JVL Funds disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest therein. The address for JVL, the JVL Funds and Messrs. Lovoi, P. Loyd, Raleigh and K. Loyd is 10000 Memorial Dr., Suite 550, Houston, Texas 77024.

(3)

Consists of (i) 26,513 shares owned by Elliott Associates, L.P. (“Elliott Associates”), (ii) 5,225,017 shares owned by The Liverpool Limited Partnership (“Liverpool”) and (iii) 11,103,003 shares owned by Spraberry Investments Inc. (“Spraberry,” and collectively with Elliott Associates and Liverpool, the “Elliott funds”). The sole limited partner of Liverpool is Elliott Associates. Spraberry is an indirect subsidiary of Elliott International, L.P. (“Elliott LP”). Elliott International Capital Advisors Inc. is the investment manager of Elliott LP (“Elliott IM”) and is regulated by the SEC as an investment advisor. Elliott IM has voting and investment power with respect to the shares held by Spraberry and may be deemed to be the beneficial owner thereof. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC, is a general partner of Elliott Associates and is regulated by the SEC as an investment advisor. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC has voting and investment power with respect to the shares held by Elliott Associates and may be deemed to be the beneficial owner thereof. There is no single beneficial limited partner of Elliott Associates holding limited partnership interests equal to 10% or more of its total capital. Andrew Taylor, a member of the investment team of Elliott Management Corporation, an affiliate of the Elliott funds, serves on the Board. The address of each of the foregoing entities and Mr. Taylor is c/o Elliott Management Corporation, 40 West 57th Street, New York, New York 10019.

(4)

Consists of (i) 548,558 shares owned by Fir Tree Capital Opportunity Master Fund III, L.P., (ii) 1,785,444 shares owned by Fir Tree Capital Opportunity Master Fund, L.P., (iii) 9,968,920 shares owned by Fir Tree E&P Holdings VI, LLC, (iv) 1,150,589 shares owned by FT SOF IV Holdings, LLC, (v) 1,217,275 shares owned by FT SOF V Holdings, LLC and (vi) 41,284 shares owned by FT COF(E) Holdings, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of Class A common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman, a partner of FTCM, serves on the Board. Mr. Lederman does not have voting and investment power with respect to the shares of Class A common stock owned by the Fir Tree funds in his capacity as a partner of FTCM. The address of each of the foregoing entities and

Messrs. Tannenbaum, Sultan, Biondo and Lederman is c/o Fir Tree Capital Management LP, 55 West 46th Street, 29th Floor, New York, New York 10036.
(5)

Consists of (i) 1,363,675 shares owned by York Capital Management, L.P., (ii) 3,166,708 shares owned by York Credit Opportunities Investments Master Fund, L.P., (iii) 2,485,915 shares owned by York Credit Opportunities Fund, L.P., (iv) 1,896,980 shares owned by York Multi-Strategy Master Fund, L.P., (v) 138,824 shares owned by Exuma Capital, L.P. and (vi) 205,080 shares owned by York Select Strategy Master Fund, L.P. (collectively, the “York Capital funds”). York Capital Management Global Advisors, LLC (“YCMGA”) is the senior managing member of the general partner of each of the York Capital funds. James G. Dinan is the chairman of, and controls, YCMGA. Each of YCMGA and Mr. Dinan has voting and investment power with respect to the shares owned by each of the York Capital funds and may be deemed to be beneficial owners thereof. Each of YCMGA and Mr. Dinan disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Matthew W. Bonanno, a partner of YCMGA, serves on the Board. The address of the York Capital funds, Mr. Dinan and Mr. Bonanno is 767 Fifth Avenue, 17th Floor, New York, New York 10153.

(6)

Consists of (i) 76,269,766 shares owned by Roan Holdings and (ii) 1,335,170 shares owned by various entities (the “Lovoi Entities”) controlled indirectly by Mr. Lovoi through JVL. Mr. Lovoi is the sole member of, and exercises investment management control over, JVL. Through JVL, Mr. Lovoi exercises voting and dispositive power over all securities held by the Lovoi Entities and may be deemed to be the beneficial owner thereof. Each of Mr. Lovoi, JVL and the Lovoi Entities disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest therein. Please see footnote (2) for additional information regarding the shares owned by Roan Holdings. The address for Mr. Lovoi, JVL and the Lovoi Entities is 10000 Memorial Dr., Suite 550, Houston, Texas 77024.

(7)	Pursuant to the Stockholders Agreement, Mr. Tripodo was designated to the Board by Roan Holdings.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, the Company will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, the Company would hold an annual meeting of stockholders in 2020.

To be submitted for inclusion in the proxy statement for any 2020 annual meeting of stockholders, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of the Company no later than November 11, 2019. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2020 annual meeting any stockholder proposal that may be omitted from the proxy materials of the Company under applicable regulations of the Exchange Act in effect at the time such proposal is received.

Our amended and restated bylaws provide that for a proposal to be properly brought by a stockholder before the annual meeting of stockholders to be held during calendar year 2020, notice of such proposal must be timely delivered to, or mailed and received at, the principal executive offices of the Company. To be timely, such stockholder’s notice must be received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Because the Company is the successor registrant to Linn Energy, Inc., such dates have been calculated in reference to the anniversary of the last annual meeting held by the Company’s predecessor. As a result, notice of any stockholder proposal with respect to the 2020 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to the Corporate Secretary of the Company no earlier than December 23, 2019 and no later than January 22, 2022.

Stockholder proposals and nominations should be sent to:

Corporate Secretary

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

HOUSEHOLDING OF PROXY MATERIAL

If you and other residents at your mailing address own shares of Company Common Stock in “street name,” your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of Internet availability of proxy for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of Internet availability of proxy to your address. If you desire to revoke your consent to householding, please contact your bank, broker, trust, or other nominee. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of Internet availability of proxy, as applicable, for future meetings, we will send a copy to you if you write our Corporate Secretary at Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 74134 or call (405) 896-8131.

If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of Internet availability of proxy, you may request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to our Corporate Secretary at Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	the Company’s Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, which were filed with the SEC on April 1, 2019 and April 30, 2019, respectively;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 15, 2019;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which was filed with the SEC on August 7, 2019; and

•	the Company’s Current Reports on Form 8-K filed with the SEC on May 15, 2019, June 20, 2019, June 28, 2019, August 7, 2019, September 23, 2019 and October 1, 2019.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Roan Resources, Inc., 14701 Hertz Quail Springs Pkwy, Oklahoma City, Oklahoma 73134, Attention: Corporate Secretary or by calling (405) 896-8131.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED         . YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CITIZEN ENERGY OPERATING, LLC,

CITIZEN ENERGY PRESSBURG INC.

AND

ROAN RESOURCES, INC.

DATED AS OF OCTOBER 1, 2019

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2019 (this “Agreement”), is entered into by and among Citizen Energy Operating, LLC, a Delaware limited liability company (“Parent”), Citizen Energy Pressburg Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Roan Resources, Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Parties intend that Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the Company Stockholders to enter into, and has declared advisable, this Agreement and the transactions contemplated hereby, including the Merger (excluding the Financing, the “Merger Transactions”), (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger Transactions contemplated hereby, including the Merger, and (c) resolved to submit this Agreement to a vote of the Company Stockholders and recommend adoption of this Agreement by the Company Stockholders;

WHEREAS, (a) the Boards of Directors (or similar governing bodies) of each of Parent and Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent and Merger Sub, respectively, and (ii) declared advisable, and approved the execution of, this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) recommended the adoption of this Agreement by the sole stockholder of Merger Sub, and (ii) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption;

WHEREAS, prior to the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, has executed and delivered a consent to adopt this Agreement, which consent shall become effective immediately following the approval of this Agreement by the Board of Directors of Merger Sub and the execution of this Agreement pursuant to Section 228(c) of the DGCL;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and the Company to enter into this Agreement, certain significant holders of Company Common Stock (the “Significant Company Stockholders”) and the directors and executive officers of the Company have each entered into a Voting Agreement with Parent and the Company, dated as of the date hereof (collectively, the “Voting Agreements”), pursuant to which, among other things, each such Significant Company Stockholder agrees, on the terms and subject to the conditions provided in the Voting Agreements, to support the Merger and the other transactions contemplated hereby; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub delivered to the Company (a) a limited guarantee (the “Guarantee”) from certain Affiliates of the Sponsor (the “Guarantors”), in favor of the Company and pursuant to which the Guarantors guaranteed certain obligations of Parent and Merger Sub in connection with this Agreement and (b) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors agreed and committed to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, that in the case of the Sponsor, the Guarantors, Parent, Merger Sub and their respective Subsidiaries (including the Company following Closing), the term “Affiliate” shall not at any time include any portfolio companies of the Sponsor and its Affiliates (other than Parent and its Subsidiaries). For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise. Except for the provisions of Section 10.10, no Significant Company Stockholder will be treated as an Affiliate of the Company or any of its Subsidiaries or any of their respective Affiliates for any purpose hereunder.

“Balance Sheet Date” means June 30, 2019.

“Business Day” means any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Cancelled Shares” means shares of Company Common Stock that are outstanding immediately prior to the Effective Time (if any) owned by (a) the Company or its wholly owned Subsidiaries, other than those held in a fiduciary capacity, or (b) Parent or its wholly owned Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Code” means the Internal Revenue Code of 1986.

“Company Bylaws” means the Second Amended and Restated Bylaws of the Company, as adopted on September 27, 2018.

“Company Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on September 24, 2018.

“Company Common Stock” means the Class A common stock, $0.001 par value per share, of the Company.

“Company Financial Advisors” means Citigroup Global Markets Inc. and Jefferies LLC, financial advisors to the Company.

“Company Material Adverse Effect” means any change, event, development, circumstance, condition, occurrence or effect, or combination of the foregoing, that (i) prevents, impairs or materially delays or impedes the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby or (ii) has a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole; provided, that none of the following changes, events, developments, circumstances, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred:

(a) general economic, regulatory, legal or tax conditions, including conditions in the financial, credit or securities markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets);

(b) changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(c) changes in general economic conditions in the:

(i) oil and gas exploration and production industry;

(ii) oil and natural gas gathering, compressing, treating, processing and transportation industry generally;

(iii) natural gas liquids fractionating and transportation industry generally;

(iv) crude oil and condensate logistics and marketing industry generally; and

(v) natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

(d) general political or geopolitical conditions or changes therein (including the outbreak or escalation of hostilities or acts of war or such events, the declaration of a national emergency or war, civil unrest or similar disorder, cyber attacks or the occurrence of any other calamity or crisis, including acts of terrorism);

(e) weather conditions, including any hurricane, tornado, flood, earthquake or other natural disaster;

(f) the identity of, or any facts or circumstances relating specifically to, Parent, Merger Sub, the Guarantors or their respective Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the written request of or with the written consent of Parent, or any actions omitted to be taken by the Company that were expressly prohibited by this Agreement;

(g) the announcement, pendency or consummation of the transactions contemplated by this Agreement; provided that this clause (g) shall not apply to any representation or warranty set forth in Section 4.4 or Section 4.5 hereunder (or any condition to any party’s obligation to consummate the Merger or the other transactions contemplated hereby relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby;

(h) any change in the market price or trading volume of the Company Common Stock (it being understood and agreed that the exception in this clause (h) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect);

(i) any failure by the Company to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause

(i) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect);

(j) any downgrade in rating of any Indebtedness or debt securities of the Company or any of its Subsidiaries (it being understood and agreed that the exception in this clause (j) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect);

(k) changes in any Laws or regulations applicable to the Company;

(l) changes in applicable accounting regulations or the interpretations thereof;

(m) any legal proceedings commenced by or involving any current or former member, director, partner or stockholder of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby; and

(n) the availability or cost of financing on the terms set forth in the Commitment Letters (including the exercise of any flex provisions applicable thereto).

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in clause (a), (b), (c), (d), (e) or (k), will, unless otherwise excluded, be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately adversely affects the Company, as compared to other similarly situated Persons operating in the industries in which the Company operates.

“Company Performance Share Unit” means a performance share unit relating to shares of Company Common Stock granted pursuant to a Company Stock Plan.

“Company Restricted Stock Unit” means a restricted stock unit relating to shares of Company Common Stock granted pursuant to a Company Stock Plan.

“Company SEC Documents” means all forms, registration statements, reports, schedules and statements filed by the Company with the SEC under the Exchange Act or the Securities Act since September 24, 2018, and prior to the date of this Agreement, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein

“Company Stock Awards” means, collectively, the Company Restricted Stock Units and Company Performance Share Units.

“Company Stock Plans” means the Roan Resources, Inc. Amended and Restated Management Incentive Plan and any other employee or director stock plan pursuant to which any restricted stock unit, performance share unit or other equity compensation award is outstanding, each as amended or amended and restated from time to time.

“Company Stockholders” means the holders of outstanding shares of Company Common Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement entered into by and between Citizen Energy Holdings, LLC and the Company dated as of June 19, 2019.

“Credit Facility” means the Credit Agreement, dated September 5, 2017, by and among Roan Resources LLC, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto, Citibank, N.A., as administrative agent and as a letter of credit issuer, and each other letter of credit issuer from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time, including by the First Amendment to Credit Agreement, dated as of April 9, 2018, the Second Amendment to Credit Agreement, dated as of May 30, 2018, the Third Amendment to Credit Agreement, dated as of September 27, 2018, the Fourth Amendment to Credit Agreement, dated as of March 13, 2019 and the Fifth Amendment to Credit Agreement, dated as of June 19, 2019.

“Debt Financing Source” means each entity and each other Person (including each agent and arranger) that has committed to provide or to cause to provide the Debt Financing pursuant to the Debt Commitment Letter, together with their respective Affiliates and Representatives involved in the Debt Financing and their permitted successors and assigns.

“Director Indemnification Agreements” means those certain Indemnification Agreements between the directors of the Company and the Company.

“Dissenting Shares” means shares of Company Common Stock that are outstanding immediately prior to the Effective Time as to which the holder thereof shall have properly complied in all respects with the provisions of Section 262 of the DGCL as to appraisal rights.

“Employee Benefit Plan” means:

(a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA whether or not subject thereto); and

(b) any share or unit option, restricted share or unit, share or unit purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, retirement, supplemental retirement or pension plan or arrangement, vacation or holiday pay policy, employment, retention or severance pay plan or agreement, policy or agreement, deferred compensation agreement or arrangement, change in control, executive compensation or supplemental income arrangement, relocation plan, policy or program, and any other employee benefit plan, agreement, arrangement, program, practice or understanding.

“Employees” means all individuals employed by the Company or any of its Subsidiaries.

“Environmental Law” means any Law that relates to: (a) prevention of pollution or the protection of the environment (including without limitation air, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource), worker health or safety; or (b) the use, storage, treatment, generation, disposal, or Release of Hazardous Materials.

“Environmental Permit” means any permit, license, consent, certification, variance, exemption, approval or other authorization issued or required pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person under common control with the Company or Parent, as applicable, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Facilities” means the Credit Facility and the Term Loan.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” or “Governmental Authorities” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator or arbitral body, in each case that has jurisdiction over Parent or the Company, as the case may be, or any of their respective Subsidiaries or any of their or their respective Subsidiaries’ properties or assets.

“Hazardous Material” means any substance, material, chemical, emission or waste, whether solid, liquid or gaseous, that is listed, defined, designated or classified as “hazardous,” “toxic,” “radioactive,” or a “pollutant” or “contaminant” under, or subject to regulation under, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.

“Indebtedness” of any Person means:

(a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property);

(b) obligations evidenced by bonds, debentures, notes or similar instruments;

(c) obligations of such Person to pay the deferred purchase or acquisition price for any property or asset of such Person;

(d) (i) obligations of such Person in respect of letters of credit or similar instruments (whether drawn or undrawn) issued or accepted by banks and other financial institutions for the account of such Person and (ii) liabilities for performance or surety bonds and similar obligations;

(e) obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease (or finance lease) on a balance sheet of such Person under GAAP;

(f) indebtedness of others as described in clauses (a) through (e) above in any manner guaranteed (directly or indirectly) by such Person or for which it is or may become contingently liable; and

(g) all accrued and unpaid interest and debt prepayment penalties or premiums in connection with any of the foregoing Indebtedness;

provided, however, that the term “Indebtedness” does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or that are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnitees” means each Person entitled to indemnification by the Company under the Company Bylaws.

“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S., foreign and transnational patents, trademarks, service marks, trade names, domain names and other indicia of source or origin, together with all goodwill symbolized thereby, copyrights and copyrightable subject matter, trade secrets and all other proprietary rights to confidential information (including any seismic and other exploration, drilling and production data and information), all other proprietary rights in technology, and all applications and registrations for any of the foregoing.

“Intervening Event” means any material event, fact, circumstance, development or occurrence that is not known by or reasonably foreseeable to the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Company Board as of the date of this Agreement), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known) to or by the Company Board prior to the Company Stockholder Approval; provided, however, that in no event shall the following events, facts, circumstances, developments or occurrences constitute an Intervening Event: (a) the receipt, existence or terms of an actual Alternative Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an Alternative Proposal, (b) any event, fact, circumstance, development or occurrence resulting from any action taken or omitted by the Company or any of its Subsidiaries that is required to be taken or omitted by the Company or any of its Subsidiaries pursuant to this Agreement (other than with respect to any obligation of the Company and the Company Subsidiaries in accordance with Section 6.1), (c) any Company Stockholder who has executed and delivered a Voting Agreement breaches or threatens to breach such Voting Agreement, (d) any effect relating to Parent or any of its Subsidiaries that does not amount to a Parent Material Adverse Effect, (e) changes in the market price or trading volume of Company Common Stock or any other securities of the Company or its Subsidiaries, or any change in credit rating or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred), (f) changes after the date hereof in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world, or (g) changes after the date hereof in general economic or business conditions (including, without limitation, the price of oil, natural gas, natural gas liquids and other commodities) in the United States or elsewhere in the world.

“Knowledge” means the actual knowledge, after reasonable inquiry (including inquiry of each such individual’s direct reports), of (a) in the case of the Company, the individuals listed in Schedule 1.1(a) of the Company Disclosure Schedule and (b) in the case of Parent, the individuals listed in Schedule 1.1 of the Parent Disclosure Schedule.

“Law” means any law, statute, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority, including common law.

“Lien” means any mortgage, deed of trust, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Marketing Period” means the first period of fifteen (15) consecutive calendar days following the later of (a) receipt by the Commitment Parties (as defined under the Debt Commitment Letter) of the Required Information and (b) the date of execution of the Debt Commitment Letter; provided, that the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is consummated.

“NYSE” means the New York Stock Exchange.

“Oil and Gas Leases” or “Oil and Gas Lease” means all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to

Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.

“Oil and Gas Properties” means (a) all direct and indirect interests in and rights with respect to material oil, gas, mineral, and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions, (b) all surface interests, easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases or Hydrocarbon wells located on or producing from such leases and properties, (c) all interests in machinery, equipment (including wells, well equipment and machinery), production, completion, injection, disposal, gathering, transportation, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons and (d) all other interests of any kind or character associated with or appurtenant to any of the foregoing.

“Other Party” or “Other Parties” means (a) with respect to the Company, Parent and Merger Sub, and (b) with respect to Parent and Merger Sub, the Company.

“Parent Charter” means the Certificate of Formation of Parent, as filed with the Secretary of State of the State of Delaware on January 3, 2019.

“Parent Credit Parties” means (a) Citizen Mineral, LLC, a Delaware limited liability company, Citizen Energy III, LLC, a Delaware limited liability company, Citizen Midstream, LLC, a Delaware limited liability company, EVHI Exploration, LLC, an Oklahoma limited liability company, Citizen Energy Management, LLC, a Delaware limited liability company, Citizen Energy Intermediate, LLC, any subsidiary that incurs or guarantees other debt for borrowed money, and each other existing or subsequently acquired or organized direct or indirect wholly owned domestic restricted subsidiary of Citizen Energy Operating, LLC, and (b) with respect to obligations of any of the entities set forth in clause (a) under any interest rate protection or other swap or hedging arrangements or cash management arrangements entered into with a Lender (as defined in the Debt Commitment Letter), the Administrative Agent (as defined in the Debt Commitment Letter) or any affiliate of a Lender or the Administrative Agent, Citizen Energy Operating, LLC.

“Parent LLC Agreement” means the Limited Liability Company Agreement of Parent, as adopted on January 3, 2019.

“Parent Material Adverse Effect” means any change, event, development, circumstance, condition, occurrence, fact or effect, or combination of the foregoing, that prevents, materially impairs or materially delays the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

“Permitted Encumbrances” means:

(a) to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet due or delinquent, or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof;

(c) lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(d) (i) contractual or statutory Liens securing obligations for labor, services, materials and supplies arising in the ordinary course of business, or (ii) Liens on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business, provided, however, that, in the case of any Lien described in the foregoing clauses (i), (ii) or (iii), such Lien (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;

(e) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(f) pre-judgment Liens and judgment Liens in existence less than ten (10) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

(g) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries, to the extent existing on the date of this Agreement and set forth in Schedule 1.1(b) of the Company Disclosure Schedule;

(h) Liens existing on the date of this Agreement securing any Indebtedness and which are set forth in Schedule 1.1(c) of the Company Disclosure Schedule and which have been provided to Parent prior to the date hereof;

(i) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement, in each case, to the extent such indenture, escrow agreement or similar agreement is disclosed in Schedule 1.1(d) of the Company Disclosure Schedule and have been provided to Parent prior to the date hereof;

(j) rights reserved to or vested in any Governmental Authority to control or regulate any of the Company’s or its Subsidiaries’ properties or assets in any manner;

(k) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or its Subsidiaries that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value or use of the property or asset affected;

(l) any Liens discharged at or prior to the Effective Time; and

(m) all other Liens, charges, encumbrances, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other statement of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value or use of the property or asset affected.

“Person” or “person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, trust, entity, unincorporated organization, Governmental Authority or any group comprised of two or more of the foregoing.

“Production Burdens” means any royalties (including lessor’s royalties), overriding royalties, production payments, net profit interests or other burdens upon, measured by or payable out of oil, gas or mineral production.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Required Information” means (a) the provision by Parent of the following information to the Debt Financing Sources: (i) GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Citizen Energy Holdings, LLC for fiscal years 2017 and 2018, (ii) a cash flow forecast and budget model for each fiscal quarter ending after the date hereof and prior to December 31, 2020, (iii) an updated and final financial model of the Parent Credit Parties in a customary confidential information memoranda to be used in connection with the syndication of the senior secured reserve based revolving credit facility described in the Debt Commitment Letter in a form customarily delivered in connection with senior secured bank financings of the type described in the Debt Commitment Letter and customary engineering information in a form customarily delivered in connection with senior secured bank financings of, prepared by the Investors (as defined in the Debt Commitment Letter) on a pro forma basis after giving effect to the Transactions (as defined in the Debt Commitment Letter), and (iv) monthly production and accounting lease operating statements for the 14 months ended June 30, 2019 for Citizen Energy Operating, LLC and (b) the provision by the Company of monthly production and accounting lease operating statements for the 14 months ended June 30, 2019 for the Company.

“Rights” means, with respect to any person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“SEC” means the Securities and Exchange Commission.

“Second Amendment to the Term Loan” means Amendment No. 2, dated September 30, 2019, to the Credit Agreement, dated June 27, 2019, by and among the Company, the financial institutions and other lending institutions or investors from time to time parties as lenders thereto and Cortland Capital Market Services LLC, as administrative agent, as amended, restated, supplemented or otherwise modified by the Limited Waiver and First Amendment to Credit Agreement, dated September 16, 2019.

“Securities Act” means the Securities Act of 1933.

“Sponsor” means Warburg Pincus LLC.

“Subsidiary” or “Subsidiaries” of any Person, means any corporation, partnership, joint venture or other legal entity of which (a) such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (b) such Person is a general partner or managing member.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Tax Law” means any Law relating to Taxes.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law or by contract.

“Tax Matters Agreement” means that certain Tax Matters Agreement, dated as of August 7, 2018, among Linn Energy, Inc., Riviera Resources, Inc. and certain subsidiaries of Riviera Resources, Inc.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Term Loan” means the Credit Agreement, dated June 27, 2019, by and among the Company, the financial institutions and other lending institutions or investors from time to time parties as lenders thereto and Cortland Capital Market Services LLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, including by the Limited Waiver and First Amendment to Credit Agreement, dated September 16, 2019, and the Second Amendment to Credit Agreement, dated as of September 30, 2019.

“Test Indebtedness” means (i) the Indebtedness of the Company or its Subsidiaries pursuant to clauses (a), (b), (d), (f) (in the case of (f) to the extent such guaranteed amounts relate to Indebtedness of such other Person described in (a), (b), (d) or (g)) and (g) of the definition of Indebtedness, excluding in each case, Indebtedness incurred in connection with the payment of Transaction Expenses, less (ii) cash and cash equivalents of the Company and its Subsidiaries.

“Transaction Expenses” means the cumulative fees and expenses incurred by the Company and its Subsidiaries in connection with this Agreement, the Merger and related transactions, including the payment of premiums related to the repayment of the Term Loan in connection with the consummation of the Merger and the fees for services rendered to the Company by the Company’s financial and legal advisers, financial printer, transfer agent and virtual data room provider, in each case, as described on Schedule 1.1(e) of the Company Disclosure Schedule.

“Unwind Cap” means $15,000,000.

“Wells” means Hydrocarbon wells, saltwater disposal wells, monitoring wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, operated by the Company, located on an Oil and Gas Lease or any land pooled, communitized or unitized therewith, together with all Hydrocarbon and mineral production from such wells.

1.2 Terms Defined Elsewhere. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Action	7.8(a)
Agreement	Preamble
Alternative Proposal	6.3(h)(i)
Antitrust Laws	4.6
Book-Entry Shares	3.2
Certificate	3.2
Certificate of Merger	2.1(b)
Change in Recommendation	6.3(d)
Claim	7.8(a)
Claimed Amount	9.4(e)(ii)
Claim Notice	9.4(e)(ii)
Closing	2.2
Closing Date	2.2
Commitment Letters	5.8
Company	Preamble
Company Board	Recitals
Company Board Recommendation	7.1(b)
Company Disclosure Schedule	1.3(o)
Company Employee Benefit Plan	4.19(a)
Company Financial Statements	4.7(b)
Company Independent Petroleum Engineers	4.14(a)
Company Intellectual Property	4.20
Company Material Agreement	4.12(a)
Company Meeting	4.6
Company Operations Plan	6.1(b)(M)
Company Permits	4.11(b)
Company Related Party	9.4(h)
Company Reserve Report	4.14(a)
Company Stockholder Approval	8.1(a)
Company Termination Fee	9.4(m)
Contract	4.12(a)
D&O Insurance	7.8(d)
Debt Commitment Letter	5.8
Debt Financing	5.8
Debt Financing Agreements	7.14(a)
Debt Financing Sources	7.14(a)
Debt Letters	5.8
DGCL	Recitals
Divestiture Action	7.2(d)
Effective Time	2.1(b)
Elected Retained Hedges	9.4(e)(i)
Elected Unwind Hedges	9.4(e)(i)
Elected Unwind Termination Amount	9.4(e)(ii)

Term	Section
Equity Commitment Letter	Recitals
Equity Financing	5.8
Exchange Fund	3.3(a)
Fee Letter	5.8
Financing	5.8
Financing Sources	7.14(a)
Governmental Approval	4.6
Guarantors	Recitals
Guarantee	Recitals
Indemnification Expenses	7.8(a)
Indemnified Parties	7.8(a)
Intervening Event Notice Period	6.3(f)(i)
Lender	5.8
Merger	Recitals
Merger Consideration	3.1(b)
Merger Sub	Preamble
Merger Transactions	Recitals
Outside Date	7.2(a)
Parent	Preamble
Parent Disclosure Schedule	Article V
Parent Related Party	9.4(h)
Parent Termination Fee	9.4(m)
Parties	Preamble
Payment Agent	3.3(a)
Proceedings	4.16
Proxy Statement	4.6
Rights-of-Way	4.15
Significant Company Stockholders	Recitals
Specified Hedging Agreement	7.16(a)
Substitute Financing	7.14(b)
Superior Proposal	6.3(h)(ii)
Superior Proposal Notice Period	6.3(e)(i)
Surviving Corporation	Recitals
Unwind Reimbursement	9.4(e)(ii)
Unwinding Scenario	9.4(e)(i)
Voting Agreements	Recitals
Willful Breach	9.3

1.3 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”;

(f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(g) all references to prices, values or monetary amounts refer to United States dollars;

(h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(i) references herein to any agreement, instrument or Law means such agreement, instrument or Law as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws;

(j) reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

(k) this Agreement has been jointly prepared by the Parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;

(l) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(m) any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(n) the Annexes and Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(o) disclosure in any section of the disclosure letter delivered by the Company to Parent (the “Company Disclosure Schedule”) is deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of the Company Disclosure Schedule that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto;

(p) the mere inclusion of an item in such Company Disclosure Schedule as an exception to (or disclosure for purposes of) a particular representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(q) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(r) all references to days mean calendar days unless otherwise provided; and

(s) all references to time mean Eastern time unless otherwise provided.

ARTICLE II.

THE MERGER; EFFECTS OF THE MERGER

2.1 The Merger.

(a) The Merger and Surviving Corporation. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate existence of Merger Sub will cease, and the Company will survive as the Surviving Corporation.

(b) Effectiveness and Effects of the Merger. Subject to the provisions of this Agreement, the Merger will become effective upon the filing of a properly executed certificate of merger (the “Certificate of Merger”) with the office of the Secretary of State of the State of Delaware or at such later date and time as may be agreed to by Parent and the Company and set forth in such Certificate of Merger (the “Effective Time”), in accordance with the DGCL. The Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

(c) Charter and Bylaws. At the Effective Time, the Company Charter as in effect immediately prior to the Effective Time shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until duly amended, subject to Section 7.8, in accordance with the terms thereof and applicable Law, and the Company Bylaws as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time in a form acceptable to Parent, and as so amended and restated shall be the bylaws of the Surviving Corporation, until duly amended, subject to Section 7.8, in accordance with the terms thereof and applicable Law.

(d) Directors and Officers of the Surviving Corporation. Prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent the resignation of each member of the Company Board. Each resignation deliverable pursuant to this Section 2.1(d) shall be effective as of, and contingent upon the occurrence of, the Closing. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.2 Closing. Subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) will occur on (a) the second (2nd) Business Day after the day on which the last of the conditions set forth in Article VIII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which Parent and the Company may agree in writing; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that are to be satisfied at the Closing), the Closing shall occur on the earlier to occur of (i) a date during the Marketing Period specified by Parent on no less than three (3) Business Days’ notice to the Company and (ii) the second (2nd) Business Day after the end of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Article VIII for the Closing as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 10:00 a.m. on the Closing Date, or at such other place and time as agreed to by the parties hereto.

ARTICLE III.

MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of Company Common Stock or equity interests in Parent or Merger Sub:

(a) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of validly issued, fully paid and nonassessable Class A common stock, par value $0.001, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence. Each certificate or book entry evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares and any Dissenting Shares, will be converted into the right to receive $1.52 in cash, without interest (such amount, the “Merger Consideration”).

(c) Each share of common stock of Parent issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and will not be affected by the Merger.

(d) Notwithstanding anything to the contrary in this Agreement, all Cancelled Shares will automatically be cancelled and no consideration will be received therefor.

(e) Company Stock Awards will be treated in accordance with Section 3.5.

3.2 Rights As Stockholders; Share Transfers. All shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) will cease to be outstanding and will automatically be cancelled and will cease to exist when converted as a result of and pursuant to the Merger. At the Effective Time, each holder of a certificate representing shares of Company Common Stock (a “Certificate”) and each holder of non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid, without interest, in consideration therefor in accordance with Section 3.3; provided, however, that the rights of (a) any holder of Company Stock Awards will be as set forth in Section 3.5, (b) any holder of Cancelled Shares will be as set forth in Section 3.1(d) and (c) any holder of Dissenting Shares will be as set forth in Section 262 of the DGCL. In addition, holders as of the relevant record date of shares of Company Common Stock will have continued rights to any dividend, without interest, with respect to such shares of Company Common Stock with a record date occurring prior to the Effective Time that may have been declared or made by the Company with respect to such shares of Company Common Stock in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time. Such dividends by the Company are not part of the Merger Consideration and will be paid on the payment date set therefor to such holders of Company Common Stock whether or not they exchange their shares of Company Common Stock pursuant to Section 3.3. At the Effective Time, the transfer books of the Company will be closed immediately and there will be no further registration of transfers on the stock transfer books of the Company with respect to shares of Company Common Stock.

3.3 Exchange of Certificates.

(a) Payment Agent. Prior to the Effective Time, Parent will appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging shares of Company Common Stock for the Merger Consideration as required by this Article III (the “Payment Agent”). Promptly after the Effective Time, Parent will deposit, or cause to be deposited, with the Payment Agent for the benefit of the holders of the applicable shares of Company Common Stock, for payment in accordance with this Article III, through the Payment Agent, cash in an amount necessary to pay the aggregate Merger Consideration. Any funds deposited with the Payment Agent for payment of the Merger Consideration are hereinafter referred to as the “Exchange Fund.” The Payment Agent will, pursuant to irrevocable instructions from Parent and the Company, deliver the Merger Consideration contemplated to be paid for shares of Company Common Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.3, the Exchange Fund will not be used for any other purpose.

(b) Exchange Procedures.

(i) Promptly after the Effective Time, Parent will instruct the Payment Agent to mail to each record holder of shares of Company Common Stock as of the Effective Time (other than the Company and its Subsidiaries and Parent and its Subsidiaries) (A) a letter of transmittal (specifying that in respect of Certificates, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Payment Agent, and which will be in customary form and agreed to by Parent and the Company prior to the Effective Time) and (B) instructions (in customary form and agreed to by Parent and the Company prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable in respect of shares of Company Common Stock represented by such Certificates or Book-Entry Shares, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Payment Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Shares) as may be reasonably required pursuant to such instructions, each holder who held shares of Company Common Stock immediately prior to the Effective Time (other than the Company and its wholly owned Subsidiaries and Parent and its wholly owned Subsidiaries) will be entitled to receive, upon surrender of the Certificates or Book-Entry Shares therefor, the Merger Consideration that such holder has the right to receive pursuant to this Article III. No interest will be paid or accrued on any Merger Consideration.

(ii) In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such shares of Company Common Stock may be paid to a transferee, if the Certificate representing such Company Common Stock or evidence of ownership of the Book-Entry Shares is presented to the Payment Agent, and in the case of both Certificates and Book-Entry Shares of Company Common Stock, accompanied by all documents reasonably required to evidence and effect such transfer and the Person requesting such exchange will pay to the Payment Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such shares of Company Common Stock, or will establish to the satisfaction of the Payment Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.3, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of shares of Company Common Stock.

(c) No Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock after 365 days following the Effective Time will be delivered to Parent upon demand by Parent and, from and after such delivery, any former holders of shares of Company Common Stock who have not complied with this Article III by such date will thereafter look only to Parent for the Merger Consideration payable in respect of such shares of Company Common Stock, without any interest thereon. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent. Without limitation of the foregoing and to the extent permitted by applicable Law, after 365 days following the Effective Time, any amounts remaining unclaimed by holders of shares of Company Common Stock will become the property of Parent, subject to the legitimate claims of any Person previously entitled thereto under abandoned property, escheat or similar Laws. Notwithstanding anything in this Agreement to the contrary, none of the Sponsor, the Guarantors, the Company, Parent, Merger Sub, the Surviving Corporation, the Payment Agent nor any other Person shall be liable to any former holder of Company Common Stock or Company Stock Awards, as applicable, for any amount properly delivered to a Governmental Authority pursuant to any abandoned property, escheat or similar Laws.

(e) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of shares of Company Common Stock represented by such Certificate.

(f) Withholding. Parent, Merger Sub, the Company, the Surviving Corporation and the Payment Agent (without duplication) are entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Stock Awards, or any other Person, such amounts as Parent, Merger Sub, the Company, the Surviving Corporation or the Payment Agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local or non-U.S. Tax Law, with respect to the making of such payment. To the extent that amounts are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid or issued to the Person in respect of whom such deduction and withholding was made.

(g) Investment of the Exchange Fund. Parent will cause the Payment Agent to invest the cash in the Exchange Fund as directed by Parent, in Parent’s sole discretion; provided, however, that no such investment or loss thereon affects the amounts payable or the timing of the amounts payable to the holders of shares of Company Common Stock and Company Stock Awards, as applicable, pursuant to the other provisions of this Section 3.3 and Section 3.5. Any interest and other income resulting from such investments will be paid promptly to Parent; provided further, that the Exchange Fund shall not be invested in any instruments other than direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the government of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment.

3.4 Adjustment. Without limiting the covenants in Section 6.1, in the event the outstanding Company Common Stock shall have been changed into a different number of shares or a different class after the date hereof by reason of any subdivisions, reclassifications, splits, share dividends, combinations or exchanges of shares Company Common Stock, the Merger Consideration and any other similarly dependent items, as the case may be, will be correspondingly adjusted to provide to the holders of shares of Company Common Stock and Company Stock Awards, as applicable, the same economic effect as contemplated by this Agreement prior to such event, provided, however, that nothing in this Section 3.4 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

3.5 Treatment of Company Stock Awards.

(a) Company Restricted Stock Units. Except as set forth on Schedule 3.5(a) of the Company Disclosure Schedule, effective as of the Effective Time, each award of Company Restricted Stock Units that is outstanding immediately prior to the Effective Time shall automatically, and without any required action of the holder thereof, become fully vested and non-forfeitable and shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Stock Units subject to such award multiplied by (ii) the Merger Consideration.

(b) Company Performance Share Units. Except as set forth on Schedule 3.5(b) of the Company Disclosure Schedule, effective as of the Effective Time, each award of Company Performance Share Units that is outstanding immediately prior to the Effective Time shall automatically, and without any required action of the holder thereof, be cancelled without consideration.

(c) All cash amounts payable to the former holders of Company Restricted Stock Units shall be subject to all Tax and other withholding amounts that are required to be withheld under applicable Law and shall be paid through the regular payroll or other applicable pay processes of the Company in connection with the Closing.

(d) As soon as practicable following the Effective Time, Parent shall cause the Company to file a post-effective amendment to the Form S-8 registration statement filed by the Company on October 16, 2018 deregistering all shares of Company Common Stock thereunder.

(e) Not later than the Effective Time, the Company shall have terminated each Company Stock Plan and no further Company Performance Share Units, Company Restricted Stock Units or other rights with respect to Company Common Stock shall be granted thereunder. As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the treatment of the Company Performance Share Units or Company Restricted Stock Units pursuant to this Section 3.5, which resolutions will also provide that such Company Performance Share Units or Company Restricted Stock Units shall terminate conditioned upon, and effective immediately after, the Effective Time.

3.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each Dissenting Share, such Dissenting Share shall not be converted into the right to receive the Merger Consideration but instead shall be cancelled and shall represent the right to receive only the payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights under Section 262 of the DGCL shall cease and such shares of Company Common Stock shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, any written withdrawal or purported withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the right to control all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to or offer to settle, any claim with respect to Dissenting Shares without the written consent of Parent, in Parent’s sole discretion. Any portion of the Merger Consideration made available to the Payment Agent pursuant to Section 3.3(a) to pay for Company Common Stock for which appraisal rights have been perfected as described in this Section 3.6 shall be returned to Parent, upon demand.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Company’s Annual Report on Form 10-K (as amended by the Form 10-K/A filed with the SEC on April 30, 2019) for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and the Company’s Current Reports on Form 8-K furnished or filed with the SEC since January 1, 2019, in each case excluding any disclosures set forth in risk factors or any predictive or cautionary statement or “forward looking statements” within the meaning of the Securities Act or the Exchange Act (other than any historical factual information contained within such headings, disclosure or statements), provided that any such disclosure shall be deemed to be made with respect to a representation and warranty solely to the extent the relevance of such exception is reasonably apparent on the face of such disclosure, or (b) the Company Disclosure Schedule prior to the execution of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

4.1 Organization, General Authority and Standing. Each of the Company and the Company’s Subsidiaries is (a) a corporation or limited liability company, as the case may be, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or limited liability company power and authority to carry on its business as presently conducted and (b) duly licensed or qualified to do business and in good standing to do business as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such licensing or qualification necessary, except, for such jurisdictions where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to Parent complete and accurate copies of each of the Company Charter and Company Bylaws and each of the Company’s Subsidiaries’ certificate of incorporation, certificate of formation, operating agreements or similar organizational documents, each as amended to the date of this Agreement, and each such document as so delivered is in full force and effect, and neither the Company nor any of its Subsidiaries is in material violation of any of the provisions contained therein.

4.2 Capitalization.

(a) As of the date hereof, there are 154,333,746 shares of Company Common Stock (excluding unvested Company Restricted Stock Units) issued and outstanding, and all such shares of Company Common Stock were duly authorized and are validly issued in accordance with the Company Charter and applicable Law, fully paid and nonassessable and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights).

(b) As of the date hereof, except as set forth above in Section 4.2(a) and except for (i) 1,119,126 unvested Company Restricted Stock Units outstanding on the date hereof, (ii) 3,805,901 Company Performance Share Units outstanding on the date hereof (at the maximum performance level) and (iii) 8,418,556 additional shares of Company Common Stock remaining available for issuance pursuant to the Company Stock Plans (assuming that all Company Performance Share Units and Company Restricted Stock Units would be settled in shares of Company Common Stock), (A) there are no shares, partnership interests, limited liability company interests or other equity securities of the Company issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interests of the Company or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell any such equity interests or securities, except pursuant to this Agreement, (C) there are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Company or any such securities or agreements listed in clause (B) of this sentence and (D) there are no shareholders voting agreements or agreements granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company.

(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.

(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Company or any of its Subsidiaries.

(e) Schedule 4.2(e) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and correct list of all outstanding Company Restricted Stock Units, including the respective name of the holder, the grant date, the vesting schedule and the number of shares of Company Common Stock subject to each award of Company Restricted Stock Units.

(f) At the Effective Time, neither the Company nor any of its Subsidiaries will be a party to any agreement prohibiting the ability of the Company or any of its Subsidiaries to make any payments, directly or indirectly, to Parent by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other contract which restricts the ability of the Company or any of its Subsidiaries to make any payment, directly or indirectly, to Parent.

4.3 Equity Interests in other Entities. Schedule 4.3 of the Company Disclosure Schedule sets forth a true and correct list of the Company’s Subsidiaries. Each of the Company’s Subsidiaries is, directly or indirectly, wholly owned by the Company. Other than ownership interests in its Subsidiaries as set forth in Schedule 4.3 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind. All outstanding shares of capital stock or other equity interests in the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. The Company owns such interests in its Subsidiaries free and clear of all Liens except for Permitted Encumbrances arising under clause (l) of the definition thereof. There are no shareholders voting agreements or agreements granting any preemptive or antidilutive or similar rights with respect to any security issued by any Subsidiary of the Company.

4.4 Power, Authority and Approvals of Transactions.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby. Subject to the Company Stockholder Approval, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, constitutes the Company’s valid and binding obligation, enforceable against the Company in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles).

(b) At a meeting duly called and held, the Company Board has (i) determined that the Merger Transactions are in the best interests of the Company and the Company Stockholders, (ii) declared advisable, and approved the execution of, this Agreement and the Merger Transactions, including the Merger and (iii) resolved to recommend the Company Board Recommendation. As of the date of this Agreement, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

4.5 No Violations or Defaults. Subject to required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 4.6 and Article VIII are duly obtained and assuming the consents, waivers and approvals specified in Section 7.7(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (a) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination, cancellation of or modification of, or accelerate the performance required by or the loss of any benefit to which any of the Company or its Subsidiaries is entitled under, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, joint venture, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (b) conflict with or constitute a breach or violation of, or a default under the Company Charter or Company Bylaws or the similar organizational documents of any of the Company’s Subsidiaries, (c) materially contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or (d)  result in the creation of any material Lien on any of the assets of the Company or any of its Subsidiaries.

4.6 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with: (a) the execution and delivery by the Company of this Agreement; or (b) the consummation by the Company of the Merger and the other transactions contemplated by this Agreement (a “Governmental Approval”), except for (i) the filing with the SEC of a proxy statement relating to the matters to be submitted to the Company Stockholders (the “Proxy Statement”) at a meeting of such holders for the purpose of adopting this Agreement and approving the Merger (including any adjournment or postponement thereof, the “Company Meeting”) and other reports or filings under the Securities Act, the Exchange Act and any other applicable state or federal securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE; (iv) such filings and approvals as may be required to be made or obtained under the Antitrust Laws; and (v) such other Governmental Approvals the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Antitrust Laws” means the Sherman Anti-Trust Act of 1890, the Clayton Anti-Trust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

4.7 Financial Reports and the Company SEC Documents.

(a) Since September 24, 2018, the Company has filed or furnished with the SEC all forms, registration statements, reports, schedules, exhibits and statements required to be filed or furnished under the Exchange Act or the Securities Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed Company SEC Document prior to the date hereof, in which case as of the date of such amendment), each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) Any consolidated financial statements of the Company included in the Company SEC Documents (the “Company Financial Statements”) as of their respective dates (if amended, as of the date of the last such amendment) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto, to the extent permitted by applicable SEC regulations) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnotes and to normal year-end adjustments).

4.8 Internal Controls and Procedures. The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (a) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board, and Schedule 4.8 of the Company Disclosure Schedule sets forth, (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and, to the Knowledge of the Company, such deficiencies or frauds have not occurred that would reasonably be expected, either individually or in the aggregate, to have a Company Material Adverse Effect. To the Knowledge of the Company, since September 24, 2018, no complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by the Company. Since September 24, 2018, the Company has not received any material complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the Exchange Act with respect to the Company SEC Documents, and the statements contained in such certifications were complete and correct as of the dates they were made.

4.9 Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the unaudited financial statements (or notes thereto) included in the Company’s Quarterly Report on Form 10-Q for the quarter ended on the Balance Sheet Date and in the financial statements (or notes thereto) included in Company SEC Documents filed by the Company (a) after the date of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended on the Balance Sheet Date and (b) at least three (3) Business Days prior to the date hereof, neither the Company nor any of its consolidated Subsidiaries had at the Balance Sheet Date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies that (i) are accrued or reserved against in the financial statements of the Company included in the Company SEC Documents filed prior to the date hereof, or reflected in the notes thereto, (ii) were incurred since the Balance Sheet Date and prior to the date hereof in the ordinary course of business, (iii) relate to this Agreement or the transactions contemplated hereby or (iv) have been discharged or paid in full prior to the date of this Agreement.

4.10 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date through the date of this Agreement, there has not been any change, event, development, circumstance, condition, occurrence or effect that has had, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since the Balance Sheet Date through the date of this Agreement, except for this Agreement and the transactions contemplated hereby, the Company and its Subsidiaries have carried on and operated their respective businesses in the ordinary course of business.

(c) Since the Balance Sheet Date through the date of this Agreement, no default or event of default (however denominated) has occurred under any document governing Test Indebtedness under clause (i) of the definition thereof of the Company or its Subsidiaries.

(d) Since the Balance Sheet Date through the date of this Agreement, no “change of control” (or equivalent definition) or “termination event” (or equivalent definition) as defined in any document governing Test Indebtedness under clause (i) of the definition thereof of the Company or its Subsidiaries has occurred.

(e) Since the Balance Sheet Date through the date of this Agreement, the Company and its Subsidiaries have not taken any action that, if taken during the period from the date of this Agreement through the Closing Date without Parent’s consent, would constitute a breach of the following sections of Section 6.1(b): (A), (B), (C)(1) (other than sales of Hydrocarbons in the ordinary course of business), (C)(2) (other than in the ordinary course of business), (C)(3), (C)(4), (D), (F), (G), (H), (J), (K), (L)(a), (L)(b), (L)(c), (L)(d), (L)(e), (M)(1), (M)(2), (N), (O), (P), (Q), (R), (S), (T) or (U), in each case, without giving effect to the requirement that it be consistent with the Company Operations Plan.

4.11 Compliance with Applicable Law; Permits.

(a) Except with respect to Tax matters (which are exclusively provided for in Section 4.18 and Section 4.19) and environmental matters (which are exclusively provided for in Section 4.13), each of the Company and its Subsidiaries is, in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since the Balance Sheet Date and prior to the date of this Agreement from a Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Authority necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

4.12 Material Contracts.

(a) Schedule 4.12 of the Company Disclosure Schedule contains a listing of the following contracts, agreements, arrangements, commitments or understandings (each, a “Contract”) to which the Company or any of its Subsidiaries is a party and that are in effect on the date of this Agreement (each Contract that is described in this Section 4.12 being a “Company Material Agreement”):

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with a value, or requiring the payment of an annual amount by the Company and its Subsidiaries, in excess of $1,000,000;

(iii) each Contract that contains a “change of control” provision to which the Company or any of its Subsidiaries is a party or is subject;

(iv) each Contract that constitutes a commitment or other obligation relating to current or future Indebtedness for borrowed money or the deferred purchase price of property by the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $100,000 individually for all such Contracts, or with respect to such Contracts that are less than $100,000 individually, in excess of $500,000 in the aggregate, in each case other than Contracts solely between or among the Company and its Subsidiaries;

(v) each Contract for lease of personal property or real property involving aggregate payments in excess of $1,000,000 in any calendar year that are not terminable within sixty (60) days, other than contracts related to drilling rigs, compressors or generators;

(vi) each Contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that, following the Effective Time, by virtue of Parent becoming an Affiliate of the Company as a result of this transaction, would by its terms (A) materially restrict the ability of the Surviving Corporation to (x) compete in any line of business or with any Person or in any geographic area during any period of time after the Effective Time, (y) make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties or (B) could require the disposition of any material assets or line of business of Parent or any of its Subsidiaries (including the Company and its Subsidiaries following the Effective Time);

(vii) each Contract involving the pending acquisition or sale of (or option to purchase or sell) any material amount of the assets or properties of the Company and its Subsidiaries, taken as a whole;

(viii) each Contract for futures, swap, collar, put, call, floor, cap, option or other similar contract that is intended to reduce or eliminate the fluctuations in the prices of commodities, including natural gas, natural gas liquids, crude oil and condensate or fluctuations in interest rates or currencies that will be binding on the Surviving Corporation after the Effective Time;

(ix) each material partnership, joint venture or limited liability company agreement, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company;

(x) each Contract that contains any minimum volume commitment to which the Company reasonably expects that the Company and its Subsidiaries will be required to make annual payments in excess of $1,000,000 for longer than one year;

(xi) any Contract that provides for the sale, gathering or offtake by the Company or any of its Subsidiaries of Hydrocarbons or water with payments reasonably expected to be in excess of $250,000 over the next twelve (12) months;

(xii) each joint development agreement, exploration agreement, participation or program agreement or similar agreement that contractually requires the Company or any of its Subsidiaries to make expenditures that would reasonably be expected to be in excess of $1,000,000 in the aggregate during the twelve (12)-month period following the date of this Agreement;

(xiii) each Contract under which the Company has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, in each case with a principal amount in excess of $100,000;

(xiv) each Contract that contains any standstill, “most favored nation” or most favored customer provision, tag-along right, drag-along right, preferential right or rights of first or last offer, negotiation or refusal, in each case other than those contained in (A) any Contract in which such provision is solely for the benefit of the Company or any of its Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases, (C) customary preferential rights in joint operating agreements, unit agreements or participation agreements affecting the business or the Oil and Gas Properties of the Company or any of its Subsidiaries or (D) any non-disclosure agreements containing standstill provisions on the Company’s counterparty to such agreements that relate to the equity securities or Indebtedness of the Company, to which the Company or any of its Subsidiaries or any of their respective Affiliates is subject, and is material to the business of the Company and its Subsidiaries, taken as a whole;

(xv) each Contract that includes any continuing indemnification obligation of the Company or any of its Subsidiaries which was granted outside of the ordinary course of business;

(xvi) each Contract pertaining to Intellectual Property or technology to which the Company or any of its Subsidiaries is a party and that is material to the business of the Company and its Subsidiaries;

(xvii) each Contract that provides for capital expenditures (other than drilling and completion capital expenditures) by the Company or any of its Subsidiaries through December 31, 2019, in each case with a principal amount in excess of $50,000 individually for all such Contracts, or with respect to such Contracts that are less than $50,000 individually, in excess of $500,000 in the aggregate; and

(xviii) any Oil and Gas Lease that contains express provisions (A) establishing bonus obligations in excess of $1,000,000 that were not satisfied at the time of leasing or signing or (B) providing for a fixed term, even if there is still production in paying quantities.

(b) Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, and provided that any indemnity, contribution and exoneration provisions contained in any such Company Material Agreement may be limited by applicable Law and public policy, each of the Company Material Agreements (i) constitutes the valid and binding obligation of the Company or its applicable Subsidiary and, to the Knowledge of the Company, constitutes the valid and binding obligation of the other parties thereto and (ii) is in full force and effect as of the date of this Agreement, in each case unless the failure to be so would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(c) Each of the Company and its Subsidiaries (to the extent it is a party thereto and bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Company Material Agreement as of the date of this Agreement. There is not, to the Knowledge of the Company, under any Company Material Agreement, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification, in each case, except such events of default, other events, notices or modifications as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(d) Since May 1, 2018, as of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate or not renew, any Company Material Agreement.

4.13 Environmental Matters. Except as disclosed in Schedule 4.13 of the Company Disclosure Schedule, and except for any such matter that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect:

(a) Each of the Company and its Subsidiaries and their respective assets and operations are in compliance with all Environmental Laws and Environmental Permits, and have obtained all Environmental Permits necessary to operate at each owned or leased real property and to carry on their respective businesses;

(b) Since May 1, 2018 (and to the Knowledge of the Company, from May 1, 2016 to April 30, 2018), none of the Company or its Subsidiaries has received any written notice from any Governmental Authority alleging any violation of or liability under any Environmental Law (including without limitation liability as a potentially responsible party under CERCLA or any analogous Law) or any Environmental Permit;

(c) There are no actions, suits, proceedings (including without limitation civil, criminal, administrative and dispute resolution proceedings), claims, government investigations, orders, decrees or judgments pending or in effect, or, to the Knowledge of the Company, threatened by any Governmental Authority against the Company or its Subsidiaries which allege a violation of or liability under any Environmental Law or any Environmental Permit;

(d) Since May 1, 2018 (and to the Knowledge of the Company, from May 1, 2016 to April 30, 2018), there has been no Release of any Hazardous Material by the Company or its Subsidiaries at, on, under or from any real properties as a result of the operations of the Company and its Subsidiaries that has not been remediated as required by any Environmental Law or otherwise adequately reserved for in the Company Financial Statements; and

(e) This Section 4.13 constitutes the sole and exclusive representations and warranties of the Company with respect to Environmental Permits, Hazardous Materials and Environmental Laws.

4.14 Oil and Gas Matters.

(a) The factual, non-interpretive data relating to the Oil and Gas Properties of the Company and its Subsidiaries on which the reserve report prepared by DeGolyer and MacNaughton (the “Company Independent Petroleum Engineers”), in each case referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Company Reserve Report”), was accurate in all material respects at the time such data was provided to the Company Independent Petroleum Engineers. With respect to the proved reserves reflected in the Company Reserve Report, the Company Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the Company Reserve Report, (ii) reflected in the Company Reserve Report or in the Company SEC Documents as having been sold or otherwise disposed of, or (iii) other than sales or dispositions after the date hereof in accordance with Section 6.1, the Company and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Report and in each case as attributable to interests owned by the Company and its Subsidiaries, free and clear of all Liens, except for Liens constituting Permitted Encumbrances, which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of the Oil and Gas Properties to which they relate by the Company and each of its Subsidiary. For purposes of the foregoing sentence, “good and defensible title” means that the Company’s or one or more of its Subsidiaries’, as applicable, title to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) (A) entitles the Company (or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (B) obligates the Company (or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on Company Reserve Report for such Oil and Gas Properties (other than any positive differences in such percentage) and the applicable working interest shown on Company Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties and (C) is free and clear of all Liens, except for Liens constituting Permitted Encumbrances, which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of the Oil and Gas Properties to which they relate in the conduct of the business of the Company and each of its Subsidiary as presently conducted. Schedule 4.14(b) lists any third parties to which the Company or any of its Subsidiaries have paid amounts associated with Production Burdens in excess of $1,000,000 since January 1, 2018.

(c) (i) All rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases of the Company or any of its Subsidiary have been properly and timely paid, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by the Company or any of its Subsidiaries have been timely and properly paid (in each case, except (A) such Production Burdens (x) as are being currently paid prior to delinquency in the ordinary course of business or (y) the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and (B) such payments that may be delayed due to timing of pooling orders from the Oklahoma Corporation Commission or division order title opinions) and (iii) none of the Company or any of its Subsidiaries (and, to Company’s Knowledge, no third-party operator) has violated any material provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by the Company or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the material Oil and Gas Properties of the Company or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

(e) Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, each material Oil and Gas Lease (i) constitutes the valid and binding obligation of the Company or its applicable Subsidiary and, to the Knowledge of the Company, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the Effective Time will continue to constitute a valid and binding obligation of the Company or its applicable Subsidiary and, to the Knowledge of the Company, each of the other parties thereto in accordance with its terms. Each of the Company and its Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each material Oil and Gas Lease. There is not, to the Knowledge of the Company, under any material Oil and Gas Lease, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification, in each case, except such events of default, other events, notices or modifications as to which requisite waivers or consents have been obtained, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate, modify or not renew any material Oil and Gas Lease.

(f) All proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and its Subsidiaries are being received by the Company or its Subsidiaries in a timely manner in all material respects.

(g) All of the Hydrocarbon Wells and all water, CO2 or injection Wells located on the Oil and Gas Leases or of the Company and its Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable Contracts and applicable Law, in all material respects, and all drilling and completion (and plugging and abandonment, including plugging and abandonment of permanently plugged Wells located on the Oil and Gas Leases) of the Hydrocarbon Wells and such other Wells and all related development, production and other operations have been conducted in compliance with all applicable Law in all material respects.

(h) All Oil and Gas Properties operated by the Company or any of its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices in all material respects and in material compliance with the applicable Oil and Gas Leases and applicable Law.

(i) As of the date of this Agreement, other than as set forth in the Company’s capital budget as provided to Parent prior to the date of this Agreement, there is no outstanding authorization for expenditure or similar request or invoice for funding or participation under any Contract which are binding on the Company, its Subsidiaries or any Oil and Gas Properties and which the Company reasonably anticipates will individually require expenditures by the Company or its Subsidiaries in excess of $1,000,000.

4.15 Rights-of-Way. Each of the Company and its Subsidiaries has such consents, easements, rights-of-way, permits and licenses from each Person (collectively, “Rights-of-Way”) as are sufficient to conduct its business in the manner currently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such violations, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by the Company and its Subsidiaries are subject to Rights-of-Way or are located on real property owned or leased by the Company, and there are no gaps (including any gap arising as a result of any breach by the Company or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.16 Litigation. As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, litigation, claims, causes of action, arbitrations, mediations or other proceedings (collectively, “Proceedings”) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is otherwise a party or, to the Knowledge of the Company, a threatened party.

4.17 Information Supplied.

(a) None of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to Company Stockholders, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent, Merger Sub or their respective Affiliates or Representatives for inclusion or incorporation by reference in the Proxy Statement.

(b) A complete and accurate copy of each document, instrument and agreement governing or otherwise related to the Company’s or any Subsidiary’s existing Indebtedness and swap agreements (including Specified Hedging Agreements) have been provided to Parent at least three (3) Business Days prior to the Closing.

4.18 Tax Matters.

(a) (i) Each of the Company and its Subsidiaries has timely filed or caused to be timely filed when due (taking into account extensions of time for filing) with the appropriate Taxing Authority all U.S. federal income Tax Returns and all other material Tax Returns required to be filed by it, and all such Tax Returns were true, complete and correct in all material respects and (ii) all material Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been duly and timely paid in full, except for amounts being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof.

(b) No deficiencies for material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority. There is no proceeding now pending against the Company or any of its Subsidiaries in respect of any material Tax or material Tax Return, nor has any written adjustment with respect to a material Tax Return or written claim for additional material Tax been received by the Company or any of its Subsidiaries that is still pending.

(c) The unpaid Tax liabilities of the Company and its Subsidiaries did not, as of the Balance Sheet Date, exceed the aggregate amount of the unpaid Tax liabilities of the Company and its Subsidiaries (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as reflected on the face of the applicable balance sheet (rather than in any notes thereto). Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice of the Company and its Subsidiaries.

(d) There is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of material Taxes due from the Company or any of its Subsidiaries (or, to the Knowledge of the Company, for any predecessor of the Company or any of its Subsidiaries).

(e) No written claim has ever been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that it is or may be subject to any material Tax in such jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of: (i) any installment sale or other open transaction disposition made prior to the Closing, (ii) an adjustment under either Section 481(a) or Section 482 of the Code by reason of an accounting method change prior to the Closing for a taxable period ending on or prior to the Closing Date, (iii) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) with any Taxing Authority filed or entered into prior to the Closing, (iv) any prepaid amount received on or prior to the Closing or (v) an intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law).

(g) There are no Liens for material Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Except for the Tax Matters Agreement, neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in Contracts not primarily related to Taxes). The Company has made available to Parent correct and complete copies of the Tax Matters Agreement. No material claims for loss or indemnity have been made against the Company or any of its Subsidiaries under the Tax Matters Agreement that are now pending.

(j) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Tax Law), other than a group of which the Company or any of its Subsidiaries is or was the common parent, and neither the Company nor any of its Subsidiaries has any liability for material Taxes of any other person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor, by Contract or otherwise.

(k) Within the last two (2) years, neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify for tax-free treatment under Section 355 of the Code.

(l) To the Knowledge of the Company, the information set forth on Schedule 4.18(l) of the Company Disclosure Schedule relating to the tax basis of the assets of the Company and its Subsidiaries is accurate in all material respects.

(m) This Section 4.18 and Section 4.19 constitutes the sole and exclusive representations and warranties of the Company with respect to Taxes and related matters.

4.19 Employee Benefits; Labor.

(a) Schedule 4.19(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Company Employee Benefit Plan, provided, however, that each contract, plan, arrangement or policy that provides any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control or other similar payment in excess of $100,000 shall be considered a material Company Employee Benefit Plan. A “Company Employee Benefit Plan” means each Employee Benefit Plan that is sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates or with respect to which the Company or any of its ERISA Affiliates could have any material obligation or material liability (including any contingent liability).

(b) With respect to each Company Employee Benefit Plan, the Company has made available to Parent a true and complete copy as of the date of this Agreement, to the extent applicable, of (i) each Company Employee

Benefit Plan and all amendments thereto (or a written description or summary of the material terms of each such Company Employee Benefit Plan that is unwritten), (ii) the most recent summary plan description and any summaries of material modifications related thereto, (iii) each trust agreement or annuity contract, if any, in effect as of the date of this Agreement that relates to any Company Employee Benefit Plan, (iv) the most recent annual report required to be filed, (v) any non-routine correspondence with a Governmental Authority during the past three years, (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect to any Form 5500 Annual Report and (vii) the most recent determination, opinion or advisory letter received from the Internal Revenue Service.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Employee Benefit Plan has been maintained, administered and operated in all respects (i) in compliance with its terms, and (ii) in compliance with the applicable provisions of all Laws applicable to such Company Employee Benefit Plan. There are no governmental audits or investigations, actions or claims pending (other than routine claims for benefits), or to the Knowledge of the Company, threatened, with respect to any of the Company Employee Benefit Plans that would be reasonably expected to have a Company Material Adverse Effect.

(d) Since August 31, 2017, neither the Company nor any ERISA Affiliate of the Company has sponsored, maintained, contributed to or has been obligated to contributed to, or has had any liability with respect to, any plan that is (i) subject to the minimum funding requirements of Section 412 of the Code, (ii) subject to Title IV of ERISA or (iii) a “multiemployer plan,” as that term is defined in Section 3(37) of ERISA or a multiple employer plan as described in Section 413(c) of the Code.

(e) Each of the Company Employee Benefit Plans intended to be qualified under Section 401(a) of the Code is maintained pursuant to a prototype or a volume submitter document approved by the Internal Revenue Service and is entitled to rely on a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype or volume submitter document, as applicable, and to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Company Employee Benefit Plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event or events, (i) result in any payments of money or property, acceleration of the time of payment or vesting, or provisions of other rights, (ii) result in any loan forgiveness to any current or former Employee or (iii) increase the amount or value of compensation (including funding of compensation or benefits through a trust or otherwise).

(g) No amount or benefit that could be, or has been, received (whether in cash or property, or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of the Company or any of its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code would be reasonably expected to be an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(h) Each Employee Benefit Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented and operated in good faith compliance with Section 409A of the Code since January 1, 2009.

(i) There is no Contract, agreement, plan or arrangement which requires the Company or any Subsidiary to pay a Tax gross-up or reimbursement payment to any employee or other service provider, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G or 4999 of the Code.

(j) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or its Subsidiaries, except as required to comply with Section 4980B of the Code or any similar state law provision.

(k) Except as set forth on Schedule 4.19(k) of the Company Disclosure Schedule, no current or former employee, officer or director of the Company or any of its Subsidiaries is entitled to receive any guaranteed payment under any Company Employee Benefit Plan that is a short-term or long-term bonus.

(l) The Company and its Subsidiaries are in compliance in all respects with all applicable Law relating to the employment of labor, including all such applicable Law relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation, except where the failure to comply would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, there are no pending or threatened claims, actions, suits or arbitrations, by or on behalf of any current or former Employees or other service providers of the Company or any of its Subsidiaries or otherwise concerning the labor or employment-related practices of the Company or any of its Subsidiaries. Except as would not result in a material liability to the Company or any of its Subsidiaries, no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Employee Benefit Plan. Neither the Company nor any of its Subsidiaries has any material direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, as exempt versus non-exempt, or with respect to any employee engaged or leased from another employer.

(m) Neither the Company not any of its Subsidiaries is a party to, or subject to, a collective bargaining agreement with any labor union or similar representative of any current or former Employees and no trade or labor union or other labor representative or organization has made a demand for recognition, or filed a petition to be certified, as the bargaining unit representative of any current or former Employees of the Company or any of its Subsidiaries. There are, and within the prior three (3) years have been, no pending or threatened strikes, work stoppages, lockouts, material grievances, unfair labor practice charges, or other material job actions against or involving the Company or any of its Subsidiaries.

(n) No Employee or individual service provider of the Company nor any of its Subsidiaries resides outside of the United States or provides services primarily outside of the United States, and there is no Company Employee Benefit Plan that covers Employees or individual service providers of the Company nor any of its Subsidiaries who reside outside of the United States or perform, or performed, services primarily outside the United States.

(o) Schedule 4.19(o) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all employees of the Company and its Subsidiaries, along with (i) their current annualized base salary or hourly wage rate (and for hourly employees the number of regularly scheduled hours worked per week), and (ii) an itemized breakdown of all cash and other payments that would become payable on a non-discretionary basis to such employees under all applicable Company Employee Benefit Plans (excluding the Roan Resources LLC Health and Welfare Plan or any component program thereunder and the Roan Resources 401(k) Plan) if their employment is terminated by the Surviving Corporation (or its applicable Subsidiary) immediately following the Effective Time and assuming such employee signs and does not revoke a release of claims, excluding amounts payable under Section 3.5.

(p) Except as set forth on Schedule 4.19(p) of the Company Disclosure Schedule, no penalty or termination fee is required to be paid, and no notice is required to be sent, in order to terminate the engagement of any individual engaged in the capacity of an independent contractor by the Company or any of its Subsidiaries.

4.20 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of its business as presently conducted (collectively, the “Company Intellectual Property”), free and clear of any Liens other than Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the use of

the Company Intellectual Property by the Company and its Subsidiaries in the operation of the business of the Company as presently conducted does not infringe upon or misappropriate any Intellectual Property of any other Person, except for such matters that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

4.21 Insurance. The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as the Company believes to be customary for the industries in which the Company and its Subsidiaries operate. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (a) all material insurance policies maintained by or on behalf of the Company or its Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid and (b) the Company and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or its Subsidiaries as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies.

4.22 Financial Advisors. The Company has not incurred any liability for fees, commissions or reimbursement of expenses of any broker, finder, investment banker, financial advisor or similar advisor in respect of the transactions contemplated by this Agreement for which the Company will have any responsibility or liability whatsoever, excluding fees to be paid to the Company Financial Advisors. The Company has heretofore made available to Parent correct and complete copies of the Company’s letter agreements under which fees and expenses are payable to, and related indemnification and other material agreements with, the Company Financial Advisors entered into in connection with the Merger and the other transactions contemplated hereby.

4.23 Opinions of the Company Financial Advisors. The Company Board has received the separate opinions of the Company Financial Advisors each to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be received by the Company Stockholders (other than, as applicable, Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

4.24 No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of the Company expressly set forth in this Article IV are and shall constitute the sole and exclusive representations and warranties made with respect to the Company and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of the Company, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article IV, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries, are hereby expressly disclaimed. The Company represents, warrants, covenants and agrees, on behalf of itself and its Affiliates, that in determining to enter into and consummate this Agreement and the transactions contemplated hereby, it is not relying upon, and has not been induced by, any representation or warranty made or purportedly made by or on behalf of any Person, other than those expressly made by Parent as set forth in Article V, or by any estimate, projection forecast, plan, budget or other prediction, any data, any financial information or any memoranda or presentations, including any memoranda and materials provided by or on behalf of Parent, any of Parent’s Subsidiaries or any other Person. Such information is not and shall not be deemed to be a representation or warranty of Parent, except to the extent explicitly set forth in Article V hereof as a representation and warranty by Parent.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to the Company as follows:

5.1 Organization, General Authority and Standing. Parent (a) is a limited liability company validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as presently conducted and (b) is duly licensed or qualified to do business and in good standing to do business as a limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such licensing or qualification necessary, except for such jurisdictions where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub (i) is a corporation validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and (ii) is duly licensed or qualified to do business and in good standing to do business as a corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such licensing or qualification necessary, except for such jurisdictions where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2 Power, Authority and Approvals of Transactions. Each of Parent and Merger Sub has the requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been authorized by all necessary limited liability company and corporate action, as applicable, by Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the other parties hereto, constitutes Parent’s and Merger Sub’s valid and binding obligations, enforceable against Parent and Merger Sub in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles).

5.3 No Violations or Defaults. Subject to required filings under federal and state securities laws, assuming the other consents and approvals contemplated by Section 4.6 and Article VIII are duly obtained and assuming the consents, waivers and approvals specified in Section 7.7(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Parent do not and will not: (a) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or their respective properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect; (b) constitute a breach or violation of, or a default under Parent Charter or Parent LLC Agreement; (c) materially contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries; or (d) result in the creation of any material Lien on any of the assets of Parent or any of its Subsidiaries.

5.4 Consents and Approvals. No Governmental Approvals are necessary in connection with (a) the execution and delivery by Parent and Merger Sub of this Agreement or (b) the consummation by Parent and

Merger Sub of the Merger and the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) such filings and approvals as may be required to be made or obtained under the Antitrust Laws and (iii) such other Governmental Approvals the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

5.5 Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their assets or property or to which Parent or any of its Subsidiaries or any of their assets or properties is otherwise a party or, to the Knowledge of Parent, a threatened party, except for Proceedings that would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

5.6 Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to Company Stockholders, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Company or its Affiliates or Representatives for inclusion or incorporation by reference in the Proxy Statement.

5.7 Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

5.8 Financing. Parent has delivered to the Company true, complete and accurate fully executed copies of (a) a debt commitment letter (including any amendments thereto to add lenders, arrangers, bookrunners, syndication agents or similar entities that have not executed such letter as of the date hereof, the “Debt Commitment Letter”), among the lenders party thereto (the “Lenders”) and Parent, (b) the related fee letter (the “Fee Letter,” and together with the Debt Commitment Letter, the “Debt Letters”) redacted in a customary manner solely with respect to all fees, syndication hold levels and all flex items, which redacted information does not adversely affect the amount, availability or conditionality of the funding of the Debt Financing, in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date hereof, pursuant to which and subject to the terms and conditions thereof, the Lenders have committed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Debt Financing”) for the purposes set forth in such Debt Commitment Letter and (c) the Equity Commitment Letter (together with the Debt Letters, the “Commitment Letters”), between the Guarantors and Parent, pursuant to which the Guarantors have committed to invest the amounts set forth therein in connection with the transactions contemplated herein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof and Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third-party beneficiary rights, in each case subject to the terms and conditions set forth in the Equity Commitment Letter. Except as permitted under Section 7.14(a), the Commitment Letters (i) have not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letters have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement and (ii) to the Knowledge of Parent, no such withdrawal, rescission, amendment, restatement, modification or waiver is contemplated (other than any such amendment, modification, or restatement to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who have not executed the Commitment Letters as of the date hereof). As of the date of this Agreement, the Commitment Letters are in full force and effect and constitute the legal, valid and binding obligation of each of Parent and, to the Knowledge of Parent, the other parties thereto, subject in each case to bankruptcy laws and similar laws affecting creditors’ rights and general principles of equity. There are no conditions precedent or contingencies to the funding of the Financing pursuant to the Commitment Letters, other than as expressly set forth in the Commitment Letters. At the Closing and assuming the full funding of the Financing, Parent and Merger Sub will have sufficient funds to pay all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and all fees and expenses required to be paid in connection therewith. To the Knowledge of Parent, as of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent under the Commitment Letters or otherwise result in any portion of the Financing to be unavailable. As of the date of this Agreement, there are no side letters or other agreements or Contracts that could affect the availability of the Debt Financing on the Closing Date other than as expressly set forth in the Commitment Letters. Parent has paid in full any and all commitment fees and other fees required to be paid on or prior to the date hereof under the terms of the Commitment Letters and will pay all other commitment fees and other fees as required to be paid as a condition to funding the Financing under the terms of the Commitment Letters on or prior to the Closing. As of the date of this Agreement, Parent (A) is not aware of any fact, event or other occurrence that makes any of the representations or warranties of Parent in any of the Commitment Letters that constitutes a condition precedent to the funding of the Financing on the Closing Date inaccurate in any material respect and (B) assuming the accuracy of Company’s representations and warranties set forth in this Agreement and performance by Company of its obligations hereunder, has no reason to believe that, subject to the satisfaction of the conditions precedent set forth in Sections 8.1, 8.2 and 8.3, any of the conditions to the Financing contemplated by the Commitment Letters will not be satisfied on a timely basis or that the Financing contemplated by the Commitment Letters will not be made available on the Closing Date. Notwithstanding anything to the contrary contained herein, a breach of this representation and warranty shall not result in the failure of a condition precedent to the Company’s obligations under this Agreement, if (notwithstanding such breach) Parent and Merger Sub are willing and able to consummate the Merger on the Closing Date.

5.9 Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law)). No event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Guarantee.

5.10 No Other Arrangements. Except for the Voting Agreements, neither Parent, Merger Sub, the Guarantors nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements, agreements or understandings (binding or non-binding) with any Company Stockholder or its Affiliates, or any director, officer, employee or Affiliate of the Company (including, for purposes of this Section 5.10, any Significant Company Stockholder) or any of its Subsidiaries (a) relating to (i) this Agreement or the transactions contemplated by this Agreement or (ii) the Surviving Corporation or any of its Subsidiaries or its or their respective businesses or operations from and after the Effective Time (including with respect to any employment matters), or (b) pursuant to which (i) any Company Stockholder would be entitled to receive consideration of a different amount or nature than the Merger Consideration payable pursuant to this Agreement in respect of such Company Stockholders’ shares of Company Common Stock, (ii) any Company Stockholder has agreed to approve this Agreement or to vote against any Superior Proposal or (iii) any Company Stockholder or its Affiliates, or any director, officer, employee or Affiliate of the Company or any of its Subsidiaries has agreed to provide, directly or indirectly, any equity investment to Parent or Merger Sub to finance any portion of the transactions contemplated by this Agreement.

5.11 No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of Parent expressly set forth in this Article V are and shall constitute the sole and exclusive representations and warranties made with respect to Parent and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of Parent, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries, are hereby expressly disclaimed. Parent represents, warrants, covenants and agrees, on behalf of itself and its Affiliates, that in determining to enter into and consummate this Agreement and the transactions contemplated hereby, it is not relying upon, and has not been induced by, any representation or warranty made or purportedly made by or on behalf of any Person, other than those expressly made by the Company as set forth in Article IV, or by any estimate, projection forecast, plan, budget or other prediction, any data, any financial information or any memoranda or presentations, including any memoranda and materials provided by or on behalf of the Company, any of the Company’s Subsidiaries or any other Person. Such information is not and shall not be deemed to be a representation or warranty of the Company, except to the extent explicitly set forth in Article IV hereof as a representation and warranty by the Company.

ARTICLE VI.

ACTIONS PENDING THE MERGER

6.1 Conduct of Business by the Company.

(a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business and the business of its Subsidiaries consistent with the Company Operations Plan in all material respects and, except (i) as expressly contemplated or permitted by this Agreement, (ii) as required by applicable Law, (iii) as set forth in the Company Disclosure Schedule, (iv) as specifically contemplated by any Company Material Agreement in effect as of the date of this Agreement or (v) with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business and the business of its Subsidiaries in compliance with all applicable Laws and (B) use commercially reasonable efforts to preserve intact its business organizations, goodwill, assets and advantageous business relationships and maintain its rights, franchises and existing relations with customers, directors, suppliers, employees, officers, business associates, Governmental Authorities, lessors, creditors and any agents of the Company or any of its Subsidiaries in all material respects.

(b) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, except (i) as expressly contemplated or permitted by this Agreement (including for matters expressly contemplated or permitted by the Company Operations Plan), (ii) as required by applicable Law, (iii) as set forth in the Company Disclosure Schedule or (iv) with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to:

(A) (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights (other than issuances of shares of Company Common Stock upon the exercise or settlement of outstanding Company Stock Awards) or (2) enter into any agreement with respect to the foregoing;

(B) (1) split, combine, subdivide or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests or

(2) repurchase, redeem or otherwise acquire, directly or indirectly, or permit any of its Subsidiaries to repurchase, redeem or otherwise acquire, directly or indirectly, any capital stock, membership, partnership or other equity interests or Rights, except upon the forfeiture of Company Stock Awards in connection with the terms thereof or to satisfy the exercise price or any Tax withholding obligations of the holder of such Company Stock Awards;

(C) (1) transfer, sell, lease, dispose of or discontinue all or any portion of its assets, business or properties, (2) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity, (3) merge, consolidate or enter into any other business combination transaction with any Person or (4) convert from a corporation, limited partnership or limited liability company, as the case may be, to any other business entity;

(D) (1) make, declare, set aside or pay dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of Company Common Stock or the equity securities of any of the Company’s Subsidiaries, other than dividends and distributions paid by any wholly owned Subsidiary of the Company to the Company or its wholly owned Subsidiaries or (2) enter into any agreement with respect to the voting of its voting securities or Rights (other than the Voting Agreements);

(E) amend or adopt or propose any amendment to the Company Charter or Company Bylaws or any organizational document of the Company’s Subsidiaries as in effect on the date of this Agreement (whether by merger, consolidation, acquisition of stock or assets or otherwise);

(F) enter into (1) any Contract that would have been a Company Material Agreement had it been entered into prior to the Execution Date or (2) any Contract with respect to which, based on the Company Operations Plan, would reasonably be expected to make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $1,000,000 per year;

(G) modify, amend, terminate, waive, release or assign, or waive, release or assign any rights under, any Company Material Agreement;

(H) commence, waive, release, assign, settle or modify, amend, terminate, or compromise any claim, action or proceeding (excluding any proceeding relating to Taxes), including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would, individually or in the aggregate, have an out of pocket cost to the Company in excess of $100,000; provided, however, that neither the Company nor any of its Subsidiaries shall settle or compromise any claim, action or proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves the admission of criminal wrongdoing by the Company or any of its Subsidiaries or (3) has the effect of restricting the conduct of the business of the Company and its Subsidiaries;

(I) implement or adopt any material change in the Company or its Subsidiaries’ GAAP accounting principles, practices or methods, other than as may be required by GAAP, or applicable Law, including SEC rules and regulations;

(J) fail to use reasonable best efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;

(K) (1) change any material Tax election of the Company or any of its Subsidiaries, (2) change the tax entity classification of the Company or any of its Subsidiaries, (3) change any material annual Tax accounting period or adopt or change any material Tax accounting method, (4) settle or compromise any material claim, audit or other proceeding relating to Taxes, (5) fail to duly and timely pay (or cause to be paid) any material Taxes owed by the Company and its Subsidiaries due before the Closing, or timely file (or cause to be timely filed) any material Tax Returns with respect thereto, (6) amend any material Tax Return or file any material Tax Return that is inconsistent in any material respect with the information provided by the Company to Parent relating to the tax basis of the assets of the Company and its Subsidiaries, (7) enter into any material Tax allocation, sharing or indemnity agreement or any closing agreement with respect to any material amount of Tax, (8) surrender any right to claim a material Tax refund or (9) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(L) other than (1) changes to or renewals of group healthcare benefits in the ordinary course of business or (2) as required on a non-discretionary basis by a Company Employee Benefit Plan existing on the date hereof, (a) adopt, enter into, renew, terminate or amend any Employee Benefit Plan or any plan, program, policy, agreement, or arrangement that would be an Employee Benefit Plan, (b) increase the amount (or accelerate the vesting or timing of payment of) base salary, wages, bonus, or other benefits and compensation under any Employee Benefit Plan or otherwise payable to or to become payable to any Employee, except in the case of non-officer Employees whose annual base salary is less than $100,000, increases in base salary in the ordinary course of business consistent with past practice (but in any event not to exceed 2% in the aggregate); (c) hire, promote or change the employment status or title of any Employee, officer, director or other consultant who shall be entitled to receive annual salary in excess of $100,000; (d) enter into any employment, retention, change of control, transaction or severance agreement with any Employee (or otherwise grant or pay any equity or equity-based compensation or any short- or long-term incentive bonus, severance, retention or change in control, transaction or similar payments to any Employee, consultant or other individual service provider); or (e) enter into, adopt, amend or terminate any collective bargaining agreement, or other agreement or union contract with any labor organization or union;

(M) other than in the ordinary course of business consistent with past practice (1) enter into any material lease (whether operating or capital (or finance)) or incur or assume any purchase money debt obligation, (2) create any Lien except for Permitted Encumbrances permitted by clause (l) of the definition thereof or any other Lien related to preceding clause (1), on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease or (3) make or commit to make any material expenditure or payment other than such expenditures or payments as are contemplated in the Company’s operational plan described on Schedule 6.1(b)(M) of the Company Disclosure Schedule (the “Company Operations Plan”);

(N) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (i) Indebtedness described in clause (1) of subsection (M) above, (ii) Indebtedness arising under clause (g) of the definition thereof with respect to any pre-existing Indebtedness, (iii) borrowings or other extensions of credit under Existing Credit Facilities as such Existing Credit Facilities are in effect on the date of this Agreement or (iv) any interest paid-in-kind under the terms of the Term Loan as in effect on the date of this Agreement; provided, however, that in the event the Company or its Subsidiaries incurs Indebtedness under its Existing Credit Facilities, they shall exhaust the availability under the Credit Facility before incurring any additional Indebtedness under the Term Loan;

(O) enter into any Contract or transaction with (including the making of any payment to) a director or officer of the Company or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the Exchange Act) (other than the Company or one of its Subsidiaries) or an Affiliate of a director or officer of the Company or members of their “immediate family” (as such terms are defined in Rule 16a-1 of the Exchange Act) (other than the Company or one of its Subsidiaries), in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC;

(P) authorize, recommend, consummate, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation of the Company or any of its Subsidiaries or subject the Company or any of its Subsidiaries to any bankruptcy, receivership, insolvency or similar proceedings;

(Q) enter into any new line of business outside of its existing business;

(R) fail to pay, or delay payment of, accounts payable and other obligations in the ordinary course of business consistent with past practice;

(S) fail to (1) keep current and in full force and effect or (2) to apply for or renew, any material Company Permit;

(T) enter into any material hedging arrangements or derivative instruments other than for the purpose of ordinary course risk management directly related to the business of the Company and any of its Subsidiaries or as specifically contemplated by Section 7.16 hereof; and

(U) agree or commit to do anything prohibited by clauses (A) through (T) of this Section 6.1(b).

6.2 Conduct of Business by Parent. From the date hereof until the earlier of the Effective Time and the termination of this Agreement and except (a) as expressly contemplated or permitted by this Agreement or (b) as may be required by applicable Law, Parent will not, and will cause each of its Subsidiaries not to, enter into any contract, agreement or arrangement or take any action that would reasonably be likely to have a Parent Material Adverse Effect. Parent will take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement.

6.3 Alternative Proposals; Change in Recommendation.

(a) The Company will, and will cause its Subsidiaries and its and their respective directors, officers, and employees, and will use reasonable best efforts to cause their respective other Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person (other than Parent and Merger Sub) conducted heretofore or that may be ongoing with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, and request the return or destruction of all confidential information previously provided to such Persons by or on behalf of the Company or its Subsidiaries. The Company agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 6.3. Except as permitted by this Section 6.3, the Company will not, and will cause its Subsidiaries and its and their respective directors, officers and employees, and will use reasonable best efforts to cause their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (ii) participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any Person any information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iii) approve, endorse or recommend (or propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iv) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; or (v) resolve or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to obtaining the Company Stockholder Approval, (i) the Company has received a bona fide written Alternative Proposal that is made after the date of this Agreement and that did not result from or arise in connection with a breach of this Section 6.3; and (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal, then the Company may, subject to clauses (x), (y) and (z) below, (A) furnish information, including confidential information, with respect to the Company and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that (x) the Company provides to Parent the notice required by Section 6.3(c) with respect to such Alternative Proposal, (y) the Company will not, and will cause its Subsidiaries and its and their respective directors, officers and employees, and will use reasonable best efforts to cause their respective other Representatives not to disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not materially less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent a copy of which shall be promptly provided to Parent, which shall not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the Merger or the other transactions contemplated hereby or to comply with its disclosure obligations to Parent pursuant to this Agreement, and (z) prior to or substantially concurrently with providing or making available to such other Person any non-public information about the Company and its Subsidiaries that was not previously provided or made available to Parent, the Company will provide such non-public information to Parent.

(c) In addition to the obligations of the Company set forth in this Section 6.3, the Company will promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing of any Alternative Proposal or any offer, proposal or request for discussions or negotiations regarding an Alternative Proposal (and any changes thereto) or non-public information relating to the Company or any of its Subsidiaries that could reasonably be expected to lead to or in connection with an Alternative Proposal, including the identity of the Person making the Alternative Proposal or offer, proposal, inquiry or request and (i) if it is in writing, a copy of any such Alternative Proposal or inquiry, request, offer or proposal and any related draft agreements or (ii) if not made in writing, the material terms and conditions of any such Alternative Proposal. The Company will keep Parent reasonably informed on a prompt basis of material developments with respect to any such Alternative Proposal, including material changes to the status and materials terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof).

(d) Except as otherwise provided in this Section 6.3, neither the Company Board nor any committee thereof will directly or indirectly: (i) (A) withhold, withdraw, modify, qualify or fail to make, or, except in accordance with the procedures set forth in Section 6.3(e) or Section 6.3(f), authorize or resolve to or propose or announce its intention to withhold, withdraw, modify or qualify, in any manner adverse to Parent, the Company Board Recommendation, (B) publicly approve or recommend, or publicly propose to approve or recommend any Alternative Proposal or (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing, which request is transmitted within five (5) Business Days after any public disclosure of an Alternative Proposal (provided that the Company shall have no obligation to make such reaffirmation on more than one occasion other than following a material modification of such Alternative Proposal); (ii) approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, any Alternative Proposal; (iii) approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract or any tender or exchange offer providing for, with respect to, or in connection with, any Alternative Proposal; or (iv) fail to publicly announce, within ten (10) Business Days after a tender offer or exchange relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer and affirms the Company Board Recommendation (any action described in this Section 6.3(d) being referred to as a “Change in Recommendation”). For the avoidance of doubt, a public statement that describes the Company’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Change in Recommendation.

(e) Notwithstanding the foregoing, at any time after the date of this Agreement and prior to obtaining Company Stockholder Approval, if the Company receives a bona fide written Alternative Proposal from any Person that did not result from or arise in connection with a breach of this Section 6.3, the Company Board may, subject to compliance with this Section 6.3(e), after (x) determining in good faith, after consultation with its financial advisors and outside legal counsel, that such Alternative Proposal constitutes a Superior Proposal and (y) determining in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (i) make a Change in Recommendation or (ii) terminate this Agreement under Section 9.1(h) in order to enter into a definitive agreement relating to such Superior Proposal; provided, however, that the Company Board may not take any such action pursuant to the foregoing clauses (i) or (ii) unless:

(i) the Company has provided prior written notice (which notice must state that the Company Board has made the determinations contemplated by the foregoing clauses (x) and (y) of this Section 6.3(e)) to Parent specifying in reasonable detail the reasons for such action (including a description of the material terms and conditions of such Superior Proposal and identifying the Person or group making such Superior Proposal) and has contemporaneously delivered to Parent a copy of the proposed definitive agreement providing for the Alternative Proposal for such Superior Proposal in the form to be entered into (and any other relevant proposed transaction agreements) at least three (3) Business Days in advance of its intention to take such action, unless at the time such notice is otherwise required to be given there are less than three (3) Business Days prior to the Company Meeting, in which case the Company will provide as much notice as is reasonably practicable (the period inclusive of all such days, the “Superior Proposal Notice Period”) (it being understood and agreed that any material amendment to the terms of a Superior Proposal shall require a new notice pursuant to this Section 6.3(e) and a new Superior Proposal Notice Period, except that such new Superior Proposal Notice Period in connection with any such amendment shall be for two (2) Business Days from the time Parent receives such notice (as opposed to three (3) Business Days));

(ii) during the Superior Proposal Notice Period, the Company has negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(iii) at the end of the Superior Proposal Notice Period, the Company Board concludes in good faith, taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent in writing, that (A) after consultation with its financial advisors and outside legal counsel, such Alternative Proposal continues to constitute a Superior Proposal if the amended terms proposed by Parent were to be given effect and (B) after consultation with its outside legal counsel, the failure of the Company Board to effect a Change in Recommendation or to terminate this Agreement with respect to such Superior Proposal in accordance with Section 9.1(h) in order to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

For the avoidance of doubt, notwithstanding any Change in Recommendation pursuant to this Section 6.3, the Company shall not be entitled to enter into any definitive acquisition agreement with respect to a Superior Proposal unless and until (i) this Agreement is terminated and (ii) the Company Termination Fee has been paid by the Company to Parent pursuant to Section 9.4.

(f) Notwithstanding anything in this Agreement to the contrary, the Company Board is permitted, at any time prior to obtaining the Company Stockholder Approval to make a Change in Recommendation in connection with an Intervening Event but only if prior to taking such action, the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board may not make such a Change in Recommendation unless:

(i) the Company has provided prior written notice (which notice must specify in reasonable detail the reasons for such Change in Recommendation) at least three (3) Business Days in advance of its intention to make such Change in Recommendation, unless at the time such notice is otherwise required to be given there are less than three (3) Business Days prior to the Company Meeting, in which case the Company will provide as much notice as is reasonably practicable (the period inclusive of all such days, the “Intervening Event Notice Period”);

(ii) during the Intervening Event Notice Period, the Company has negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company Board to determine that the failure of the Company Board to make a Change in Recommendation would not reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and

(iii) at the end of the Intervening Event Notice Period, the Company Board concludes in good faith, after consultation with its outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent in writing, that the failure of the Company Board to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(g) Nothing contained in this Agreement will prevent the Company or the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the Company Stockholders) or from making any legally required disclosure to Company Stockholders, provided, however, that if any such position does not comply with the provisions of this Section 6.3 or otherwise has the substantive effect of withdrawing or adversely modifying or qualifying the Company Board Recommendation, such action shall be deemed to effect a Change in Recommendation for purposes of this Agreement. Any “stop-look-and-listen” communication by the Company or the Company Board to the Company Stockholders that contains only the information set forth in Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company Stockholders) will not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Parent of, all or a portion of the Company Board Recommendation.

(h) For purposes of this Agreement:

(i) “Alternative Proposal” means any proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, and did not result from or arise in connection with a breach of Section 6.3, relating to or would reasonably be expected to lead to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of the Company and its Subsidiaries equal to 20% or more of the consolidated assets of the Company and its Subsidiaries or to which 20% or more of the consolidated revenues, net income, assets or earnings of the Company and its Subsidiaries, taken as a whole, are attributable;(B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its Subsidiaries, taken as a whole;(C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its Subsidiaries, taken as a whole; or(D)merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or at least 20% of the outstanding shares of Company Common Stock or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation or other transaction involving the Company or any of its Subsidiaries, taken as a whole; in each case, other than the transactions contemplated hereby.

(ii) “Superior Proposal” means a written offer, obtained after the date of this Agreement that did not result from or arise in connection with a material breach of this Section 6.3, to acquire, directly or indirectly, more than 50% of the outstanding shares of Company Common Stock or more than 50% of the consolidated assets of the Company and its Subsidiaries, made by a third party, which is on terms and conditions which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) to be more favorable from a financial point of view to the Company Stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement, taking into account at the time of determination all financial, legal and regulatory terms and conditions of the alternative proposal and this Agreement, including any changes to the terms of this Agreement that as of that time had been committed to by Parent in writing in response to such Superior Proposal, including any conditions to and expected timing of consummation, any risks of non-consummation, of such proposal and, to the extent third-party financing is required and the Company Board determines in good faith that such financing is reasonably likely to be obtained.

ARTICLE VII.

COVENANTS

The Company hereby covenants to and agrees with Parent, and Parent and Merger Sub hereby covenant to and agree with the Company, on their behalf and on behalf of the Surviving Corporation, that:

7.1 Proxy Statement; Company Meeting.

(a) As soon as practicable following the date of this Agreement, the Company and Parent will prepare and the Company will file with the SEC the Proxy Statement. The Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement and furnish all information concerning itself that is required in connection with the preparation of the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders as promptly as practicable following the clearance of the Proxy Statement by the SEC. No filing of, or amendment or supplement to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the Other Party hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Stockholders. The Company will notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and the Company will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby.

(b) The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold, the Company Meeting. Subject to Section 6.3, the

Company will, through the Company Board, recommend to the Company Stockholders that they adopt this Agreement in accordance with the DGCL (the “Company Board Recommendation”). The Proxy Statement shall (subject to Section 6.3) include the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Meeting (i) to solicit additional proxies for the purpose of obtaining Company Stockholder Approval, (ii) if there are not holders of a sufficient number of shares of Company Common Stock present or represented by proxy at the Company Meeting to constitute a quorum at the Company Meeting, (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Meeting and (iv) if the Company has delivered any notice contemplated by Section 6.3 and the time period contemplated by Section  6.3 has not expired.

7.2 Consummation of the Merger.

(a) Subject to the terms and conditions of this Agreement (including Section 7.2(d)), Parent and Merger Sub, on the one hand, and the Company, on the other hand, will cooperate with each other and use (and will cause their respective Subsidiaries to use) their respective reasonable best efforts to: (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than March 17, 2020 (the “Outside Date”), and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws); (ii) obtain promptly (and in any event no later than the Outside Date) all Governmental Approvals and expirations or terminations of any applicable waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; and (iv) obtain all necessary consents, approvals or waivers from third parties.

(b) In furtherance and not in limitation of the foregoing, each Party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) Business Days after the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 7.2 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date). Parent will pay any HSR Act filing fee.

(c) Each of the Parties hereto will use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Merger and the other transactions contemplated by this Agreement, including any proceeding initiated by a private Person; (ii) promptly inform the Other Party of (and supply to the Other Party) any communication received by such Party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Merger and the other transactions contemplated by this Agreement; (iii) permit the Other Party to review in advance and incorporate the Other Party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to obtaining any clearances required under any Antitrust Law in connection with the transactions contemplated hereby; and (iv) consult with the Other Party in advance of any meeting or teleconference with any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Authority or other Person, give the Other Party the opportunity to attend and participate in such meetings and teleconferences. Subject to Section 7.3(b), the Parties will take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 7.2 in a manner so as to preserve the applicable privilege.

(d) Parent agrees to take, or cause to be taken (including by its Subsidiaries), any all steps and to make, or cause to be made (including by its Subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority may assert under any Antitrust Law with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement, in each case, so as to enable the Closing to occur as promptly as practicable, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Parent or the Company (or any of their respective Subsidiaries), or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any of its Subsidiaries) or the Surviving Corporation, (ii) creating, terminating or divesting relationships, ventures, contractual rights or obligations of Parent or the Company (or and of their respective Subsidiaries) or the Surviving Corporation and (iii) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or Company (including any of their respective Subsidiaries) or the Surviving Corporation or any equity interest in any joint venture held by Parent (or any of its Subsidiaries) or the Surviving Corporation, in each case as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any Antitrust Law or to avoid the commencement of any action to prohibit the transactions contemplated by this Agreement under any Antitrust Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Merger or delay the Closing. To assist Parent in complying with its obligations set forth in this Section 7.2, the Company will enter into one or more agreements requested by Parent to be entered into prior to the Effective Time with respect to any transaction to divest, hold separate or otherwise take any action that limits the Surviving Corporation’s freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Surviving Corporation or any equity interest in any joint venture held by the Surviving Corporation (each a “Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action will be conditioned upon the Closing.

(e) In furtherance and not in limitation of the covenants of the Parties contained in this Section 7.2, if any administrative or judicial Proceeding, including any Proceeding by a private Person, is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, each of Parent and the Company will use reasonable best efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

7.3 Access to Information; Confidentiality.

(a) Upon reasonable notice, throughout the period from the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article IX hereof and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of its and its Subsidiaries’

properties (including for purposes of environmental assessment, which may include subsurface or other invasive testing or sampling only upon the Company’s express prior written approval, such approval not be unreasonably withheld, delayed or conditioned), commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Each Party shall furnish promptly to the Other Party (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by such Party from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ businesses, properties and personnel as the Other Party may reasonably request (including information necessary to prepare the Proxy Statement). Except for disclosures permitted by the terms of the Confidentiality Agreement, each Party and its Representatives shall hold information received from the Other Party pursuant to this Section 7.3 in confidence in accordance with the terms of the Confidentiality Agreement.

(b) This Section 7.3 shall not require either Party to permit any access, or to disclose any information, that in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of such Party would reasonably be expected to result in (i) any violation of any Contract to which such Party or its Subsidiaries is a party or Law applicable to such Party or its Subsidiaries or (ii) the potential waiver of any privilege (including attorney-client privilege) that such Party or any of its Subsidiaries would be entitled to assert with respect to such information and such potential waiver could in such Party’s good faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect such Party’s position in any pending or, what such Party believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation. Nor shall any party be required to permit access to any information reasonably pertinent to any litigation in which the Other Party or any of its Subsidiaries, are adverse to each other. Notwithstanding the foregoing in the case of clauses (i) and (ii) above, the Parties hereto shall reasonably cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (A) would not (in the good faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such Contract or applicable Law or reasonably be likely to cause a potential waiver of privilege with respect to such information or (B) could reasonably (in the good faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of the Other Party shall be provided access to such information. In addition, the Party being requested to disclose the information shall (1) notify the Other Party that such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any such Contract or applicable Law or are reasonably likely to cause a potential waiver of privilege, (2) communicate to the Other Party in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with this Section 7.3(b) and (3) in the case where such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any Contract, use reasonable commercial efforts to seek consent from the applicable third party to any such Contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such Contract).

7.4 Public Statements. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Parent and the Company will not, and each will cause its respective Representatives not to, issue any public announcements (including a press release) or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the Other Party. Notwithstanding the foregoing, a Party or its Representatives may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which such Party’s equity securities are traded; provided that such Party uses reasonable best efforts to afford the Other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding the same. Nothing in this Section 7.4, however, shall be deemed to restrict in any manner (i) the Company’s ability to communicate with its employees or (ii) any customary communications or distributions of marketing materials in connection with obtaining, marketing and syndicating the Debt Financing, nor shall the Company be required by this Section 7.4 to consult with Parent or any other Person with respect to a public announcement in connection with the receipt and existence of an Alternative Proposal and matters related thereto or a Change in Recommendation, other than as required pursuant to Section 6.3.

7.5 Confidentiality. The obligations of Parent and the Company under the Confidentiality Agreement shall remain in full force and effect and all information provided to any Party hereto or its Representatives pursuant to or in connection with this Agreement is deemed to be “Confidential Information” as defined under the Confidentiality Agreement; provided, however, that nothing in the Confidentiality Agreement shall be deemed to restrict the performance by the Company or Parent of their respective obligations under this Agreement and, in the case of any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall control; provided, further, that Parent and Merger Sub shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Financing subject to customary confidentiality arrangements set forth in the Debt Commitment Letter; provided further, that beginning on the date of this Agreement, “Representatives” as defined under the Confidentiality Agreement shall also include potential equity financing sources of Parent or the Sponsor.

7.6 Takeover Laws. Neither the Company nor Parent will take any action that would cause the transactions contemplated by this Agreement or the Voting Agreements to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Voting Agreements from the Takeover Laws of any state that purport to apply to this Agreement, the Voting Agreements or the transactions contemplated hereby.

7.7 Third-Party Approvals.

(a) Subject to the terms and conditions of this Agreement, Parent and the Company and their respective Subsidiaries will cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as expeditiously as practicable. Each of Parent and the Company has the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties agrees to act reasonably and promptly. Each Party agrees that it will consult with the Other Parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the Other Parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each of Parent and the Company agrees, upon request, to furnish the Other Party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any filing, notice or application made by or on behalf of such Other Party or any of such Other Party’s Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby.

(c) This Section 7.7 shall not apply to (i) approval under Antitrust Laws or (ii) approval of the SEC of the Proxy Statement.

7.8 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent or fiduciary may have under any applicable insurance policy, any employment or indemnification agreement

(including the Director Indemnification Agreements) or under the Company Charter or Company Bylaws, resolution of the Company Board or Company Stockholders, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company’s Subsidiaries, from and after the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Corporation, jointly and severally, will: (i) indemnify and hold harmless each Person who is now, or has been or becomes at any time prior to the Effective Time, (A) an officer or director of the Company or any of its Subsidiaries or (B) serving at the request of or on behalf of the Company or any of its Subsidiaries as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company), together with such Person’s heirs, executors, trustees, fiduciaries and administrators (collectively, the “Indemnified Parties”), to the fullest extent authorized or permitted by applicable Law from and against any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) arising out of or in connection with any Claim or Action provided that, notwithstanding the foregoing, except as provided in clause (ii) of this Section 7.8(a) with respect to a Claim or Action to enforce rights with respect to indemnification or advancement, the Surviving Corporation and Parent shall not be obligated to indemnify an Indemnified Party in connection with a Claim or Action (or part thereof) initiated by such Indemnified Party; and (ii) promptly pay on behalf of or, within fifteen (15) days after any request for advancement, advance to each of the Indemnified Parties any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided, however, that, if required by applicable Law, it shall be a condition to the payment or advancement of any Indemnification Expenses that Parent or the Surviving Corporation receive an undertaking by the Indemnified Party to repay such Indemnification Expenses paid or advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law or pursuant to this Agreement. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 7.8(a) extend to acts or omissions occurring at or before the Effective Time and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the adoption or approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement of expenses conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date hereof (with respect to acts or omissions occurring prior to such cessation) and inure to the benefit of such Indemnified Party’s heirs, executors and personal and legal representatives. Notwithstanding anything to the contrary in this Agreement, Parent and the Surviving Corporation shall not be required to provide rights to indemnification or payment or advancement of Indemnification Expenses to any Indemnified Person that are more expansive than those provided to such Indemnified Person under the Company Charter, Company Bylaws, and Director Indemnification Agreements, as applicable, in each case as in effect on the date of this Agreement. As used in this Section 7.8: (x) the term “Claim” means any threatened, asserted, pending or completed action or proceeding, whether instituted by any Party, any Governmental Authority or any other person that any Indemnified Party in good faith believes might lead to the institution of any action or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”) arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof; (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as reasonable telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 7.8(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (z) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to, (1) to the fullest extent authorized or permitted by any provision of the DGCL that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DGCL; and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors or officers. Any amendment, alteration or repeal of the DGCL that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any actual or threatened Claim or Action in respect of which indemnification has been or would reasonably be expected to be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto, such consent not to be unreasonably withheld. Notwithstanding anything herein to the contrary, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without either Parent’s or the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and Parent and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest that would make such joint representation inappropriate. In such instance, the conflicted Indemnified Parties shall have a right to retain one separate counsel, at the expense of Parent. In the event of any such Action, each applicable Indemnified Party, Parent and the Surviving Corporation shall reasonably cooperate in the defense thereof. In the event that any Indemnified Party receives recovery from any insurance policy for matters for which such Indemnified Party has been indemnified pursuant to this Section 7.8(a), such Indemnified Party shall promptly (and in any event, within no later than two (2) Business Days) reimburse Parent or Surviving Corporation as applicable for such Indemnification Expenses.

(b) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents of any of the Company’s Subsidiaries) and indemnification agreements (including the Director Indemnification Agreements) of the Company or any of its Subsidiaries will be assumed by the Surviving Corporation and Parent in the Merger, without further action, at the Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms.

(c) For a period of six (6) years from the Effective Time, except to the extent required by applicable Law, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of the Company’s Subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the Company Charter, Company Bylaws and Director Indemnification Agreements, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; and provided further, that all rights to indemnification in respect of any Action pending or asserted or any Claim made within such period continue until the disposition of such Action or resolution of such Claim including any appeals therefrom.

(d) For a period of six (6) years from the Effective Time, Parent or the Surviving Corporation will maintain in effect the directors’ and officers’ liability insurance policies covering the Indemnified Parties (“D&O Insurance”) at the Effective Time (but Parent or the Surviving Corporation may, in its sole discretion, substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Effective Time; provided, for avoidance of doubt, that Parent and the Surviving Corporation shall be deemed to have fulfilled this obligation by maintaining the “tail” policy for such D&O Insurance as specified in Section 7.8(e). Neither Parent nor the Surviving Corporation will be required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date hereof and will purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in this Section 7.8(d) would cost in excess of that amount.

(e) It is acknowledged and agreed that, as of the date of this Agreement and in conjunction with the extension of the policy period for the D&O Insurance, the Company has agreed to prepay the premium for a six (6) year “tail” prepaid policy on the D&O Insurance, which “tail” policy shall incept at the Effective Time. The Company and the Parent shall cooperate and use commercially reasonable efforts to ensure that the D&O Insurance continues to be extended through the Effective Time and that such “tail” policy incepts as of the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of the Surviving Corporation (and Parent) under Section 7.8(d) for so long as such “tail” policy shall be maintained in full force and effect. The Company and the Parent shall cooperate and use commercially reasonable efforts to allow the Company to purchase such other six (6) year “tail” prepaid policies that will incept at the Effective Time for other insurance policies as appropriate, including the Company’s current fiduciary liability insurance policies. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policies in full force and effect and continue to honor their respective obligations thereunder.

(f) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.8 contemporaneous with the closing of any such consolidation, merger, transfer or conveyance.

(g) Parent will cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 7.8.

(h) As soon as practicable following the date of this Agreement, the Company shall cause Parent and Merger Sub to be added as additional insureds on the following insurance policies maintained by or on behalf of the Company or its Subsidiaries: general liability, business automobile, umbrella liability and cost of control and extra expense.

(i) The Company shall cooperate with Parent and use commercially reasonable efforts to cause the Surviving Corporation to be named as the successor-in–interest to the Company’s rights under the “tail” policy for the Company’s D&O Insurance.

(j) The Company shall cooperate with Parent and use its commercially reasonable efforts to renew or extend and maintain under similar coverage terms and conditions any insurance policy currently in place with the Company that is scheduled to expire prior to the Closing.

(k) This Section 7.8 survives the consummation of the Merger and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and will be binding on the Surviving Corporation and its successors and assigns.

7.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, to the extent in each case it obtains Knowledge thereof, of (a) (i) any notice or other communication received by such Party or its Subsidiaries from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent is reasonably likely to be material to the Company, Parent or the Surviving Corporation, (ii) any event or circumstance constituting or relating to any breach or default by any party to any documentation governing Indebtedness of the Company and its Subsidiaries, or (iii) of the receipt by Company or its Subsidiaries of any written notice from any creditor with respect to any actual breach, default, termination or repudiation by any party to an arrangement governing Indebtedness; (b) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries and that relate to the Merger; (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article VIII; and (d) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article VIII. In the case of clauses (c) and (d), however, the failure to comply with this Section 7.9 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article VIII, or give rise to any right to terminate this Agreement under Article IX, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.

7.10 Section 16 Matters. Prior to the Effective Time, Parent and the Company will take all such steps as may be required (to the extent permitted under applicable Law) or appropriate to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to the Surviving Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.11 [Reserved].

7.12 Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any security holder litigation against the Company or its directors relating to the Merger and the other transactions contemplated by this Agreement, Parent shall bear its own fees and expenses related thereto and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Parent shall give the Company the opportunity to participate in the defense or settlement of any security holder litigation against Parent or its directors relating to the Merger and the other transactions contemplated by this Agreement, Company shall bear its own fees and expenses related thereto and no such settlement shall be agreed to without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Each of Parent and the Company shall cooperate, shall cause its respective Subsidiaries to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation.

7.13 Equity Financing.

(a) Parent shall, and shall cause its Affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including, but not limited to, using reasonable best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions that are applicable to Parent and its Subsidiaries in the Equity Commitment Letter and comply with all of their respective obligations thereunder and not take or fail to take, directly or indirectly, any action that would be reasonably expected to prevent or impede or delay the availability or funding of the Equity Financing to Parent at the Closing and (iii) diligently and in good faith enforce its rights under the Equity Commitment Letter.

(b) In the event that all conditions to the Equity Financing have been satisfied, Parent shall use its reasonable best efforts to cause the Guarantors to fund the Equity Financing at the Closing (including by taking enforcement action, which shall include but is not limited to specific performance, to cause the Guarantors to fund the Equity Financing).

(c) Parent shall not have the right to amend, replace, supplement or otherwise modify, or consent to or waive any provision or any of its rights under, the Equity Commitment Letter if such amendment, replacement, supplement, modification, consent or waiver would (i) reduce the aggregate amount of the Equity Financing from that contemplated in the Equity Commitment Letter, (ii) impose new or additional conditions or other terms or otherwise expand upon the conditions precedent to the Equity Financing as set forth in the Equity Commitment Letter to an amount that would not enable Parent to meet its obligations under this Agreement, to consummate the transactions contemplated hereby and to pay all fees and expenses reasonably expected to be incurred in connection herewith and with the Equity Financing, (iii) prevent or impede or delay the consummation of the transactions contemplated by this Agreement or make the timely funding of the Equity Financing or satisfaction of the conditions to obtaining the Equity Financing less likely to occur or (iv) adversely impact the ability of Parent to enforce its rights against the Guarantors when required pursuant to this Agreement. Parent shall promptly deliver to the Company a true and complete copy of any such amendment or modification.

(d) Parent shall give the Company prompt oral and written notice (but in any event not later than twenty-four (24) hours after the occurrence or discovery thereof) (i) of any breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent becomes aware, (ii) of the receipt by Parent of any notice or other communication from any Person (written or oral) with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter, of any provisions thereof or (B) material dispute or disagreement between or among any parties to the Equity Commitment Letter that could reasonably be expected to result in an actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter, or any provision thereof, or (iii) of the occurrence of any event or development that Parent expects to have a material and adverse impact on the ability of Parent to obtain on a timely basis all or any portion of the Equity Financing contemplated by the Equity Commitment Letter on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter.

(e) Parent acknowledges and agrees that receipt of the Equity Financing is not a condition to its obligation to consummate the Merger.

7.14 Debt Financing.

(a) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain and consummate the Debt Financing on terms and conditions not less favorable (taken as a whole) to Parent than those described in the Debt Commitment Letter (including any “market flex” provisions applicable thereto), including using reasonable best efforts to (i) negotiate definitive agreements (such definitive agreements being referred to as the “Debt Financing Agreements”) with respect thereto on the terms and conditions contained in the Debt Commitment Letter (including any “market flex” provisions applicable thereto) in all material respects, or, if available, on other terms at the election of Parent that would not adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated herein, (ii) satisfy on a timely basis or obtain the waiver of all conditions applicable to Parent and Merger Sub in the Debt Commitment Letter, (iii) maintain in full force and effect the Debt Commitment Letter in accordance with the terms thereof (including paying, as the same shall become due and payable, all fees and other amounts that become due and payable under the Debt Commitment Letter to the extent constituting a condition precedent to the funding of the Financing under the Debt Commitment Letter), (iv) in the event that all conditions in the Debt Commitment Letter (other than conditions that by their nature will not be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived, cause the Persons providing the Debt Financing (the “Debt

Financing Sources” and, together with the Guarantor, the “Financing Sources”) to fund the Debt Financing in an amount no less than, in the aggregate with the Equity Financing, the Merger Consideration and (v) take such actions as are reasonably necessary to enforce its rights under the Debt Commitment Letter in the event of a breach by the Debt Financing Sources that could reasonably be expected to (A) delay or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing), (B) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or (C) adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated by this Agreement. Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter; provided that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Debt Commitment Letter that amends the Debt Financing shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (1) reduce the length of the commitment period set forth in the Debt Commitment Letter, (2) reduce the aggregate amount of the Financing such that Parent would not or does not have sufficient cash or cash proceeds to make all of its required payments under this Agreement, including under Article III, and all associated fees and expenses required to be paid by it on the Closing Date, (3) impose new or additional conditions to the consummation of the Debt Financing or (4) otherwise expand, amend, modify or waive any provision of the Debt Commitment Letter in a manner that in any such case of (1) through (3) above, or with respect to any of the existing conditions precedent to the consummation of the Debt Financing as set forth in the Debt Commitment Letter, in each case, could reasonably be expected to (x) delay or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing), (y) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or (z) adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated by this Agreement. Upon any such replacement, amendment, supplement or other modification of, or waiver under, the Debt Commitment Letter in accordance with this Section 7.14, the term “Debt Commitment Letter” (and consequently the terms “Debt Financing,” and “Financing” shall mean the Debt Financing contemplated by such Debt Commitment Letter as so replaced, amended, supplemented, modified or waived), shall mean such Debt Commitment Letter as so replaced, amended, supplemented, modified or waived.

(b) If all or any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter (including any “market flex” provisions that are contained in the Fee Letter), Parent shall use its reasonable best efforts to arrange and obtain alternative Debt Financing or such portion of the Debt Financing, on terms (including structure, covenants and pricing) not materially less favorable (taken as a whole) to Parent (as reasonably determined by Parent) or as otherwise acceptable to Parent and with lenders or holders, as applicable, reasonably satisfactory to Parent, from the same or alternative sources, which may include one or more of a senior secured debt financing or other financing, or any combination thereof, in an amount such that the aggregate funds that would be available to Parent at the Closing, including cash on hand, will be sufficient to satisfy Parent’s obligations under this Agreement, including under Article III, and to consummate the transactions contemplated hereby and to pay all fees and expenses required to be paid in connection herewith and with the Financing (the “Substitute Financing”); provided that any such Substitute Financing shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (i) reduce the aggregate amount of the Debt Financing, (ii) impose new or additional conditions to the consummation of the Debt Financing or otherwise expand upon the conditions precedent to the Debt Financing or (iii) otherwise expand, amend, modify or waive any provision of the Commitment Letters in a manner that in any such case of (i) through (iii) above, could reasonably be expected to (A) delay or make less likely the funding of the Debt Financing on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or (C) adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Substitute Financing (and consequently the term “Financing” shall include the Equity Financing and the Substitute Financing), and the term “Debt Commitment Letter” as used in this Agreement shall be deemed to include the commitment letter with respect to such Substitute Financing.

(c) Upon the request by the Company, until the Effective Time, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail the status of Parent’s material efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, until the Effective Time, Parent shall notify the Company promptly, and in any event within two (2) Business Days after it becomes aware thereof, (i) of any termination of the Debt Commitment Letter or the entry into any material and definitive agreements related to the Debt Financing that would reasonably be expected to adversely affect the availability or amount of the Debt Financing, (ii) of any material breach or default by any party to any Debt Commitment Letter or definitive agreements related to the Debt Financing of which Parent becomes aware and that would reasonably be expected to adversely affect the availability or amount of the Debt Financing, (iii) of the receipt by Parent of any written notice or other written communication (other than negotiations of the definitive agreements with respect to the Debt Financing) from any Debt Financing Source with respect to any material breach, default, termination or repudiation by any party to any Debt Commitment Letter or any definitive agreement related to the Debt Financing that would reasonably be expected to adversely affect the availability or amount of the Debt Financing or (iv) if for any reason Parent has concluded in good faith that it will not be able to obtain all or any portion of the Debt Financing; provided that, notwithstanding anything in this Agreement to the contrary, in no event will Parent be under any obligation to disclose any information that is subject to any applicable legal privileges (including the attorney-client privilege). Parent promptly will provide the Company with copies of all definitive Debt Financing Agreements, except that the numerical fees, pricing and other commercially sensitive numbers and provisions specified in any such Debt Financing Agreements (including any provisions relating to “flex” terms or similar concepts) that would not adversely affect the aggregate amount, availability or conditionality of the Debt Financing may have been redacted.

(d) Notwithstanding anything to the contrary in this Agreement, Parent acknowledges and agrees that receipt of the Debt Financing is not a condition to its obligation to consummate the Merger.

7.15 Financing Cooperation.

(a) From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 9.1), subject to the limitations set forth in this Section 7.15, and unless otherwise agreed by Parent, the Company will use its reasonable best efforts to cooperate, and use its reasonable best efforts to cause its Subsidiaries (and each of their respective officers, directors, employees, accountants, consultants, legal counsel, affiliates and agents) to cooperate, with Parent as reasonably requested by Parent or the Debt Financing Sources in connection with the arrangement of the Financing at Parent’s sole cost and expense. Such cooperation will include and be limited to using reasonable best efforts to:

(i) make officers of appropriate seniority reasonably available, with appropriate advance notice and at times and locations reasonably acceptable to the Company, for participation in bank meetings, additional bank calls during normal business hours at times to be mutually agreed, due diligence sessions, reasonable assistance in the preparation of confidential information memoranda and similar customary documents as may be reasonably requested by Parent or any Financing Source, in each case, with respect to information relating to the Company and its Subsidiaries in connection with customary marketing efforts of Parent for all or any portion of the Financing;

(ii) furnish Parent and the Financing Sources with copies of such historical financial data with respect to the Company and its Subsidiaries which is prepared by the Company in the ordinary course of business and other financial data or other pertinent information as may be required to be delivered to satisfy a condition precedent under the Debt Commitment Letter, and is customarily required for the arrangement and syndication of debt financings similar to the Financing or is required pursuant to the Commitment Letters, but in any case, limited to: (A) monthly production and accounting lease operating statements of the Company and its Subsidiaries for (1) the 14 months ended June 30, 2019 and (2) on or before the date that is 75 calendar days after the end of each month thereafter, for each such month ending thereafter, (B) audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Company for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date, (C) subject to the receipt of customary non-reliance letters and reports prepared by third parties, reserve reports (and related data) and access to land records and databases and (D) unaudited consolidated balance sheet and related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, on a consolidated basis, as of and for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) at least 60 days prior to the Closing Date (in each case, together with the corresponding comparative period from the prior fiscal year);

(iii) assist with the preparation of appropriate and customary materials relating to the Company and its Subsidiaries for rating agency presentations and meetings, offering documents, marketing materials, bank information memoranda, lender presentations, investor presentations and similar documents, in each case, reasonably requested in connection with the Financing, and, in each case, with respect to information relating to the Company and its Subsidiaries;

(iv) provide information reasonably requested by Parent or the Debt Financing Sources regarding the Company and its Subsidiaries at least four (4) Business Days prior to the Closing Date under applicable “know your customer,” anti-money laundering rules and regulations and the USA PATRIOT Act of 2001, in each case, requested in writing at least nine (9) Business Days prior to the Closing Date;

(v) provide reasonable and customary authorization letters, confirmations and undertakings to the Debt Financing Sources authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders (including with respect to presence or absence of material non-public information and accuracy of the information contained therein) and subject to customary confidentiality provisions;

(vi) assist with the preparation of any credit agreement, pledge and security documents, perfection certificates, mortgages, deeds of trust, hedging agreements, or other definitive financing documents or other documents related to the Debt Financing (including schedules, exhibits, solvency certificates in the form required by the Debt Commitment Letter, insurance certificates, certificates relating to legal opinions, evidence of corporate authority and other customary officer’s and secretary’s certificates) as may be reasonably requested by Parent; provided, that no obligation of the Company or any Subsidiary under any such document or agreement shall be effective until the Closing;

(vii) facilitate the pledging of collateral owned by the Company and its Subsidiaries as reasonably requested by Parent; provided, that no pledge shall be effective until the Closing; and

(viii) (A) allow the usual and customary use of the logos of the Company and its Subsidiaries in connection with any debt financing (provided such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company and its Subsidiaries’ reputation or goodwill) and (B) in connection with the Closing, allow the placement of customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as the Debt Financing Sources may choose, and circulate similar promotional materials in the form of a “tombstone” or otherwise describing aspects of the transactions contemplated hereby and the Debt Financing.

provided, that Parent shall promptly upon receipt of a reasonably detailed invoice therefor, reimburse the Company for any reasonable and documented out of pocket expenses and costs incurred in connection with the obligations of the Company and its Subsidiaries under this Section 7.15; provided, further, except as expressly set forth herein, that nothing in this Agreement shall require the Company or its Subsidiaries to cause the delivery of (A) legal opinions or reliance letters, (B) any financial information in a form not customarily prepared by the Company with respect to such period or (C) any financial information with respect to a fiscal period that has not yet ended or has ended less than sixty (60) days prior to the date of such request (or, in the case of annual financial statements, seventy-five (75) days prior to such request).

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 7.15):

(i) nothing in this Agreement (including this Section 7.15) shall require any such cooperation to the extent that it would: (A) require the Company or any of its Subsidiaries to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing that will not be reimbursed by Parent; (B) materially interfere with the ongoing business or operations of the Company or any of its Subsidiaries; (C) require the Company or any of its Subsidiaries to enter into any agreement or other document effective prior to the Closing (other than authorization letters, confirmations and undertakings described in Section 7.15(a)(iv) or Section 7.15(a)(v)) or agree to any change or modification of any existing agreement that would be effective prior to the Closing (other than customary authorization letters); (D) require, prior to the Effective Time, the Company, any of its Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Financing; (E) require any action that would conflict with or violate the organizational documents of the Company or any of its Subsidiaries or any Laws, orders or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any material contract (including any Contract) to which the Company or any of its Subsidiaries is a party; (F) cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability; (G) provide access to or disclose information that would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries; or (H) prepare separate financial statements for any Subsidiary of the Company or change any fiscal period or prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice; and

(ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, its Subsidiaries, or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Financing (other than with respect to customary authorization letters) shall be effective until the Closing.

(c) Parent shall indemnify and hold harmless the Company and its Subsidiaries (other than with respect to any of the following that result from information furnished by the Company or its Subsidiaries) against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and third-party accountants) or settlement payment incurred as a result of such cooperation or the Financing (or, if applicable, Substitute Financing) and any information used in connection therewith; provided however, that the foregoing shall not apply to any item arising from the willful misconduct or gross negligence of the Company or any of its Subsidiaries or their respective Affiliates or Representatives. All non-public or other confidential information provided by the Company and its Affiliates and Representatives pursuant to this Section 7.15 shall be kept confidential in accordance with Section 7.3.

(d) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the reasonable best efforts of Parent require or be deemed or construed to require Parent to pay any fees in excess of those contemplated by the Debt Commitment Letter (whether to secure waiver of any conditions contained therein or otherwise).

(e) Notwithstanding anything to the contrary contained in this Agreement or any obligations of the Company or its Subsidiaries to deliver information to Parent or the Debt Financing Sources pursuant to this Section 7.15, Parent shall be responsible for delivery of all information to the Debt Financing Sources in connection with the Debt Financing.

7.16 Hedges.

(a) Upon the execution of this Agreement, the Company and its Subsidiaries shall authorize the initiation of swap agreements covering at least the time periods and amounts of oil, gas, gas basis and natural gas liquids, in each case, as set forth on Schedule 7.16 of the Company Disclosure Schedule, with any counterparty with whom it has an ISDA Master Agreement in effect and in accordance with the terms and conditions thereof (any such transaction initiated in accordance with this Section 7.16(a), a “Specified Hedging Agreement”); provided that (i) the Specified Hedging Agreements are executed solely with counterparties listed on Schedule 7.16 of the Company Disclosure Schedule as a transaction under such counterparties’ existing ISDA Master Agreement with the Company or its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries shall be required to pay to any counterparty any fee to authorize the initiation of any Specified Hedging Agreement (unless Parent promptly reimburses the Company or its applicable Subsidiary for such fee) and (iii) among other rights and obligations, the Specified Hedging Agreement provides a right of the Company or its applicable Subsidiary to terminate the transactions thereunder without requiring the consent of the counterparty if Closing does not occur.

(b) If the Company or its applicable Subsidiary has authorized the initiation of any Specified Hedging Agreement in accordance with this Section 7.16 and the proposed counterparty thereto fails to authorize the initiation of such Specified Hedging Agreement, the Company shall not be in breach of this Section 7.16 for such counterparty’s failure to authorize the initiation of such Specified Hedging Agreement; provided that (i) such counterparty’s failure to authorize the initiation of such Specified Hedging Agreement is not as a result of the Company’s (or any Subsidiary of the Company, as applicable) negligence, gross negligence, fraud or material omission; and (ii) the Company shall (or shall cause its applicable Affiliate to), (A) promptly notify Parent in writing of the failure to initiate such Specified Hedging Arrangement and (B) unless otherwise directed by Parent within twelve (12) hours of such notification, use reasonable best efforts to initiate, as promptly as practicable, an alternative Specified Hedging Agreement covering the same time period and amount as such failed Specified Hedging Arrangement, either with such proposed counterparty or with another counterparty with whom it has an ISDA Master Agreement listed on Schedule 7.16 of the Company Disclosure Schedule.

(c) Prior to the earlier of (i) the Closing and (ii) the unwinding of such Specified Hedging Agreement after the occurrence of the Unwinding Scenario, the Company or applicable Subsidiary shall (A) comply with each Specified Hedging Agreement and (B) not execute or deliver any amendment for, or waiver of any right under, any Specified Hedging Agreement, transfer any right or obligation under any Specified Hedging Agreement or terminate any Specified Hedging Agreement other than amendments (including related amendments under the trade confirmations) necessary in order to give effect to this Section 7.16.

(d) The Company shall cooperate in good faith to novate, on or prior to the Closing Date, at the request of Parent, any transactions outstanding under any ISDA Master Agreement in effect as of the date of this Agreement or entered into hereafter to one or more counterparties acceptable to Parent.

(e) Notwithstanding anything to the contrary in this Agreement, the Specified Hedging Agreements and the transactions contemplated thereby and the actions to be taken by the Parties in accordance with this Section 7.16 are an exception to, and will under no circumstance constitute a breach of, any of (i) the representations and warranties made by either Party in this Agreement or in any certificate to be delivered at Closing and (ii) the covenants contained in Section 6.1.

7.17 Transfer Taxes. To the extent that any sales, purchase, transfer, stamp, documentary stamp, registration, use or similar Taxes (including any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Effective Time), if applicable, are payable by reason of the transactions contemplated by this Agreement, such Taxes shall be borne and timely paid (or caused to be paid) by Parent.

ARTICLE VIII.

CONDITIONS TO CONSUMMATION OF THE MERGER

8.1 Mutual Closing Conditions. The respective obligations of each of the Parties to consummate the Merger are conditioned upon the satisfaction (or waiver in writing by both the Company and Parent) at or prior to the Effective Time of each of the following:

(a) This Agreement and the Merger have been approved by the affirmative vote of the holders, as of the record date for the Company Meeting, of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”).

(b) All applicable waiting periods under the HSR Act have expired or been terminated.

(c) No Law, order, judgment or injunction (whether preliminary or permanent) issued, enacted, promulgated, issued, entered or enforced by a court of competent jurisdiction or other Governmental Authority restraining, prohibiting or rendering illegal the consummation of the transactions contemplated by this Agreement is in effect.

8.2 Additional Company Conditions to Closing. The obligation of the Company to consummate the Merger is further conditioned upon the satisfaction (or waiver by the Company, to the extent permissible under applicable Law) at or prior to the Effective Time of each of the following:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement (other than the representations and warranties contained in Section 5.2) shall be true and correct at and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), without giving effect to any limitation or qualification as to the “materiality” (including the word “material”) or “Parent Material Adverse Effect” set forth therein, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 5.2 shall be true and correct in all material respects at and as of the Closing Date as if made as of such time.

(b) Each and all of the agreements and covenants of Parent and Merger Sub to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) The Company shall have received a certificate signed by the Chief Executive Officer of Parent, dated as of the Closing Date, to the effect set forth in Section 8.2(a) and Section 8.2(b).

8.3 Additional Parent Conditions to Closing. The obligation of Parent to consummate the Merger is further conditioned upon the satisfaction (or waiver by Parent, to the extent permissible under applicable Law) at or prior to the Effective Time of each of the following:

(a) (i) The representations and warranties of the Company set forth in Article IV of this Agreement (other than the representations and warranties contained in Section 4.1, Section 4.2(a), Section 4.2(b), Section 4.3, Section 4.4, Section 4.6, Section 4.10(a) and Section 4.19(a)) shall be true and correct at and as of the Closing Date, as if made as of such time, without giving effect to any limitation or qualification as to the “materiality” (including the word “material”) or “Company Material Adverse Effect” set forth therein, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties contained in the second sentence of Section 4.1 and Section 4.19(a) shall be true and correct in all material respects at and as of the Closing Date as if made at such time, (iii) the representations and warranties contained in Section 4.2(a) and Section 4.2(b) shall be true and correct (other than de minimis inaccuracies) and

(iv) the representations and warranties contained in the first sentence of Section 4.1, Section 4.3, Section 4.4, Section 4.6 and Section 4.10(a) shall be true and correct in all respects; provided, however, that representations and warranties that are made as of a particular date or period need to be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period.

(b) Each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Parent shall have received, or concurrently with the Closing shall receive, (i) evidence that all Indebtedness for borrowed money (including pursuant to the Existing Credit Facilities and all related loan documentation, but excluding the Debt Financing) of the Company and each of its Subsidiaries shall have been paid in full, all commitments to lend terminated and all Liens encumbering any of their assets released with duly executed recordable releases and terminations with respect to any and all such liens or security interests, together with customary payoff letters or similar documentation and (ii) recordable releases and terminations of any security interests or Liens in respect of hedging obligations and cash management obligations, in each case of (i) and (ii) above, in form and substance reasonably acceptable to Parent and the Debt Financing Sources.

(d) Parent shall have received a certificate signed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 8.3(a) and Section 8.3(b).

(e) The Test Indebtedness of the Company and its Subsidiaries immediately prior to the Effective Time shall be less than or equal to $760,000,000.

(f) The Second Amendment to the Term Loan remains in full force and effect and has not been amended, rescinded, modified or superseded in any respect, and no Repayment Premium (as defined therein) shall be due on account of any Additional Loan (as defined therein).

(g) Since the date of this Agreement, there has not been any change, event, development, circumstance, condition, occurrence or effect or combination of the foregoing that has resulted in, or could reasonably be expected to result in, a Company Material Adverse Effect.

ARTICLE IX.

TERMINATION

9.1 Termination of Agreement. This Agreement may be terminated prior to the Effective Time (whether before or, except as otherwise provided below, after the Company Stockholder Approval has been obtained) as follows:

(a) by the mutual written consent of the Company and Parent;

(b) by the Company or Parent if there is in effect a final nonappealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation the Merger or the other transactions contemplated hereby, or if there shall be adopted any Law that permanently makes consummation of the Merger or the other transactions contemplated hereby illegal or otherwise prohibited; provided, that the right to terminate this Agreement under this Section 9.1(b) is not available to the Company, on the one hand, or Parent, on the other hand, if such order was primarily due to the failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to perform any of its obligations under this Agreement;

(c) by Parent if (i) the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or (ii) any representation or warranty of the

Company becomes untrue, and, with respect to either (i) or (ii) above, the conditions set forth in Sections 8.3(a) or (b) would not be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or has not become true) by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by the Company of notice of such breach, failure or untruth from Parent; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to Parent if Parent or Merger Sub is in material breach of any covenant set forth in this Agreement;

(d) by the Company if (i) Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or (ii) any representation or warranty of Parent or Merger Sub becomes untrue, and, with respect to either (i) or (ii) above, the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or has not become true) by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by Parent of notice of such breach, failure or untruth from the Company provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to the Company if it is in material breach of any covenant set forth in this Agreement;

(e) by the Company or Parent if the Closing does not occur on or before the Outside Date; provided, that such failure of the Closing to occur is not due to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Party prior to Closing; provided, further, that if the Marketing Period shall have begun but not been completed by the Outside Date, then either Parent or the Company may elect to extend the Outside Date to five (5) Business Days following the expiration of the Marketing Period;

(f) by the Company or Parent if the Company Meeting has concluded and the Company Stockholder Approval has not been obtained;

(g) by Parent prior to obtaining the Company Stockholder Approval, if a Change in Recommendation has occurred;

(h) by the Company to enter into a definitive agreement relating to a Superior Proposal in accordance with Section 6.3, provided that the Company has complied with Section 9.4(c);

(i) by Parent, prior to obtaining the Company Stockholder Approval, in the event that any of the directors or executive officers of the Company shall have breached (including authorizing other persons to take actions that would constitute a breach if undertaken by directors or executive officers of the Company) in any material respect its obligations set forth in Section 6.3; or

(j) by the Company if (i) the Marketing Period has ended and all conditions set forth in Section 8.1 and Section 8.3 (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) have been satisfied, waived or waivable by the Company at the time when the Closing would have occurred in accordance with Section 2.2, (ii) the Company has irrevocably confirmed in writing to Parent (and the Company shall not have delivered written notice purporting to revoke such notice) that (A) all conditions in Section 8.1 and Section 8.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is capable of being, and is reasonably expected to be, satisfied at the Closing) or that the Company is willing to waive such condition and (B) the Company stands ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Closing by 5:00 p.m. ET on the second (2nd) Business Day following the receipt of such written notice from the Company (or on the Outside Date, if earlier) and the Company has continuously remained, ready willing and able to consummate the Closing throughout such period.

9.2 Procedure Upon Termination. In the event of termination of this Agreement by Parent or the Company, or both, pursuant to Section 9.1, written notice thereof will forthwith be given to the Other Party, and this Agreement will terminate without further action by Parent or the Company.

9.3 Effect of Termination. In the event that this Agreement is validly terminated as provided in Section 9.1, then each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination will be without liability to Parent or the Company. In the event of any such termination, the agreements and obligations of the Parties set forth in this Section 9.3, Section 9.4 and Article X hereof will survive and remain fully enforceable. In addition, except as set forth in Section 9.4, nothing in this Section 9.3 relieves any of Parent or the Company of any liability for fraud or any Willful Breach of any covenant or agreement contained herein occurring prior to termination, or as provided in the Confidentiality Agreement. In the event of fraud or a Willful Breach, the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of, or material failure to perform, this Agreement (provided that the knowledge of any officer, director, employee or Representative of such Party who would reasonably be expected to know, or after reasonable due inquiry would learn that the taking of such act or failure to take such action would be a breach of any covenant or agreement, or a material failure to perform, will be imputed to such Person).

9.4 Fees and Expenses.

(a) In the event that (i) an Alternative Proposal is publicly proposed or publicly disclosed prior to, and not publicly withdrawn without qualification at least five (5) Business Days prior to the date of the Company Meeting (or, if the Company Meeting has not occurred, prior to the termination of this Agreement pursuant to Section 9.1(c)), (ii) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(c) or Section 9.1(f) and (iii) the Company enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then the Company will pay or cause to be paid to Parent the Company Termination Fee. For purposes of this Section 9.4(a), the term “Alternative Proposal” has the meaning assigned to such term in Section 6.3(h)(i), except that the references to “20% or more” are deemed to be references to “more than 50%.”

(b) In the event this Agreement is terminated by Parent pursuant to Section 9.1(g) or Section 9.1(i), then the Company will pay to Parent, within two (2) Business Days after the date of termination, the Company Termination Fee.

(c) In the event this Agreement is terminated by the Company pursuant to Section 9.1(h), then the Company will pay to Parent, simultaneously with such termination, the Company Termination Fee.

The parties acknowledge and hereby agree that the Company Termination Fee shall not constitute a penalty but will be liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which it is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

(d) In the event this Agreement is terminated (i) by the Company pursuant to Section 9.1(d) or Section 9.1(j) or (ii) by either the Company or Parent pursuant to Section 9.1(e) and, as of the date of such termination, the Company was entitled to terminate this Agreement pursuant to Section 9.1(d) or Section 9.1(j), then in either case Parent shall pay or cause to be paid to the Company (i) the Parent Termination Fee in immediately available funds within two (2) Business Days after the date of such termination and (ii) subject to Section 9.4(e), the Unwind Reimbursement. The parties acknowledge and hereby agree that the Parent Termination Fee and Unwind Reimbursement shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Company in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

(e) Hedge Unwind Reimbursement.

(i) In the event this Agreement is terminated (A) by the Company pursuant to Section 9.1(d) or Section 9.1(j) or (B) by either the Company or Parent pursuant to Section 9.1(e) and, as of the date of such termination, the Company was entitled to terminate this Agreement pursuant to Section 9.1(d) or Section 9.1(j) (the “Unwinding Scenario”), the Company or its applicable Subsidiary may (but shall not be required to) unwind and liquidate all or any portion of the Specified Hedging Agreements and the transactions contemplated thereby in accordance with the terms of the applicable Specified Hedging Agreements. In the event the Unwinding Scenario occurs, the Company shall deliver written notice to Parent identifying the applicable Specified Hedging Agreements it (or its applicable Subsidiary) is electing to terminate either (1) concurrently with the Company’s termination notice (in the event the Company is the terminating party) or (2) within one (1) Business Day following receipt of Parent’s termination notice (in the event Parent is the terminating party). Only those Specified Hedging Agreements that the Company (or its applicable Subsidiary) elects to unwind and liquidate in such notice (the “Elected Unwind Hedges”) shall be subject to the provisions of Section 9.4(e)(ii), and all other Specified Hedging Agreements, including any Elected Unwind Hedges that are not unwound or terminated pursuant to Section 9.4(e)(ii) (the “Elected Retained Hedges”) shall instead be subject to Section 9.4(e)(iii).

(ii) In the event that the Unwinding Scenario occurs and any Elected Unwind Hedge is designated pursuant to Section 9.4(e)(i), the Company shall promptly (and in any event by the end of the fourth (4th) Business Day following the delivery of the notice set forth in Section 9.4(e)(i)) notify Parent of the aggregate net amount of early termination payments, calculated in accordance with Section 6(e) of the applicable ISDA Master Agreement, relating to the Elected Unwind Hedges due and paid by the Company under the Specified Hedging Agreements (the “Claimed Amount”), together with supporting documentation and evidence (including, but not limited to, calculation statements and payment requests from the counterparties) (the “Claim Notice”) so that Parent may verify the amounts due and owing under the Elected Unwind Hedges. Parent and the Company shall cooperate, in good faith, in resolving any disagreements concerning the size of the Claimed Amount. Following receipt of such Claim Notice, the Company shall as promptly as practicable (and in any event within eight (8) Business Days) unwind and/or terminate each of the Elected Unwind Hedges. Parent shall, upon request by the Company, pay any such termination payments due and owing by the Company (or its Subsidiary, as applicable) with respect to the Elected Unwind Hedges (such termination payments, “Elected Unwind Termination Amount”) solely to the extent that the aggregate Elected Unwind Termination Amount across all terminated transactions in accordance herewith exceeds the Parent Termination Fee due and previously paid to the Company pursuant to Section 9.1(d), provided that such amount shall not exceed the Unwind Cap (the amount payable by Parent pursuant to this Section 9.4(e)(ii), which shall not exceed the Unwind Cap, the “Unwind Reimbursement”). The Company shall provide to Parent any updated calculation statements and payment requests from the counterparties in respect of any such termination payment for Elected Unwind Hedges.

(iii) If this Agreement is terminated prior to Closing, the Company shall retain, pay, be responsible for, defend, indemnify, hold harmless and forever release Parent and its Affiliates from and against any and all liabilities or obligations with respect to any Elected Retained Hedge; provided, that, (A) in the event Closing occurs, Parent shall be entitled to and responsible for, as applicable, all revenues, gains, proceeds and liabilities related to the Specified Hedging Agreements and the transactions contemplated thereby, it being understood that all such revenues, gains and proceeds shall be the property of Parent; and (B) in the event that this Agreement is terminated in compliance with and pursuant to this Article IX, except as otherwise provided in Section 9.4(e)(ii), (1) the Company shall be entitled to and responsible for, as applicable, all revenues, gains, proceeds and liabilities related to the Specified Hedging Agreements and the transactions contemplated thereby, it being understood that all such revenues, gains and proceeds shall be the property of the Company and (2) the Company shall not be entitled to any remedy, and no Parent Related Party shall be liable to the Company for any losses or expenses incurred by the Company, in each case with respect to, any hedging transaction set forth in a Specified Hedging Agreement following such termination.

(f) Any payment of the Company Termination Fee, the Unwind Reimbursement or the Parent Termination Fee (or applicable portion thereof) will be made in cash by wire transfer of same day funds to an account designated in writing by the recipient of such payment.

(g) Each Party will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that Parent will pay the filing fees payable in connection with the filings required to be made under the HSR Act and the expenses incurred in connection with the filing, printing and mailing of any filing (other than the HSR Act filings) related to the consummation of the transactions contemplated hereby.

(h) Notwithstanding anything to the contrary in this Agreement, upon payment of the Parent Termination Fee and/or the Unwind Reimbursement from Parent (if payable pursuant to Section 9.4(d) or Section 9.4(e)) or from Sponsor or the Guarantors under the Guarantee in accordance with and subject to the terms of the Guarantee: (a) such Parent Termination Fee and/or Unwind Reimbursement shall be deemed liquidated damages and constitute the sole and exclusive remedy of the Company, its Subsidiaries, the Company Stockholders, each of their respective Affiliates and the respective Representatives of each of the foregoing (collectively, the “Company Related Parties”) against Parent, Merger Sub, the Debt Financing Sources, Sponsor and each of the forgoing Person’s former, current or future Affiliates, portfolio companies, investment vehicles, controlling persons, officers, directors, employees, equityholders, partners, members, managers, agents, representatives, successors and assigns (collectively, the “Parent Related Parties”) for, and the Company Related Parties shall be deemed to have waived all other remedies with respect to, any losses suffered as a result of the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Commitment Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise) and (b) none of the Parent Related Parties shall have any further Liability relating to or arising out of this Agreement or the transactions contemplated herein. No Company Related Party shall be entitled to bring, and the Seller shall cause all other Company Related Parties not to bring, and shall in no event support, facilitate or encourage, the bringing of any Proceeding (under any legal theory, whether sounding in law or in equity (in each case whether for breach of contract, in tort or otherwise)) against a Parent Related Party with respect to, arising out of, or in connection with, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Commitment Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise), other than a Proceeding to seek to obtain the Parent Termination Fee and/or Unwind Reimbursement or injunction, specific performance or other equitable relief solely to the extent provided in Section 10.11, and the Company shall cause any such Proceeding pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination. Notwithstanding anything to the contrary in this Agreement (including this Section 9.4(h)), if the Parent Termination Fee and/or the Unwind Reimbursement is/are paid to the Company, under no circumstances will any Company Related Party, or the Company Related Parties in the aggregate, be entitled to monetary damages or monetary remedies for any claims, damages or other losses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Commitment Letters to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith, in excess of the amount of the Parent Termination Fee and, under circumstances where it is required to be paid pursuant to Section 9.4(e), the Unwind Reimbursement. Notwithstanding the foregoing, nothing in this Section 9.4(h) shall be in any way limit or modify the rights of Parent and its Affiliates under the Debt Commitment Letter or the obligations of the Debt Financing Sources under the Debt Commitment Letter.

(i) Without limiting the foregoing, if the Company fails to effect the Closing for any or no reason or otherwise breaches this Agreement or fails to perform hereunder (in any case, whether willfully, intentionally, unintentionally or otherwise), and in each case the Closing has not occurred, in no event shall Parent seek or permit to be sought any monetary damages from the Company in connection with this Agreement or any of the transactions contemplated hereby, other than (without duplication) from the Company to the extent provided in Section 9.4(a), Section 9.4(b) and Section 9.4(c) (provided, that in such case, the aggregate amount payable under this Agreement or in connection with the transactions contemplated hereby shall not exceed an amount equal to the portion of the Company Termination Fee that has not already been paid, if any).

(j) Without limiting the foregoing, if Parent fails to effect the Closing for any or no reason or otherwise breaches this Agreement or fails to perform hereunder (in any case, whether willfully, intentionally, unintentionally or otherwise), and in each case the Closing has not occurred, in no event shall the Company seek or permit to be sought any monetary damages from any Parent Related Party in connection with this Agreement or any of the transactions contemplated hereby, other than (without duplication) (i) from Parent to the extent provided in Section 9.4(d) and Section 9.4(e) and (ii) to the extent that the Parent Termination Fee and/or the Unwind Reimbursement has/have not been paid in full by Parent in accordance with Section 9.4(d) and/or Section 9.4(e), from Sponsor or the Guarantors in accordance with the Guarantee (provided, that in such case, the aggregate amount payable under this Agreement or in connection with the transactions contemplated hereby shall not exceed an amount equal to the portion of the Parent Termination Fee and/or the Unwind Reimbursement that has not already been paid, if any).

(k) Each of the Parties hereto acknowledges that the provisions of this Section 9.4 are an integral part of the transactions contemplated hereby and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. If a Party fails to promptly pay the amount due by it pursuant to this Section 9.4, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, the Other Party commences a suit that results in a final and non-appealable judgment for such Party for such amount, the defaulting Party shall pay the Other Party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit.

(l) The Parties acknowledge and agree that in no event will Parent or the Guarantors be required to pay the Parent Termination Fee or the Unwind Reimbursement on more than one occasion. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion.

(m) As used herein, (i) “Company Termination Fee” means a cash amount equal to $25,000,000 and (ii) “Parent Termination Fee” means a cash amount equal to $35,000,000.

ARTICLE X.

MISCELLANEOUS

10.1 Amendment or Supplement; Waiver.

(a) At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective boards of directors; provided, however, that following receipt of the Company Stockholder Approval, there will be no amendment or change to the provisions of this Agreement that by Law would require further approval by the Company Stockholders without such approval.

(b) At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the Other Party hereto, (ii) waive any inaccuracies in the representations and warranties of the Other Party contained herein or in any document, certificate or writing delivered pursuant hereto by the Other Party or (iii) subject to the proviso in Section 10.1(a) waive compliance with any of the agreements or conditions of the Other Party hereto contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at Law or in equity.

(c) Notwithstanding anything to the contrary contained in this Agreement, Section 10.1, Section 10.6, Section 10.10(b), Section 10.11 and Section 10.13 (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) may not be amended, supplemented, waived or terminated in a manner that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter.

10.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed, original counterpart hereof.

10.3 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware; provided that, with respect to any enforcement of Section 10.10, the Laws specified therein or Section 10.13 shall govern and control.

10.4 Notices. All notices and other communications hereunder will be in writing and deemed given if (a) delivered personally to the party to be notified; (b) received when sent by e-mail or by facsimile transmission by the party to be notified, provided that notice given by e-mail or by facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the methods described in this Section 10.4 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail or facsimile or any other method described in this Section 10.4; or (c) delivered by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, with confirmation of delivery, in each case, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

(a)	If to Parent or Merger Sub, to:

c/o Citizen Energy Operating, LLC

320 S. Boston Ave, Suite 900

Tulsa, Oklahoma 74103

Attention: Tim Helms

E-mail: Tim@ce2ok.com

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

E-mail: ryan.maierson@lw.com

Facsimile: (713) 546-5401

(b)	If to the Company, to:

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

Attention: David Edwards

Email: david.edwards@roanresources.com

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill

       Alan Beck

E-mail: sgill@velaw.com; abeck@velaw.com

Facsimile: (713) 615-5956

Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Other Party; provided that each of Parent and Merger Sub may collaterally assign their respective rights under this Agreement, in whole or in part, to any Debt Financing Source; provided, further, that no such assignment will relieve Parent or Merger Sub of its obligations hereunder. Any purported assignment not permitted under this Section 10.5 shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

10.6 Entire Understanding; No Third-Party Beneficiaries. This Agreement, together with the documents and instruments referred to herein, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and supersedes all prior agreements and understandings on such matters (except for the Confidentiality Agreement and the Guarantee) other than as set forth in this Agreement. The provisions of this Agreement are binding upon, inure to the benefit of the Parties hereto and, subject to Section 10.5, their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns, except (a) as provided in Section 7.8 (which will be to the benefit of the Persons referred to in such Section), (b) as provided in Section 7.15(c) (which will be to the benefit of the Persons referred to in such Section), (c) as provided in Section 7.17 (which will be to the benefit of the former owners of the Company), (d) notwithstanding anything herein to the contrary, the Debt Financing Sources shall be express third party beneficiaries of Section 10.1, this Section 10.6, Section 10.10(b), Section 10.11, and Section 10.13 (and any other provisions of this Agreement reflecting the agreements in the foregoing Sections), and each of such Sections shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections, (e) Section 10.10 (which is intended to benefit the Persons described therein), (f) Section 9.4(e), Section 9.4(h), Section 9.4(j), Section 9.4(k), Section 9.4(m) and Section 10.11 (which are intended to benefit the Parent Related Parties), (g) Section 9.4(j) (which is intended to benefit the Company Related Parties) and (h) for, following the Effective Time, the rights of holders of shares of Company Common Stock to receive the Merger Consideration.

10.7 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.8 Jurisdiction.

(a) Except as specified in Section 10.10 or Section 10.13, the Parties hereto submit to the personal jurisdiction of, and hereby irrevocably and unconditionally agree that any and all claims arising under or with respect to this Agreement shall be exclusively heard and determined in, the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware). The parties hereto agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

(b) Except as specified in Section 10.10 or Section 10.13, each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in the chosen courts and the defense of an inconvenient forum to the maintenance of such claim in any such court.

10.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.10 No Recourse.

(a) Except as specified in Section 10.10(b), this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or other Representative of any Party hereto has any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of or by reason of the transactions contemplated by this Agreement.

(b) Notwithstanding anything herein to the contrary, Company agrees that Company and Company Stockholders shall not have any claim against any Debt Financing Source (or any of its respective former, current or future general or limited partners, stockholders, managers, members, agents, Representatives, Affiliates, successors or assigns (collectively, “Debt Finance Related Parties”)) nor shall any Debt Financing Source or any Debt Finance Related Parties have any liability whatsoever to the Company or Company Stockholders, in connection with the Debt Financing or in any way relating to this Agreement or any of the transactions contemplated hereby, whether at law, in equity, in contract, in tort or otherwise, in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Debt Financing Source or Debt Finance Related Party. Notwithstanding anything to the contrary in this Agreement, (i) no amendment or modification to this Section 10.10(b) (or amendment or modification with respect to any related definitions as they affect this Section 10.10(b)) shall be effective without the prior written consent of each Debt Financing Source and Debt Finance Related Party and (ii) each Debt Financing Source and Debt Finance Related Party shall be an express third party beneficiary of, and shall have the right to enforce, this Section 10.10(b). Each of the Parties hereto agrees that Section 10.13 shall apply in relation to this Section 10.10 with respect to Debt

Financing Sources. This Section 10.10(b) is intended to benefit and may be enforced by the Debt Financing Sources and the Debt Finance Related Parties.

10.11 Specific Performance.

(a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 10.11(a) in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11(a), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Notwithstanding Section 10.11(a) or anything else to the contrary in this Agreement, the Company shall be entitled to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger including causing Parent and Merger Sub to enforce the terms of the Equity Commitment Letter (or any similar equity financing commitment) and the Equity Financing contemplated therein by a decree of specific performance if, and only if, (i) all of the conditions set forth in Section 8.1 and Section 8.3 (other than (x) those conditions that by their nature are to be satisfied at the Closing (or are capable of being, and are reasonably expected to be, satisfied at the Closing) or (to the extent permissible under applicable Law) waived in accordance with this Agreement or (y) those conditions that have not been satisfied as a result of any material breach of this Agreement by Parent or Merger Sub) have been satisfied at the time when the Closing would have occurred in accordance with Section 2.2, (ii) the Company has irrevocably confirmed in writing that it is ready, willing and able to consummate the transactions contemplated by this Agreement, (iii) the full amount of the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iv) the Marketing Period has ended and Parent and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and payment of the Parent Termination Fee, provided that the Company may commence Actions for both in the alternative. For the avoidance of doubt, the parties hereto further agree that (1) by seeking the remedies provided for in this Section 10.11, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.11 are not available or otherwise are not granted, and (2) nothing set forth in this Section 10.11 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.11 prior or as a condition to exercising any termination right under Article IX (and pursuing the Parent Termination Fee after such termination to the extent permitted in accordance with this Agreement), nor shall the commencement of any legal proceeding pursuant to this Section 10.11 or anything set forth in this Section 10.11 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article IX.

10.12 Survival. None of the representations, warranties, agreements and covenants in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that the terms of Article I and this Article X, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the consummation of the Merger. If this Agreement is terminated prior to the Closing, the agreements of the Parties in Sections 7.5, 9.2, 9.3 and 9.4, and this Article X will survive such termination. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

10.13 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties: (a) agrees that all actions (whether in law or in equity and whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder against the Debt Financing Sources shall be subject to the exclusive jurisdiction of any federal court in the Borough of Manhattan, New York, New York and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, and such action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws, (b) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any action (whether in law or in equity and whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder against any Debt Financing Source in any forum other than any federal court in the Borough of Manhattan, New York, New York, (c) irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action in any such court, (d) irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury in any action brought against the Debt Financing Sources directly or indirectly arising out of, under or in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 10.13 and the provisions of Section 10.1(c), Section 10.10(b), Section 10.11 and Section 10.13 (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) and (f) under no circumstances shall any Party to this Agreement be entitled to recovery from any Debt Financing Source any consequential, indirect, punitive, exemplary or special damages arising out of or relating to the transactions contemplated by this Agreement or the Debt Financing.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

CITIZEN ENERGY OPERATING, LLC

By:	/s/ Robbie Woodard

Name:	Robbie Woodard

Title:	Manager

CITIZEN ENERGY PRESSBURG INC.

By:	/s/ James R. Woods

Name:	James R. Woods

Title:	Manager

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

ROAN RESOURCES, INC.

By:	/s/ Joseph A. Mills

Name:	Joseph A. Mills

Title:	Executive Chairman

Signature Page to Agreement and Plan of Merger

Exhibit A

Third Amended and Restated Certificate of Incorporation of the Company

[See Attached]

A-A-1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROAN RESOURCES, INC.

FIRST

The name of the corporation (the “Corporation”) is Roan Resources, Inc.

SECOND

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100 shares, all of which are Common Stock with a par value of $0.01.

FIFTH

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation.

SIXTH

Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

SEVENTH

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article SEVENTH shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

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EIGHTH

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent, or in any other capacity while serving as a director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Article EIGHTH or otherwise.

The rights to indemnification and advancement of expenses under this Article EIGHTH shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article EIGHTH, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

If a claim for indemnification under this Article EIGHTH (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article EIGHTH is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (1) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable

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standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

The rights conferred on any Covered Person by this Article EIGHTH shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation, the bylaws of the Corporation, any agreement or vote of stockholders or disinterested directors or otherwise.

This Article EIGHTH shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Article EIGHTH may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated. The Corporation hereby acknowledges and agrees that (1) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Article EIGHTH, (2) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Article EIGHTH, whether created by law, organizational or constituent documents, contract or otherwise, (3) any obligation of any persons with whom or which a Covered Person may be associated to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (4) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated or insurer of any such person and (5) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

NINTH

Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this express reservation.

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Annex B

FORM OF

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2019, by and among Citizen Energy Operating, LLC, a Delaware limited liability company (“Parent”), Citizen Energy Pressburg Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Roan Resources, Inc., a Delaware corporation (the “Company”) and the undersigned holders (each, a “Holder” and collectively, the “Holders”) of shares of Class A common stock, par value $0.001 per share (“Company Common Stock”), of the Company. The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub and the Company (as may be amended from time to time in accordance with this Agreement, the “Merger Agreement”), Merger Sub will be merged with and into the Company with the Company surviving as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Holder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock as indicated opposite such Holder’s name on Schedule I attached hereto (the “Shares”);

WHEREAS, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (as of the record date for the Company Meeting) is a condition to the consummation of the Merger; and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s, Merger Sub’s and the Company’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING;

GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. Each Holder hereby agrees that, from the date of this Agreement and until the Expiration Time (as defined in Article V), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company Stockholders, however called, each Holder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Shares owned by such Holder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares owned by such Holder (whether beneficially or of record):

(a) with respect to each meeting at which a vote of Holders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed for approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;

(b) against any Alternative Proposal, without regard to the terms of such Alternative Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, that would reasonably be expected, or the effect of which would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance of its obligations under this Agreement, including any of the following: (i) any extraordinary transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of all or substantially all of the assets of the Company, or a reorganization, recapitalization or liquidation of the Company; or (iii) any material change in the present capitalization or distribution policy of the Company or any amendment or other change to the Company Charter, Company Bylaws or other organizational documents of the Company or its Subsidiaries, excluding, in each such case, (A) any action, agreement or transaction that is approved in writing by Parent, (B) the Merger and (C) any other transaction that is expressly contemplated by or provided for in the Merger Agreement;

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, that would result in the failure of any condition set forth in Section 8.1 or Section 8.2 of the Merger Agreement to be satisfied, or of such Holder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions expressly contemplated by the Merger Agreement, including the Merger and any adjournment or postponement of the Company Meeting (clauses (a) through (e) of this Section 1.1, the “Required Votes”).

Section 1.2 Restrictions on Transfers. Each Holder hereby agrees that, from the date hereof until the Expiration Time, it shall not, directly or indirectly, except in connection with the consummation of the Merger or as provided in clauses (x) or (y) in this Section 1.2, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by distributions in kind, by operation of Law or otherwise), any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, (c) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Holder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Holder herein untrue or incorrect in any material respect applicable or (d) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (a), (b) or (c); provided, however, a Holder may: (x) transfer Shares to Affiliates or to a trust established for the benefit of the Holder or any of its Affiliates if, as a condition to such transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such transfer; (y) transfer Shares with Parent’s prior written consent; or (z) encumber, pledge or hypothecate the Shares pursuant to Liens that will be discharged at or prior to the Effective Time (provided, that (i) such Holder retains the right to vote such Shares for so long as such Shares remain encumbered, pledged or hypothecated and not foreclosed upon in connection with a default by the Holder and (ii) any foreclosure, or transfer in lieu of foreclosure, of shares subject to an encumbrance, pledge or hypothecation shall be deemed a transfer of the Shares pursuant to this Section 1.2, and as a condition to such transfer, the party seeking to foreclose shall agree in writing to be bound by this Agreement and deliver a copy of such executed written Agreement to Parent prior to the consummation of such transfer). Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in any Holder. Any sale, transfer, assignment, tender, pledge, hypothecation or other disposition in violation of this Section 1.2 shall be null and void.

ARTICLE II

NO SOLICITATION; CAPACITY

Section 2.1 No Solicitation.

(a) Each Holder will, and will cause its Subsidiaries and its and their respective directors, officers, and employees, and will use reasonable best efforts to cause their respective other Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person (other than Parent and Merger Sub) conducted heretofore or that may be ongoing with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, and request the return or destruction of all confidential information previously provided to such Persons by or on behalf of such Holder or its Subsidiaries. Each Holder agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 2.1. Except as permitted by this Section 2.1, each Holder will not, and will cause its Subsidiaries and its and their respective directors, officers and employees, and will use reasonable best efforts to cause their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its or the Company’s stockholders, that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (ii) participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any Person any information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iii) approve, endorse or recommend (or propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iv) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; or (v) resolve or agree to do any of the foregoing. Without limiting the foregoing, the parties hereby acknowledge and agree that a breach in any respect of the restrictions in this Section 2.1 applicable to such Holder by any of such Holder’s Affiliates and its and their Representatives, to the extent acting at such Holder’s direction, shall be deemed to be a breach of this Section 2.1 by such Holder.

(b) In addition to the obligations of each Holder set forth in this Section 2.1, each Holder will promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing of any Alternative Proposal or any offer, proposal or request for discussions or negotiations regarding an Alternative Proposal (and any changes thereto) or non-public information relating to the Company or any of its Subsidiaries that could reasonably be expected to lead to or in connection with an Alternative Proposal, including the identity of the Person making the Alternative Proposal or offer, proposal, inquiry or request and (i) if it is in writing, a copy of any such Alternative Proposal or inquiry, request, offer or proposal and any related draft agreements or (ii) if not made in writing, the material terms and conditions of any such Alternative Proposal. Such Holder will keep Parent reasonably informed on a prompt basis of material developments with respect to any such Alternative Proposal, including material changes to the status and materials terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof).

(c) To the extent the Company complies with its obligations under Section 6.3(b) of the Merger Agreement and participates in discussions or negotiations with a Person regarding an Alternative Proposal, any Holder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company can act under Section 6.3(b) of the Merger Agreement.

Section 2.2 Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Holder, or any affiliate, employee or designee of a Holder, who is a director or officer of the Company or any of its Subsidiaries from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries’, in the Holder’s, or its affiliate’s, employee’s or designee’s, sole discretion on any matter. In this regard, a Holder shall not be deemed to make any agreement or understanding in this Agreement in such Holder’s capacity as a director or officer of the Company. Each Holder is executing this Agreement solely in the Holder’s capacity as a beneficial holder of Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE HOLDERS

Section 3.1 Representations and Warranties. Each Holder severally and not jointly represents and warrants to Parent, Merger Sub and the Company as follows:

(a) As of the date of this Agreement and except as disclosed in the Holders’ Schedule 13G or 13D filed with the SEC or in the Company SEC Documents: (i) such Holder is the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the number of Shares indicated opposite such Holder’s name on Schedule I hereto; (ii) such Holder has good title to such Shares free and clear of any Liens (other than Permitted Liens); (iii) such Holder has sole unrestricted voting power with respect to such Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares; and (iv) none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares to the extent such Shares have voting rights. The number of Shares indicated opposite such Holder’s name on Schedule 1 are the only equity interests in the Company beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by such Holder as of the date of this Agreement, and such Holder neither holds nor has any beneficial ownership in any other equity interests in the Company.

(b) If such Holder is an entity, such Holder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted. The consummation of the transactions expressly contemplated by this Agreement are within such Holder’s entity power and have been duly authorized by all necessary entity actions on the part of such Holder. Such Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(c) This Agreement has been duly and validly executed and delivered by such Holder. Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

(d) The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of its obligations under this Agreement will not: (i) violate any Law applicable to such Holder or such Holder’s Shares, (ii) except as may be required by the rules and regulations of the NYSE, the Securities Act, and applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, give rise to any right of termination, cancellation or acceleration under, result in the creation of any Lien on any of the Shares, or constitute a default (with or without the giving of notice or the lapse of time or both) under, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, or decree or other instrument binding on such Holder or any applicable Law, or (vii) if such Holder is an entity, violate any provision of any charter, bylaw or other organizational document of such Holder.

(e) As of the date of this Agreement there is no Proceeding pending against, or to the knowledge of such Holder, threatened against such Holder or any of such Holder’s properties or assets (including the Shares) that would reasonably be expected to prevent, delay or impair the consummation by such Holder of the transactions contemplated by this Agreement, or otherwise impair such Holder’s ability to perform its obligations under this Agreement.

(f) Such Holder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Holder’s own choosing. Such Holder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution, delivery and performance of this Agreement.

(g) No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder for which the Company, Parent or Merger Sub would be responsible, except as expressly set forth in the Merger Agreement.

Section 3.2 Covenants. Each Holder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent (including pursuant to Section 262 of the DGCL) in respect of such Holder’s Shares that may arise with respect to the Merger;

(b) agrees to promptly notify Parent of the number of any additional Shares acquired by such Holder or any of its Subsidiaries after the date hereof and prior to the Expiration Time; and, for the avoidance of doubt, any such Shares shall be subject to the terms of this Agreement as though owned by such Holder on the date hereof;

(c) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (other than in connection with any breach of this Agreement by Parent, Merger Sub or the Company) or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement;

(d) agrees, from the date hereof until the Expiration Time, Holder will not, and will not permit any entity under Holder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent and Merger Sub; and

(e) shall and does authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares); provided, however, that the Company or its counsel further notifies the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Shares following the Expiration Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Section 4.1 Representations and Warranties of Parent and Merger Sub1. . Each of Parent and Merger Sub represents and warrants to each Holder and the Company as follows:

(a) Each of Parent and Merger Sub is duly incorporated and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted. The consummation of the transactions expressly contemplated by this Agreement are within each of Parent’s and Merger Sub’s entity power and have been duly authorized by all necessary entity actions on the part of each of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions expressly contemplated by this Agreement.

(b) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub. Assuming the due authorization, execution and delivery by Holder of this Agreement, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

(c) The execution and delivery of this Agreement by each of Parent and Merger Sub, and the performance by Parent and Merger Sub of its respective obligations hereunder, does not violate: (i) any Law to which such party is subject; or (ii) any charter, bylaw or other organizational document of Parent or Merger Sub.

(d) To the knowledge of Parent and Merger Sub, there is no Proceeding pending against, or threatened in writing against Parent or Merger Sub that would prevent, delay or impair the consummation by Parent or Merger Sub of the transactions expressly contemplated by this Agreement, or otherwise impair its ability to perform its respective obligations hereunder.

ARTICLE V

TERMINATION; DISCLOSURE

Section 5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to and in compliance with Section 9.1 therein; (c) the date of any modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, that reduces the amount, changes the form of consideration payable, or otherwise adversely affects such Holder of the Company in any material respect; (d) a Change in Recommendation as permitted by and in compliance with Section 6.3 of the Merger Agreement; (e) the effectiveness of a written agreement executed by the parties to this Agreement to terminate this Agreement or (f) the election of any Holder to terminate this Agreement if the Effective Time has not occurred on or before April 7, 2020 (the earliest of such times, the “Expiration Time”). Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Upon the valid termination or expiration of this Agreement in accordance with this Section 5.1, no party shall have any further obligations or liabilities under this Agreement; provided that any party’s liability resulting from a breach of this Agreement prior to the Expiration Time shall survive the termination of this agreement.

Section 5.2 Disclosure. Subject to the terms of this Section 5.2, each Holder shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any other transactions expressly contemplated by the Merger Agreement, such

Holder’s identity and ownership of Shares and the nature of such Holder’s commitments, arrangements, and understandings under this Agreement. The Company, Parent or Merger Sub, as applicable, shall give the Holders reasonable advance notice prior to any such disclosure or publication and provide at the same time a copy of any such disclosure or publication to the Holders to the extent reasonably practicable and permitted by applicable Law. Each of Parent and Merger Sub shall accept all reasonable comments provided by the Holder with respect to any such disclosure or publication. Each Holder acknowledges that, subject to the terms of this paragraph, Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Each Holder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Holder shall become aware that any such information shall have become false or misleading in any material respect. Except as required by applicable Law, no Holder shall make any public announcement regarding this Agreement, the Merger Agreement or the Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Nothing in this Agreement shall prohibit any Holder from amending any Schedule 13D or Schedule 13G in respect of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses. All fees, costs and expenses (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 6.2 Notices. All notices and other communications hereunder will be in writing and deemed given if (a) delivered personally to the party to be notified; (b) received when sent by e-mail or by facsimile transmission by the party to be notified, provided that notice given by e-mail or by facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the methods described in this Section 6.2 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail or facsimile or any other method described in this Section 6.2; or (c) delivered by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, with confirmation of delivery, in each case, to the parties at the addresses listed below (or at such other address for a Party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

If to Parent or Merger Sub, to:

c/o Citizen Energy Operating, LLC

320 S. Boston Ave., Suite 900

Tulsa, Oklahoma 74103

Attn: Tim Helms

Email: Tim@ce2ok.com

With a copy to (which does not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

Email:     Ryan.maierson@lw.com

If to Holders:

[                ]

Attention: [                ]

Email: [                ]

With a copy to (which does not constitute notice):

[                ]

Attention: [                ]

Email: [                ]

If to the Company:

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

Attention: David Edwards

Email: david.edwards@roanresources.com

With a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill

                  Alan Beck

Email: sgill@velaw.com; abeck@velaw.com

Section 6.3 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, Merger Sub, each Holder and the Company and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement by any party shall be deemed a waiver of any other provision by such party, nor shall any such waiver be deemed a continuing waiver of any provision by such party. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon the parties and their respective successors and assigns.

Section 6.4 Assignment. Except as set forth in Section 1.2, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators, and other legal representatives, as the case may be. This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Affiliate of Parent, so long as Parent remains liable for its obligations hereunder.

Section 6.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.6 Entire Agreement. This Agreement, together with Schedule I, the Merger Agreement and the other documents and certificates delivered pursuant hereto and thereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 6.7 No Third-Party Beneficiaries. Subject to Section 6.4, the provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 6.8 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or proceeding arising out of or relating to this Agreement or any of the transactions expressly contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery located in Wilmington, Delaware and any appellate court therefrom (the “Chosen Courts”); (b) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.2; and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. A final non-appealable judgment from the Chosen Courts in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 6.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.10 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance its terms or was otherwise breached. Accordingly, the parties shall be entitled to specific performance, in addition to any other remedy to which they are entitled at law or in equity, for any breach or threatened breach of this Agreement. The parties to this Agreement acknowledge that the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. The parties agree that the non-breaching party may seek (and the breaching party hereby agrees not to contest the non-breaching party’s ability to obtain) the equitable remedy of injunctive relief including, without limitation, an injunction or injunctions to prevent and enjoin such breaches in the Chosen Courts. In any Proceeding for specific performance, the parties will waive the defense of adequacy of a remedy at law, and the parties waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 6.10.

Section 6.11 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Eastern time.

Section 6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.13 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, all of which will be considered one and the same agreement. This Agreement and any amendments will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each of the parties also agrees that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract. Each party waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 6.14 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, as determined by a final judgment of a court of competent jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties to this Agreement unless and until: (a) the Merger Agreement is executed by the Parent, Merger Sub and the Company; and (b) this Agreement is executed by all parties to this Agreement.

Section 6.16 Non-Recourse. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities and persons that are expressly identified as parties in their capacities as such. No former, current or future equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party to this Agreement, or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection with this Agreement. Without limiting the rights of any party against the other parties to this Agreement, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, or make any claims for breach of this Agreement against, any Non-Recourse Party. Nothing in this Agreement precludes the parties or any Non-Recourse Parties from exercising any rights, and nothing in this Agreement shall limit the liability or obligations of any Non-Recourse Party, in each case under the Merger Agreement or any other agreement to which they are specifically a party or an express third party beneficiary thereof. This Section 6.16 is subject to, and does not alter the scope or application of, Section 6.10.

Section 6.17 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Holder. Neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Holder in the voting of any of the Shares, except as otherwise provided in this Agreement.

Section 6.18 Holder Obligations Several and Not Joint. The obligations of each Holder hereunder shall be several and not joint, and no Holder shall be liable for any breach of the terms of this Agreement by any other Holder.

Section 6.19 Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. Accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

***Signature Pages Follow***

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CITIZEN ENERGY OPERATING, LLC

By:

Name:
Title:

CITIZEN ENERGY PRESSBURG INC.

By:

Name:
Title:

Signature Page to Voting Agreement

ROAN RESOURCES, INC.

By:

Name: David M. Edwards
Title: Chief Financial Officer

Signature Page to Voting Agreement

[HOLDER]

By:

Name:
Title:

[HOLDER]

By:

Name:
Title:

Signature Page to Voting Agreement

SCHEDULE I

Holder and Address	Shares
[Holder]	[ ]
[Holder]	[ ]

Schedule I-1

Annex C

Opinion of Citigroup Global Markets Inc.

October 1, 2019

The Board of Directors

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of Class A common stock of Roan Resources, Inc. (“Roan”), other than as specified herein, of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Agreement”) proposed to be entered into among Citizen Energy Operating, LLC (“Citizen”), a wholly owned subsidiary of Citizen Energy Holdings, LLC (“Citizen Parent”), Citizen Energy Pressburg Inc., a wholly owned subsidiary of Citizen (“Merger Sub”), and Roan. As more fully described in the Agreement, (i) Merger Sub will be merged with and into Roan (the “Merger”), with Roan as the surviving corporation, and (ii) each outstanding share of Class A common stock, par value $0.001 per share, of Roan (“Roan Common Stock”) will be converted pursuant to the Merger into the right to receive $1.52 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we reviewed an execution version, provided to us on September 30, 2019, of the Agreement and held discussions with certain senior officers, directors and other representatives of Roan concerning the business, operations and prospects of Roan. We reviewed certain publicly available and other business and financial information provided to and/or discussed with us by the management of Roan, including certain financial forecasts and other information and data relating to Roan provided to and/or discussed with us by the management of Roan and certain publicly available future commodity price estimates and assumptions reviewed and discussed with the management of Roan. We also reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of Roan Common Stock; the financial condition and certain historical and projected financial and operating data of Roan; the capitalization of Roan; and the capital resources available to Roan. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of Roan. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management and other representatives of Roan that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data that we have been directed to utilize in our analyses, we have been advised by the management of Roan, and we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to, and are a reasonable basis upon which to evaluate, the future financial performance of Roan and the other matters covered thereby. With respect to the future commodity price estimates and assumptions that we have been directed to utilize in our analyses, we have assumed, with your consent, that they are a reasonable and appropriate basis upon which to evaluate the matters covered thereby. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us.

The Board of Directors

Roan Resources, Inc.

October 1, 2019

We have relied, at your direction, upon the assessments of the management of Roan as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, and acquisition, drilling, completion, production, and development activities and exploration projects, of Roan and related expenditures, and capital funding requirements for Roan’s operations, (ii) the potential impact on Roan of macroeconomic, geopolitical, market, competitive, seasonal, cyclical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which Roan operates, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, and (iii) Roan’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships. We have assumed, with your consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

We have not made or, except for certain reserve reports relating to Roan, been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Roan or any other entity nor have we made any physical inspection of the properties or assets of Roan or any other entity. We do not conduct or provide geological, environmental or other technical assessments and are not experts in the evaluation of oil, natural gas liquids or natural gas reserves or properties and we express no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of Roan or any other entity. We have not evaluated the solvency or fair value of Roan or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to the potential impact on Roan or any other entity of any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Roan or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We are not expressing any view or opinion as to the prices at which Roan Common Stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Representatives of Roan have advised us, and we also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the execution version reviewed by us. We are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Roan or the Merger, and we have relied, with your consent, upon the assessments of representatives of Roan as to such matters.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of Roan held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. Our opinion does not address any terms (other than the

The Board of Directors

Roan Resources, Inc.

October 1, 2019

Merger Consideration to the extent expressly specified herein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any voting agreements, derivatives arrangements or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Roan to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Roan or the effect of any other transaction which Roan might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, and the industries in which Roan operates, have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on Roan or the Merger.

Citigroup Global Markets Inc. has acted as financial advisor to Roan in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion and the principal portion is contingent upon consummation of the Merger. Roan also has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Roan and/or certain of its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the approximately past two years, having acted or acting as administrative agent and/or letter of credit issuer for, and as a lender under, certain credit facilities of Roan. As you also are aware, we in the past acted as financial advisor to Citizen Energy II, LLC, to which Roan’s significant stockholder, Roan Holdings, LLC, is the successor-in-interest, in connection with certain reorganization transactions that resulted in the formation of Roan, for which services we received compensation. As you further are aware, although we and our affiliates have not provided investment banking, commercial banking or other similar financial services to Citizen Parent during the past two years for which we and our affiliates received compensation, we and our affiliates in the future may provide such services to Citizen Parent and/or its affiliates for which services we and our affiliates would expect to receive compensation. In addition, as you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Warburg Pincus LLC (“Warburg Pincus”), a financial sponsor of Citizen Parent, and/or certain of its affiliates and portfolio companies, as applicable, for which services we and our affiliates have received and expect to receive compensation, including, during the approximately past two years, having acted or acting as (i) financial advisor to Warburg Pincus in connection with acquisition and combination transactions involving certain portfolio companies of Warburg Pincus, (ii) joint bookrunner, co-manager or administrative agent for equity and debt offerings of certain portfolio companies of Warburg Pincus and (iii) lead or joint arranger, sole bookrunner, lead structuring advisor and/or facility agent for, and/or as a lender under, credit facilities of certain portfolio companies of Warburg Pincus. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Roan, Citizen Parent and certain portfolio companies of Warburg Pincus and/or their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates)

The Board of Directors

Roan Resources, Inc.

October 1, 2019

may maintain relationships with Roan, Citizen Parent, Citizen, Warburg Pincus and certain of its portfolio companies and/or their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Roan (in its capacity as such) in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Roan Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

Annex D

Opinion of Jefferies LLC

October 1, 2019

The Board of Directors

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

The Board of Directors:

We understand that Roan Resources, Inc., a Delaware corporation (“Roan”), Citizen Energy Operating, LLC (“Citizen”), a Delaware limited liability company and wholly owned subsidiary of Citizen Energy Holdings, LLC (“Citizen Parent”), and Citizen Energy Pressburg Inc., a Delaware corporation and wholly owned subsidiary of Citizen (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, among other things, (i) Merger Sub will be merged with and into Roan (the “Merger”) and (ii) each outstanding share of Class A common stock, par value $0.001 per share, of Roan (“Roan Common Stock”) will be converted in the Merger into the right to receive $1.52 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by holders of Roan Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed an execution version, provided to us on September 30, 2019, of the Agreement;

(ii)	reviewed certain publicly available financial and other information regarding Roan and certain publicly available future commodity price estimates and assumptions;

(iii)

reviewed certain information furnished to us by the management of Roan relating to the business, operations and prospects of Roan, including financial forecasts and estimates provided by the management of Roan;

(iv)	held discussions with members of the senior management of Roan concerning the matters described in clauses (ii) and (iii) above and the capital resources available to Roan;

(v)

considered the fact that Roan publicly announced that it was reviewing strategic alternatives and also considered that discussions were undertaken at the direction of Roan with selected third parties to solicit indications of interest in the possible acquisition of, or combination involving, Roan;

(vi)	reviewed the stock trading price history and implied trading multiples for Roan and compared them with those of certain publicly traded companies that we deemed relevant in evaluating Roan;

(vii)	compared the proposed financial terms of the Merger with publicly available financial terms of certain other transactions that we deemed relevant in evaluating the Merger; and

(viii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Roan or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the management and other representatives of Roan that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we did not

The Board of Directors

Roan Resources, Inc.

October 1, 2019

obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of Roan or any other entity and, except for certain reserve reports relating to Roan, we have not been furnished with, and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of Roan or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims, audits, investigations or other proceedings to which Roan is or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the financial forecasts and estimates relating to Roan that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Roan as to the future financial performance of Roan and the other matters covered thereby. With respect to the publicly available future commodity price estimates and assumptions that we have been directed to utilize for purposes of our analyses and opinion, we have been advised, and we have assumed, that they are reasonable and appropriate for purposes of our analyses or opinion. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based.

We have relied upon the assessments of the management of Roan as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, and acquisition, drilling, completion, production and development activities and exploration projects, of Roan and related expenditures, and capital funding requirements for Roan’s operations, (ii) the potential impact on Roan of market, competitive, seasonal, cyclical, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which Roan operates, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, and (iii) Roan’s existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, and the industry in which Roan operates, have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on Roan or the Merger.

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Roan or the Merger and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to Roan and/or the Board of Directors of Roan (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Roan or the Merger and legal, regulatory, accounting and tax consequences to Roan or its securityholders of the terms of, and transactions contemplated by, the Agreement and related

The Board of Directors

Roan Resources, Inc.

October 1, 2019

documents. We express no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of Roan or any other entity. We have assumed that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Roan or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Agreement, when signed by the parties thereto, will not differ from the execution version reviewed by us in any respect meaningful to our analyses or opinion.

Our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to Roan, nor does it address the underlying business decision by Roan to engage in the Merger or the terms of the Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any voting agreements, derivatives arrangements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to holders of Roan Common Stock (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of Roan held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. We have not been asked to, and our opinion does not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of Roan or any other party. We express no view or opinion as to the prices at which shares of Roan Common Stock may trade or otherwise be transferable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.

It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view. Our opinion does not constitute a recommendation as to how the Board or any securityholder should vote or act with respect to the Merger or any other matter.

We have been engaged to act as a financial advisor to Roan in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. In addition, Roan has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

As you are aware, although we and our affiliates have not provided financial advisory or financing services to Roan unrelated to the Merger or to Citizen Parent during the past two years for which we and our affiliates received compensation, we and our affiliates may in the future provide such services to Roan, Citizen Parent or their respective affiliates, for which services we and our affiliates would expect to receive compensation. As you also are aware, we in the past acted as financial advisor to Linn Energy, Inc. in connection with certain reorganization transactions that resulted in the formation of Roan, for which services we received compensation.

The Board of Directors

Roan Resources, Inc.

October 1, 2019

As you further are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide financial advisory and financing services to Warburg Pincus LLC (“Warburg Pincus”), a financial sponsor of Citizen Parent, and/or certain of its affiliates and portfolio companies, as applicable, for which services we and our affiliates have received and would expect to receive compensation, including, during the approximately past two years, having acted or acting as (i) financial advisor to certain portfolio companies of Warburg Pincus in connection with disposition transactions, (ii) sole or joint lead arranger for credit facilities of certain portfolio companies of Warburg Pincus and (iii) joint bookrunner for a debt offering of a portfolio company of Warburg Pincus. In addition, in the ordinary course of business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Roan, Citizen Parent and certain portfolio companies of Warburg Pincus and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Roan Common Stock (other than, as applicable, Citizen, Merger Sub and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

Annex E

ANNEX E—SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, §256, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)    Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)    In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF ROAN RESOURCES, INC.

Date: , 2019
Time: (Central Standard Time)
Place:
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends you vote FOR following:
1:

Proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2019 (as may be amended from time to time, the “Merger Agreement”), by and among Roan Resources, Inc., a Delaware corporation (the “Company”), Citizen Energy Operating, LLC, a Delaware limited liability company (“Citizen”) and Citizen Energy Pressburg Inc., a Delaware corporation and a wholly-owned subsidiary of Citizen (“Merger Sub”).

For ☐	Against ☐	Abstain ☐
2:

Proposal to approve, by a non-binding advisory vote, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the merger of Merger Sub with and into the Company, as contemplated by the Merger Agreement.

☐	☐	☐
3:

Proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

☐	☐	☐
NOTE: The proxies will vote in their discretion upon any other business properly brought before the meeting, or any adjournments or postponements of the meeting.
To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed.	☐

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Special Meeting of Roan Resources, Inc. to be held on , 2019 for Holders as of Monday, October 28, 2019 This proxy is being solicited on behalf of the Board of Directors
INTERNET Go To www.proxypush.com/ROAN	VOTE BY:	TELEPHONE 866-230-8409

• Cast your vote online.		OR	•	Use any touch-tone telephone.
• View meeting documents.			•	Have your Proxy Card/Voting Instruction Form ready.
		MAIL	•	Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned stockholder(s) of Roan Resources, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement and hereby appoint(s) Richard A. Gideon and David M. Edwards, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Roan Resources, Inc., to be held on                 , 2019, at         , Central Standard Time at         , and at any adjournment or postponement thereof, and to vote all shares of Class A common stock that the undersigned would be entitled to vote if present at the meeting, on all matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PROXY TABULATOR FOR
ROAN RESOURCES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Revocable Proxy — Roan Resources, Inc.
Special Meeting of Stockholders
, 2019 (Central Standard Time) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Roan Resources, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement and hereby appoint(s) Richard A. Gideon and David M. Edwards, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Roan Resources, Inc., to be held on                         , 2019, at         , Central Standard Time at         , and at any adjournment or postponement thereof, and to vote all shares of Class A common stock that the undersigned would be entitled to vote if present at the meeting, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

CONTINUED AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE.